As filed with the Securities and Exchange Commission on August 3, 2007

Registration No. 333-141528

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 3 TO

FORM SB-2

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AKRON RIVERVIEW CORN PROCESSORS, LLC

(Name of small business issuer in its charter)

Iowa	2860	20-8276631
State or jurisdiction of	Primary Standard Industrial	I.R.S. Employer Identification No.
incorporation or organization	Classification Code Number

4808 F Avenue
Marcus, Iowa 51035
(712) 376-2800
(Address and telephone number of principal executive offices and principal place of business)

Stephen Roe, Chief Executive Officer
4808 F Avenue
Marcus, Iowa 51035
(712) 376-2800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

William E. Hanigan
Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C.
666 Grand Avenue, Suite 2000
Des Moines, Iowa 50309-2510
(515) 242-2400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class	Maximum number of	Proposed maximum	Proposed maximum
of securities to be	units to be	offering price per	aggregate offering	Amount of
registered	registered	unit	price	registration fee
Membership Units	100,000	$1,000	$100,000,000	$3,070	(1)

(1)          Determined pursuant to Section 6(b) of the Securities Act of 1933 and Fee Rate Advisory #6 for Fiscal Year 2007, and Rule 457(o) of Regulation C.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                The information in this prospectus is not complete and may be changed. The securities offered by this prospectus may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is neither an offer to sell these securities nor a solicitation of an offer to buy these securities in any state where an offer or sale is not permitted.

Preliminary Prospectus

Dated August 2, 2007

Akron Riverview Corn Processors, LLC
an Iowa Limited Liability Company
[Effective Date]

The Securities being offered by Akron Riverview Corn Processors, LLC are Class B Limited Liability Company Membership Units

Minimum Offering Amount	$70,000,000
Maximum Offering Amount	$100,000,000
Minimum Number of Class B Units Offered	70,000
Maximum Number of Class B Units Offered	100,000

Offering Price: $1,000 per Unit
Minimum Purchase Requirement: Twenty-five Units ($25,000)
Additional Purchases in Increments of One (1) Unit

We are offering Class B limited liability company membership units in Akron Riverview Corn Processors, LLC, a development-stage Iowa limited liability company. We intend to use the offering proceeds to develop, construct and operate a 100 million gallon per year dry mill corn-processing ethanol manufacturing plant in Plymouth County, Iowa near the City of Akron, Iowa. We estimate the total project, including operating capital, will cost approximately $202,500,000. We expect to use debt financing to complete project capitalization. The offering will end no later than [twelve months from the effective date of this registration statement]. If we sell the maximum number of units prior to [twelve month date], the offering will end on or about the date that we sell the maximum number of units. We may also end the offering any time after we sell the minimum number of units and prior to [twelve month date]. In addition, if we abandon the project for any reason prior to [twelve month date], we will terminate the offering and return offering proceeds to investors, including nominal interest less escrow fees. Proceeds from subscriptions for the units will be deposited in an interest-bearing escrow account under a written escrow agreement. We will not release funds from the escrow account until we have satisfied specific conditions.  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.  These securities are speculative securities and involve a significant degree of risk. You should read this prospectus including the “RISK FACTORS” beginning on page 8. You should consider these risk factors before investing in us.

•                  Your investment in us will be an investment in illiquid securities;

•                  Our units will not be listed on a national exchange and are subject to restrictions on transfer;

•                  No public market or other market for the units now exists or is expected to develop; and

•                  Our directors and officers will be selling our units without the use of an underwriter; and

•                  You should not assume that we will sell the 70,000 minimum number of units only to unaffiliated third party investors. We may sell units to affiliated investors, such as directors and officers, or institutional investors that may acquire enough units to influence the manner in which we are managed. There is no limit on the number of units that affiliated investors may acquire, and they may acquire units in order to achieve our minimum offering threshold, if necessary.  These investors may influence our business in a manner more beneficial to them than to other investors.

EXHIBITS
Articles of Organization	Appendix A
Operating Agreement	Appendix B
Form of Subscription Agreement	Appendix C

PROSPECTUS SUMMARY

This summary only highlights selected information from this prospectus and may not contain all of the information that is important to you. You should carefully read the entire prospectus, the financial statements, and attached exhibits before you decide to invest in us.

The Company

Akron Riverview Corn Processors, LLC (“ARCP”) was formed as an Iowa limited liability company on November 27, 2006 for the purpose of developing a project to build and operate a 100 million gallon per year dry mill corn-processing ethanol plant in Plymouth County, Iowa near Akron. We are a development-stage company with no prior operating history. We do not expect to generate any revenue until we begin operating the plant. Our ownership interests are represented by membership interests, which are designated as units. We have two classes of units: Class A and Class B.  The units being offered in this offering are Class B units.  Our principal address and location is 4808 F Avenue, Marcus, Iowa 51035. Our telephone number is (712) 376-2800.

The Offering

Minimum number of units offered

70,000 Class B units. You should not assume that we will sell the 70,000 minimum number of units only to unaffiliated third party investors. We may sell units to affiliated investors, such as directors and officers, or institutional investors that may acquire enough units to influence the manner in which we are managed. There is no limit on the number of units that affiliated investors may acquire, and they may acquire units in order to achieve our minimum offering threshold, if necessary. These investors may influence our business in a manner more beneficial to them than to other investors.

Maximum number of units offered	100,000 Class B units

Purchase price per unit	$1,000

Minimum purchase amount	Twenty-Five Class B units ($25,000)

Additional Purchases	One Class B unit increments

Maximum purchase amount

You may purchase any number of additional Class B units. There are currently 27,500 Class A units outstanding and no Class B units outstanding. If we sell the minimum number of Class B units offered, the maximum number of Class B units you may purchase is 70,000 units. If we sell the maximum number of Class B units offered, the maximum number of Class B units you may purchase is 100,000 units.

Use of proceeds	The purpose of this offering is to raise equity to help fund the construction and start-up costs of a 100 million gallon dry mill corn-processing ethanol plant to be located in Plymouth County, Iowa.

Offering start date

We expect to start selling Class B units as soon as possible following the declaration of effectiveness of this registration statement by the Securities and Exchange Commission and the applicable states in which we register.

Offering end date

The offering will end no later than [twelve month date]. If we sell the maximum number of Class B units prior to [twelve month date], the offering will end on or about the date that we sell the maximum number of Class B units. We may also end the offering any time after we sell the minimum number of Class B units and prior to [twelve month date]. In addition, if we abandon the project for any reason prior to [twelve month date], we will terminate the offering and return offering proceeds to investors, including nominal interest less escrow fees.

Units issued and outstanding if min. sold	27,500(1) Class A units and 70,000 Class B units.

Units issued and outstanding if max. sold	27,500(1) Class A units and 100,000 Class B units.

States in which we plan to register	Iowa, Nebraska and South Dakota.

Risk Factors	See “Risk Factors” beginning on page 8 of this prospectus for a discussion of factors that you should carefully consider before deciding to invest in our units.

(1) Comprised of 27,500 Class A units currently issued and outstanding to LSCP, LLLP.

We may offer or sell our Class B units in other states in reliance upon exemptions from the registration requirements of the laws of those other states. We may also decide to register our Class B units in additional states. The directors and officers identified on page 8 of this prospectus will offer the securities on our behalf directly to investors without the assistance of an underwriter.

The Project

If we are able to fully capitalize the project as described below, we will use the offering proceeds to build and operate a 100 million gallon per year dry mill corn-processing ethanol manufacturing plant in northwest Iowa in Plymouth County near the City of Akron. Ethanol is an alcohol that can be burned in engines like gasoline. Ethanol can be blended with gasoline as an oxygenate to decrease harmful emissions and meet clean air standards. We plan to build an ethanol plant with a nameplate capacity of 100 million gallons of denatured (fuel-grade) ethanol per year. Ethanol plants grind up the entire corn kernel, sending the non-fermentable corn oil, protein and fiber to the distillery along with starch. These components, which make up one third of the kernel, remain after the starch is converted to alcohol and are dried and sold as distillers grains, also known by the acronyms DDG or DDGS (Distillers Dried Grains or Distillers Dried Grains with Solubles). Distillers grains are typically sold as a nutrient-rich ingredient for animal feed. Although the nameplate capacity would be 100 million gallons per year, it is not unusual for plants to produce in excess of this capacity and we expect our plant to do the same. According to the engineering specifications from our anticipated design-builder, Fagen, Inc., we anticipate that on an annual basis, the plant may be able to produce a little more than 100 million gallons of ethanol and 330,000 tons per year of 10% moisture DDGS. While we believe our production estimates are reasonable, we can offer no assurances that our plant will produce in excess of 100 million gallons of ethanol per year.

We have entered into a non-binding letter of intent with Fagen, Inc. of Granite Falls, Minnesota for the design and construction of our proposed ethanol plant for a price of $129,505,000, subject to construction cost index increases and surcharges. See “DESCRIPTION OF BUSINESS – Design-Build Team” for detailed information about our non-binding letter of intent with Fagen, Inc.

Construction of the project is expected to take 18-20 months after construction commences. Our anticipated completion date is currently scheduled for spring 2009. The anticipated completion date in spring 2009 assumes that we are able to complete the organization of our financing arrangements, including this offering and debt financing in less than 12 months after the effective date of this registration statement. If we are not able to complete the equity offering and arrange debt financing in less than 12 months after the effective date of our registration statement, our plant will likely not be complete by spring 2009. Fagen, Inc.’s commitments to build other plants may also delay construction of our plant and postpone our start-up date. Except for our non-binding letter of intent with Fagen, Inc., we do not have any binding or non-binding agreements with any contractor or supplier for labor or materials necessary to construct the plant.

Our Financing Plan

We estimate the total project will cost approximately $202,500,000. We expect that the design and construction of the plant will cost approximately $129,505,000, with additional start-up and development costs of approximately $72,995,000. This is a preliminary estimate based primarily upon the experience of our anticipated general contractor, Fagen, Inc. with other plants it has built and the experience of LSCP, LLLP, our sole member. We expect our estimate to change as we continue to develop the project. We expect to capitalize our project using a combination of equity and debt to supplement a subscription of $19,999,900 by LSCP, LLLP in exchange for 27,500 Class A units to fund our development, organizational and offering expenses. We intend to raise a minimum of

$70,000,000 and a maximum of $100,000,000 of additional equity through this offering. See “MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION – Project Capitalization.”

Depending on the level of equity raised in this offering and the amount of any bond financing and/or grants we may be awarded, we will need to obtain debt financing ranging from approximately $82,500,100 to $112,500,100 in order to supplement LSCP, LLLP’s subscription of $19,999,900 and fully capitalize the project. We estimated the range of debt financing we will need by subtracting the minimum and maximum amount of equity in this offering and the $19,999,900 capital contribution we expect to receive from LSCP, LLLP from the estimated total project cost.  We have entered into negotiations with potential lenders, however, we have not yet obtained any commitment or agreement for debt financing.

Financial Information

We are a development-stage company with no operating history and no revenues. Please see “SELECTED FINANCIAL DATA” for a summary of our finances and the index to our financial statements for our detailed financial information.

Membership in Akron Riverview Corn Processors and Our Operating Agreement

If you purchase 25 or more of our Class B units, you will become a member in ARCP and your rights as a member will be governed by our operating agreement. We have two classes of units:  Class A and Class B.  Each Class A member will have one vote per Class A unit owned on a limited number of issues, such as dissolving the company, the sale of all or substantially all of the company’s assets and amending the operating agreement.  The number of directors on our board of directors ranges from 7 to 17,  We currently have 12 directors on our board of directors.  Class B members purchasing 15,000 or more Class B units in this offering shall be entitled to appoint one (1) director to the Company’s board of directors and Class B members purchasing 40,000 or more Class B units will be entitled to appoint two (2) directors to the Company’s board of directors.  All other Class B members will have one vote per unit on a limited number of issues such as dissolving the company, the sale or disposition of all or substantially all of the company’s assets and amending the company’s articles of organization.  Subject to the special right of appointment for certain Class B members, owners of Class B units will not be entitled to elect directors unless LSCP, LLLP is no longer a Class A member or holds less than 5% of the outstanding units (Class A units and Class B units combined) in the Company.  The special right of appointment for certain Class B members is not affected if LSCP, LLLP’s special right of appointment ceases.  Generally we will allocate our profits and losses based upon the ratio each unit holder’s units bear to total units outstanding.

In the opinion of our counsel, Brown, Winick, Graves, Gross, Baskerville and Schoenebaum, P.L.C. of Des Moines, Iowa, we  will be treated as a partnership for federal income tax purposes. As such, we will not pay any federal income taxes at the company level and will instead allocate net income to unit holders. Our unit holders must then include that income in his or her taxable income regardless of distributions made to unit holders.

The transfer of units is restricted by our operating agreement, which, except in limited circumstances, does not allow unit transfers until substantial operations of the ethanol plant begin. Once substantial operations of the ethanol plant have begun, certain unit transfers will be permitted. However, our units will not be listed on any national exchange and may not be readily traded due to certain restrictions imposed by tax and securities laws. Please see “SUMMARY OF OUR OPERATING AGREEMENT” and “FEDERAL TAX CONSEQUENCES OF OWNING OUR UNITS.”

Suitability of Investors

Investing in the units offered hereby involves a high degree of risk. Due to the high degree of risk, you cannot invest in this offering unless you meet the following suitability test: (1) You have annual income from whatever source of at least $65,000 and you have a net worth of at least $65,000 exclusive of home, furnishings and automobiles; or (2) you have a net worth of at least $175,000 exclusive of home, furnishings and automobiles. For married persons, the tests will be applied on a joint husband and wife basis regardless of whether the purchase is made by one spouse or the husband and wife jointly.

Units will be sold only to persons that meet these and other specific suitability requirements. Even if you represent that you meet the required suitability standards, the board of directors reserves the right to reject any portion or all of your subscription for any reason, including if the board determines that the units are not a suitable investment for you. See “PLAN OF DISTRIBUTION – Suitability of Investors.”

Subscription Period and Procedures

The offering will end no later than [twelve months from the effective date of this registration statement]. If we sell the maximum number of Class B units prior to [twelve months from the effective date], the offering will end on or about the date that we sell the maximum number of Class B units. We may also end the offering any time after we sell the minimum number of Class B units and prior to [twelve months from the effective date of this registration statement]. In addition, if we abandon the project for any reason prior to [twelve months from the effective date of this registration statement], we will terminate the offering and promptly return offering proceeds to investors, including nominal interest on your investment less escrow fees. We may continue to offer any remaining Class B units to reach the maximum number to be sold until the offering closes. We reserve the right to cancel or modify the offering, and to reject subscriptions for Class B units in whole or in part. Additionally, in our sole discretion, we may also determine that it is not necessary to sell all available Class B units.

Before purchasing any Class B units, you must read and complete the subscription and signature page of our operating agreement, pay 10% of your total investment into our escrow account and sign a promissory note and security agreement for the remaining 90% balance of the purchase price.

Once you have executed the subscription agreement, you will not be able to withdraw funds from escrow, sell or transfer your units or otherwise cancel the subscription agreement. Any time after we sell the minimum aggregate offering amount of $70,000,000, we may give written demand for payment and you will have 20 days to pay the balance of the purchase price. If you fail to pay the balance of the purchase price, you will forfeit your 10% cash deposit and you will not be entitled to any ownership interest in ARCP. If we acquire sufficient equity cash proceeds to release funds from escrow prior to your initial investment, then you must pay the full purchase price at the time of subscription for the total number of units you wish to purchase. See “PLAN OF DISTRIBUTION – Subscription Period” and “PLAN OF DISTRIBUTION – Subscription Procedures.”

Escrow Procedures

Proceeds from subscriptions for the units will be deposited in an interest-bearing escrow account that we plan to establish with a banking institution. We do not have a definitive escrow agreement with any banking institution but we have identified possible escrow banks and we expect to enter into an escrow agreement with a banking institution in the near future.

We expect that we will not release funds from the escrow account until specific conditions are satisfied. See “PLAN OF DISTRIBUTION – Escrow Procedures” for the conditions we expect to be required of us before we release funds from escrow.

IMPORTANT NOTICES TO INVESTORS

This prospectus does not constitute an offer to sell or the solicitation of an offer to purchase any securities in any jurisdiction in which, or to any person to whom, it would be unlawful to do so.

Investing in our units involves significant risk. Please see “RISK FACTORS” to read about important risks you should consider before purchasing units in ARCP. No representations or warranties of any kind are intended or should be inferred with respect to economic returns or tax benefits of any kind that may accrue to the investors of the securities.

These securities have not been registered under the securities laws of any other state other than the states of Iowa, Nebraska and South Dakota and may be offered and sold in other states only in reliance on exemptions from the registration requirements of the laws of those other states.

In making an investment decision, investors must rely upon their own examination of the entity creating the securities and the terms of the offering, including the merits and risks involved. Investors should not invest any funds in this offering unless they can afford to lose their entire investment. There is no public market for the resale of the units in the foreseeable future. Furthermore, state securities laws and our operating agreement place substantial restrictions on the transferability of the units. Investors should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time.

During the course of the offering of the units and prior to the sale of the units, each prospective purchaser and his or her representatives, if any, are invited to ask questions of, and obtain additional information from, our representatives concerning the terms and conditions of this offering, us, our business, and other relevant matters. We will provide the requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense. Prospective purchasers or representatives having questions or desiring additional information should contact us at (712) 376-2800, or at our business address: Akron Riverview Corn Processors, LLC, c/o Little Sioux Corn Processors, 4808 F Avenue, Akron, Iowa 51035.

If you would like more information, please contact the following directors and officers who are offering our units on behalf of the Company:

NAME	POSITION	PHONE NUMBER
Steve Roe	Chief Executive Officer	(712) 376-2800
Gary Grotjohn	Chief Financial Officer	(712) 376-2800
Myron Pingel	Vice Chairman and Director	(712) 225-2167
Tim Ohlson	Secretary and Director	(712) 443-8816
Verdell Johnson	Director	(712) 436-2215
Vince Davis	Director	(712) 299-1212

RISK FACTORS

The purchase of units involves substantial risks and the investment is suitable only for persons with the financial capability to make and hold long-term investments not readily converted into cash. Investors must, therefore, have adequate means of providing for their current and future needs and personal contingencies. Prospective purchasers of the units should carefully consider the risk factors set forth below, as well as the other information appearing in this prospectus, before making any investment in the units. Investors should understand that there is a possibility that they could lose their entire investment in us.

Risks Related to the Offering

If we fail to sell the minimum number of units, the offering will fail and your investment may be returned to you with nominal interest or no interest.

We may not be able to sell the minimum amount of units required to close on this offering. We must sell at least 70,000 units to close the offering. If we do not sell at least 70,000 units by [twelve months from the effective date of this registration statement], we cannot close the offering and must return investors’ money with nominal or no interest, less expenses for escrow agency fees. This means that from the date of your investment, you may earn a nominal rate of return on the money you deposit with us in escrow. If escrow fees exceed interest, investments may be returned without interest, but you will receive no less than the purchase price you paid for the units. We do not expect the termination date to be later than [twelve months from effective date of this prospectus].

We are not experienced in selling securities and no one has agreed to assist us or purchase any units that we cannot sell ourselves, which may result in the failure of this offering.

We are making this offering on a “best efforts” basis, which means that we will not use an underwriter or placement agent and if we are unsuccessful in selling the minimum aggregate offering amount by [twelve months from the effective date of this registration statement], we will be required to return your investment. We have no firm commitment from any prospective buyer to purchase our units and there can be no assurance that the offering will be successful. We plan to offer the units directly to investors by registering our securities in the states of Iowa, Nebraska and South Dakota. We plan to advertise in local media in these states and by mailing information to area residents. We may also hold informational meetings throughout these states. Our officers and directors have significant responsibilities in their primary occupations in addition to trying to raise capital. Officers Steve Roe and Gary Grotjohn and Directors Myron Pingel, Tim Ohlson, Verdell Johnson and Vince Davis will be selling our units. See “BUSINESS EXPERIENCE OF OUR DIRECTORS AND OFFICERS.”

Each of the directors and officers involved in the sale of our units believes that he will be able to devote a significant portion (10-20 hours per week) of his time to the offering. Nonetheless, the time that these directors spend on our activities may prove insufficient to result in a successful equity offering.

These individuals have minimal broker-dealer experience and minimal experience with public offerings of securities. There can be no assurance that our directors and officers will be successful in securing investors for the offering.

Proceeds of this offering are subject to promissory notes due after the offering is closed and investors unable to pay the 90% balance on their investment may have to forfeit their 10% cash deposit.

As much as 90% of the total offering proceeds of this offering could be subject to promissory notes that may not be due until after the offering is closed. If we sell the minimum number of units by [twelve months from the effective date of this registration statement], we will be able to close the offering. Nonetheless, we will not be able to release funds from escrow until the notes are paid off and the cash proceeds in escrow equal or exceed $70,000,000, we have received a written debt financing commitment, the escrow agent provides an affidavit to each requiring state securities department in which we have registered our securities for sale stating that the escrow agreement requirements have been satisfied, and when required, the state securities commissioners have consented to release of the funds on deposit in each state.

The success of our offering will depend on the investors’ ability to pay the outstanding balances on these promissory notes. We may choose to wait to call for payment on the notes for a variety of reasons related to construction and development of the project. If we wait to call the balance on the notes for a significant period of time after we sell the minimum, the risk of nonpayment on the notes may increase. In order to become a member in ARCP, each investor must, among other requirements, submit a check in the amount of 10% of the total amount due for the number of units for which subscription is sought, and a promissory note for the remaining 90% of the total amount due for the units. Payment under the promissory notes will be due within 20 days of the date of our notice that our sales of units, including the amounts owed under the promissory notes, have exceeded the minimum escrow deposit of $70,000,000. We will take a security interest in the units. We intend to retain the initial payment and seek damages from any investor who defaults on the promissory note obligation. This means that if you are unable to pay the 90% balance of your investment within 20 days of our notice, you may have to forfeit your 10% cash deposit and we may seek damages against you. Accordingly, the success of the offering depends on the payment of these amounts by the obligors.

Investors will not be allowed to withdraw their investments, which means that you should invest only if you are willing to have your investment unavailable to you for an indefinite period of time.

Absent a rescission offer tendered by ARCP, investors will not be allowed to withdraw their investments for any reason. We do not anticipate making a rescission offer. If our offering succeeds, and we convert your cash investment into units of ARCP, your investment will be denominated in our units until you transfer those units. There are significant transfer restrictions on our units. You will not have a right to withdraw from ARCP and demand a cash payment from us. Therefore, your investment may be unavailable to you for an indefinite period of time.

Risks Related to the Units

Investors in this offering will have limited or no control over our board of directors.

Our operating agreement provides that for so long as LSCP, LLLP is a Class A member and owns at least 5% of the issued and outstanding units (Class A units and Class B units combined) of the Company, LSCP, LLLP is entitled to appoint all directors to our board of directors, subject to a special right of appointment for certain Class B members who purchase at least 15,000 Class B units in this registered offering.  Each Class B member who purchases a minimum of 15,000 Class B units in this registered offering is entitled to appoint one (1) director to ARCP’s board of directors.  Each Class B member who purchases a minimum of 40,000 units in this registered offering is entitled to appoint two (2) directors to our board of directors.  Our operating agreement provides for seven (7) to seventeen (17) directors on our board of directors.  We currently have 12 directors on our board of directors.  Each director appointed by LSCP, LLLP or a Class B member with a special right of appointment shall serve indefinitely at the pleasure of the appointing member.  We expect that LSCP, LLLP’s right and the rights of those Class B members with a special right of appointment will remain in place unless and until the members of ARCP amend the operating agreement of the Company to remove the provision.  The unanimous approval of all Class A members is required to amend the operating agreement to remove the provision and we expect that due to LSCP, LLLP’s ownership of all Class A units, such an amendment would be difficult to accomplish.  Little Sioux Corn Processors, LLC (Little Sioux) is LSCP, LLLP’s general partner and controls the management of LSCP, LLLP.  As general partner of LSCP, LLLP, Little Sioux appointed the board of directors of ARCP on LSCP, LLLP’s behalf.  Little Sioux may seek to influence our business in a manner more beneficial to them than to other investors.

There has been no independent valuation of the units, which means that the units may be worth less than the purchase price.

The per unit purchase price has been determined by us without independent valuation of the units. We established the offering prices based on our estimate of capital and expense requirements, not based on perceived market value, book value, or other established criteria. We did not obtain an independent appraisal opinion on the valuation of the units. The units may have a value significantly less than the offering prices and there is no guarantee that the units will ever obtain a value equal to or greater than the offering price.

No public trading market exists for our units and we do not anticipate the creation of such a market, which means that it will be difficult for you to liquidate your investment.

There is currently no established public trading market for our units and an active trading market will not develop despite this offering. To maintain partnership tax status, you may not trade the units on an established securities market or readily trade the units on a secondary market (or the substantial equivalent thereof). We therefore, do not expect that we will apply for listing of the units on any national securities exchange or on the NASDAQ Stock Market. As a result, you will not be able to readily sell your units.

Public investors will experience immediate and substantial dilution as a result of this offering.

LSCP, LLLP paid substantially less per unit to purchase Class A units than the current public offering price for Class B units. Accordingly, if you purchase Class B units in this offering, you will experience immediate and substantial dilution of your investment. In exchange for initially capitalizing the Company, in February 2007, we issued to LSCP, LLLP 15,000 Class A units at a price of $666.66 per unit and 12,500 Class A units at a price of $800 per unit. Based upon the 27,500 Class A units issued and outstanding as of March 31, 2007, and based upon the issuance and sale of the minimum number of Class B units (70,000) at the public offering price of $1,000 per unit, you will incur immediate dilution of $81.84 in the net tangible book value per unit if you purchase units in this offering. If we sell the maximum number of Class B units (100,000) at the public offering price of $1,000 per unit, you will incur immediate dilution of $62.59 in the net tangible book value per unit if you purchase units in this offering.

We have placed significant restrictions on transferability of the units, limiting an investor’s ability to withdraw from the company.

The units are subject to substantial transfer restrictions pursuant to our operating agreement. In addition, transfers of the units may be restricted by state and/or federal securities and tax laws and regulations. As a result, you may not be able to liquidate your investment in the units and, therefore, may be required to assume the risks of investment in us for an indefinite period of time. See “SUMMARY OF OUR OPERATING AGREEMENT.”

To help ensure that a secondary market for our units does not develop, our operating agreement prohibits certain transfers without the approval of our board of directors. The board of directors will not approve these transfers unless they fall within “safe harbors” contained in the publicly-traded partnership rules under the tax rules and regulations, which include, without limitation, the following:

•                  transfers by gift to the member’s spouse or descendants;

•                  transfer upon the death of a member;

•                  transfers between family members; and

•                  transfers that comply with “qualifying matching services” requirements.

There is no assurance that an investor will receive cash distributions which could result in an investor receiving little or no return on his or her investment.

Distributions are payable at the sole discretion of our board of directors, subject to the provisions of the Iowa Limited Liability Company Act, our operating agreement and the requirements of our creditors. We do not know the amount of cash that we will generate, if any, once we begin operations. Cash distributions are not assured, and we may never be in a position to make distributions. See “DESCRIPTION OF MEMBERSHIP UNITS.” Our board may elect to retain future profits to provide operational financing for the plant, debt retirement and possible plant expansion or the construction of additional plants. This means that you may receive little or no return on your investment and be unable to liquidate your investment due to transfer restrictions and lack of a public trading market. This could result in the loss of your entire investment.

These units will be subordinate to company debts and other liabilities, resulting in a greater risk of loss for investors.

The units are unsecured equity interests and are subordinate in right of payment to all our current and future debt. This means that, in the event of our insolvency, liquidation, dissolution or other winding up of our affairs, all of our debts, including winding-up expenses, must be paid in full before any payment is made to the holders of the units. In the event of our bankruptcy, liquidation, or reorganization, there is no assurance that there would be any remaining funds after the payment of all our debts for any distribution to the holders of the units.  Further, if there is, it is paid ratably which means you may only get a small percentage of your investment back, if any.

The presence of members holding 30% or more of the outstanding units is required to take action at a meeting of our members.

In order to take action at a meeting, a quorum of members holding at least 30% of the outstanding units must be represented in person, by proxy or by mail ballot. See “SUMMARY OF OUR OPERATING AGREEMENT.” Assuming a quorum is present, members take action by a vote of the majority of the units represented at the meeting and entitled to vote on the matter. The requirement of a 30% quorum protects the company from actions being taken when less than 30% of the members have not considered the matter being voted upon. However, this also means that the unit holders of a minority of outstanding units (roughly 15%) could pass a vote and take an action which would then bind all unit holders. Conversely, the requirement of a 30% quorum also means that members will not be able to take actions which may be in the best interests of the Company if we cannot secure the presence in person, by proxy, or by mail ballot of members holding 30% or more of the outstanding units.

Risks Related to Our Financing Plan

Even if we raise the minimum amount of equity in this offering, we may not obtain the debt financing necessary to construct and operate our ethanol plant, which would result in the failure of the project and ARCP and the potential loss of your investment.

Our financing plan requires a significant amount of debt financing. We do not have contracts or commitments with any bank, lender, governmental entity, underwriter or financial institution for debt financing. We have not yet obtained any commitments for equity, debt or bond financing and there are no guarantees that we will be able to secure sufficient capital for the project.

We will not release funds from escrow until we secure a written debt financing commitment sufficient to construct and commence operations of the ethanol plant. If, for any reason, debt financing on acceptable terms is not available to us, we will be forced to abandon our business plan and return your investment from escrow plus nominal interest less a deduction for escrow agency fees. Depending on the level of equity raised in this offering, we expect to require approximately $82,500,100 to $112,500,100 (less any grants we are awarded and any bond financing we can procure) in senior or subordinated long-term debt from one or more commercial banks or other lenders. Because the amounts of equity, bond financing and grant funding are not yet known, the exact amount and nature of total debt is also unknown. If we do not sell the minimum amount of units, the offering will not close. Even though we must receive a debt financing commitment as a condition of closing escrow, the agreements to obtain debt financing are not required to be and may not be fully negotiated when we close on the escrow agreement. Therefore, there is no assurance that we will obtain a binding commitment, or if it is received, that it will be on terms acceptable to us. If agreements to obtain debt financing are arranged and executed, we expect that we will be required to use the funds raised from this offering prior to receiving the debt financing funds.

If we decide to spend equity proceeds and begin plant construction before we have fulfilled all of the loan commitment conditions, signed binding loan agreements or received loan proceeds, we may be unable to close the loan and you may lose all of your investment.

If we sell the minimum number of Class B units prior to [one year from the effective date of this registration statement] and satisfy the other conditions of releasing funds from escrow, including obtaining a non-binding written debt financing commitment, we may decide to begin spending the equity proceeds from this offering to begin plant construction or for other project-related expenses. If we begin spending equity proceeds and are subsequently unable to close the loan, we may have to seek another debt financing source or abandon the project. If that happens, you could lose some or all of your investment.

If we successfully release funds from escrow but are unable to close our loan, we may decide to hold your investment while we search for alternative debt financing sources, which means your investment will continue to be unavailable to you and may decline in value.

We must obtain a written debt financing commitment prior to releasing funds from escrow. However, a debt financing commitment does not guarantee that we will be able to successfully close the loan. If we fail to close the loan, we may choose to seek alternative debt financing sources. While we search for alternative debt financing, we may continue to hold your investment in another interest-bearing account. Your investment will continue to be unavailable while we search for alternative debt financing. It is possible that your investment will decline in value while we search for the debt financing necessary to complete our project, and the decline could be substantial.

Future loan agreements with lenders may hinder our ability to operate the business by imposing restrictive loan covenants, which could delay or prohibit us from making cash distributions to our unit holders.

The debt load necessary to implement our business plan will result in substantial debt service requirements. These debt service requirements could have important consequences which could hinder our ability to operate, including our ability to:

•                  Incur additional indebtedness;

•                  Make capital expenditures or enter into lease arrangements in excess of prescribed thresholds;

•                  Make distributions to unit holders, or redeem or repurchase units;

•                  Make certain types of investments;

•                  Create liens on our assets;

•                  Utilize the proceeds of asset sales; and

•                  Merge or consolidate or dispose of all, or substantially all, of our assets.

In the event that we are unable to pay our debt service obligations, our creditors could force us to (1) reduce or eliminate distributions to unit holders (even for tax purposes); or (2) reduce or eliminate needed capital expenditures. It is possible that we could be forced to sell assets, seek to obtain additional equity capital or refinance or restructure all or a portion of our debt. In the event that we would be unable to refinance our indebtedness or raise funds through asset sales, sales of equity or otherwise, our ability to operate our plant would be greatly affected and we may be forced to liquidate.

We do not have any bond financing commitments or contracts and if we are unable to obtain bond financing or if the bond financing is provided on unfavorable terms, our financial performance may suffer and the value of your investment may be reduced.

We may use bond financing as a portion of our project capitalization, however, we do not have contracts or commitments with any lender, bank, financial institution, governmental entity or underwriter to provide bond financing for our project. There is no assurance that we will be able to use bond financing or that bond financing, if available, will be secured on terms that are favorable to us. If we do not use bond financing, we may be charged a higher interest rate or our secured lenders may require a greater amount of equity financing in order to complete project capitalization. If bond financing is not available or is only available on terms that are not favorable to us, our financial performance may suffer and your investment could lose value.

Risks Related to ARCP as a Development-Stage Company

We may seek to establish a business relationship or combination with additional entities operating ethanol plants, and there is no guarantee that such arrangement would be successful, causing a reduction in the value of your investment.

ARCP may seek a business combination with surrounding established ethanol plants, such as an acquisition, merger or joint venture. One such entity with whom we may seek such a relationship is Little Sioux near Marcus, Iowa.  All of our board members and officers are also board members, officers and/or employees of Little Sioux and we may seek a relationship with them and/or other ethanol projects. We do not have any agreement or arrangement with Little Sioux or any other ethanol project at this time. We will continue to monitor and evaluate these opportunities as they present themselves to determine if participation in any other project is in our best interest. It is possible that there may be advantages to such an arrangement due to various synergies such as resource pooling, cost sharing and purchasing and marketing discounts, but there is no guarantee or assurance that we will enter into such an arrangement or that such an arrangement would produce benefits for ARCP. If we pursue such a relationship and it is unsuccessful, you could lose all or a substantial part of your investment.

We have no operating history, which could result in errors in management and operations causing a reduction in the value of your investment.

We were recently formed and have no history of operations. We cannot provide assurance that we can manage start-up effectively and properly staff operations, and any failure to manage our start-up effectively could delay the commencement of plant operations. A delay in start-up operations is likely to further delay our ability to generate revenue and satisfy our debt obligations. We anticipate a period of significant growth, involving the construction and start-up of operations of the plant. This period of growth and the start-up of the plant are likely to be a substantial challenge to us. If we fail to manage start-up effectively, you could lose all or a substantial part of your investment.

Many of our directors are experienced in business generally and have some experience in the ethanol industry, but have limited experience in raising capital from the public and operating a public company, which could result in errors in management, causing a reduction in the value of your investment.

We are presently, and are likely for some time to continue to be, dependent upon LSCP, LLLP, our founding member, who has the right to appoint all of our directors.  Some of the individuals LSCP, LLLP has appointed as directors are experienced in business generally but have little experience in raising capital from the public and governing and operating a public company. Though many of our directors have experience in the ethanol industry, our success will largely be dependent upon the management capabilities of our directors and officers and our ability to successfully raise the capital that we need to complete our project. Once we have raised our necessary capital, we will also be dependent upon our directors and executive officers to effectively operate the Company as a public company. If our directors fail to operate the Company effectively, you could lose all or a substantial part of your investment.

All of our directors are currently involved as directors or employees of other ethanol and biodiesel plants, which may limit the amount of time they will be able to devote to us.

All of our directors are currently involved in other ethanol and/or biodiesel plants. For example, all of our directors are current directors of Little Sioux, the general partner of LSCP, LLLP, an ethanol plant in Marcus, Iowa and one of our directors is also a director of Golden Grain Energy, LLC, an ethanol plant in Mason City, Iowa.  In addition, four of our directors are directors of Soy Energy, LLC, a development-stage biodiesel plant in Marcus, Iowa and one of our directors is a current director in Raccoon Valley Biodiesel, LLC, a development-stage biodiesel plant in Storm Lake, Iowa.  The directors’ current relationships with Little Sioux and other plants will impose substantial demand on the time these directors will be able to devote to us. Thus, if these directors are not able to devote the necessary time to ensure the success of our project, you could lose all or a substantial part of your investment. In addition, certain directors on our board are presently engaged in business and other activities which impose substantial demand on the time and attention of such directors. Because our Operating Agreement allows LSCP, LLLP to appoint a majority of our directors while it owns at least 5% of our issued and outstanding units (Class A units and Class B units combined), you should not purchase units unless you are willing to entrust all aspects of our management to our board of directors. See “Risks Related to Conflicts of Interest” and “DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.”

If we fail to finalize critical agreements, such as the design-build agreement, ethanol and co-product marketing agreements and utility supply agreements, or the final agreements are unfavorable compared to what we currently anticipate, our project may fail or be harmed in ways that significantly reduce the value of your investment.

You should be aware that this prospectus makes reference to documents or agreements that are not yet final or executed, and plans that have not been implemented. In some instances such documents or agreements are not even in draft form. The definitive versions of those agreements, documents, plans or proposals may contain terms or conditions that vary significantly from the terms and conditions described. These tentative agreements, documents, plans or proposals may not materialize or, if they do materialize, may not prove to be profitable.

We will depend on Fagen, Inc. and ICM, Inc. for expertise in beginning operations in the ethanol industry and any deterioration of our relationship could cause us delay and added expense, placing us at a competitive disadvantage in the ethanol industry.

We will be dependent on our relationship with Fagen, Inc. and ICM, Inc. and their employees for design and construction of the plant and for assistance in training personnel to operate the plant.  Any loss of this relationship with Fagen, Inc. or ICM, Inc., particularly during the construction and start-up period for the plant, may prevent us from commencing operations and result in the failure of our business. The time and expense of locating new consultants and contractors would result in unforeseen expenses and delays. Unforeseen expenses and delays may reduce our ability to generate revenue and profits and significantly damage our competitive position in the ethanol industry such that you could lose some or all of your investment.

If the plant is built and does not operate to the level anticipated by our business plan, we will rely upon Fagen, Inc. and ICM, Inc. to adequately address such deficiency.  Although we expect Fagen, Inc. to correct all defects in material or workmanship for a period of one year after substantial completion of the plant pursuant to the terms of the design build agreements, material defects in material or workmanship may still occur.  Fagen, Inc. and ICM, Inc. may not be able to address such a deficiency in an acceptable manner.  Their failure to address deficiencies could cause us to halt or discontinue production of ethanol, which could damage our ability to generate revenues and reduce the value of your investment or you could lose some or part of your investment in us.

We will be dependent upon Twin Rivers Management Co., LLC  for expertise in plant management and any loss of this relationship could place us at a competitive disadvantage.

We entered into a management agreement with Twin Rivers Management Co., LLC (“Twin Rivers”), a wholly-owned subsidiary of LSCP, LLLP on May 30, 2007, to direct, supervise, operate, maintain and manage our plant.  Twin Rivers, subject to the supervision and direction of our board of directors will also perform all services necessary for the construction, equipping, start-up and operation of our plant.  We will be dependent upon Twin Rivers and its employees for expertise in plant management and hiring employees to operate the plant.  Any strain on our relationship with Twin Rivers, particularly in hiring qualified employees to work at the plant, may prevent us from commencing and continuing operations and result in a failure of our business.  The time and expense of locating a new management company or hiring our own employees to operate the plant would result in unforeseen expenses and delays.  Unforeseen expenses and delays could result in an inability to generate revenues and profits and significantly damage our competitive position in the ethanol industry, which would cause you to lose part or all of your investment.

If, after the plant is built and commences operations, our relationship with Twin Rivers deteriorates, and we lose our employees as a result thereof, we would be forced to cease operations until such time as we hire a new management company or hire our own employees to operate the plant.  As a result, we would lose our ability to generate revenues for an unpredictable length of time and we may be forced to cease operations completely.  If this occurs, you could lose part or all of your investment.

Our lack of  business diversification could result in the devaluation of our units if our revenues from our primary products decrease.

We expect our business to solely consist of the production of ethanol, and distillers grains, the co-product of the ethanol production process. We will not have any other lines of business or other sources of revenue to fall back on if we are unable to complete the construction and operation of the plant. Our lack of business diversification could cause you to lose all or some of your investment if we are unable to generate revenue by the production and sale of ethanol and its co-products, since we do not expect to have any other lines of business or alternative revenue sources.

We have a history of losses and may not ever operate profitably.

From our inception on November 27, 2006 through March 31, 2007, we incurred an accumulated net loss of $362,731. We will continue to incur significant losses until we successfully complete construction and commence operations of the plant. There is no assurance that we will be successful in completing this offering and/or our efforts to build and operate an ethanol plant. Even if we successfully meet all of these objectives and begin operations at the ethanol plant, there is no assurance that we will be able to operate profitably.

We may not be able to lease or hire employees capable of effectively operating the ethanol plant, which may hinder our ability to operate profitably.

Because we are a development-stage company, we do not have any full-time employees. On May 30, 2007, we entered into a management agreement with Twin Rivers to direct, supervise, operate, maintain and manage our plant.  We anticipate that Twin Rivers will also perform all services necessary for the construction, equipping, start-up and operation of our plant.  If Twin Rivers is not able to hire and we are not able to lease employees who can effectively operate the plant, our ability to generate revenue will be significantly reduced or prevented altogether such that you could lose all or a substantial portion of your investment.

Risks Related to Construction of the Ethanol Plant

We will depend on Fagen, Inc. to design and build our ethanol plant using ICM, Inc.’s technology; however, we currently have no binding agreement with either Fagen, Inc. or ICM, Inc. and our failure to enter into binding agreements with either could force us to abandon our business or hinder our ability to operate profitably which could decrease the value of your investment.

We will be highly dependent upon Fagen, Inc. to design and build our plant using technology provided by ICM, Inc., but we have no definitive binding agreement with either company. We have entered into a non-binding letter of intent with Fagen, Inc. for various design and construction services. Fagen, Inc. has indicated its intention to deliver to us a proposed design-build agreement, in which it will serve as our general contractor and will engage ICM, Inc. to provide design and engineering services. We anticipate that we will execute a definitive binding design-build agreement with Fagen, Inc. to construct the plant. However, we have not yet reviewed, negotiated, or executed the design-build agreement and there is no assurance that such an agreement will be executed.

If we do not execute a definitive, binding design-build agreement with Fagen, Inc., or if Fagen, Inc. terminates its relationship with us after initiating construction, there is no assurance that we would be able to obtain a replacement general contractor. Any such event may force us to abandon our business.

We are relying on Fagen, Inc. and ICM, Inc. to supply all of the technology necessary for the construction of our plant and the production of fuel-grade ethanol and distillers grains and we expect they will either own this technology or obtain a license to utilize it.

We will be dependent upon Fagen, Inc. and ICM, Inc. for all of the technology used in our plant that relates to construction of the plant and the plant’s production of fuel-grade ethanol and distillers grains. We expect our dependency on the Fagen, Inc./ICM, Inc. technology to be critical to construction of the plant, plant operations and our financial performance. We expect that Fagen, Inc. and ICM, Inc. will either own the technology or obtain a license necessary for our use of it. If either Fagen, Inc. or ICM, Inc. fails to provide us with the technology we need, we may not be able to build our plant or successfully operate it.  This could result in the loss of all or part of your investment.

We may need to increase cost estimates for construction of the ethanol plant, and such increase could result in devaluation of our units if ethanol plant construction requires additional capital.

We anticipate that Fagen, Inc. will construct the plant for a fixed contract price, based on the plans and specifications in the anticipated design-build agreement. We have based our capital needs on a design for the plant that will cost approximately $129,505,000 with additional start-up and development costs of approximately $72,995,000 for a total project completion cost of approximately $202,500,000. This price includes construction period interest on the loans we will need to build the plant. The estimated cost of the plant is based on a letter of intent, and there is no assurance that the final cost of the plant will not be higher. Under our letter of intent, the lump sum contract price of $129,505,000 may be increased if the construction cost index (“CCI”) published by Engineering News-Record Magazine reports a CCI greater than 7,879.58 in the month in which we issue Fagen, Inc., a notice to proceed with plant construction. The amount of the contract price increase will be equal to the increase in the CCI from the January 2007 CCI of 7,879.58. As of August 2007, the CCI was reported at 8,007.48, an increase of 127.9 points from January 2007.  If the CCI remains or further increases above the January CCI level in the month in which we issue to Fagen, Inc. a notice to proceed with plant construction, the contract price will accordingly increase. In addition, Fagen will add a surcharge of one half of one percent (0.5%) to the contract price for every calendar month that has passed between January 2007 and the month in which we give a notice to proceed to Fagen. The total increase to our contract price is limited to a total of 6%.  Thus, we have allowed for a $7,800,000 contingency in our total estimated costs of the project. This contingency may not be sufficient to offset any upward adjustment in our construction cost. In addition, shortages of steel could affect the final cost and final completion date of the project. Any significant increase in the estimated construction cost of the plant could delay our ability to generate revenues and reduce the value of your units because our revenue stream may not be able to adequately support the increased cost and expense attributable to increased construction costs.

Construction delays could result in devaluation of our units if our production and sale of ethanol and its co-products are similarly delayed.

We currently expect our plant to be complete and operating by spring 2009; however, construction projects often involve delays in obtaining permits, construction delays due to weather conditions, or other events that delay the construction schedule. In addition, Fagen, Inc.’s involvement in the construction of other plants while constructing our plant could cause delays in our construction schedule. Also, any changes in interest rates or the credit environment or any changes in political administrations at the federal, state or local level that result in policy change towards ethanol or this project, could also cause construction and operation delays. If it takes longer to construct the plant than we anticipate, it would delay our ability to generate revenue and make it difficult for us to meet our debt service obligations. This could reduce the value of the units.

Fagen, Inc. and ICM, Inc. may have current or future commitments to design and build other ethanol manufacturing facilities ahead of our plant and those commitments could delay construction of our plant and our ability to generate revenues.

We do not know how many ethanol plants Fagen, Inc. and ICM, Inc. have currently contracted to design and build. It is possible that Fagen, Inc. and ICM, Inc. have outstanding commitments to other facilities that will cause the construction of our plant to be delayed. It is also possible that Fagen, Inc. and ICM, Inc. will continue to contract with new facilities for plant construction and with operating facilities for expansion construction. These current and future building commitments may reduce the resources of Fagen, Inc. and ICM, Inc. to such an extent that construction of our plant is significantly delayed. If this occurs, our ability to generate revenue will also be delayed and the value of your investment will be reduced.

Defects in plant construction could result in devaluation of our units if our plant does not produce ethanol and its co-products as anticipated.

There is no assurance that defects in materials and/or workmanship in the plant will not occur. Under the terms of the anticipated design-build agreement with Fagen, Inc., Fagen, Inc. would warrant that the material and equipment furnished to build the plant will be new, of good quality, and free from material defects in material or workmanship at the time of delivery. Though we expect the design-build agreement to require Fagen, Inc. to correct all defects in material or workmanship for a period of one year after substantial completion of the plant, material defects in material or workmanship may still occur. Such defects could delay the commencement of operations of the plant, or, if such defects are discovered after operations have commenced, could cause us to halt or discontinue the plant’s operation. Halting or discontinuing plant operations could delay our ability to generate revenues and reduce the value or your units.

The plant site may have unknown environmental problems that could be expensive and time consuming to correct, which may delay or halt plant construction and delay our ability to generate revenue.

We have obtained options to purchase real estate, consisting of approximately 300 acres in Plymouth County, Iowa. We anticipate locating our plant on this site, however, our board of directors reserves the right to change the location of the plant site, in their sole discretion, for any reason. The historical use of the site has been rural agriculture. Given the historical agricultural use of the property, we have no reason to believe that there is a material risk of environmental problems. Nonetheless, there can be no assurance that we will not encounter hazardous environmental conditions at the Plymouth County site or any alternative site that may delay the construction of the plant other than those described below.

Portions or our potential site are located within a 500 year floodplain area.  Prior to commencing construction, the Iowa Department of Natural Resources will require us to raise portions of the land upon which we intend to build our plant a minimum of four feet to remove the plant site from the floodplain.  Raising the site requires substantial amounts of dirt and other construction materials.  We will require approximately 1,400,000 cubic yards of fill in order to complete the project.  While we believe we will be able to acquire sufficient amounts of dirt and other construction materials in order to raise the property above the floodplain, there is no assurance that we will be able to do so.  If we are unable to raise the project site above the 500 year floodplain, we may be unable to obtain the required permits or insurance and be forced to abandon our project.

We do not anticipate our design-build agreement will place responsibility for any hazardous environmental conditions encountered at the plant site on Fagen, Inc.. Rather, we expect that upon encountering a hazardous environmental condition, Fagen, Inc. will have the right to suspend work in the affected area. If we receive notice of a hazardous environmental condition, we may be required to correct the condition prior to continuing construction. The presence of a hazardous environmental condition will likely delay construction of the plant and may require significant expenditure of our resources to correct the condition. In addition, Fagen, Inc. will be entitled to an adjustment in price and time of performance if it has been adversely affected by the hazardous environmental condition. If we encounter any hazardous environmental conditions during construction that require time or money to correct, such event could delay our ability to generate revenues and reduce the value of your investment.

We have not received certain critical permits and our failure to obtain these permits would prevent us from operating the plant.

We expect to use water to cool our closed circuit systems in the proposed plant based upon engineering specifications. Permits will need to be acquired for the discharge of certain cooling waters. There can be no assurances that these permits will be granted to us. If these permits are not granted, then our plant may not be allowed to operate.

Before we can begin operation of our plant, we must apply to the Iowa Department of Natural Resources (“IDNR”) for a High Capacity Well Permit to construct two or three high capacity wells on our proposed site. Before issuing such a permit, the IDNR will require us to calculate the drawdown of water levels in the major stratigraphic units at various distances away from the pumping well and the effect of the well on the village well. In the event this permit is not approved, we would need to explore alternative water supply sources, however, the cost of alternative water supply sources could prohibit their use.

Before we can begin operation of our plant, we must also obtain an Industrial Storm Water Discharge Permit from the IDNR. This general permit will be issued after two public notices and the preparation of a Storm Water Pollution Prevention Plan that outlines various measures we plan to implement to prevent storm water pollution. Other compliance and reporting requirements would also apply.

Prior to the commencement of construction of the plant, we must file a notice of intent and application for a Construction Site Storm Water Discharge Permit. If the IDNR does not object to the notice of intent, we could begin construction and allow storm water discharge fourteen days after the filing. As part of the application for the Construction Site Storm Water Discharge Permit, we will need to prepare a construction site erosion control plan. We would also be subject to certain reporting and monitoring requirements. We anticipate, but there can be no assurances, that we will be able to obtain these permits.

We anticipate that we will obtain a number of other permits related to air emissions and water discharges. While we anticipate receiving these permits, there is no assurance that we will obtain all of the necessary permits.

Risks Related to Conflicts of Interest

We will have no independent directors, which means that the agreements we enter into may not be negotiated on as favorable terms as they might have been if we had independent directors.

Our board will have no independent directors as defined by the North American Securities Administrators Association. Accordingly, some contracts or agreements we enter into may not be negotiated at arms-length and approved by independent directors since there are none at this time.

Our directors and officers have other business and management responsibilities which may cause conflicts of interest in the allocation of their time and services to our project.

Since our project is currently managed by a board of directors rather than a professional management group, the devotion of the directors’ time to the project is critical. However, the directors and officers have other management responsibilities and business interests apart from our project. As a result, our directors and officers may experience conflicts of interest in allocating their time and services between us and their other business responsibilities and our business may suffer as a result. In addition, conflicts of interest may arise if the directors and officers, either individually or collectively, purchase a substantial percentage of the units, sufficient to substantially influence our business and management.

We may have conflicting financial interests with Fagen, Inc. which could cause Fagen, Inc. and ICM, Inc. to put their financial interests ahead of ours.

LSCP, LLLP has appointed an employee of Fagen, Inc. to our board of directors.  Consequently, the terms and conditions of our agreements and understandings with Fagen, Inc. (and, through Fagen, Inc., with ICM, Inc.), including our design-build letter of intent, have not been negotiated at arm’s length.  Therefore, there is no assurance that our arrangements with such parties are as favorable to us as they could have been if obtained from unaffiliated third parties.  Most of the cost of our project will be paid to Fagen, Inc. for the design and construction of our ethanol plant.  Fagen, Inc. may experience conflicts of interest that cause it to put its financial interest in the design and construction of our plant ahead of our best interests.  In addition, because of the roles that Fagen, Inc. and/or ICM, Inc. will have in the construction and operation of the plant, it may be difficult or impossible for us to enforce claims that we may have against Fagen, Inc. and/or ICM, Inc.  Such conflicts of interest may reduce our profitability and the value of the units and could result in reduced distributions to investors.  See “CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS.”

Fagen, Inc. and ICM, Inc. and their respective affiliates may have conflicts of interest because Fagen, Inc., ICM, Inc. and their respective employees or agents are involved as owners, creditors and in other capacities with other ethanol plants in the United States. We cannot require Fagen, Inc. or ICM, Inc. to devote their full time or attention to our activities. As a result, Fagen, Inc. and ICM, Inc. may have, or come to have, a conflict of interest in allocating personnel, materials and other resources to our plant.

All of our directors are also directors of Little Sioux, a nearby ethanol plant with whom we will directly compete.

All of our directors are involved with Little Sioux, the general partner of LSCP, LLLP, which operates an ethanol plant located near Marcus, Iowa. Our chairman, Ron Wetherell, is currently serving as chairman of the board of directors of Little Sioux. Our vice chairman, Myron Pingel, serves on the board of Little Sioux and is currently its vice chairman.  Our secretary, Tim Ohlson also serves as the secretary of the board of Little Sioux. Directors Daryl Haack, Darrell Downs, Verdell Johnson, Dale Arends, Vince Davis, Doug Lansink, Steve Core, Rex Roehl and Marty Lyons are also members of the Little Sioux’s board of directors.  We will be directly competing with Little Sioux for corn origination and sale of our ethanol and co-products. If these directors decide to put the interests of Little Sioux ahead of our interests, this may harm our performance or the success of our business and the value of your investment could decrease as a result.

Our director, Marty Lyons, may have an additional conflict of interest arising from his employment with Archer Daniels Midland, Co., if he puts his interest in that relationship ahead of our best interests.

Marty Lyons, who is a director and officer of Little Sioux and ARCP is also an employee of Archer Daniels Midland, Co. (“ADM”), with which we expect to enter into an agreement to market our ethanol.  This arrangement could cause Mr. Lyons conflicts of interest in decision-making related to contracts and agreements between us and ADM. These conflicts could threaten our ability to secure favorable contracts and agreements with ADM if Mr. Lyons puts his personal interest in maintaining his employment with ADM ahead of our best interests.

One of our directors, Steven H. Core, may have a conflict of interest arising from his relationship with Fagen, Inc. and his involvement with other ethanol plants in the region.

One of our directors, Steven H. Core, serves as an employee for Fagen, Inc. Mr. Core also serves on the board of directors of Little Sioux.  In addition, he serves on the board of governors of Granite Falls Energy, LLC, a working ethanol plant located in Granite Falls, Minnesota; the board of directors of Lincolnland Agri-Energy, LLC, a working ethanol plant located in Robinson, Illinois; the board of directors of Golden Grain Energy, LLC, a working ethanol plant located near Mason City, Iowa; and the board of directors of Homeland Energy Solutions, LLC, a development-stage ethanol plant located near New Hampton, Iowa. These relationships could create a conflict of interest for Mr. Core with regards to decision-making related to our development. This conflict could threaten our ability to successfully complete the project if Mr. Core puts the interests of Fagen, Inc., Little Sioux, Granite Falls Energy, LLC, Lincolnland Agri-Energy, LLC, Golden Grain Energy, LLC, or Homeland Energy Solutions, LLC ahead of our best interests.

We do not have a formal policy for handling conflicts of interest that may arise as a result of our directors’ relationships with other ethanol plants and entities with which we may do business, which may negatively impact your investment.

While we expect to fully disclose all conflicts of interest that may arise in our business transactions as a result of our directors’ existing relationships with other ethanol plants and entities with which we may do business, we do not have a formal policy in place for handling such conflicts of interest should they arise in any business transaction. Thus, our directors will not be bound by any formal procedures for handling such conflicts of interest and as a result, you should not purchase units unless you are willing to entrust all aspects of management of our project throughout this development phase to our board of directors.

Affiliated investors may purchase additional units and influence decisions in their favor.

We may sell units to affiliated or institutional investors and they may acquire enough units to influence the manner in which we are managed. These investors may influence our business in a manner more beneficial to themselves than to our other investors. This may reduce the value of your units, impair the liquidity of your units and/or reduce our profitability.

Risks Related to the Production of Ethanol

Our financial performance will be significantly dependent on the supply and price of corn, and if we are not able to purchase the necessary amounts of corn in the area surrounding our plant or the purchase is not cost-effective in our area due to potential disease, agriculture risk or competition with other ethanol plants, the value of your investment may decline.

Ethanol production at our ethanol plant will require significant amounts of corn. Our research shows that there is adequate corn produced within the 11 county area surrounding our potential site of the plant to provide corn to operate our plant. We intend to purchase our corn in the cash market and expect to hedge corn price risk through futures contracts and options to reduce short-term exposure to price fluctuations. See “DESCRIPTION OF BUSINESS — Corn Feedstock Supply.” There is no assurance that our hedging activities will successfully reduce the risk caused by price fluctuation which may leave us vulnerable to high corn prices. Hedging activities themselves can result in costs because price movements in corn contracts are highly volatile and are influenced by many factors that are beyond our control such as shortages caused by weather, transportation difficulties, disease and other various planting, growing or harvesting problems. We may incur such costs and they may be significant. A significant reduction in the quantity of corn harvested due to these factors could result in increased corn costs, which will reduce our profitability and the value of your units.

In addition, there are several ethanol plants in Iowa, Nebraska and South Dakota and new ethanol plants may be developed in the state of Iowa, particularly the northwest region, or other nearby states. Due to the preliminary nature of many of these projects, it is difficult to estimate the number of potential ethanol plants within our region.  However, within a 50-mile radius of our site, there are approximately three operational plants.  Sioux River Ethanol, LLC in Hudson, South Dakota is located approximately 24 miles from our proposed site.  Siouxland Energy and Livestock Cooperative, Sioux City, Iowa and Little Sioux Corn Processors, Marcus, Iowa are Iowa ethanol plants located within fifty miles of our proposed site.  There are at least three known plants in Nebraska and Iowa in development within a fifty mile radius of our proposed site.  In addition, we expect that more plants will begin construction in Iowa, Nebraska and South Dakota in the future.  If these plants are successfully developed and constructed, we expect the price of corn to increase and we will have to compete with the new plants for corn origination. Generally, higher corn prices will produce lower profit margins. This is especially true if market conditions do not allow us to pass through increased corn costs to our customers. There is no assurance that we will be able to pass through higher corn prices. If a period of high corn prices were to be sustained for some time, such pricing may reduce our ability to generate revenues because of the higher cost of operating and could potentially lead to the loss of some or all of your investment.

Our financial performance will also be significantly dependent on natural gas prices, and the value of your investment in us will be directly affected by changes in these market prices.

Our results of operations and financial condition will also be significantly affected by the cost and supply of natural gas. Changes in the price and supply of natural gas are subject to and determined by market forces over which we have no control. We will rely on third parties for our supply of natural gas, which is consumed in the manufacture of ethanol. The prices for and availability of natural gas are subject to volatile market conditions. These market conditions often are affected by factors beyond our control such as higher prices as a result of colder than average weather conditions, catastrophic weather conditions such as hurricanes in natural gas production areas, overall economic conditions and foreign and domestic governmental regulations. Significant disruptions in the supply of natural gas could impair our ability to manufacture ethanol for our customers. Furthermore, increases in natural gas prices or changes in our natural gas costs relative to natural gas costs paid by competitors may adversely affect our results of operations and financial condition.

Our financial performance will also be significantly dependent on market prices for ethanol and distillers dried grains and the value of your investment in us will be directly affected by changes in these market prices.

Our revenues will be greatly affected by the price at which we can sell our ethanol and distillers grains. These prices can be volatile as a result of a number of factors. These factors include the overall supply and demand, the price of gasoline, level of government support, and the availability and price of competing products. For instance, the price of ethanol tends to increase as the price of gasoline increases, and the price of ethanol tends to decrease as the price of gasoline decreases. Any lowering of gasoline prices will likely also lead to lower prices for ethanol, which may decrease our ethanol sales and reduce revenues, causing a reduction in the value of your investment.

The price of ethanol has recently been much higher than its 10-year average. We do not expect these prices to be sustainable as supply from new and existing ethanol plants increases to meet increased demand. Increased production of ethanol may lead to lower prices. The increased production of ethanol could have other adverse effects. For example, the increased production could lead to increased supplies of co-products from the production of ethanol, such as distillers grains. Those increased supplies could outpace demand, which would lead to lower prices for those co-products. Also, the increased production of ethanol could result in increased demand for corn. This could result in higher prices for corn and corn production creating lower profits. There can be no assurance as to the price of ethanol or distillers grains in the future. Any downward changes in the price of ethanol and/or distillers grains may result in less income which would decrease our revenues and you could lose some or all of your investment as a result.

The expansion of domestic ethanol production in combination with state bans on MTBE and/or state renewable fuel standards may place strains on rail and terminal infrastructure such that our ethanol cannot be marketed and shipped to the blending terminals that would otherwise provide us the best cost advantages.

If the volume of ethanol shipments continues to increase and blenders switch from MTBE to ethanol, there may be weaknesses in infrastructure such that our ethanol cannot reach its target markets. Many terminals may need to make infrastructure changes to blend ethanol instead of MTBE. If the blending terminals do not have sufficient capacity or the necessary infrastructure to make this switch, there may be an oversupply of ethanol on the market, which could depress ethanol prices and negatively impact our financial performance. In addition, rail infrastructure may be inadequate to meet the expanding volume of ethanol shipments, which could prevent us from shipping our ethanol to our target markets.

We will depend on others for sales of our products, which may place us at a competitive disadvantage and reduce profitability.

We expect to hire third-party marketing firms to market all of the ethanol we plan to produce and any dried distillers grains that are transported by rail. We currently expect to market our dried distillers grains that are transported by truck and all of our modified wet distillers grains locally to livestock, poultry and swine markets. However, if the local markets do not provide an adequate outlet for our distillers grains at the prices we desire, we expect to contract with a broker to market and sell a portion or all of our dried and modified wet distillers grains. As a result, we expect to be dependent on the ethanol broker and any distillers grains broker we engage. On March 20, 2007, we entered into a distillers grains marketing agreement with Commodity Specialists Company (“CSC”) in which CSC will market all of our dried distillers grains that are shipped by railcar.  We have not yet entered into an ethanol marketing agreement and there is no assurance that we will be able to enter into an ethanol marketing contract with any ethanol broker on terms that are favorable to us. If the ethanol or distillers grains broker breaches the contract or does not have the ability, for financial or other reasons, to market all of the ethanol or distillers grains we produce, we will not have any readily available means to sell our products. Our lack of a sales force and reliance on third parties to sell and market our products may place us at a competitive disadvantage. Our failure to sell all of our ethanol and distillers dried grains feed products may result in less income from sales, reducing our revenue stream, which could reduce the value of your investment.

Our ability to successfully operate is dependent on the availability of water at anticipated prices.

To produce ethanol, we will need a significant supply of water.  We have not yet entered into any definitive agreements to obtain water resources and we may have to pay more than we expect to access efficient water resources.  Water supply and water quality are important requirements to operate the ethanol plant.  If we are unable to obtain a sufficient supply of water to sustain the ethanol plant in the future, our ability to make a profit may decline.

We have no current plan to sell the raw carbon dioxide we produce to a third party processor resulting in the loss of a potential source of revenue.

At this time, we have no agreement to sell the raw carbon dioxide we produce.  We may not be able to sell our raw carbon dioxide at any time in the future.  If we do not enter into an agreement to sell our raw carbon dioxide, we will have to emit it into the air.  This will result in the loss of a potential source of revenue.

Changes and advances in ethanol production technology could require us to incur costs to update our ethanol plant or could otherwise hinder our ability to compete in the ethanol industry or operate profitably.

Advances and changes in the technology of ethanol production are expected to occur. Such advances and changes may make the ethanol production technology installed in our plant less desirable or obsolete. These advances could also allow our competitors to produce ethanol at a lower cost than us. If we are unable to adopt or incorporate technological advances, our ethanol production methods and processes could be less efficient than our competitors, which could cause our plant to become uncompetitive or completely obsolete. If our competitors develop, obtain or license technology that is superior to ours or that makes our technology obsolete, we may be required to incur significant costs to enhance or acquire new technology so that our ethanol production remains competitive. Alternatively, we may be required to seek third-party licenses, which could also result in significant expenditures. We cannot guarantee or assure you that third-party licenses will be available or, once obtained, will continue to be available on commercially reasonable terms, if at all. These costs could negatively impact our financial performance by increasing our operating costs and reducing our net income, all of which could reduce the value of your investment.

Risks Related to Ethanol Industry

Competition from the advancement of alternative fuels may lessen the demand for ethanol and negatively impact our profitability, which could reduce the value of your investment.

Alternative fuels, gasoline oxygenates and ethanol production methods are continually under development.  A number of automotive, industrial and power generation manufacturers are developing alternative clean power systems using fuel cells or clean burning gaseous fuels.  Like ethanol, the emerging fuel cell industry offers a technological option to address increasing worldwide energy costs, the long-term availability of petroleum reserves and environmental concerns.  Fuel cells have emerged as a potential alternative to certain existing power sources because of their higher efficiency, reduced noise and lower emissions,  Fuel cell industry participants are currently targeting the transportation, stationary power and portable power markets in order to decrease fuel costs, lessen dependence on crude oil and reduce harmful emissions.  If the fuel cell and hydrogen industries continue to expand and gain broad acceptance, and hydrogen becomes readily available to consumers for motor vehicle use, we may not be able to compete effectively.  This additional competition could reduce the demand for ethanol, which would negatively impact our profitability, causing a reduction in the value of your investment or a loss of your investment entirely.

Corn-based ethanol may compete with cellulose-based ethanol in the future, which could make it more difficult for us to produce ethanol on a cost-effective basis and could reduce the value of your investment.

Most ethanol is currently produced from corn and other raw grains, such as milo or sorghum, especially in the Midwest. The current trend in ethanol production research is to develop an efficient method of producing ethanol from cellulose-based biomass, such as agricultural waste, forest residue, municipal solid waste, and energy crops. This trend is driven by the fact that cellulose-based biomass is generally cheaper than corn, and producing ethanol from cellulose-based biomass would create opportunities to produce ethanol in areas which are unable to grow corn. Although current technology is not sufficiently efficient to be competitive, a report by the U.S. Department of Energy entitled “Outlook for Biomass Ethanol Production and Demand” indicates that new conversion technologies may be developed in the future. If an efficient method of producing ethanol from cellulose-based biomass is developed, we may not be able to compete effectively. We do not believe it will be cost-effective to convert the ethanol plant we are proposing into a plant which will use cellulose-based biomass to produce ethanol. If we are unable to produce ethanol as cost-effectively as cellulose-based producers, our ability to generate revenue will be negatively impacted and your investment could decrease in value, and you may lose some or all of your investment as a result.

As domestic ethanol production continues to grow, ethanol supply may exceed demand causing ethanol prices to decline and the value of your investment to be reduced.

The number of ethanol plants being developed and constructed in the United States continues to increase at a rapid pace. Archer Daniels Midland plans to add approximately 500 million gallons per year of additional ethanol production capacity in the United States. Poet, LLC, another large ethanol producer, is set to become the largest ethanol producer in the United States in September 2007, overtaking ADM, currently the largest ethanol producer in the United States. ADM and Poet, the largest ethanol producers in the U.S. control a significant portion of the ethanol market. ADM’s and Poet’s individual plans to produce over 1 billion gallons of ethanol per year will strengthen their positions in the ethanol industry and cause a significant increase in domestic ethanol supply. As these plants begin operations, we expect domestic ethanol production to significantly increase. If the demand for ethanol does not grow at the same pace as increases in supply, we would expect the price for ethanol to decline. Declining ethanol prices will result in lower revenues and may reduce or eliminate profits causing the value of your investment to be reduced.

Recent state MTBE (methyl tertiary-butyl ether) bans and the removal of certain defenses to liability from MTBE contamination may boost ethanol demand in the short term but this increased demand may not be sustainable in the long term.

Recently, several states have banned the use of MTBE as an octane enhancer for gasoline. In addition, the Energy Policy Act of 2005 eliminated protections from liability from MTBE contamination for refineries. Thus, oil refiners are quickly replacing MTBE with ethanol as an octane enhancer, particularly on the East Coast and in Texas. This switch may increase demand for ethanol in the short term but it may not be sustainable in the long term. Ethanol production continues to significantly increase and the demand may not grow at that same pace long term. As stated above, if the demand for ethanol does not continue to grow at the same pace as increases in supply, we would expect the price for ethanol to decline, which would result in lower revenues and profits and the value of your investment may be reduced.

We may be less competitive than larger ethanol manufacturers who may obtain greater economies of scale.

Consolidation of the ethanol manufacturing industry is growing.  Previously, the growth of the industry had primarily been among relatively small producers such as us; however, there are a growing number of new larger producers in the industry.  These larger producers are both structuring their own larger ethanol plants and purchasing existing plants from our competitors.  With their greater size, larger producers may achieve lesser operational costs and greater ethanol and byproduct sales prices than we can achieve.  Accordingly, these larger producers may drive up our costs of doing business, if we have to compete with them for inputs.  They may also exclude us from certain more profitable contracts if we have to compete with them for the sale of our products.  The consolidation of the ethanol industry may result in lower profits and the devaluation of your investment in us.

In addition, some individual plants have formed coalitions to market their ethanol. The draw to consolidate is the increased efficiencies and market share that come with these newly formed coalitions to sell ethanol. In some cases, lenders influence consolidation by requiring particular marketers to reduce their risk. In addition to consolidation in the marketing area, ethanol industry leaders are moving towards consolidation in other areas such as plant management, feedstock, services and maintenance. If we remain independent, we may not be able to compete in this increasingly consolidated market as we may not have the buying and selling power of these new coalitions. The new coalitions will likely be able to produce ethanol at a lower cost due to their pooled resources, which would negatively impact our profitability and cause a reduction in the value of your investment.

There are several ethanol plants in various stages of development in the area surrounding our proposed plant site, which will increase our competition for resources for our production, such as corn, electricity and natural gas, which could reduce the value of your investment.

Currently, there are 25 operating ethanol plants in the state of Iowa and there are several ethanol plants in various stages of planning and development throughout the state of Iowa. Due to the preliminary nature of many of these projects, it is difficult to estimate the number of potential ethanol projects within our region. However, within a 50-mile radius of our proposed site, there are approximately three plants currently in operation. There are at least three known plants in Nebraska and Iowa in development within a 50-mile radius of our proposed site.  Our feasibility study indicates that there is adequate corn supply in our region to support our plant, but the surrounding plants will impact the demand for corn in our area and may increase the price for corn and other resources such as electricity and natural gas. At times, we expect that we will have to pay higher prices for corn than these other plants to ensure we have adequate supply to produce our ethanol. As a result, our ability to operate profitably may be negatively impacted and your investment could lose value.

Consumer resistance to the use of ethanol based on the belief that ethanol is expensive, adds to air pollution, harms engines and takes more energy to produce than it contributes may affect the demand for ethanol which could affect our ability to market our product and reduce the value of your investment.

Media reports in the popular press indicate that some consumers believe that use of ethanol will have a negative impact on retail gasoline prices. Many also believe that ethanol adds to air pollution and harms car and truck engines. Still other consumers believe that the process of producing ethanol actually uses more fossil energy, such as oil and natural gas, than the amount of ethanol that is produced. These consumer beliefs could potentially be wide-spread. If consumers choose not to buy ethanol, it would affect the demand for the ethanol we produce which could lower demand for our product and negatively affect our profitability.

Competition from ethanol imported from Caribbean Basin countries may be a less expensive alternative to our ethanol, which would cause us to lose market share and reduce the value of your investment.

Ethanol produced or processed in certain countries in Central America and the Caribbean region is eligible for tariff reduction or elimination upon importation to the United States under a program known as the Caribbean Basin Initiative. Large ethanol producers, such as Cargill, have expressed interest in building dehydration plants in participating Caribbean Basin countries, such as El Salvador, which would convert ethanol into fuel-grade ethanol for shipment to the United States. Ethanol imported from Caribbean Basin countries may be a less expensive alternative to domestically produced ethanol. Competition from ethanol imported from Caribbean Basin countries may affect our ability to sell our ethanol profitably, which would reduce the value of your investment.

Competition from ethanol imported from Brazil may be a less expensive alternative to our ethanol, which would cause us to lose market share and reduce the value of your investment.

In Brazil, ethanol is produced primarily from sugarcane, which is also used to produce food-grade sugar. Brazil experienced a dramatic increase in ethanol production and trade in 2004, exporting approximately 112 million gallons to the U.S. alone. In 2006, Brazil exported a record 3.4 billion liters (898 million gallons) of ethanol.  The U.S. imported approximately 58% (521 million gallons) of the ethanol exported by Brazil in 2006.  Ethanol imported from Brazil may be a less expensive alternative to domestically produced ethanol, which is primarily made from corn. Tariffs presently protecting U.S. ethanol producers may be reduced or eliminated. Competition from ethanol imported from Brazil may affect our ability to sell our ethanol profitably, which would reduce the value of your investment.

The Central America-Dominican Republic Free Trade Agreement may provide a means to circumvent the tariffs on ethanol imports, which would cause us to lose market share and reduce the value of your investment.

The Central America-Dominican Republic Free Trade Agreement, which was ratified in 2005, may provide a means to circumvent the tariffs currently on ethanol imported from Brazil. The high costs of producing ethanol from sugar makes Central American ethanol relatively expensive. However, some Brazilian producers are hoping to export their low-cost ethanol to Central America, mix it with Central American ethanol, and import this inexpensive product into the United States duty-free. It is unclear whether this design will be possible, however if this proves to become a common practice, we may lose our market share which would reduce the value of your investment.

Risks Related to Regulation and Governmental Action

Carbon dioxide emissions may be regulated in the future by the EPA as an air pollutant requiring us to obtain additional permits and install additional environmental mitigation equipment, which could adversely affect our financial performance.

The United States Supreme Court recently decided that carbon dioxide is an air pollutant under the Clean Air Act for the purposes of vehicle emissions.  Lawsuits have been filed seeking to require the EPA to regulate carbon dioxide emissions from stationary sources such as our proposed ethanol plant under the Clean Air Act.  Our proposed plant will produce a significant amount of carbon dioxide that we plan to release into the atmosphere.  If the EPA regulates carbon dioxide emissions by plants such as ours, we may be required to apply for additional permits or we may be required to install carbon dioxide mitigation equipment or take other as yet unknown steps to comply with these potential regulations.  Compliance with any future regulation of carbon dioxide, if it occurs, could be costly and may prevent us from operating the ethanol plant profitably which could decrease or eliminate the value of our units.

A change in government policies favorable to ethanol may cause demand for ethanol to decline, which could reduce the value of your investment.

Growth and demand for ethanol may be driven primarily by federal and state government policies, such as state laws banning Methyl Tertiary Butyl Ether (MTBE) and the national renewable fuels standard. The continuation of these policies is uncertain, which means that demand for ethanol may decline if these policies change or are discontinued. A decline in the demand for ethanol is likely to cause a reduction in the value of your investment.

Government incentives for ethanol production, including federal tax incentives, may be eliminated in the future, which could hinder our ability to operate at a profit and reduce the value of your investment in us.

The ethanol industry is assisted by various federal ethanol production and tax incentives, including those included in the Energy Policy Act of 2005. The provision of the Energy Policy Act of 2005 likely to have the greatest impact on the ethanol industry is the creation of a national 7.5 billion gallon renewable fuels standard (RFS). The RFS requires that gasoline sold by refiners, importers and blenders must contain an increasing amount of renewable fuel, such as ethanol or biodiesel. The RFS began at 4 billion gallons in 2006, increasing to 7.5 billion gallons by 2012. The RFS helps support a market for ethanol that might disappear without this incentive.

The elimination or reduction of tax incentives, such as the Volumetric Ethanol Excise Tax Credit (VEETC) (available to gasoline refiners and blenders) to the ethanol industry could also reduce the market for ethanol, which could reduce prices and our revenues by making it more costly or difficult for us to produce and sell ethanol. If the federal tax incentives are eliminated or sharply curtailed, we believe that a decreased demand for ethanol will result, which could result in the failure of the business and the potential loss of some or all of your investment.

On September 7, 2006, the Environmental Protection Agency (EPA) released a proposed rule for a comprehensive, long-term RFS program starting in 2007. The new regulation proposes that 3.71 percent (or 4.7 billion gallons) of all the gasoline sold or dispensed to U.S. motorists in 2007 be renewable fuel. By the end of 2006, there was approximately 4.5 billion gallons of renewable fuel consumed as motor vehicle fuel in the United States. The rule also contains compliance tools and a credit and trading system which allows renewable fuels to be used where they are most economical, while providing a flexible means for industry to comply with the standard. Various renewable fuels, including biodiesel and ethanol, can be used to meet the requirements of the RFS program. This is a proposed rule and there is no guarantee that this rule will be adopted or that we will comply with the requirements.

The President’s 2007 State of the Union Address proposed an expansion and reform of the RFS.  To comply with the current standard, fuel blenders must use 7.5 billion gallons of renewable fuels in 2012.  Under the President’s proposal, the fuel standard will be set at 35 billion gallons of renewable and alternative fuels in 2017.  Besides displacing 15 percent of projected annual gasoline use in 2017, the President’s proposal will also increase the scope of the current RFS, expanding it to an Alternative Fuel Standard (AFS).  The AFS will include sources such as corn ethanol, cellulosic ethanol, biodiesel, methanol, butanol, hydrogen and alternative fuels.  Under the President’s plan, the EPA Administrator and the Secretaries of Agriculture and Energy will have authority to waive or modify the standard if they deem it necessary, and the new fuel standard will include an automatic “safety valve” to protect against unforeseen increases in the prices of alternative fuels or their feedstocks.

The President’s ambitious goals are not likely to be reached with current technology and exclusively corn-derived ethanol.  We cannot assure you that legislation addressing these goals will be adopted or that the renewable fuels industry will comply with the President’s goals and any resulting legislation.  Our failure to do so may result in the loss of some or all of your investment.

Another important provision involves an expansion in the definition of who qualifies as a small ethanol producer. Historically, small ethanol producers were allowed a 10 cents per gallon production income tax credit on up to 15 million gallons of production annually. The size of the plant eligible for the tax credit was limited to 30 million gallons. Under the Energy Policy Act of 2005 the size limitation on the production capacity for small ethanol producers increases from 30 million to 60 million gallons. We do not anticipate that we will qualify for this tax credit which may make it difficult to compete with those companies who are eligible. This tax credit may also foster additional growth in ethanol plants of a larger size and increase competition in this particular plant size category. The small ethanol producer tax credit is set to expire December 31, 2010.

Changes in environmental regulations or violations of the regulations could be expensive and reduce our profit and the value of your investment.

We will be subject to extensive air, water and other environmental regulations and we will need to obtain a number of environmental permits to construct and operate the plant. In addition, it is likely that our senior debt financing will be contingent on our ability to obtain the various environmental permits that we will require. If for any reason, any of these permits are not granted, construction costs for the plant may increase, or the plant may not be constructed at all. Additionally, any changes in environmental laws and regulations, both at the federal and state level, could require us to invest or spend considerable resources in order to comply with future environmental regulations. The expense of compliance could be significant enough to reduce our profit and the value of your investment.

Risks Related to Tax Issues

EACH PROSPECTIVE MEMBER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE IMPACT THAT HIS OR HER PARTICIPATION IN THE COMPANY MAY HAVE ON HIS OR HER FEDERAL INCOME TAX LIABILITY AND THE APPLICATION OF STATE AND LOCAL INCOME AND OTHER TAX LAWS TO HIS OR HER PARTICIPATION IN THIS OFFERING.

IRS classification of the company as a corporation rather than as a partnership would result in higher taxation and reduced profits, which could reduce the value of your investment in us.

We are an Iowa limited liability company that has elected to be taxed as a partnership for federal and state income tax purposes, with income, gain, loss, deduction and credit passed through to the holders of the units. However, if for any reason the IRS would successfully determine that we should be taxed as a corporation rather than as a partnership, we would be taxed on our net income at rates of up to 35% for federal income tax purposes, and all items of our income, gain, loss, deduction and credit would be reflected only on our tax returns and would not be passed through to the holders of the units. If we were to be taxed as a corporation for any reason, distributions we make to investors will be treated as ordinary dividend income to the extent of our earnings and profits, and the payment of dividends would not be deductible by us, thus resulting in double taxation of our earnings and profits. See “FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS — Partnership Status.” If we pay taxes as a corporation, we will have less cash to distribute to our unit holders.

The IRS may classify your investment as passive activity income, resulting in your inability to deduct losses associated with your investment.

If you are not involved in our operations on a regular, continuing and substantial basis, it is likely that the Internal Revenue Service will classify your interest in us as a passive activity. If an investor is either an individual or a closely held corporation, and if the investor’s interest is deemed to be “passive activity,” then the investor’s allocated share of any loss we incur will be deductible only against income or gains the investor has earned from other passive activities. Passive activity losses that are disallowed in any taxable year are suspended and may be carried forward and used as an offset against passive activity income in future years. These rules could restrict an investor’s ability to currently deduct any of our losses that are passed through to such investor.

Income allocations assigned to an investor’s units may result in taxable income in excess of cash distributions, which means you may have to pay income tax on your investment with personal funds.

Investors will pay tax on their allocated shares of our taxable income. An investor may receive allocations of taxable income that result in a tax liability that is in excess of any cash distributions we may make to the investor. Among other things, this result might occur due to accounting methodology, lending covenants that restrict our ability to pay cash distributions or our decision to retain the cash generated by the business to fund our operating activities and obligations. Accordingly, investors may be required to pay some or all of the income tax on their allocated shares of our taxable income with personal funds.

An IRS audit could result in adjustments to our allocations of income, gain, loss and deduction causing additional tax liability to our members.

The IRS may audit our income tax returns and may challenge positions taken for tax purposes and allocations of income, gain, loss and deduction to investors. If the IRS were successful in challenging our allocations in a manner that reduces loss or increases income allocable to investors, you may have additional tax liabilities. In addition, such an audit could lead to separate audits of an investor’s tax returns, especially if adjustments are required, which could result in adjustments on your tax returns. Any of these events could result in additional tax liabilities, penalties and interest to you, and the cost of filing amended tax returns.

Before making any decision to invest in us, investors should read this entire prospectus, including all of its exhibits, and consult with their own investment, legal, tax and other professional advisors to determine how ownership of our units will affect your personal investment, legal, and tax situation.

FORWARD LOOKING STATEMENTS

Throughout this prospectus, we make “forward-looking statements” that involve future events, our future performance, and our expected future operations and actions. In some cases, you can identify forward-looking statements by the use of words such as “may,” “should,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” “believe,” “expect” or “anticipate” or the negative of these terms or other similar expressions. The forward-looking statements are generally located in the material set forth under the headings “MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS,” “PLAN OF DISTRIBUTION,” “RISK FACTORS,” “USE OF PROCEEDS,” and “DESCRIPTION OF BUSINESS,” but may be found in other locations as well. These forward-looking statements generally relate to our plans and objectives for future operations and are based upon management’s reasonable estimates of future results or trends. Although we believe that our plans and objectives reflected in or suggested by such forward-looking statements are reasonable, we may not achieve such plans or objectives. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements. Actual results may differ from projected results due, but not limited to, unforeseen developments, including developments relating to the following:

•                  Economic, competitive, demographic, business and other conditions in our local and regional markets;

•                  Changes or developments in laws, regulations or taxes in the ethanol, agricultural or energy industries;

•                  Actions taken or not taken by third-parties, including our suppliers and competitors, as well as legislative, regulatory, judicial and other governmental authorities;

•                  Competition in the ethanol industry;

•                  Overcapacity within the ethanol industry;

•                  Availability and costs of products and raw materials, particularly corn and natural gas;

•                  Fluctuations in petroleum prices;

•                  Changes and advances in ethanol production technology;

•                  Construction delays or unforeseen cost increases in construction;

•                  The loss of our plant due to casualty, weather, mechanical failure or any extended or extraordinary maintenance or inspection that may be required;

•                  Changes in our business strategy, capital improvements or development plans;

•                  The availability of additional capital to support capital improvements and development; and

•                  Other factors discussed under the section entitled “RISK FACTORS” or elsewhere in this prospectus.

You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus have been compiled as of the date of this prospectus and should be evaluated with consideration of any changes occurring after the date of this prospectus. Except as required under federal securities laws and SEC rules and regulations, we will not update forward-looking statements even though our situation may change in the future.

DETERMINATION OF OFFERING PRICE

There is no established market for our units. We established the offering price without an independent valuation of the units. We established the offering price based on our estimate of capital and expense requirements, not based on perceived market value, book value, or other established criteria. In considering our capitalization requirements, we determined the minimum and maximum aggregate offering amounts based upon our cost of capital analysis and debt to equity ratios generally acceptable in the industry. In determining the offering price per unit, we considered the additional administrative expense which would likely result from a lower offering price per unit, such as the cost of increased unit trading. We also considered the dilution impact of our recent issuance of 27,500 Class A units to LSCP, LLLP at a cost of $666.66 per unit for 15,000 Class A units and $800 per unit for 12,500 Class A units in determining an appropriate public offering price per unit. The units may have a value significantly less than the offering price and there is no guarantee that the units will ever obtain a value equal to or greater than the offering price.

DILUTION

An investor purchasing units in this offering will receive units diluted by the prior issuance of Class A units to LSCP, LLLP for initially capitalizing the Company. We issued Class A units to LSCP, LLLP at prices substantially below the price at which we are currently selling Class B units.  These previously issued Class A units will dilute the relative ownership interest of the Class B units sold in this offering because LSCP, LLLP received a relatively greater share of our equity for less consideration than investors are paying for Class B units issued in this offering.  Generally, all investors in this offering will notice immediate dilution.  We have and will continue to use this previous contributed capital to finance development costs and for initial working capital purposes.  We intend to use any remaining balance for the same purposes as those of this offering.

The following chart sets forth the units issued since our inception through the date of this prospectus:

Issuance Event	Number of Units Issued
LSCP, LLLP	27,500
TOTAL:	27,500

As of March 31, 2007, we had 27,500 outstanding.  We issued 27,500 Class A units to LSCP, LLLP at a cost of $666.66 per unit for the first 15,000 units and 12,500 units at a cost of $800 per unit. The units, as of March 31, 2007, had a net tangible book value of $463,928 or $16.87 per unit. The net tangible book value per unit represents members’ equity less intangible assets such as deferred offering costs, divided by the number of units outstanding.   The offering price of $1,000 per unit substantially exceeds the net tangible book value per unit of our outstanding units. Therefore, LSCP, LLLP will realize an immediate increase of at least $901.29 per unit in the pro forma net tangible book value of its units if the minimum (70,000 units) is sold at a price of $1,000 per unit, and an increase of at least $920.54 per unit if the maximum (100,000 units) is sold at a price of $1,000 per unit. Purchasers of units in this offering will realize an immediate dilution of at least $81.84 per unit in the net tangible book value of their units if the minimum is sold at a price of $1,000 per unit, and a decrease of at least $62.59 per unit if the maximum is sold at a price of $1,000 per unit.

An investor purchasing units in this offering will receive units diluted by the prior purchase of units by LSCP, LLLP. We have sold units to LSCP, LLLP at prices below the price at which we are currently selling units. The presence of these previously sold units will dilute the relative ownership interests of the units sold in this offering because these earlier investors received a relatively greater share of our equity for less consideration than investors are paying for units issued in this offering. Generally, all investors in this offering will notice immediate dilution. We have and will continue to use this previously contributed capital to finance development costs and for initial working capital purposes. We intend to use any remaining balance for the same purposes as those of this offering.

The following table illustrates the increase to existing unit holders and the dilution to purchasers in the offering and in the net tangible book value per unit assuming the receipt of the outstanding balance of $19,056,332 from LSCP, LLLP and the minimum or the maximum number of units is sold. The table does not take into account any other changes in the net tangible book value of our units occurring after March 31, 2007 or offering expenses related to this offering other than the issuance of Class A units to LSCP, LLLP.

	Minimum	Maximum
Net tangible book value per unit at March 31, 2007	$16.87	$16.87
Increase in pro forma net tangible book value per unit attributable to the sale of 70,000 (minimum) and 100,000 (maximum) units at $1,000 per unit(1) (2)	$901.29	$920.54
Pro forma net tangible book value per unit at March 31, 2007, as adjusted for the sale of units	$918.16	$937.41
Dilution per unit to new investors in this offering	$(81.84)	$(62.59)

(1)          As adjusted to reflect the receipt of outstanding balance of $19,056,332 from LSCP, LLLP.

(2)          The minimum and maximum number of units is circumscribed by the minimum offering amount of $70,000,000 and maximum offering amount of $100,000,000, before additional offering costs incurred since March 31, 2007.

We may seek additional equity financing in the future, which may cause additional dilution to investors in this offering, and a reduction in their equity interest. The holders of the units purchased in this offering will have no preemptive rights on any units to be issued by us in the future in connection with any such additional equity financing. We could be required to issue warrants to purchase additional units to a lender in connection with our debt financing. If we sell additional units or warrants to purchase additional units, the sale or exercise price could be higher or lower than what investors are paying in this offering. If we sell additional units at a lower price it could lower the value of an existing investor’s units.

The table below sets forth as of the date of this prospectus, on an “as-if-converted” basis, the difference between the number of units purchased, and total consideration paid for those units, by existing unit holders, compared to units purchased by new investors in this offering without taking into account any offering expenses.

Total Number of Units Purchased

	Minimum Number	Percent	Maximum Number	Percent
Existing unit holders	27,500	28.21%	27,500	21.57%
New investors	70,000	71.79%	100,000	78.43%
Total	97,500	100.00%	127,500	100.00%

Total Consideration Paid for Units

	Amount	Minimum Percent	Average	Amount	Maximum Percent	Average
Existing unit holders	$19,999,900	22.22%	$727.27	$19,999,900	16.67%	$727.27
New investors	$70,000,000	77.78%	$1,000	$100,000,000	83.33%	$1,000
Total	$89,999,900	100.00%	$923.08	$119,999,900	100.00%	$941.48

CAPITALIZATION

We issued 15,000 units to LSCP, LLLP at a price of $666.66 per unit and 12,500 units to LSCP, LLLP at a price of $800 per unit in exchange for initially capitalizing ARCP.  We have received total non-cash proceeds from LSCP, LLLP of $943,568, consisting of $393,568 in services and $50,000 in land options which were assigned to us by LSCP, LLLP, and $500,000 paid to Fagen, Inc. by LSCP, LLLP on our behalf for our letter of intent payment, plus a promissory note for $19,056,332. If the minimum offering amount of $70,000,000 is attained, we will have total membership proceeds of $89,999,900 at the end of this offering, less offering expenses. If the maximum offering of $100,000,000 is attained, we will have total membership proceeds of $119,999,900 at the end of this offering, less offering expenses.

Capitalization Table

The following table sets forth our capitalization at March 31, 2007 on an actual and pro forma basis to reflect the units offered in this offering.

			Pro Forma(1)
	Actual		Minimum		Maximum

Unit holders’ equity:	$943,568	(2)	$89,999,900	(3)	$119,999,900	(4)
Accumulated deficit	(362,731)		(362,731)		(362,731)
Total unit holder’s equity (deficit)	580,837		637,169		119,637,169
Total Capitalization(3)	$580,837		$89,637,169		$119,637,169

(1)          As adjusted to reflect receipt of gross proceeds from this offering prior to deducting offering expenses and prior to securing a debt financing commitment.

(2)          Our unit holders’ equity consists of $393,568 in services, $500,000 paid to Fagen, Inc. by LSCP, LLLP on our behalf for our letter of intent payment, and $50,000 in land options which were assigned to us by LSCP, LLLP.

(3)          As adjusted to reflect the receipt of the outstanding balance of the $19,056,332 promissory note from LSCP, LLLP’s subscription of Class A units.

(4)          In order to fully capitalize the project, we will also need to obtain debt financing ranging from approximately $82,500,100 to $112,500,100 less any grants and/or tax increment financing we are awarded. Our estimated long-term debt requirements are based upon our project coordinators’ past experience with similar projects, preliminary discussions with lenders and our independent research regarding capitalization requirements for similar ethanol plants.

DISTRIBUTION POLICY

We have not declared or paid any distributions on the units. We do not expect to generate revenues until the proposed ethanol plant is operational, which is expected to occur approximately 18 to 20 months after construction commences. After operation of the proposed ethanol plant begins, it is anticipated, subject to any loan covenants or restrictions with any senior and term lenders, that we will distribute “net cash flow” to our members in proportion to the units that each member holds relative to the total number of units outstanding. “Net cash flow,” means our gross cash proceeds less any portion, as determined by the board of directors in their sole discretion, used to pay or establish reserves for operating expenses, debt payments, capital improvements, replacements and contingencies. However, there can be no assurance that we will ever be able to pay any distributions to the unit holders, including you. Additionally, our lenders may further restrict our ability to make distributions during the initial period of the term debt.

SELECTED FINANCIAL DATA

The following table summarizes important financial information from our February 28, 2007 audited financial statements and our March 31, 2007 unaudited financial statements. You should read this table in conjunction with the financial statements and the notes included elsewhere in this prospectus.

Akron Riverview Corn Processors, LLC
( A Development-stage Company )
Statement of Operations
Period from November 27, 2006 (Date of Inception) to February 28, 2007 and March 31, 2007

	February 28, 2007	March 31, 2007
Revenue	$—	$—
Operating Expenses
Professional Fees	217,643	264,675
General and Administrative	97,587	98,056
Total Expenses	315,230	362,731
Net loss during the development-stage	$(315,230)	$(362,731)
Net loss per capital unit	$(1,064.97)	$(51.52)
Weighted average capital units outstanding	296	7,040

As a development-stage company, we do not expect to generate any revenue until the plant is completely constructed and operational. For the period from inception through March 31, 2007, our expenses consist of professional fees and general and administrative expenses. The professional fees represent the fees paid to professionals such as our engineering and development consultants, accountants and attorneys relating to the organization and development of the Company. General and administrative expenses includes rent expense paid as part of the land option agreements, expired land option fees and other miscellaneous expenses.

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

Overview

This prospectus contains forward-looking statements that involve risks and uncertainties. Actual events or results may differ materially from those indicated in such forward-looking statements. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those risk factors described elsewhere in this prospectus. The following discussion of the financial condition and results of our operations should be read in conjunction with the financial statements and related notes thereto included elsewhere in this prospectus.

We are a development-stage Iowa limited liability company formed on November 27, 2006, for the purpose of constructing a 100 million gallon per year ethanol plant in northwest Iowa in Plymouth County near the City of Akron. We do not expect to generate any revenue until the plant is completely constructed and operational. For more information about our potential plant site, please refer to “Description of Business — Project Location and Proximity to Markets.” Our board of directors reserves the right to change the location of the plant site, in their sole discretion, for any reason. We anticipate the final plant site will have access to both truck and rail transportation.

Based upon engineering specifications produced by Fagen, Inc., we expect the plant to annually consume approximately 37 million bushels of corn and annually produce approximately 100 million gallons of fuel grade ethanol, and approximately 330,000 tons distillers grain. We currently estimate that it will take 18 to 20 months after construction commences to complete plant construction.

We expect the project will cost approximately $202,500,000 to complete. This includes approximately $129,505,000 to build the plant and an additional $72,995,000 in other capital expenditures and working capital. Except for the letter of intent with Fagen, Inc., we do not have any binding or non-binding agreements with any contractor for the labor or materials necessary to build the plant. As a result, our anticipated total project cost is not a firm estimate and is expected to change from time to time as the project progresses. We are still in the development phase, and until the proposed ethanol plant is operational, we will generate no revenue. We anticipate that accumulated losses will continue to increase until the ethanol plant is operational.

Plan of Operations Until Start-Up of Ethanol Plant

We expect to spend at least the next 12 months focused on three primary activities: (1) project capitalization; (2) site acquisition and development; and (3) plant construction and start-up operations. Assuming the successful completion of this offering and the related debt financing, we expect to have sufficient cash on hand to cover all costs associated with construction of the project, including, but not limited to, site acquisition and development, utilities, construction and equipment acquisition. In addition, we expect our seed capital proceeds to supply us with enough cash to cover our costs through this period, including staffing, office costs, audit, legal, compliance and staff training.

Project Capitalization

We will not close the offering until we have raised the minimum offering amount of $70,000,000. We have until [twelve month date] to sell the minimum number of units required to raise the minimum offering amount. If we sell the minimum number of units prior to [twelve month date], we may decide to continue selling units until we sell the maximum number of units or [twelve month date], whichever occurs first. Even if we successfully close the offering by selling at least the minimum number of units by [twelve month date], we will not release the offering proceeds from escrow until the cash proceeds in escrow equal $70,000,000 or more and we secure a written debt financing commitment for debt financing ranging from a minimum of $82,500,100 to a maximum of $112,500,100 depending on the level of equity raised and the amount of bond financing and any grant funding we may receive. We estimated the range of debt financing we will need by subtracting the minimum and maximum amount of equity in this offering and the $19,999,900 initial capitalization we expect to receive from LSCP, LLLP from the estimated total project cost of $202,500,000.

We have not yet obtained any commitments for equity, debt or bond financing. We have started identifying and interviewing potential lenders, however, we have not signed any commitment or contract for debt financing. Completion of the project relies entirely on our ability to attract these loans and close on this offering.

A debt financing commitment only obligates the lender to lend us the debt financing that we need if we satisfy all the conditions of the commitment. These conditions may include, among others, the total cost of the project being within a specified amount, the receipt of engineering and construction contracts acceptable to the lender, evidence of the issuance of all permits, acceptable insurance coverage and title commitment, the contribution of a specified amount of equity and attorney opinions. At this time, we do not know what business and financial conditions will be imposed on us. We may not satisfy the loan commitment conditions before closing, or at all. If this occurs we may:

•                  commence construction of the plant using all or a part of the equity funds raised while we seek another debt financing source;

•                  hold the equity funds raised indefinitely in an interest-bearing account while we seek another debt financing source; or

•                  return the equity funds, if any, to investors with accrued interest, after deducting the currently indeterminate expenses of operating our business or partially constructing the plant before we return the funds.

While the foregoing alternatives may be available to us, we do not expect to begin substantial plant construction activity before satisfying the loan commitment conditions or closing the loan transaction because it is very likely that Fagen, Inc. and any lending institution will prohibit substantial plant construction activity until satisfaction of loan commitment conditions or loan closing. However, in the unlikely event that the loan commitment and Fagen, Inc. permit us to spend equity proceeds prior to closing the loan and obtaining loan proceeds, we may decide to spend equity proceeds on project development expenses, such as securing critical operating contracts or owner’s construction costs such as site development expenses. If we decide to proceed in that manner, we expect the minimum aggregate offering amount would satisfy our cash requirements for approximately three to four months and the maximum aggregate offering amount would satisfy our cash requirements for approximately six to seven months. We expect that proceeding with plant construction prior to satisfaction of the loan commitment conditions or closing the loan transaction could cause us to abandon the project or terminate operations. As a result, you could lose all or part of your investment.

We do not expect to hold the equity funds indefinitely in an interest-bearing account while we seek another debt financing source because it is likely that Fagen, Inc. would not be willing to renew its letter of intent with us until we had secured a debt financing source. Our letter of intent with Fagen, Inc. terminates on December 31, 2007 unless the basic site and design of our ethanol facility has been determined and mutually agreed upon, a specific site or sites have been determined and mutually agreed upon, and at least

10% of the necessary equity has been raised. If we failed to find a new debt financing source and Fagen, Inc. refused to renew or extend its letter of intent with us, we would expect to return your investment with any accrued interest after deducting operating expenses. Please refer to the section of the prospectus entitled, “RISK FACTORS - Risks Related to Our Financing Plan,” on page 11 for a discussion of the risks involved in project capitalization.

Site Acquisition and Development

During and after the offering, we expect to continue working principally on the preliminary design and development of our proposed ethanol plant, the acquisition and development of a plant site in Plymouth County, Iowa, obtaining the necessary construction permits, identifying potential sources of debt financing and negotiating the corn supply, ethanol and co-product marketing, utility and other contracts. We plan to fund these activities and initiatives using the $19,999,900 investment from LSCP, LLLP. We believe that our existing funds will permit us to continue our preliminary activities through the end of this offering. If we are unable to close on this offering by that time or otherwise obtain other funds, we may need to delay or abandon operations.

In June 2006, LSCP, LLLP obtained the exclusive right and option to purchase two parcels of land, consisting of approximately 300 acres of land (actual acreage will be determined by survey), in Plymouth County, Iowa.  LSCP, LLLP paid approximately $50,000 for the exclusive right and options in Plymouth County. The purchase price is dependent on the number of parcels purchased.  LSCP, LLLP assigned the option agreements to ARCP on March 22, 2007.

The first option was entered into on June 16, 2006 by LSCP, LLLP and the Mary Frances Wohlenberg Trust. LSCP paid $15,000 for this option on a tract of land in Plymouth County, Iowa.  LSCP, LLLP paid an additional $10,000 in December 2006 to extend the option to June 19, 2007.  LSCP, LLLP assigned the option to ARCP on March 22, 2007.  The second option was entered into on June 19, 2006 between LSCP, LLLP and Robert E. Lias and Margaret Lias. LSCP, LLLP paid $15,000 for this option on a tract of land in Plymouth County Iowa. LSCP, LLLP paid an additional $10,000 in December 2006 to extend the option to June 19, 2007.  LSCP, LLLP assigned the option to ARCP on March 22, 2007. On June 18, 2007, we provided notice to the landowners of our intent to exercise the option agreements. We are currently in the process of finalizing the real estate purchase agreements.

Our potential site is located within a 500 year floodplain area.  Prior to commencing construction, we must raise the land upon which we intend to build our plant a minimum of four feet to remove the plant site from the 500 year floodplain.  We will require approximately 1,400,000 cubic yards of dirt in order to complete the project.  While we believe we will be able to raise the property above the floodplain, there is no assurance that we will be able to do so.  If we are unable to raise the project site above the 500 year floodplain, we may be unable to obtain the required permits and be forced to abandon our project.

Plant Construction and Start-up of Plant Operations

We expect to complete construction of the proposed plant and commence operations approximately 18 to 20 months after construction commences. Our work will include completion of the final design and development of the plant. We also plan to negotiate and execute contracts concerning the construction of the plant, provision of necessary electricity, natural gas and other power sources and marketing agreements for ethanol and co-products. Assuming the successful completion of this offering and our obtaining the necessary debt financing, we expect to have sufficient cash on hand to cover construction and related start-up costs necessary to make the plant operational. We estimate that we will need approximately $129,505,000 to construct the plant and a total of approximately $72,995,000 to cover all capital expenditures necessary to complete the project, make the plant operational and produce revenue.

Future Plans to Participate in Other Ethanol Manufacturing Facilities

All of our directors are involved with another ethanol plant near Marcus, Iowa called Little Sioux. Our chairman, Ron Wetherell, currently serves as chairman of Little Sioux. Our vice chairman, Myron Pingel, serves on the board of Little Sioux and is currently its vice chairman.  Our secretary, Tim Ohlson, also serves as secretary of Little Sioux.  In addition, directors Daryl Haack, Darrell Downs, Verdell Johnson, Dale Arends, Vince Davis, Doug Lansink, Steve Core, Rex Roehl and Marty Lyons all serve on the board of Little Sioux.  Our chief executive officer, Steve Roe, is the chief executive officer for Little Sioux and our chief financial officer, Gary Grotjohn, serves as the chief financial officer for Little Sioux.  Due to the proximity of these two plants, it is possible that they will compete for corn supply. However, it is possible that there may be advantages due to various synergies between ARCP and Little Sioux, such as resource pooling, cost sharing and purchasing and marketing discounts, there is no guarantee or assurance that we will enter into such an arrangement with Little Sioux or that such an arrangement will produce benefits for us. We do not have any agreement or arrangement concerning Little Sioux or any other ethanol project at this time. We will continue to monitor and evaluate these opportunities as they present themselves to determine if participation in any other project is in our best interests.

Trends and Uncertainties Impacting the Ethanol Industry and Our Future Revenues

If we are successful in building and constructing the ethanol plant, we expect our future revenues will primarily consist of sales of ethanol and distillers grains. We expect ethanol sales to constitute the bulk of our revenues. Recently, the demand for ethanol increased relative to supply causing upward pressure on ethanol market prices. Increased demand, firm crude oil and gas markets, public acceptance, and positive political signals have all contributed to a strengthening of ethanol prices. In order to sustain these higher price levels however, management believes the industry will need to continue to grow demand to offset the increased supply brought to the market place by additional production.

We also expect to benefit from federal ethanol supports and federal tax incentives. Changes to these supports or incentives could significantly impact demand for ethanol. On August 8, 2005, President George W. Bush signed into law the Energy Policy Act of 2005. The Act contains numerous provisions that are expected to favorably impact the ethanol industry by enhancing both the production and use of ethanol. Most notably, the Act created a 7.5 billion gallon renewable fuels standard (RFS). The RFS is a national renewable fuels mandate as to the total amount of national renewable fuels usage but allows flexibility to refiners by allowing them to use renewable fuel blends in those geographic areas where it is most cost-effective rather than requiring renewable fuels to be used in any particular area or state. The RFS will began at 4 billion gallons in 2006, and increase to 7.5 billion gallons by 2012. According to the Renewable Fuels Association, the Act is expected to lead to about $6 billion in new investment in ethanol plants across the country.

The President’s 2007 State of the Union Address proposed an expansion and reform of the RFS.  To comply with the current standard, fuel blenders must use 7.5 billion gallons of renewable fuels in 2012.  Under the President’s proposal, the fuel standard would be set at 35 billion gallons of renewable and alternative fuels in 2017.  Besides displacing 15 percent of projected annual gasoline use in 2017, the President’s proposal will also increase the scope of the current RFS, expanding it to an Alternative Fuel Standard (AFS).  The AFS will include sources such as corn ethanol, cellulosic ethanol, biodiesel, methanol, butanol, hydrogen and alternative fuels.  Under the President’s plan, the EPA Administrator and the Secretaries of Agriculture and Energy will have authority to waive or modify the standard if they deem it necessary, and the new fuel standard will include an automatic “safety valve” to protect against unforeseen increases in the prices of alternative fuels or their feedstocks.

The President’s ambitious goals are not likely to be reached with current technology and exclusively corn-derived ethanol.  We cannot assure you that legislation addressing these goals will be adopted or that the renewable fuels industry will comply with the President’s goals and any resulting legislation.  Our failure to do so may result in the loss of some or all of your investment.

Ethanol production continues to rapidly grow as additional plants and plant expansions become operational. As of April 2007, approximately 116 ethanol plants were producing ethanol with a combined annual production capacity of approximately 5.9 billion gallons per year and current expansions and plants under construction constituted an additional future production capacity of 6.6 billion gallons per year. Since the current national ethanol production capacity exceeds the 2006 RFS requirement, we believe that other market factors, such as the growing trend for reduced usage of MTBE by the oil industry, state renewable fuels standards and increases in voluntary blending by terminals, are primarily responsible for current ethanol prices. Accordingly, it is possible that the RFS requirements may not significantly impact ethanol prices in the short-term.  However, the increased requirement of 7.5 billion by 2012 is expected to support ethanol prices in the long term.  A greater supply of ethanol on the market from these additional plants and plant expansions could reduce the price we are able to charge for our ethanol.  This may decrease our revenues when we begin selling our ethanol.

Demand for ethanol may increase as a result of increased consumption of E85 fuel. E85 fuel is a blend of 70% to 85% ethanol with gasoline. According to the Energy Information Administration, E85 consumption is projected to increase from a national total of 11 million gallons in 2003 to 47 million gallons in 2025. E85 is used as an aviation fuel and as a hydrogen source for some fuel cells. In the U.S., there are currently approximately 3 million flexible fuel vehicles capable of operating on E85 and approximately 600 retail stations supplying it. Ford and General Motors have recently begun national campaigns to promote ethanol and flexible fuel vehicles. Automakers have indicated plans to produce an estimated 2 million additional flexible fuel vehicles per year. The demand for E85 is largely driven by flexible fuel vehicle penetration of the US vehicle fleet, the retail price of E85 compared to regular gasoline and the availability of E85 at retail stations. Because flexible fuel vehicles can operate on both E85 and gasoline, if the price of regular gasoline falls below E85, demand for E85 will decrease as well. In addition, gasoline stations offering E85 are relatively scarce. At the end of 2005, only 608 of the country’s 170,000 gas stations offered E85 as an alternative to ordinary gasoline. However, most of these stations are in the Upper Midwest, which will be our target market area. The National Ethanol Vehicle Coalition expected 2,000 stations to sell E85 by the end of 2006, which would represent approximately 1% of all refueling stations. The Energy Policy Act of

2005 established a tax credit of 30% for infrastructure and equipment to dispense E85, which became effective in 2006 and is scheduled to expire December 31, 2010. This tax credit is expected to encourage more retailers to offer E85 as an alternative to regular gasoline. According to the Iowa Renewable Fuels Association, as of March 2007, there are approximately 58 gasoline retailers offering E85 throughout Iowa.

Demand for ethanol has been supported by higher oil prices and its refined components. While the mandated usage required by the renewable fuels standard is driving demand, our management believes that the industry will require an increase in voluntary usage in order to experience long-term growth. We expect this will happen only if the price of ethanol is also deemed economical by blenders. Our management believes that increased consumer awareness of ethanol-blended gasoline will be necessary to motivate blenders to voluntarily increase the amount of ethanol blended into gasoline. In the future, a lack of voluntary usage by blenders in combination with additional supply may damage our ability to generate revenues and maintain positive cash flows.

Although the Energy Policy Act of 2005 did not impose a national ban of methyl tertiary butyl ether (“MTBE”), the primary competitor of ethanol as a fuel oxygenate, the Act’s failure to include liability protection for manufacturers of MTBE could result in refiners and blenders using ethanol as an oxygenate rather than MTBE to satisfy the Clean Air Act’s reformulated gasoline oxygenate requirement. While this may create some additional demand in the short term, the Act repeals the Clean Air Act’s 2% oxygenate requirement for reformulated gasoline immediately in California and 270 days after enactment elsewhere. However, the Clean Air Act also contains an oxygenated fuel requirement for areas classified as carbon monoxide non-attainment areas. These areas are required to establish an oxygenated fuels program for a period of no less than three months each winter. The minimum oxygen requirement for gasoline sold in these areas is 2.7% by weight. This is the equivalent of 7.7% ethanol by volume in a gasoline blend. This requirement was unaffected by the Act and a number of states, including California, participate in this program.

Consumer resistance to the use of ethanol may affect the demand for ethanol which could affect our ability to market our product and reduce the value of your investment. According to media reports in the popular press, some consumers believe that use of ethanol will have a negative impact on retail gasoline prices. Many also believe that ethanol adds to air pollution and harms car and truck engines. Still other consumers believe that the process of producing ethanol actually uses more fossil energy, such as oil and natural gas, than the amount of ethanol that is produced. These consumer beliefs could potentially be wide-spread.  If consumers choose not to buy ethanol, it would affect the demand for the ethanol we produce which could lower demand for our product and negatively affect our profitability.

Trends and Uncertainties Impacting the Corn and Natural Gas Markets and Our Future Cost of Goods Sold

We expect our future cost of goods sold will consist primarily of costs relating to the corn and natural gas supplies necessary to produce ethanol and distillers grains for sale. In January 2007, the United States Department of Agriculture reported the 2006 corn crop at 10.5 billion bushels, which is a 5% decrease from the 2005 corn crop and an 11% decrease from the record-setting 2004 corn crop. Although we do not expect to begin operations until spring 2009, we expect continued volatility in the price of corn, which will significantly impact our cost of goods sold. The number of operating and planned ethanol plants in our immediate surrounding area and nationwide will also significantly increase the demand for corn. This increase will likely drive the price of corn upwards in our market which will impact our ability to operate profitably.

•      Natural gas is also an important input commodity to our manufacturing process. We estimate that our natural gas usage will be approximately 10% to 15% of our annual total production cost. We use natural gas to dry our distillers grain products to moisture contents at which they can be stored for long periods of time, and can be transported greater distances. Dried distillers grains have a much broader market base, including the western cattle feedlots, and the dairies of California and Florida. Recently, the price of natural gas has risen along with other energy sources. Natural gas prices are considerably higher than the 10-year average. In late August 2005, Hurricane Katrina caused dramatic damage to areas of Louisiana, which is the location of one of the largest natural gas hubs in the United States. As the damage from the hurricane became apparent, natural gas prices substantially increased. Hurricane Rita also impacted the Gulf Coast and caused shutdowns at several Texas refineries, which further increased natural gas prices. We expect continued volatility in the natural gas market. Any ongoing increases in the price of natural gas will increase our cost of production and may negatively impact our future profit margins.

Employees

As of the date of this prospectus, we do not have any full-time employees. On May 30, 2007, we entered into a management agreement with Twin Rivers, a wholly-owned subsidiary of LSCP, LLLP to direct, supervise, operate, maintain and manage our plant.  We anticipate that we will lease approximately 40 full-time employees for the operation of our plant   Our officers are Steve Roe,

Chief Executive Officer; Gary Grotjohn, Chief Financial Officer; Ron Wetherell, Chairman; Myron Pingel, Vice Chairman; and Tim Ohlson, Secretary.

Liquidity and Capital Resources

In February 2007, we issued a total of 27,500 Class A units to LSCP, LLLP at a price of $666.66 per Class A unit for 15,000 Class A units and $800 per Class A unit for 12,500 Class A units issued and received aggregate proceeds of $943,568, consisting of $393,568 in services, $50,000 in land options which were assigned to us by LSCP, LLLP, and $500,000 paid to Fagen, Inc. by LSCP, LLLP on our behalf for our letter of intent payment, plus a promissory note for $19,056,332.  We determined the offering price for the Class A units based upon the capitalization requirements necessary to fund our development, organization and financing activities as a development-stage company. We did not rely upon any independent valuation, book value or other valuation criteria in determining the seed capital offering price per unit. We expect the initial capitalization from LSCP, LLLP to provide us with sufficient liquidity to fund the developmental, organizational and financing activities necessary to advance our project. Specifically, we expect the capitalization proceeds will be sufficient to fund the following activities which we expect to conduct during this offering: identification of and negotiation with potential senior lenders and providers of bond financing, initial construction and permitting, identification of and negotiation with potential ethanol and distillers grains marketing firms and project capitalization including equity raising activities. We will not be able to begin significant site development and plant construction activity until we receive proceeds from this offering.

LSCP, LLLP’s investment in ARCP was immediately at-risk capital at the time of the investment. We increased the public offering price per unit to $1,000 based on the differences in risk and the development-stage of our project at the time of investment.

As of March 31, 2007, we had total assets of $666,909 consisting of purchase options on potential plant sites, builder commitment fees and deferred offering costs. As of March 31, 2007, we had current liabilities of $86,072 consisting of our accounts payable. Since our inception through March 31, 2007, we have an accumulated deficit of $362,731. Total members’ equity as of March 31, 2007, was $580,837. Since our inception on November 27, 2006, we have generated no revenue from operations.

As a development-stage company, we do not expect to generate any revenue until the plant is completely constructed and operational. For the period from inception through March 31, 2007, our expenses consist of professional fees and general and administrative expenses. The professional fees represent the fees paid to professionals such as our engineering and development consultants, accountants and attorneys relating to the organization and development of the Company.

Capitalization Plan

Based on our business plan and current construction cost estimates, we believe the total project will cost approximately $202,500,000. Our capitalization plan consists of a combination of equity, including our previous seed capital, debt financing, bond financing and government grants.

Equity Financing

We are seeking to raise a minimum of $70,000,000 and a maximum of $100,000,000 of equity in this offering. Depending on the level of equity raised in this offering, the amount of any grants awarded to us, and the amount of bond financing we are able to procure, we expect to require debt financing ranging from approximately $82,500,100 to approximately $112,500,100 to supplement the $19,999,900 capital investment from LSCP, LLLP.

Debt and Bond Financing

We hope to attract senior debt financing from a major bank (with participating loans from other banks) and/or bond financing to construct the proposed ethanol plant. We expect the senior debt financing will be secured by all of our real property, including receivables and inventories. We plan to pay near prime rate on this loan, plus annual fees for maintenance and observation of the loan by the lender, however, there is no assurance that we will be able to obtain the senior debt financing or that adequate debt financing will be available on the terms we currently anticipate. Our senior debt financing may also include bond financing issued through a governmental entity or bonds guaranteed by a governmental agency. We do not have any contracts or commitments with any governmental entity or underwriter for bond financing and there is no assurance that we will be able to secure bond financing as part of the senior debt financing for the project. If we are unable to obtain senior debt in an amount necessary to fully capitalize the project, we may have to seek subordinated debt financing which would increase the cost of debt and could require us to issue warrants. The increased cost of the subordinated debt financing could reduce the value of our units.

We do not have contracts or commitments with any bank, lender, underwriter, governmental entity or financial institution for debt financing. We have started identifying and interviewing potential lenders, however, we have not signed any commitment or contract for debt financing. Completion of the project relies heavily on our ability to attract these loans and close on this offering.

Grants and Government Programs

On February 15, 2007, we were awarded $12,187,500 from the Iowa Department of Economic Development under the High Quality Jobs Creation program from the state of Iowa.  The award consists of an estimated income tax credit of $8,200,000 and an estimated sales and use tax refund of $3,987,500.  We have not signed the grant agreement and there is no guarantee that we will meet the criteria imposed by IDED.  If we do not, we would be ineligible to receive the grant proceeds.

Critical Accounting Policies

Management uses estimates and assumptions in preparing our financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Significant estimates include the deferral of expenditures for offering costs, which are dependent upon successful financing of the project. We defer the costs incurred to raise equity financing until that financing occurs. At the time we issue new equity, we will net these costs against the equity proceeds received. Alternatively, if the equity financing does not occur, we will expense the offering costs.  It is possible that this estimate may change in the near term.

Off-Balance Sheet Arrangements.

We do not have any off-balance sheet arrangements.

ESTIMATED SOURCES OF FUNDS

The following tables set forth various estimates of our sources of funds, depending upon the amount of units sold to investors and based upon various levels of equity that our lenders may require. The information set forth below represents estimates only and actual sources of funds could vary significantly due to a number of factors, including those described in the section entitled “RISK FACTORS” and elsewhere in this prospectus.

Sources of Funds(1)	Minimum 70,000 Units Sold	Percent of Total
Unit Proceeds	$70,000,000	34.57%
LSCP, LLLP Investment	$19,999,900	9.88%
Senior Debt Financing	$112,500,100	55.55%
Total Sources of Funds	$202,500,000	100.00%

Sources of Funds(1)	If 85,000 Units Sold	Percent of Total
Unit Proceeds	$85,000,000	41.97%
LSCP, LLLP Investment	$19,999,900	9.88%
Senior Debt Financing	$97,500,100	48.15%
Total Sources of Funds	$202,500,000	100.00%

Sources of Funds(1)	Maximum 100,000 Units Sold	Percent of Total
Unit Proceeds	$100,000,000	49.38%
LSCP, LLLP Investment	$19,999,900	9.88%
Senior Debt Financing	$82,500,100	40.74%
Total Sources of Funds	$202,500,000	100.00%

(1)          We may receive federal and state grants. Additionally, we may receive bond financing. If we receive grants or bond financing, we expect to reduce the amount of equity proceeds or senior debt financing necessary for our capitalization by the same or similar amount.

ESTIMATED USE OF PROCEEDS

The gross proceeds from this offering, before deducting offering expenses, will be $70,000,000 if the minimum amount of equity offered is sold, and $100,000,000 if the maximum number of units offered is sold. We estimate the offering expenses to be approximately $5,240,000. Therefore, we estimate the net proceeds of the offering to be $64,760,000 if the minimum amount of equity is raised, and $94,760,000 if the maximum number of units offered is sold.

	Maximum Offering	Minimum Offering
Offering Proceeds ($1,000 per unit)	$100,000,000	$70,000,000
Less Estimated Offering Expenses (1)	$(5,240,000)	$(5,240,000)
Net Proceeds from Offering	$94,760,000	$64,760,000

Securities and Exchange Commission registration fee	$3,070
Legal fees and expenses	50,000
Consulting fees	5,000,000
Accounting fees	25,000
Blue Sky filing fees	22,000
Printing expenses	50,000
Advertising	89,930
Total	$5,240,000

We intend to use the net proceeds of the offering to construct and operate an ethanol plant with a 100 million gallon per year nameplate manufacturing capacity. We must supplement the proceeds of this offering with debt financing to meet our stated goals. We estimate that the total capital expenditures for the construction of the plant will be approximately $202,500,000. The total project cost is a preliminary estimate primarily based upon the experience of our general contractor, Fagen, Inc., with ethanol plants similar to the plant we intend to construct and operate. We expect the total project cost will change from time to time as the project progresses.

The following table describes our proposed use of proceeds. The actual use of funds is based upon contingencies, such as the estimated cost of plant construction, the suitability and cost of the proposed site, the regulatory permits required and the cost of debt financing and inventory costs, which are driven by the market. Therefore, the following figures are intended to be estimates only, and the actual use of funds may vary significantly from the descriptions given below depending on contingencies such as those described above.

Use of Proceeds	Amount	Percent of Total
Plant construction	$129,505,000	63.95%
CCI index and surcharge contingency	7,800,000	3.85%
Land cost	4,500,000	2.22%
Site development costs	13,355,000	6.66%
Construction contingency	1,600,000	0.79%
Construction performance bond	350,000	0.17%
Construction insurance costs	200,000	0.10%
Construction manager fees	130,000	0.06%
Administrative building	350,000	0.17%
Office equipment	75,000	0.04%
Computers, Software, Network	150,000	0.07%
Railroad	7,000,000	3.46%
Rolling stock	650,000	0.31%
Fire protection, water supply, water treatment	10,565,000	5.22%
Capitalized interest	3,070,000	1.52%
Start up costs:
Financing costs	1,000,000	0.47%
Organization costs(1)	6,250,000	3.09%
Pre-production period costs	950,000	0.47%
Working capital	7,500,000	3.70%
Inventory - corn	2,500,000	1.23%
Inventory - chemicals and ingredients	500,000	0.25%
Inventory - work in progress - Ethanol	1,750,000	0.86%
Inventory - work in progress - DDGS	750,000	0.37%
Inventory - prepaid natural gas	1,250,000	0.62%
Spare parts - process equipment	750,000	0.37%
Total	$202,500,000	100.00%

(1)          Includes estimated offering expenses of $5,240,000.

Plant Construction. The construction of the plant itself is by far the single largest expense at approximately $129,505,000. We have a letter of intent with Fagen, Inc., but we have not yet signed a binding definitive agreement for plant construction. See “MANAGEMENT’S DISCUSSION AND ANALYSIS OF PLAN OF OPERATION - Design-Build Team; Letter of Intent with Fagen, Inc.”

CCI Index and Surcharge Contingency. Under our letter of intent with Fagen, Inc., the contract price of $129,505,000 may be further increased if the construction cost index (“CCI”) published by Engineering News-Record Magazine reports a CCI greater than 7879.58 in the month in which we issue to Fagen, Inc., a notice to proceed with plant construction. The amount of the contract price increase will be equal to the increase in the CCI based upon the January 2007 CCI of 7879.58. If the CCI remains at the January 2007 level or increases above that level in the month in which we issue to Fagen, Inc. a notice to proceed with plant construction, the contract price will accordingly increase. In addition, Fagen will add a surcharge of one half of one percent (0.5%) to the contract price for every calendar month that has passed between January 2007 and the month in which we give a notice to proceed to Fagen. The total increase to our contract price is limited to a total of 6%. Thus, we have allowed for $7,800,000 index contingency in our total estimated costs of the project.

Land Cost. In June 2006, LSCP, LLLP obtained the exclusive right and option to purchase approximately 300 acres of land, in Plymouth County, Iowa owned by private landowners.  LSCP, LLLP paid $50,000 for the exclusive right and options. LSCP, LLLP assigned the option agreements to us on March 22, 2007. On June 18, 2007, we provided notice to the landowners of our intent to exercise the option agreements. We are in the process of finalizing the land purchase. The purchase price is dependent on the number of parcels we purchase.  Thus, we have allowed $4,500,000 for land costs.

Site Development. We estimate that site development costs will be approximately $13,355,000.  Site development includes site engineering, improvements, utilities and infrastructure and permitting.  The land is currently in a 500 year floodplain and we will be required to raise the site approximately 4 feet prior to commencing construction.  Raising the site will require approximately 1.4 million cubic feet of dirt be brought to the site and other construction materials.  Thus, we have allocated $13,355,000 for site development in order to raise the site and complete all other development projects.

Construction Contingency. We project approximately $1,600,000 for unanticipated expenditures in connection with the construction of our plant. We plan to use excess funds for our general working capital.

Construction Performance Bond and Insurance Costs. We estimate the construction bond for the project to cost approximately $350,000. We have budgeted approximately $200,000 for builder’s risk insurance, general liability insurance, workers’ compensation and property insurance. We have not yet determined our actual costs and they may exceed this estimate.

Administration Building, Furnishings, Office and Computer Equipment. We anticipate spending approximately $350,000 to build our administration building on the plant site. We expect to spend an additional $75,000 on our furniture and other office equipment and $150,000 for our computers, software and network.

Rail Infrastructure and Rolling Stock. If the plant is constructed near Akron, Iowa, rail improvements, such as siding and switches may need to be installed at an estimated cost of $7,000,000. We anticipate the need to purchase rolling stock at an estimated cost of $650,000.

Fire Protection System, Water Supply and Water Treatment System. We anticipate spending $10,565,000 to equip the plant with adequate fire protection, water supply and to install a water treatment system at our plant.

Capitalized Interest. This consists of the interest we anticipate incurring during the development and construction period of our project. For purposes of estimating capitalized interest and financing costs, we have assumed senior debt financing of approximately $111,375,000. We determined this amount of debt financing based upon an assumed equity amount of $91,125,000.  This does not include the LSCP, LLLP investment of $19,999,900. If any of these assumptions changed, we would need to revise the level of term debt accordingly. Loan interest during construction will be capitalized and is estimated to be $3,070,000, based upon senior debt of

$111,375,000 and an estimated interest rate of 8.25% or better. We have estimated our financing costs of $1,000,000 based upon this same level of term debt.

Financing Costs. Financing costs consist of all costs associated with the procurement of approximately $111,375,000 of debt financing. These costs include bank origination and legal fees, loan processing fees, appraisal and title insurance charges, recording and deed registration tax, our legal and accounting fees associated with the financing and project coordinator fees, if any, associated with securing the financing. Our actual financing costs will vary depending on the amount we borrow.

Organizational Costs. We have budgeted $6,250,000 for developmental, organizational, legal, accounting and other costs associated with our organization and operation as an entity, including, but not limited to estimated offering expenses of $5,240,000.

Pre-Production Period Costs. We project $950,000 of pre-production period costs. These represent costs of beginning production after the plant construction is finished, but before we begin generating income. Pre-production period costs are comprised of $150,000 of administrative labor, $250,000 of production labor, $420,000 of utilities, $30,000 of training costs and $100,000 of operating costs. We do not anticipate compensating our directors during this period other than reimbursement for travel and a reasonable per diem fee for board meeting attendance.

Inventory and Working Capital. We project $15,000,000 of inventory costs for the period between the completion of construction and our beginning generation of income. The $15,000,000 inventory is comprised of $2,500,000 of initial inventories of corn and other ingredients, initial $1,750,000 of ethanol and $750,000 of dried distillers grain work in process inventories, $1,250,000 for prepaid natural gas, $750,000 of spare parts for our process equipment, $500,000 in chemicals and other ingredients and $7,500,000 of working capital.

INDUSTRY OVERVIEW

Ethanol is ethyl alcohol, a fuel component made primarily from corn and various other grains, and can be used as: (i) an octane enhancer in fuels; (ii) an oxygenated fuel additive for the purpose of reducing ozone and carbon monoxide vehicle emissions; and (iii) a non-petroleum-based gasoline substitute. Approximately 95% of all ethanol is used in its primary form for blending with unleaded gasoline and other fuel products. The implementation of the Federal Clean Air Act has made ethanol fuels an important domestic renewable fuel additive. Used as a fuel oxygenate, ethanol provides a means to control carbon monoxide emissions in large metropolitan areas (“Air Quality and Ethanol in Gasoline” by Gary Z. Whitten, Ph.D., available at www.ethanolrfa.org). The principal purchasers of ethanol are generally the wholesale gasoline marketer or blender. Oxygenated gasoline is commonly referred to as reformulated gasoline.

Over the past twenty years the U.S. fuel ethanol industry has grown from almost nothing to an estimated 5.9 billion gallons of ethanol production per year. As of April 2007, plans to construct new ethanol plants or expand existing plants have been announced which would increase capacity by approximately 6.6 billion gallons per year. There are currently approximately 116 ethanol production facilities producing ethanol throughout the United States. Most of these facilities are based in the Midwest because of the nearby access to the corn and grain feedstocks necessary to produce ethanol.

General Ethanol Demand and Supply

Demand for Ethanol

In its report titled, “Ethanol Industry Outlook 2007,” (dated February 2007 and publicly available at www.ethanolrfa.org), the Renewable Fuels Association anticipates demand for ethanol to remain strong as a result of the national renewable fuels standard contained in the Energy Policy Act of 2005, rising gasoline and oil prices and increased state legislation banning the use of MTBE or requiring the use of renewable fuels. The RFA also expects that the passage of the Volumetric Ethanol Excise Tax Credit (“VEETC”)will provide the flexibility necessary to expand ethanol blending into higher blends of ethanol such as E85, E diesel and fuel cell markets.

The provision of the Energy Policy Act of 2005 likely to have the greatest impact on the ethanol industry is the creation of a 7.5 billion gallon renewable fuels standard (RFS). The RFS requires refiners, importers and blenders (“obligated parties”) to show that a required volume of renewable fuel is used.  The RFS began at 4 billion gallons in 2006 and will increase to 7.5 billion gallons by 2012.  The RFS is a national flexible program that does not require that any renewable fuels be used in any particular area or state, allowing refiners to use renewable fuel blends in those areas where it is most cost-effective. According to the RFA, the RFS program is expected to lead to about $6 billion in new investment in ethanol plants across the country. An increase in the number of new plants will bring an increase in the supply of ethanol. Thus, while this bill may cause ethanol prices to increase in the short term due to additional demand, future supply could outweigh the demand for ethanol in the future. This would have a negative impact on our earnings. Alternatively, since the RFS began at 4 billion gallons in 2006 and national production is expected to exceed this amount, there could be a short-term oversupply until the RFS requirements exceed national production. This would have an immediate adverse effect on our earnings.

Source: American Coalition for Ethanol (ACE)

On September 7, 2006, the EPA set forth rules to implement the RFS program.  Compliance with the RFS program will be shown through the acquisition of unique Renewable Identification Numbers (RINs) assigned by the producer to every batch of renewable fuel produced.  The RIN shows that a certain volume of renewable fuel was produced.  Obligated parties must acquire sufficient RINs to demonstrate compliance with their performance obligation.  In addition, RINs can be traded.  A record keeping and electronic reporting system for all parties that have RINs helps to ensure the integrity of the RIN pool.

The RFS system will be enforced through a system of registration, record keeping and reporting requirements for obligated parties, renewable producers (RIN generators), as well as any party that produces or trades RINs either as part of their renewable purchases or separately.  The program will apply in 2007 prospectively from the effective date of the final rule.

The President’s 2007 State of the Union Address proposed an expansion and reform of the RFS.  To comply with the current standard, fuel blenders must use 7.5 billion gallons of renewable fuels in 2012.  Under the President’s proposal, the fuel standard will be set at 35 billion gallons of renewable and alternative fuels in 2017.  Besides displacing 15 percent of projected annual gasoline use in 2017, the President’s proposal will also increase the scope of the current RFS, expanding it to an Alternative Fuel Standard (AFS).  The AFS will include sources such as corn ethanol, cellulosic ethanol, biodiesel, methanol, butanol, hydrogen and alternative fuels.  Under the President’s plan, the EPA Administrator and the Secretaries of Agriculture and Energy will have authority to waive or modify the standard if they deem it necessary, and the new fuel standard will include an automatic “safety valve” to protect against unforeseen increases in the prices of alternative fuels or their feedstocks.

The President’s ambitious goals are not likely to be reached with current technology and exclusively corn-derived ethanol.  We cannot assure you that legislation addressing these goals will be adopted or that we will comply with the President’s goals and any resulting legislation.  Our failure to do so may result in the loss of some or all of your investment.

Demand for ethanol may also increase as a result of increased consumption of E85 fuel. E85 fuel is a blend of 70% to 85% ethanol and gasoline. According to the Energy Information Administration, E85 consumption is projected to increase from a national total of 11 million gallons in 2003 to 47 million gallons in 2025. E85 is used as an aviation fuel and as a hydrogen source for some fuel cells. In the U.S., there are currently about 3 million flexible fuel vehicles capable of operating on E85 and 400 retail stations supplying it. Ford and General Motors have recently begun national campaigns to promote ethanol and flexible fuel vehicles. Automakers have indicated plans to produce an estimated 2 million more flexible fuel vehicles per year. The demand for E85 is largely driven by flexible fuel vehicle penetration of the US vehicle fleet, the retail price of E85 compared to regular gasoline and the availability of E85 at retail stations. Because flexible fuel vehicles can operate on both ethanol and gasoline, if the price of regular gasoline falls below the price of E85, demand for E85 will decrease as well. In addition, gasoline stations offering E85 are relatively scarce. At the end of 2005, only 608 of the country’s 170,000 gas stations offered E85 as an alternative to ordinary gasoline. However, most of these stations are in the Upper Midwest, which will be our target market area. The National Ethanol Vehicle Coalition expects 2,000 stations to sell E85 by the end of 2006, which would represent approximately 1% of all refueling stations. The Energy Policy Act of 2005 established a tax credit of 30% for infrastructure and equipment to dispense E85, which became effective in 2006 and is scheduled to expire December 31, 2010. This tax credit is expected to encourage more retailers to offer E85 as an alternative to regular gasoline. According to the Iowa Renewable Fuels Association, there are approximately 38 gasoline retailers offering E85 throughout Iowa.

On October 5, 2006, Underwriters Laboratories (“UL”) suspended authorization for manufacturers to use UL Markings on components for fuel-dispensing devices that specifically reference compatibility with alcohol-blended fuels that contain greater than 15% ethanol. Published studies on ethanol indicate that, in higher concentrations, it may have significantly enhanced corrosive effects versus traditional gasoline. While there have been no documented reports of corrosion for UL Listed or recognized components used with E85, Underwriters Laboratories is suspending authorization to use the UL Mark on components used in dispensing devices that will dispense any alcohol-blended fuels containing over 15% alcohol until updated certification requirements are established and the effected components have been found to comply with them. The lack of a UL seal for filling station pumps carrying E85 means that some of these stations may be violating fire codes, and that new stations intending to install E85 systems may need waivers from local or state fire marshals. It is the decision of each authority having jurisdiction as to whether existing E85 dispensing equipment is allowed to remain in service or is taken out of service until additional supporting information is received. Underwriters Laboratories has not set a deadline for creating standards that could lead to certification, which could result in the closure of some existing E85 fueling stations and delay in opening others.

Demand for ethanol has been supported by higher oil prices and its refined components. While the mandated usage required by the renewable fuels standard is driving demand, our management believes that the industry will require an increase in voluntary usage in order to experience long-term growth. In addition, we believe that heightened consumer awareness and consumer demand for ethanol-blended gasoline may play an important role in growing overall ethanol demand and voluntary usage by blenders.  Consumer resistance to the use of ethanol may affect the demand for ethanol, which could affect our ability to market our product and reduce the value of your investment. According to media reports in the popular press, some consumers believe that use of ethanol will have a negative impact on gasoline prices at the pump. Many also believe that ethanol adds to air pollution and harms car and truck engines. Still other consumers believe that the process of producing ethanol actually uses more fossil energy, such as oil and natural gas, than the amount of ethanol that is produced. These consumer beliefs could potentially be wide-spread. If consumers choose not to buy ethanol, it would affect the demand for the ethanol we produce which could negatively affect our ability sell our product and negatively affect our profitability.  If blenders do not voluntarily increase the amount of ethanol blended into gasoline and consumer awareness does not increase, it is possible that additional ethanol supply will outpace demand and depress ethanol prices.

Ethanol Supplies

According to the Renewable Fuels Association (RFA), the supply of domestically produced ethanol is at an all-time high.  It is estimated that in 2006, 105 ethanol plants located in 23 states will have annually produced a record 4.9 billion gallons according to the RFA’s website; an approximately 25% increase from 2005.  As of April 25, 2007, there were 116 ethanol production facilities with a combined annual production of approximately 5.9 billion gallons, with an additional 81 new plants  and 8 expansion expected to add nearly 6.6 billion gallons of additional production capacity.  There are ethanol production facilities currently operating or under construction in 26 states.

Iowa has the largest ethanol production capacity in the country based on the latest production figures from the Renewable Fuels Association and the Nebraska Energy Office.

The following chart demonstrates ethanol production capacity for both existing plants and those under construction.

Ethanol Production Capacity Ranked by State
(Largest to Smallest Production Capacity as of March 2007)

Rank	State	Ethanol Production Capacity (Million Gallons Per Year)
1	Iowa	3,286.5
2	Nebraska	1,345.5
3	Illinois	1,212.0
4	Minnesota	932.1
5	South Dakota	910.0
6	Indiana	653.0
7	Kansas	507.5
8	Wisconsin	502.0
9	Ohio	387.0
10	Texas	370.0
11	Michigan	262.0
12	North Dakota	233.5
13	Tennessee	205.0
14	New York	164.0
15	Missouri	155.0
16	Oregon	143.0
17	Colorado	125.0
18	Georgia	100.4
19	California	68.0
20	Arizona	55.0
21	Washington	55.0
22	Idaho	50.0
23	Kentucky	35.4
24	New Mexico	30.0
25	Wyoming	5.0
	United States Total	12,028.3

Sources:  Renewable Fuels Association, Washington, DC.  Nebraska Energy Office, Lincoln, NE.

This table was updated on April 4, 2007.

Ethanol supply is also affected by ethanol produced or processed in certain countries in Central America and the Caribbean region.  Ethanol produced in these countries is eligible for tariff reduction or elimination upon importation to the United States under a program known as the Caribbean Basin Initiative (CBI).  Large ethanol producers, such as Cargill, have expressed interest in building dehydration plants in participating Caribbean Basin countries, such as El Salvador, which would convert ethanol into fuel-grade ethanol for shipment to the United States.  Ethanol imported from Caribbean Basin countries may be a less expensive alternative to domestically produced ethanol.  According to the RFA, the United States International Trade Commission (USITC) announced the 2007 CBI import quota of approximately 350 million gallons of duty-free ethanol to enter the United States.  This is an 81.9 million gallon increase from the 2006 import quota of 268.1 million gallons.  The USITC has yet to announce the 2008 CBI import quota.   In the past, legislation has been introduced in the Senate that would limit the transhipment of ethanol through the CBI.  It is possible that similar legislation will be introduced this year; however, such legislation may not be introduced, or if it is introduced, it may not be successfully passed.

Federal Ethanol Supports

The ethanol industry is heavily dependent on several economic incentives to produce ethanol, including federal ethanol supports. The most recent ethanol supports are contained in the Energy Policy Act of 2005. Most notably, the Act creates a 7.5 billion gallon

RFS. The RFS required refiners to use 4 billion gallons of renewable fuels in 2006, increasing to 7.5 billion gallons by 2012.   See “INDUSTRY OVERVIEW – General Ethanol Demand and Supply, Demand for Ethanol.”  ..

Historically, ethanol sales have also been favorably affected by the Clean Air Act amendments of 1990, particularly the Federal Oxygen Program which became effective November 1, 1992. The Federal Oxygen Program requires the sale of oxygenated motor fuels during the winter months in certain major metropolitan areas to reduce carbon monoxide pollution. Ethanol use has increased due to a second Clean Air Act program, the Reformulated Gasoline Program. This program became effective January 1, 1995, and requires the sale of reformulated gasoline in nine major urban areas to reduce pollutants, including those that contribute to ground level ozone, better known as smog.

The two major oxygenates added to reformulated gasoline pursuant to these programs are MTBE and ethanol, however MTBE has caused groundwater contamination and has been banned from use by many states. The Energy Policy Act of 2005 did not impose a national ban of MTBE but it also did not include liability protection for manufacturers of MTBE. We expect the failure to include liability protection for manufacturers of MTBE to result in refiners and blenders using ethanol as an oxygenate rather than MTBE to satisfy the reformulated gasoline oxygenate requirement. While this may create increased demand in the short-term, we do not expect this to have a long term impact on the demand for ethanol as the Act repeals the Clean Air Act’s 2% oxygenate requirement for reformulated gasoline immediately in California and 270 days after enactment elsewhere. However, the Act did not repeal the 2.7% oxygenate requirement for carbon monoxide nonattainment areas which are required to use oxygenated fuels in the winter months. While we expect ethanol to be the oxygenate of choice in these areas, there is no assurance that ethanol will in fact be used.

The government’s regulation of the environment changes constantly. It is possible that more stringent federal or state environmental rules or regulations could be adopted, which could increase our operating costs and expenses. It also is possible that federal or state environmental rules or regulations could be adopted that could have an adverse effect on the use of ethanol. For example, changes in the environmental regulations regarding ethanol’s use due to currently unknown effects on the environment could have an adverse effect on the ethanol industry. Furthermore, plant operations likely will be governed by the Occupational Safety and Health Administration (OSHA). OSHA regulations may change such that the costs of the operation of the plant may increase. Any of these regulatory factors may result in higher costs or other materially adverse conditions effecting our operations, cash flows and financial performance.

The use of ethanol as an alternative fuel source has been aided by federal tax policy, which directly benefits gasoline refiners and blenders, and increases demand for ethanol.  The Volumetric Ethanol Excise Tax Credit (VEETC) amended the federal excise tax structure effective as of January 1, 2005. Prior to VEETC, ethanol-blended fuel was taxed at a lower rate than regular gasoline (13.2 cents on a 10% blend). Under VEETC, the ethanol excise tax exemption has been eliminated, thereby allowing the full federal excise tax of 18.4 cents per gallon of gasoline to be collected on all gasoline and allocated to the highway trust fund. We expect the additional excise tax to add approximately $1.4 billion to the highway trust fund revenue annually. In place of the exemption, the bill creates a new volumetric ethanol excise tax credit of 5.1 cents per gallon of ethanol blended at 10%. Refiners and gasoline blenders apply for this credit on the same tax form as before only it is a credit from general revenue, not the highway trust fund. Based on volume, the VEETC is expected to allow much greater refinery flexibility in blending ethanol since it makes the tax credit available on all ethanol blended with all gasoline, diesel and ethyl tertiary butyl ether (ETBE), including ethanol in E-85. The VEETC is scheduled to expire on December 31, 2010.

The Energy Policy Act of 2005 expanded who qualifies for the small ethanol producer tax credit.  Historically, small ethanol producers were allowed a 10-cents per gallon production income tax credit on up to 15 million gallons of production annually.  The size of the plant eligible for the tax credit was limited to 30 million gallons.  Under the Energy Policy Act of 2005 the size limitation on the production capacity for small ethanol producers increases from 30 million to 60 million gallons.  The credit can be taken on the first 15 million gallons of production.  The tax credit is capped at $1.5 million per year per producer.  The small ethanol producer tax credit is set to expire December 31, 2010.

In addition, the Energy Policy Act of 2005 created a tax credit that permits taxpayers to claim a 30% credit (up to $30,000) for the cost of installing clean-fuel vehicle refueling equipment, such as an E85 fuel pump, to be used in a trade or business of the taxpayer or installed at the principal residence of the taxpayer. Under the provision, clean fuels are any fuel of at least 85% of the volume of which consists of ethanol, natural gas, compressed natural gas, liquefied natural gas, liquefied petroleum gas, and hydrogen and any mixture of diesel fuel and biodiesel containing at least 20% biodiesel.  The provision is effective for equipment placed in service after December 31, 2005 and before December 31, 2010.  While it is unclear how this credit will affect the demand for ethanol in the short term, we expect it will help raise consumer awareness of alternative sources of fuel and could positively impact future demand for ethanol.

The ethanol industry and our business depend upon continuation of the federal ethanol supports discussed above. These incentives have supported a market for ethanol that might disappear without the incentives. Alternatively, the incentives may be continued at lower levels than at which they currently exist. The elimination or reduction of such federal ethanol supports would make it more costly for us to sell our ethanol and would likely reduce our net income and the value of your investment.

State Ethanol Supports

On May 30, 2006 the governor of Iowa signed HF 2754 and its companion appropriation bill HF 2759 into law. The bill creates the most aggressive renewable fuels usage policy of any state in the nation and includes several new incentives. First, it establishes a Renewable Fuels Standard starting at 10% in 2009 and increasing to 25% by 2019. In addition, the current 2.5 cents income tax credit that retailers can claim on gallons of ethanol blends sold in excess of 60% of their total volume will remain in effect until December 31, 2008. To assist retailers in achieving the RFS schedule, beginning in 2009, the current incentive will be replaced by an Ethanol Promotion Tax Credit. This will be available for each gallon of ethanol sold and will be determined based on the retailer’s achievement of the RFS schedule as follows:

•                  Retailers meeting the RFS for a given year will be entitled to a 6.5 cents tax credit for every gallon of ethanol sold.

•                  Retailers within 2% of the RFS schedule will be entitled to a 4.5 cents tax credit for every gallon of ethanol sold.

•                  Retailers within 4% percent of the RFS schedule will be entitled to a 2.5 cents tax credit for every gallon of ethanol sold.

•                  Retailers more than 4% percent below the RFS schedule will not be entitled to a tax credit.

An E85 Promotion Tax Credit of 25 cents per gallon was created for 2006 through 2008. Beginning in 2009-2010, the E85 Promotion Tax Credit will be 20 cents per gallon, and beginning in calendar year 2011, the tax credit will be 10 cents per gallon and decreases by one cent each year through 2020. Additionally, an expanded infrastructure program designed to help retailers and wholesalers offset the cost of bringing E85 and biodiesel blends to customers was created. Over $13,000,000 over three years was appropriated to this grant program. Finally, cost-share grant programs will be available to retailers to upgrade or install new E85 equipment. Under this program, retailers could receive 50% of the total cost of the project to a maximum of $30,000.

However, this new RFS does provide for “safety valves,” in that the Governor may reduce or suspend the RFS schedule if: (1) Substantial economic harm would result from the schedule, (2) A shortage of feedstock supply occurs for renewable fuel production, or (3) Flexible Fuel Vehicle (FFV) fleet registration doesn’t reach target levels.

While we expect the Iowa RFS to positively impact the ethanol market in Iowa in general, the RFS may result in many more ethanol plants being constructed in Iowa and in the northwest region in particular.  If this occurs, we may have to compete for our corn feedstock supply which could drive up the price we pay for our corn yet drive the price of ethanol down.  As a result, your investment in us may be negatively impacted which could reduce the value of our units.

Our Primary Competition

We will be in direct competition with numerous other ethanol producers, many of whom have greater resources than we do. We also expect that additional ethanol producers will enter the market if the demand for ethanol continues to increase. Our plant will compete with other ethanol producers on the basis of price, and to a lesser extent, delivery service. We expect to pay a higher corn price than some competitors. However, we believe that we can compete favorably with other ethanol producers due to the following factors:

•                  the proximity of our plant to ample corn supply from local elevators;

•                  rail access facilitating use of unit trains with large volume carrying capacity;

•                  access to a skilled workforce;

•                  the modern plant design will help us to operate more efficiently than older plants; and

•                  the use of a state-of-the-art process control system to provide product consistency.

The ethanol industry continues to grow in the United States, especially in the Midwest.  As of April 2007, there were 116 ethanol production facilities with a combined annual production of approximately 5.9 billion gallons, with an additional 81 new plants and 8 expansions expected to add nearly 6.6 billion gallons of additional production capacity.  There are ethanol production facilities currently operating or under construction in 26 states.  The largest ethanol producers include Abengoa Bioenergy Corp., Archer Daniels Midland, Aventine Renewable Energy, Inc., Cargill, Inc., New Energy Corp., Poet, LLC and VeraSun Energy Corporation, all of which are each capable of producing more ethanol than we expect to produce. Poet is set to become the largest ethanol producer in the United States when its Indiana facility begins production in September 2007. In addition, ADM intends to increase its ethanol production capacity by 275 million gallons through the construction of two new dry corn milling facilities.  ADM and Poet are currently the largest ethanol producers in the United States and control a significant portion of the ethanol market.  ADM’s and Poet’s individual plans to produce over 1 billion gallons of ethanol per year will strengthen their positions position in the ethanol industry and cause a significant increase in domestic ethanol supply.  In addition, there are also several regional entities recently formed, or in the process of formation, of similar size and with similar resources to ours.

The following map identifies most ethanol plant locations in the United States.

U.S. Ethanol Biorefinery Locations

Biorefineries in Production (115)
Biorefineries under Construction (79)
Source: Renewable Fuels Association
4.3.07

In addition to competition from other plants within the United States, competition from ethanol imported from Brazil and/or the Caribbean Basin may be a less expensive alternative to our ethanol, which would cause us to lose market share.  Ethanol imported from the Caribbean Basin is eligible for tariff reduction or elimination under the Caribbean Basin Initiative.  However ethanol imported from Brazil is subject to tariffs that protect U.S. ethanol producers, but the tariffs may be reduced or eliminated in the future.  Nonetheless, our current primary competition is from other ethanol producers in the United States, even though it may have increased competition from foreign ethanol in the future.

Competition with Iowa, Nebraska and South Dakota

We anticipate that our ethanol plant will be located near the Iowa border and compete with other ethanol plants in Iowa, Nebraska and South Dakota.  Iowa, Nebraska and South Dakota are among the top four ethanol producers in the United States.  Iowa, the largest ethanol producer in the United States, currently has over twice the ethanol production of Nebraska, the second largest producer in the United States. According to the RFA and Nebraska Energy Office, currently, there are 26 operating plants in Iowa with an additional 20 plants under construction or expansion.  Nebraska currently has 13 operating plants and 17 plants under construction or expansion and South Dakota currently has 12 operating plants and 7 plants under construction or expansion.  There are a number of plants located within of 50-mile radius of our proposed site located in either Iowa, Nebraska or South Dakota.  Due to the preliminary nature of many of these projects, it is difficult to estimate the number of potential ethanol plants within our region.  However, within a 50-mile radius of our site, there are approximately three operational plants.  Sioux River Ethanol, LLC in Hudson, South Dakota is located approximately 24 miles from our proposed site.  Siouxland Energy and Livestock Cooperative, Sioux City, Iowa and Little Sioux Corn Processors, Marcus, Iowa are Iowa ethanol plants located within fifty miles of our proposed site.  There are at least three known plants in Nebraska and Iowa in development within a fifty mile radius of our proposed site.  In addition, we expect that more plants will begin construction in Iowa, Nebraska and South Dakota in the future.  Currently, the three states combined have a combined production capacity of 2.8 billion gallons of ethanol per year with an additional 2.6 billion gallons in production capacity from plants under construction.

The following maps identify most of the ethanol plants in production or under construction in Iowa, Nebraska and South Dakota.

Source:  Iowa Corn Growers Association, updated October 2006 (available at www.iowacorn.org).

NEBRASKA ETHANOL PLANTS

In Operation     Under Construction

Source:  Nebraska Ethanol Board, February 2007 (available at www.ne-ethanol.org).

SOUTH DAKOTA ETHANOL PLANTS

Source:  South Dakota Corn Growers Association, February 2007 (available at www.sdcorn.org).

We will be in direct competition with these plants, many of whom have greater resources than us. Our close proximity to these existing plants will cause us to compete for our corn supply and will likely drive the price of corn above current levels. Ethanol producers outside of the corn-belt will incur significant costs to transport corn to their plant. Because we will be located in the corn-belt, we do not expect to incur transportation costs as high as other ethanol plants in other regions of the United States.

Competition from Alternative Fuels

Alternative fuels and ethanol production methods are continually under development by ethanol and oil companies with far greater resources. The major oil companies have significantly greater resources than we have to develop alternative products and to influence legislation and public perception of ethanol. New ethanol products or methods of ethanol production developed by larger and better-financed competitors could provide them competitive advantages and harm our business.

The current trend in ethanol production research is to develop an efficient method of producing ethanol from cellulose-based biomass, such as agricultural waste, forest residue, municipal solid waste and energy crops.  Large companies, such as Iogen Corporation, Abengoa, Royal Dutch Shell Group, Goldman Sachs Group, Dupont and Archer Daniels Midland have all indicated that they are interested in research and development in this area.  In addition, Xenthanol Corporation has broken ground for its new ethanol production facility, which will be located adjacent to its existing six million gallon per year plant in Blairstown, Iowa.  The new facility, which is expected to implement cellulose-based ethanol technologies, is expected to be operational by early fourth quarter 2007.  Furthermore, the Department of Energy and the President have recently announced support for the development of cellulose-based ethanol, including a $160 million Department of Energy program for pilot plants producing cellulose-based ethanol.  This trend is driven by the fact that cellulose-based biomass is generally cheaper than corn, and producing ethanol from cellulose-based biomass would create opportunities to produce ethanol in areas which are unable to grow corn.  Additionally, the enzymes used to produce cellulose-based ethanol have recently become less expensive.  Although current technology is not sufficiently efficient to be competitive on a large-scale, a recent report by the U.S. Department of Energy entitled “Outlook for Biomass Ethanol Production and Demand” indicates that new conversion technologies may be developed in the future.  If an efficient method of collecting biomass for ethanol production and producing ethanol from cellulose-based biomass is developed, we may not be able to compete effectively.  We do not believe it will be cost-effective for us to convert our proposed ethanol plant into a plant that will use cellulose-based biomass to produce ethanol.  As a result, it is possible that we will be unable to produce ethanol as cost-efficiently as cellulose-based producers.

Our ethanol plant will also compete with producers of other gasoline additives having similar octane and oxygenate values as ethanol, such as producers of MTBE.  Although MTBE is currently the subject of several state bans, many major oil companies can produce MTBE.  Because it is petroleum-based, MTBE’s use is strongly supported by major oil companies.

DESCRIPTION OF BUSINESS

We are a development-stage Iowa limited liability company formed on November 27, 2006 for the purpose of raising capital to develop, construct, own and operate a 100 million gallon dry mill corn-based ethanol plant in northwest Iowa in Plymouth County near the City of Akron. Based upon engineering specifications from Fagen, Inc., we expect the ethanol plant to process approximately 37 million bushels of corn per year into approximately 100 million gallons of denatured fuel grade ethanol and approximately 330,000 tons distillers grains with solubles. These are the principal co-products of the ethanol production process.

The following diagram from Fagen, Inc. depicts the 100 million gallon per year ethanol plant we anticipate building (please note that we have not yet begun the design or construction of our plant):

Source:  Fagen, Inc.

Primary Product — Ethanol

Ethanol is an alcohol produced by the fermentation of sugars found in grains and other biomass.  Ethanol can be burned in engines just like gasoline and can be blended with gasoline as an oxygenate to decrease harmful emissions and meet clean air standards. However, unlike gasoline, which is made by distilling crude oil, ethanol can be produced from a number of different types of grains, such as wheat and milo, as well as from agricultural waste products such as rice hulls, cheese whey, potato waste, brewery and beverage wastes and forestry and paper wastes.  However, according to the Renewable Fuels Association, approximately 85% of ethanol in the United States today is produced from corn, and approximately 90% of ethanol is produced from a corn and other input mix. Corn produces large quantities of carbohydrates, which convert into glucose more easily than most other kinds of biomass.

While the ethanol we intend to produce is the same alcohol used in beverage alcohol, it must meet fuel grade standards before it can be sold.  Ethanol that is to be used as a fuel is denatured by adding a small amount of gasoline to it in order to make it unfit for drinking.  We anticipate that our business will be that of the production and marketing of ethanol and its co-products. We do not have any other lines of business or other sources of revenue if we are unable to complete the construction and operation of the plant, or if we are not able to market ethanol and its co-products. We anticipate entering into agreements with third parties to market our ethanol, however, we have not yet negotiated the terms of an ethanol marketing agreement with any ethanol marketing company. Currently, we have no agreements with a third party to market our dried distillers grains.

Description of Dry Mill Process

Our plant will produce ethanol by processing corn and possibly other raw grains such as grain sorghum or milo. Changing corn to ethanol by fermentation will take many steps.  The corn will be received by rail and by truck, then weighed and unloaded in a receiving building. It will then be transported to storage bins. Thereafter, it will be converted to a scalper to remove rocks and debris.  Starch in the corn must be broken down into simple sugars before fermentation that produces alcohol (ethanol) can occur.  This is achieved by grinding the corn in a hammermill into a meal and conveying the meal into a slurry tank for enzymatic processing.  Then, water, heat and enzymes are added to break the ground grain into a fine slurry. The slurry will be heated for sterilization and pumped to a liquefaction tank where additional enzymes are added. Next, the grain slurry is pumped into fermenters, where yeast is added, to begin a batch fermentation process. Yeast is a single-celled fungus that feeds on the sugar and causes fermentation.  As the fungus feeds on the sugar, it produces alcohol (ethanol) and carbon dioxide.    A vacuum distillation system will divide the alcohol from the grain mash. Alcohol is then transported through a rectifier column, a side stripper and a molecular sieve system where it is dehydrated. The 200 proof alcohol is then pumped to farm shift tanks and blended with five percent denaturant, usually gasoline, as it is pumped into storage tanks. The 200 proof alcohol and five percent denaturant constitute ethanol.

Corn mash from the distillation stripper is pumped into one of several decanter-type centrifuges for dewatering. The water (“thin stillage”) is then pumped from the centrifuges to an evaporator where it is dried into thick syrup. The solids that exit the centrifuge or evaporators (the “wet cake”) are conveyed to the distillers dried grains dryer system. Syrup is added to the wet cake as it enters the dryer, where moisture is removed. The process will produce distillers grains, which is processed corn mash that can be used as animal feed.  The carbon dioxide released during fermentation can be captured and sold for use in carbonating beverages and soft drinks or it can be vented into the atmosphere.

The following flow chart illustrates the dry mill process:

Source: Renewable Fuels Association, www.ethanolrfa.org/resource/made. We expect that the ethanol production technology we will use in our plant will be supplied by Fagen, Inc. and/or ICM, Inc. and that they will either own the technology or will obtain any license to utilize the technology that is necessary.

Thermal Oxidizer

Ethanol plants may produce odors in the production of ethanol and its primary by-product, distillers dried grains with solubles, which some people may find unpleasant.  We intend to eliminate odors by routing dryer emissions through thermal oxidizers.  Based upon materials and information from ICM, Inc., we expect thermal oxidation to significantly reduce any unpleasant odors caused by the ethanol and distillers grains manufacturing process.  We expect the thermal oxidation, which burns emissions, will eliminate a significant amount of the volatile organic carbon compounds in emissions that cause odor in the drying process and allow it to meet the applicable permitting requirements.  We also expect this addition to the ethanol plant to reduce the risk of nuisance claims and any related negative public reaction against it.

Ethanol Markets

Ethanol has important applications.  Primarily, ethanol can be used as a high quality octane enhancer and an oxygenate capable of reducing air pollution and improving automobile performance.  The ethanol industry is heavily dependent on several economic incentives to produce ethanol.

The principal purchasers of ethanol are generally the wholesale gasoline marketer or blender. The principal markets for our ethanol are petroleum terminals in the continental United States. We expect to use an ethanol marketer to sell our ethanol in both regional and national markets.  We may also attempt to access local markets, but these will be limited and must be evaluated on a case-by-case basis.  Although local markets may be the easiest to service, they may be oversold.

We intend to serve the regional and national markets by rail. Because ethanol use results in less air pollution than regular gasoline, regional and national markets typically include large cities that are subject to anti-smog measures in either carbon monoxide or ozone non-attainment areas. We expect to reach these markets by delivering ethanol to terminals which will then blend the ethanol into E10 and E85 gasoline and transport the blended gasoline to retail outlets in these markets.

In addition to rail, we intend to service the regional markets by truck. Occasionally, there are opportunities to obtain backhaul rates from local trucking companies. These are rates that are reduced since the truck is loaded both ways. Normally, the trucks drive to the refined fuels terminals empty and load gasoline product for delivery. A backhaul is the opportunity to load the truck with ethanol to return to the terminal.

Ethanol Pricing

Ethanol prices have historically tended to track the wholesale gasoline price.  The following chart provides a comparison of average ethanol and gasoline rack prices per gallon F.O.B. Omaha, Nebraska through 2006:

Source: Nebraska Energy Office, http://www.neo.ne.gov/statshtml/66.html.

The following table provides average monthly rack prices per gallon of ethanol in Omaha, Nebraska from 2000 to 2007:

Ethanol Average Rack Prices
F.O.B. Omaha, Nebraska, 2000-2007
(Price per Gallon)

Fuel Type Year	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Annual Average
Ethanol
2000	$1.10	$1.14	$1.14	$1.19	$1.25	$1.35	$1.33	$1.33	$1.48	$1.49	$1.66	$1.72	$1.35
2001	$1.77	$1.70	$1.51	$1.46	$1.76	$1.63	$1.41	$1.49	$1.53	$1.36	$1.14	$0.97	$1.48
2002	$0.94	$0.94	$1.12	$1.05	$0.95	$1.03	$1.16	$1.35	$1.28	$1.20	$1.25	$1.21	$1.12
2003	$1.15	$1.30	$1.44	$1.25	$1.12	$1.27	$1.28	$1.27	$1.38	$1.38	$1.65	$1.72	$1.35
2004	$1.40	$1.37	$1.69	$1.80	$1.73	$1.86	$1.68	$1.58	$1.56	$1.87	$1.97	$1.80	$1.69
2005	$1.72	$1.56	$1.31	$1.20	$1.20	$1.42	$1.78	$2.07	$2.74	$2.47	$2.09	$1.99	$1.80
2006	$2.13	$2.52	$2.42	$2.45	$3.04	$3.58	$3.14	$2.72	$2.33	$1.89	$2.25	$2.43	$2.58
2007	$2.26	$2.12	$2.31	$2.37	$2.46	NA	NA	NA	NA	NA	NA	NA	NA

Source: Nebraska Energy Office, http://www.neo.ne.gov/statshtml/66.html.

Regional pricing tends to follow national pricing less the freight difference. Ethanol price histories for regional markets are presented in the following graph:

Fuel Ethanol Terminal Market Price - 10 Year History
Cents/Gallon
405.0
390.0
375.0
360.0
345.0
330.0
315.0
300.0
285.0
270.0
255.0
240.0
225.0
210.0
195.0
180.0
165.0
150.0
135.0
120.0
105.0
90.0
3/19/97
12/19/97
9/20/98
6/22/99
3/23/00
12/23/00
9/24/01
6/26/02
3/28/03
12/28/03
9/28/04
6/30/05
4/1/06
1/1/07
Chicago,IL
Pekin,IL
Los Angeles,CA
San Francisco,CA
Gulf Coast Export

Data Source: OXY-FUEL News Price Report. 1995-2005 Hart Publications, Inc.

Source: California Energy Commission, available free of charge at http://www.energy.ca.gov/gasoline/graphs.

Historic prices may not be indicative of future prices. On March 23, 2005, the Chicago Board of Trade (“CBOT”) launched the CBOT Denatured Fuel Ethanol futures contract. The new contract is designed to address the growing demand for an effective hedging instrument for domestically produced ethanol. Since we expect to employ a third party marketing firm to sell all of our ethanol we do not expect to directly use the new ethanol futures contract. However, it is possible that any ethanol marketing firm we employ may use the new ethanol futures contracts to manage ethanol price volatility.

Co-Products

The principal co-product of the ethanol production process is distillers grains, a high protein, high-energy animal feed supplement primarily marketed to the dairy and beef industry. Distillers grains contain bypass protein that is superior to other protein supplements such as cottonseed meal and soybean meal. According to a 1986 study by the University of Nebraska reporting in ‘Nebraska Company Extension Study MP51 – Distillers Grains,” bypass proteins are more digestible to the animal, thus generating greater lactation in milk cows and greater weight gain in beef cattle. Dry mill ethanol processing creates three forms of distillers grains: distillers wet grains with solubles (“distillers wet grains”), distillers modified wet grains with solubles (“distillers modified wet grains”) and distillers dry grains. Distillers wet grains are processed corn mash that contains approximately 70% moisture and has a shelf life of approximately three days. Therefore, it can be sold only to farms within the immediate vicinity of an ethanol plant. Distillers modified wet grains are distillers wet grains that have been dried to approximately 50% moisture. It has a slightly longer shelf life of approximately three weeks and is often sold to nearby markets. Distillers dried grains are distillers wet grains that have been dried to 10% moisture.

Distillers dried grains has an almost indefinite shelf life and may be sold and shipped to any market regardless of its proximity to an ethanol plant.

Additionally, we expect that the ethanol plant will produce raw carbon dioxide as a by-product of the ethanol production process.  Carbon dioxide can be used to carbonate beverages, manufacture dry ice and flash freeze meats.  At this time, we do not intend to capture and market our carbon dioxide.

Distillers Grains Markets

As with ethanol, the distillers grains markets are both regional and national.  These national markets are just emerging primarily in the southeast and southwest United States where significant dairy and poultry operations are located.  In addition, there is the possibility of some local marketing.  Local markets are very limited and highly competitive for the use of distillers grains.   According to the University of Minnesota’s DDGS-General Information website approximately 3,200,000 to 3,500,000 tons of distillers grains are produced annually in North America, approximately 98% of which are produced by ethanol plants. Ethanol plants in South Dakota and Minnesota produce about 25% of this amount. The amount of distillers grains produced is expected to increase significantly as the number of ethanol plants increase.

In recent years, an increasing amount of distillers grains have been used in the swine and poultry markets. Numerous feeding trials show advantages in milk production, growth, rumen, health, and palatability over other dairy cattle feeds.  With the advancement of research into the feeding rations of poultry and swine, we expect these markets to grow.  The market for distillers grains is generally confined to locations where freight costs allow it to be competitively priced against other feed ingredients. Distillers grains compete with three other feed formulations: corn gluten feed, dry brewers grain and mill feeds. The primary value of these products as animal feed is their protein content. Dry brewers grain and distillers grains have about the same protein content, and corn gluten feed and mill feeds have slightly lower protein contents.

Although local markets will be the easiest to service, they may be oversold, which would depress distillers grains prices.  We plan to market our distillers dried grains nationally and locally and our distillers modified wet grains to the local livestock markets surrounding the plant. We entered in an agreement with CSC to market all our dried distillers grains that are shipped by railcar.  CSC will pay us for all products removed by CSC from the plant at a price equal to ninety-eight percent (98%) of the FOB plant price actually received by CSC from its customers, with two percent (2%) to be retained by CSC as its service fee, provided that the service fee shall not be less than $1.50 per ton nor shall it exceed $2.00 per ton. The initial term of the agreement is for one year commencing upon substantial completion and start-up of our plant.  The agreement automatically renews for successive one year terms unless one party gives written notice to the other of its election not to renew the agreement.   We intend to market all our distillers modified wet grains and the distillers dried grains that are shipped by truck without the assistance of a marketer.

Distillers Grains Pricing

Historically, the price of distillers grains has been relatively steady. Various factors affect the price of distillers grains, including, among others, the price of corn, soybean meal and other alternative feed products, and the general supply and demand of domestic and international markets for distillers grains. We believe that unless demand increases, the price of distillers grains may be subject to future downward pressure as the supply of distillers grains increases because of increased ethanol production. As demonstrated in the table below, the price of distillers grains may be subject to downward pressure.

Source:  PRX Geographic

Corn Feedstock Supply

We anticipate that our plant will need approximately 37 million bushels of grain per year for our dry milling process. The corn supply for our plant will be obtained from regional and national markets. A corn study completed in April 2007 by PRX Geographic, Inc. indicated that the 11 county region around the proposed plant area currently consumes 150 million bushels of corn, but produces over 232.1 million bushels. As a result, we currently do not anticipate that it will be necessary for us to transport corn from other areas.

The chart below describes the amount of corn produced in Plymouth and surrounding Iowa counties for 2002 through 2006:

County	2005 - 2006 Corn Production (millions of bushels)	2004 - 2005 Corn Production (millions of bushels)	2003 - 2004 Corn Production (millions of bushels)	2002 - 2003 Corn Production (millions of bushels)	2001 - 2002 Corn Production (millions of bushels)
Lyon, IA	28.3	27.7	22.8	22.1	22.4
Plymouth, IA	34.7	39.7	33.8	33.6	28.7
Sioux, IA	43.7	43.1	36.4	35.7	35.3
Cedar, NE	22.6	24.2	16.8	12.8	19.0
Dakota, NE	9.3	9.4	8.6	6.5	7.5
Dixon, NE	13.6	13.7	9.5	8.8	9.8
Clay, SD	11.7	16.8	12.8	10.2	9.5
Lincoln, SD	20.2	24.8	17.5	19.4	15.5
Turner, SD	16.9	23.6	20.9	14.6	14.4
Union, SD	20.0	21.0	17.1	13.7	13.7
Yankton, SD	8.4	12.3	10.8	6.3	8.3
Total	232.1	256.3	207.0	183.7	184.1

We will be significantly dependent on the availability and price of corn.  The price at which we will purchase corn will depend on prevailing market prices. There is no assurance that a shortage will not develop, particularly if there are other ethanol plants competing for corn, an extended drought or other production problems.  In addition, new corn demand within a market can have varying impacts on the corn price.  The 2004 corn crop was the largest corn crop on record with national production at approximately 11.8 billion bushels. The 2005 national corn crop was the second largest on record with approximately 11.1 billion bushels produced nationally.  The 2006 national corn crop was 10.5 billion bushels compared to a 2005 corn crop of 11.1 billion bushels.  Ample corn supplies allowed ethanol plants to purchase corn at favorable prices throughout 2005, which widened profit margins for many ethanol plants.  However, an increase in corn exports as well as sustained domestic usage may increase total demand for corn and result in upward pressure on corn prices.  We expect continued volatility in the price of corn, which will significantly impact the cost of goods sold.  The number of operating and planned ethanol plants in our immediate surrounding area and nationwide will also significantly increase the demand for corn.  This increase will likely drive the price of corn upwards in the market which will impact our ability to operate at a profit.  Because the market price of ethanol is not related to grain prices, ethanol producers are generally not able to compensate for increases in the cost of grain feedstock through adjustments in prices charged for their ethanol. Production shortfalls could create additional volatility and may increase the cost of corn needed for the ethanol plants.  Should supplies of corn tighten or be perceived to be tightening, higher prices would likely result.  We anticipate that the plant’s profitability will be negatively impacted during periods of high corn prices.

Grain origination and risk management

We expect to hire a commodities director to ensure the consistent scheduling of corn deliveries and to establish and fill forward contracts through grain elevators. The commodities director will utilize forward contracting and hedging strategies, including certain derivative instruments such as futures and option contracts, to manage our commodity risk exposure and optimize finished product pricing on our behalf. We anticipate that most of our grain will be acquired in this manner. Forward contracts allow us to purchase corn for future delivery at fixed prices without using the futures market. The corn futures market allows us to trade in standard units of corn for delivery at specific times in the future. Option contracts consist of call options (options to purchase a fixed amount of a commodity) and put options (options to sell a fixed amount of a commodity). We expect to use a combination of these derivative instruments in our hedging strategies to help guard against corn price volatility. Hedging means protecting the price at which we buy corn and the price at which we will sell our products in the future. It is a way to attempt to reduce the risk caused by price fluctuation. The effectiveness of such hedging activities will depend on, among other things, the cost of corn and our ability to sell enough ethanol and distillers grains to use all of the corn subject to futures and option contracts we have purchased as part of our hedging strategy. Although we will attempt to link hedging activities to sales plans and pricing activities, such hedging activities themselves can result in costs because price movements in corn contracts are highly volatile and are influenced by many factors that are beyond our control. We may incur such costs and they may be significant.

Project Location and Proximity to Markets

We anticipate building our plant in northwest Iowa in Plymouth County near the City of Akron. We reserve the right, in the sole discretion of our board of directors, to select a different location for the plant. In June of 2006, LSCP, LLLP obtained the exclusive right and option to purchase two parcels of land, consisting of approximately 300 acres of land, in Plymouth County, Iowa owned by private landowners. LSCP, LLLP paid $50,000 for the exclusive right and options. The purchase price is dependent on the number of parcels we purchase.  LSCP, LLLP assigned the option agreements to ARCP on March 22, 2007. On June 18, 2007, we provided notice to the landowners of our intent to exercise the option agreements. We are now in the process of finalizing the real estate purchase agreements.

The following map shows the approximate location of our proposed plant site:

We selected our anticipated primary plant site because of the site’s close proximity to rail service and access to natural gas supplies capable of meeting plant consumption needs. The site is near to the Dakota and Iowa Railroad, adjacent to Iowa Highway 3, which is a paved east/west highway and provides access to Interstate 29, which is approximately 12 miles west of our proposed plant site. In addition, the plant site will be near Iowa Highway 12, which is a paved divided highway that runs east/west and provides access to Interstate 29, which is approximately 12 miles south of our proposed plant site.

Possibility of Hazardous Conditions

There can be no assurance that we will not encounter environmental hazardous conditions such as groundwater or other subsurface contamination at the plant site. We are relying on Fagen, Inc. to assist us in determining the adequacy of the site for construction of the ethanol plant. We may encounter environmental hazardous conditions at the chosen site that may delay the construction of the ethanol plant. We do not expect that Fagen, Inc. will be responsible for any environmental hazardous conditions encountered at the site. Upon encountering an environmental hazardous condition, Fagen, Inc. may suspend work in the affected area. If we receive notice of an environmental hazardous condition, we may be required to correct the condition prior to continuing construction. The presence of an environmental hazardous condition will likely delay construction of the ethanol plant and may require significant expenditure of our resources to correct the condition. In addition, it is anticipated that Fagen, Inc. will be entitled to an adjustment in price if it has been adversely affected by the environmental hazardous condition. If we encounter any environmental hazardous conditions during construction that require time or money to correct, such event may have a material adverse effect on our operations, cash flows and financial performance.

Transportation and Delivery

The plant is designed to have facilities to receive grain by truck and rail and to load ethanol and distillers grains onto trucks and rail cars. We expect that the Dakota and Iowa Railroad will provide rail service to the proposed site. However, we will still need to establish rail access directly to the plant from the main rail line that can provide approximately 100 car trains.  We engaged TranSystems Corporation to provide us with a Conceptual Rail Service Plan Drawing.  The estimated cost of this rail infrastructure is approximately $7,000,000.

Utilities

The production of ethanol is a very energy intensive process that uses significant amounts of electricity and natural gas. We plan to enter into agreements with local gas and electric utilities to provide our needed energy.  There can be no assurance that any utility provider that we contract with will be able to reliably supply the gas and electricity that we need.

Water supply and quality are also important considerations.  We plan to use water from two to three high capacity wells that will be pumped either from a buried river channel that is incorporated into the glacial deposits beneath our proposed site or an aquifer.  However, there can be no assurance that we will be able to obtain a sufficient supply of water or that it will be of adequate quality.

If there is an interruption in the supply of energy or water for any reason, such as supply, delivery, or mechanical problems, we may be required to halt production. If production is halted for an extended period of time, it may have a material adverse effect on our operations, cash flows, and financial performance.

Natural gas

Natural gas accounts for approximately 10-15% of the total production cost of ethanol. The plant will produce process steam from its own boiler system and dry the distillers dried grains by-product via a direct gas-fired dryer. If we operate at our project production volume of 100 million gallons per year, we will require approximately 3,740,000 Million British Thermal Units (“MMBtu”) of natural gas annually.  Our proposed site does not have an existing gas line to supply natural gas to our plant. To access sufficient supplies of natural gas to operate the plant, a dedicated lateral pipeline from the Northern Natural Gas interstate natural gas pipeline will be necessary.  We are currently in negotiations with Northern Natural Gas to provide a dedicated lateral pipeline to our plant.

Natural gas prices have historically fluctuated dramatically, which could significantly affect the profitability of our operations. In 2005, natural gas prices increased sharply as Hurricanes Katrina and Rita devastated operations and impacted infrastructure on the Gulf Coast. According to information available on the New York Mercantile Exchange’s website (www.nymex.com), the price of natural gas futures rose from approximately $8.00/MMBtu prior to the hurricanes to over $14.00/MMBtu in their aftermath.

The following chart shows natural gas futures from August 30, 2006 to December 20, 2006.

Electricity

Based on engineering specifications, we expect to require a significant amount of electrical power to operate the plant. We estimate that, based upon engineering specifications from Fagen, Inc., our power usage will be approximately 75 million kilowatts of electricity at peak demand. We expect to purchase our electricity from North West REC, the local utility who holds the service franchise for our potential plant location in Plymouth County, Iowa. North West REC is a distribution cooperative distributing excess operating margins back to its member owners on a yearly basis.

Water

We will require a significant supply of water. We anticipate water will be provided to our site by constructing two to three high capacity wells. The water will be pumped either from a buried river channel that is incorporated into the glacial deposits beneath our proposed site or an aquifer. Engineering specifications show our plant water requirements to be approximately 1,000 gallons per minute. That is approximately 1,440,000 gallons per day. There is no assurance, however, that the well water will reliably supply us with the water that we need.

Much of the water used in an ethanol plant is recycled back into the process. There are, however, certain areas of production where fresh water is needed. Those areas include boiler makeup water and cooling tower water. Boiler makeup water is treated on-site to minimize all elements that will harm the boiler and recycled water cannot be used for this process. Cooling tower water is deemed non-contact water because it does not come in contact with the mash, and, therefore, can be regenerated back into the cooling tower process. The makeup water requirements for the cooling tower are primarily a result of evaporation. Depending on the type of technology utilized in the plant design, much of the water can be recycled back into the process, which will minimize the discharge water. This will have the long-term effect of lowering wastewater treatment costs. Many new plants today are zero or near zero effluent discharge facilities. We anticipate our plant design incorporating the ICM/Phoenix Bio-Methanator wastewater treatment process resulting in a zero discharge of plant process water.

Employees

We entered into a management agreement with Twin Rivers, a wholly-owned subsidiary of LSCP, LLLP on May 30, 2007, to direct, supervise, operate, maintain and manage our plant.  Twin Rivers will also perform all services necessary for the construction, equipping, start-up and operation of our plant.  We will lease approximately 40 employees from Twin Rivers.  Our officers are Ron Wetherell, Chairman; Myron Pingel, Vice Chairman; Tim Ohlson, Secretary; Steve Roe, President and Chief Executive Officer; and Gary Grotjohn, Treasurer and Chief Financial Officer.  As of the date of this prospectus, we have hired no full time employees.

The following table represents some of the anticipated positions within the plant and the minimum number of individuals we expect will be full-time personnel:

# Full-Time
Position	Personnel
Plant Manager	1
Production Supervisor	1
Operating Workers	12
Grain Workers	6
Maintenance Manager	1
Maintenance/Repair Workers	5
Shift Supervisors	4
Lab Manager	1
Lab Technician	2
Instrument Technicians	2
Grain Buyer	1
Accounting Manager	1
Distillers Grains Marketer	1
Accounting Clerk	1
Administrative Assistant	1
TOTAL	40

The positions, titles, job responsibilities and number allocated to each position may differ when we begin to employ individuals for each position.

We intend to enter into written confidentiality and assignment agreements with our key officers and employees. Among other things, these agreements will require such officers and employees to keep all proprietary information developed or used by us in the course of our business strictly confidential.

Our success will depend in part on our ability to attract and retain qualified personnel at a competitive wage and benefit level. We must hire qualified managers, accounting, human resources and other personnel. We operate in a rural area with low unemployment. There is no assurance that we will be successful in attracting and retaining qualified personnel at a wage and benefit structure at or below those we have assumed in our project. If we are unsuccessful in this regard, we may not be competitive with other ethanol plants and your investment may lose value.

Design-Build Team

Design Builder: Fagen, Inc.

We have entered into a non-binding letter of intent with Fagen, Inc. in connection with the design, construction and operation of the proposed plant. Fagen, Inc. was founded by Ron Fagen, CEO and President, and originally began in 1972 as Fagen-Pulsifer Building, Inc. It became Fagen, Inc. in 1988. Fagen, Inc. has more than 25 years experience in the ethanol industry and has been involved in the construction of more ethanol plants than any other company in this industry. Fagen, Inc. continues to design and construct ethanol plants around the country. The actual number of ethanol plants being designed and built by Fagen, Inc. and ICM, Inc., is considered proprietary business information of Fagen, Inc. and ICM, Inc., and is not available to us. Fagen, Inc.’s other construction commitments could cause Fagen, Inc. to run out of sufficient resources to timely construct our plant. This could result in construction delays if Fagen, Inc. is not able to perform according to the timetable we anticipate.

Fagen Engineering, LLC was formed in 1996 to assist Fagen, Inc. with the construction process. Fagen Engineering, LLC is a full-service design engineering firm.

The expertise of Fagen, Inc. in integrating process and facility design into a construction and operationally efficient facility is very important. Fagen, Inc. also has knowledge and support to assist our management team in executing a successful start-up. Fagen, Inc. is a meaningful project participant because of its desire to facilitate our project’s successful transition from start-up to day-to-day profitable operation.

Letter of intent with Fagen, Inc.

We have executed a non-binding letter of intent with Fagen, Inc., which has agreed to enter into good faith negotiations with us to prepare definitive agreements for design and construction services. We expect to pay Fagen, Inc. approximately $129,505,000 in exchange for the following services:

•                  Providing a preliminary design and construction schedule and a guaranteed maximum price for the design and construction of the plant;

•                  Assisting us with site evaluation and selection;

•                  Designing and building the plant;

•                  Assisting us in training employees for the plant; and

•                  Assisting with presenting information to potential lenders and various entities or agencies that may provide project development assistance.

We expect to be responsible for certain site improvements, infrastructure, utilities, permitting and maintenance and power equipment costs. The base price estimate of $129,505,000 is firm until December 31, 2007, subject to a month surcharge of one half of one percent (0.5%) Fagen will add to the contract price for every calendar month that passes between January 2007 and the month in which we give a notice to proceed to Fagen.  The total increase to our contract price is limited to a total of six percent (6%). The services of Fagen, Inc. are currently in high demand because of its extensive experience as a design-builder for ethanol production facilities. Our management believes that the contract price of the ethanol plant is reasonable in light of Fagen, Inc.’s expertise in the design and construction of ethanol production facilities and the level of current demand for its services.

Under our letter of intent, the contract price of $129,505,000 may be further increased if the construction cost index (“CCI”) published by Engineering News-Record Magazine reports a CCI greater than 7879.58 in the month in which we issue to Fagen, Inc., a notice to proceed with plant construction. The amount of the contract price increase will be equal to the increase in the CCI based upon the January 2007 CCI of 7879.58. As of August, 2007, the CCI had increased to 8,007.48.  If the CCI returns to the January 2007 level or increases above that level in the month in which we issue to Fagen, Inc. a notice to proceed with plant construction, the contract price will accordingly increase.   In addition, Fagen will add a surcharge of one half of one percent (0.5%) to the contract price for every calendar month that has passed between January 2007 and the month in which we give a notice to proceed to Fagen. The total increase to our contract price is limited to a total of six percent (6%). Thus, we have allowed for a $7,800,000 contingency in our total estimated costs of the project. This may not be sufficient to offset any upward adjustment in our construction cost. We anticipate that under the design-build agreement, our expenses will increase for any change orders we may approve. In addition, the price assumes the use of non-union labor. If Fagen, Inc. is required to employ union labor, excluding union labor for the grain system and energy center, the contract price will be increased to include any increased costs associated with the use of union labor. Prior to the beginning of construction, we expect to execute a definitive design-build agreement with Fagen, Inc., which will set forth in detail the design and construction services provided by Fagen, Inc. in exchange for a lump sum price equal to the $129,505,000 set forth in our letter of intent. The letter of intent will terminate on November 5, 2007 unless we have reached certain milestones in the development of our project. The letter may be extended upon mutual agreement but can be terminated at either party’s option if a design-build agreement is not executed prior to November 5, 2007. The letter of intent automatically terminates upon execution and delivery of the design-build agreement.

Engineering Services Agreement

We entered into an engineering services agreement with Fagen Engineering, LLC for the performance of certain engineering and design services. We will pay Fagen Engineering, LLC a lump sum fee of $185,000 in exchange for these services, and expect Fagen Engineering, LLC to provide the following services:

•                  Property Layout Drawings;

•                  Grading, Drainage and Erosion Control Plan Drawings;

•                  Culvert Cross Sections and Details;

•                  Roadway Alignment Drawings;

•                  Seeding and Landscaping (if required)

•                  Final Interior Plant Grading;

•                  Utility Layouts for Fire Loop, Potable Water, Well Water, Sanitary Sewer, Utility Water Blowdown, and Natural Gas;

•                  Geometric Layout;

•                  Site Utility Piping Tables Drawing;

•                  Tank Farm Layout and Details Drawings;

•                  Sections and Details Drawing (if required); and

•                  Miscellaneous Details Drawing (if required).

We expect that any sums we pay to Fagen Engineering, LLC for engineering services will reduce the lump sum fee we owe to Fagen, Inc. under our anticipated design-build agreement.

Design Process Engineer: ICM, Inc.

ICM, Inc. is expected to provide the process engineering operations for Fagen, Inc.  ICM, Inc. is a full-service engineering, manufacturing and merchandising firm based in Colwich, Kansas. We expect ICM, Inc. to be the principal subcontractor for the plant. ICM, Inc. is expected to provide the process engineering operations for Fagen, Inc. ICM, Inc. has been involved in the research, design and construction of ethanol plants for many years. The principals of ICM, Inc. each have over 20 years of experience in the ethanol industry and have been involved in the design, fabrication and operations of many ethanol plants. ICM employs more than 250 engineers, professional and industry experts, craftsmen, welders and painters and full-time field employees that oversee the process. ICM, Inc. has been involved in over 60 ethanol plant projects. At least 26 of the projects involved a partnership between ICM, Inc. and Fagen, Inc.  Fagen, Inc. and ICM, Inc. could lack the capacity to serve our plant due to the increased number of plants they are designing and building at this time.  In addition, due to the large number of plants that ICM, Inc. is currently designing, ICM, Inc. may not be able to devote as much time to the advancement of new technology as other firms have more available personnel resources.

Service Agreement with Air Resource Specialists, Inc.

We entered into an agreement with Air Resource Specialists, Inc. in which Air Resource Specialists, Inc. will provide consulting services and assistance in obtaining the necessary State of Iowa air quality permits prior to commencement of construction activities. The cost of Air Resource Specialists, Inc.’s services are based on a time and material basis. Additional costs may be imposed if Air Resource Specialists, Inc. is required to address significant public comment and/or assist in lengthy agency negotiations regarding specific permit terms and conditions.  We have not yet begun the process of obtaining material air quality permits.

Professional Services Agreement with Yaggy Colby Associates

We entered into an agreement with Yaggy Colby Associates in which Yaggy Colby Associates will provide professional services and assistance in obtaining the necessary State of Iowa water permits prior to commencement of construction activities.  The cost for the services is estimated at $23,750.  If conditions arise such that the fee estimate is exceeded, a proposal will be submitted for ARCP’s approval.  We have not yet begun the process of obtaining material water permits.

Construction and timetable for completion of the project

Assuming this offering is successful, and we are able to complete the debt portion of our financing, we estimate that the project will be completed approximately 18 - 20 months after construction commences. This schedule further assumes that two months of detailed design will occur prior to closing and an 18-month construction schedule will be followed by two months of testing and start-up. The schedule also assumes that weather will be the same as it has been over the last several years, and that we will not experience unusual weather conditions or events during the construction period, such as flooding. The timetable also assumes that a drastic change in the interest rates will not affect our ability to obtain debt financing commitment, and other factors beyond our control do not upset our timetable. There can be no assurance that the timetable that we have set will be followed, and factors or events beyond our control could hamper our efforts to complete the project in a timely fashion. Fagen, Inc. based its estimate of 18 - 20 months after construction commences on the average time it has taken to build plants over the past five years. Fagen, Inc. believes that the two-month cushion provided in the estimated timeframe will be sufficient to effectively deal with the occurrence of unplanned contingencies.

Management Team

We entered into a management agreement with Twin Rivers Management Co., LLC (“Twin Rivers”) to direct, supervise, operate, maintain and manage our plant.  Twin Rivers will also perform all services necessary for the construction, equipping, start-up and operation of our plant.  We will lease approximately 40 employees from Twin Rivers.  Specifically, we expect that Twin Rivers will perform the following services:

•                  Obtain permits and licenses required for the construction and/or operation of the plant and ensure regulatory compliance with all regulatory matters;

•                  Perform start up and operational monitoring and reporting and conduct review of physical performance compared to plan and compared to vendor guarantees;

•                  Supervise and direct the general operations of the plant and operate it efficiently and effectively;

•                  Hire, pay, supervise and discharge all employees necessary to properly maintain and operate the plant in accordance with terms and conditions of employment set forth by us;

•                  Prepare an annual operating budget for the plant;

•                  Set up and keep separate, accurate and adequate accounting records for ARCP;

•                  Establish and maintain accounts, collect payments from customers and take any actions necessary to collect payments;

•                  Comply with all covenants of ARCP under the terms of any mortgage loan affecting the plant;

•                  Obtain proper insurance for the plant;

•                  Contract for and purchase all services, grains, supplies and other materials necessary for the plant to produce its products and contract for the marketing and sale of our products;

•                  Contract for utilities;

•                  Act in compliance with ARCP’s operating agreement;

•                  Cooperate with ARCP’s accountants and attorneys in making any disclosures required by securities laws; and

•                  Cooperate with ARCP’s accountants in filing tax returns.

We will pay Twin Rivers an annual management fee of $420,000, payable at a monthly rate of $35,000.  The management fee will be renegotiated six months after plant operations begin and on an annual basis thereafter.  In addition, we will pay Twin Rivers an annual incentive bonus of 3% of our net income for each year during the agreement.  The incentive bonus is capped at $1,500,000 per year.  The initial term of this agreement begins when Twin Rivers hires a plant manager for the plant which cannot be earlier than 180 days prior to commencement of substantial operations.  The agreement continues for a period of five (5) years thereafter and shall automatically renew for successive periods of five (5) years unless either party gives written notice to the other party of its election not to renew no later than ninety (90) days prior to the expiration of the term of the agreement.  If we terminate the agreement during the initial five year term, we are required to pay Twin Rivers a license fee of $250,000 for our continued use of proprietary information established by Twin Rivers.

Regulatory Permits

We will be subject to extensive air, water and other environmental regulation and we will need to obtain a number of environmental permits to construct and operate the plant. In addition, it is likely that our senior debt financing will be contingent on our ability to obtain the various required environmental permits. We have not applied for any of these permits, but anticipate doing so before we begin construction. We do not anticipate a problem receiving these required environmental permits. However, if for any reason any of these permits are not granted, construction costs for the plant may increase, or the plant may not be constructed at all. In addition, the Iowa Department of Natural Resources (“IDNR”) could impose conditions or other restrictions in the permits that are detrimental to us or which increase costs to us above those assumed in this project. The IDNR and the Federal Environmental Protection Agency (“EPA”) could also change their interpretation of applicable permit requirements or the testing protocols and methods necessary to obtain a permit either before, during or after the permitting process. The IDNR may also require us to conduct an environmental assessment prior to considering granting any of those permits.

Even if we receive all required permits from the IDNR, we may also be subject to regulations on emissions from the United States Environmental Protection Agency, “EPA”. Currently the EPA’s statutes and rules do not require us to obtain separate EPA approval in connection with construction and operation of the proposed plant. Additionally, environmental laws and regulations, both at the federal and state level, are subject to change and changes can be made retroactively. Consequently, even if we have the proper permits at the present time, we may be required to invest or spend considerable resources to comply with future environmental regulations or new or modified interpretations of those regulations, to the detriment of our financial performance.

Construction, Operation and Title V Air Permits

There will be a number of emission sources at our plant that are expected to require permitting. These sources include the boiler, ethanol process equipment, storage tanks, scrubbers, and bag houses. The types of regulated pollutants that are expected to be emitted from our plant include Particulates, Carbon Monoxide, Oxides of Nitrogen, “NOx”, SO(2), and Volatile Organic Compounds. These activities and emissions mean that we expect to obtain air pollution construction and operation new source permits from the IDNR for each source of emission, regardless of the fuel source (natural gas or coal gasification). If the limitations contained in these permits are exceeded, we could be subjected to expensive fines, penalties, injunctive relief, and civil or criminal law enforcement actions.

We expect that the IDNR or the EPA will require us to acquire a Title V permit if our emissions are at a level high enough or if our emissions are combined with any nearby facilities. Among other things, obtaining and maintaining a Title V permit will involve substantial compliance and management costs and additional capital. The IDNR and the EPA could also modify the requirements for obtaining a permit. Any such event would likely have a material adverse impact on our operations, cash flows and financial performance. We expect to incur significantly increased capital, compliance and management expenses in obtaining a Title V air permit. There is also a risk that the Department of Natural Resources might reject a Title V air permit application and request additional information, further delaying start-up and increasing expenses.

Even if we obtain an air pollution construction permit prior to construction, the air quality standards or the interpretation of those standards may change, thus requiring additional control equipment or more stringent permitting requirements. There is also a risk that the area in which the plant is situated may be determined to be a non-attainment area for a particular pollutant. If the IDNR determines that the area in which the plant will be situated is a non-attainment area, then the IDNR may require additional investigation into the permit applications to make sure that the plant will not significantly impact emissions for the particular pollutant. In this event, the threshold standards that require a Title V air permit may be changed, thus requiring us to file for and obtain a Title V air permit or to obtain a Prevention of Significant Deterioration (“PSD”) permit and to install Best Available Control Technologies (“BACT”) for any future modifications or expansions of the plant. This would significantly increase the operating costs and capital costs associated with any future expansion or modification of the plant.

It is also possible that in order to comply with applicable air regulations or to avoid having to obtain a Title V air permit that we would have to install additional air pollution control equipment such as additional or different scrubbers, thermal oxidizers, or flue gas desulfurization. We anticipate submitting an application for these permits approximately 120 days prior to the beginning of construction. If granted, the permits will be valid until the plant is modified or there is a process change that changes air emission estimates, at which time an appropriate modification will be applied for. Although we currently do not anticipate any significant problems, there can be no assurance that the IDNR will grant us these permits.

New Source Performance Standards

We anticipate that the plant will also be subject to the New Source Performance Standards (NSPS). The NSPS are national standards of performance that are set by the EPA for categories of new or modified stationary sources. The purpose of the NSPS is to prevent deterioration of air quality from the construction of new sources and reduce control costs by building pollution controls into the initial design of plants. The standards are based on the emission rate that can be achieved through the use of the best adequately demonstrated technology. However, factors such as cost and environmental effect are also taken into account. Duties imposed by the New Source Performance Standards include initial notification, emission limits, compliance and monitoring requirements and recordkeeping requirements.

MACT Limits

On February 26, 2004 the U.S. Environmental Protection Agency Administrator signed the final Maximum Achievable Control Technology (MACT) Standards for Industrial, Commercial, and Institutional Boilers and Process Heaters (40 CFR 63 Subpart DDDDD). The regulation applies to any boiler or process heater that is located at or is part of a major source of HAPs, which by definition annually emits more than 10 tons of a single HAP or more than 25 tons of total combined HAPs. We anticipate that the plant will not emit more than 10 tons of a single HAP or more than 25 tons of total combined HAPs. If our plant exceeds those limits, then in addition to meeting Title V permitting requirements, the plant will be subject to particulate matter or total selected metals, Hydrogen Chloride, Mercury, and/or Carbon Monoxide limits. In addition, facilities subject to this rule must monitor and record routine operations data, and submit periodic reports to the EPA or Iowa once Iowa adopts the regulation.

Waste Water Discharge Permit

Our engineers expect that this plant will not discharge process wastewater. We expect that we will use water to cool our closed circuit systems in the plant. In order to maintain a high quality of water for the cooling system, the water will be continuously replaced with make-up water. As a result, this plant will discharge clean, non-contact cooling water from boilers and the cooling towers. Several discharge options, including publicly owned treatment works, use of a holding pond, discharge to a receiving stream, subsurface infiltration, irrigation and other options are under consideration by our consulting engineers and us. Each of these options will require an appropriate NPDES permit. Until all of these options have been fully investigated, there remains a risk that no single option will result in a solution that does not require unanticipated additional treatment expense. We anticipate submitting the applicable permit applications(s) no later than 180 days prior to beginning of construction.

Storm Water Discharge Permit and Storm Water Pollution Prevention Plan (SWPPP Permits)

Before we can begin operation of our plant, we must obtain an Industrial Storm Water Discharge Permit from the Iowa Department of Natural Resources, “IDNR”. This general permit will be issued after two public notices and the preparation of a Storm Water Pollution Prevention Plan that outlines various measures we plan to implement to prevent storm water pollution. Other compliance and reporting requirements would also apply.

Prior to the commencement of construction of the plant, we must file a notice of intent and application for a Construction Site Storm Water Discharge Permit. If the IDNR does not object to the notice of intent, we could begin construction and allow storm water discharge fourteen days after the filing. As part of the application for the Construction Site Storm Water Discharge Permit, we will need to prepare a construction site erosion control plan. We would also be subject to certain reporting and monitoring requirements. We anticipate, but there can be no assurances, that we will be able to obtain these permits.

Spill Prevention, Control and Countermeasures Plan

Before we can begin operations, we must prepare a Spill Prevention Control and Countermeasure (“SPCC”) plan in accordance with the guidelines contained in 40 CFR § 112.  This plan will address oil pollution prevention regulations and must be reviewed and certified by a professional engineer.  The SPCC must be reviewed and updated every three years.

High Capacity Well Permit

Once we assess our water needs and available supply, we will need to drill two or three new high capacity wells to meet the plant’s water needs. We will need to apply to the IDNR for a High Capacity Well Permit. Before issuing such a permit, the IDNR will require us to calculate the drawdown of water levels in the major stratigraphic units at various distances away from the pumping well and the effect of the well on the village well. In the event this permit is not approved, we would need to explore alternative water supply sources, however, the cost of alternative water supply sources could prohibit their use.

Alcohol and Tobacco Tax and Trade Bureau Requirements

Before we can begin operations, we will have to comply with applicable Alcohol and Tobacco Tax and Trade Bureau regulations. These regulations require that we first make application for and obtain an alcohol fuel producer’s permit. The application must include information identifying the principal persons involved in our venture and a statement as to whether any such person has ever been convicted of a felony or misdemeanor under federal or state law. The term of the permit is indefinite until terminated, revoked, or suspended. The permit also requires that we maintain certain security measures. We must also secure an operations bond. There are other taxation requirements related to special occupational tax and a special tax stamp.

Risk Management Plan

Stationary sources with processes that contain more than a threshold quantity of a regulated substance are required to prepare and implement a Risk Management Plan (“RMP”). We intend to use anhydrous ammonia, a regulated substance, at the plant and will be required to establish a prevention program to prevent spills or leaks of the ammonia and an emergency response program in the event of spills, leaks, explosions or other events that may lead to the release of ammonia into the surrounding area. The same requirement may also be true for the denaturant. This determination will be made as soon as the exact chemical makeup of the denaturant is obtained. We will need to conduct a hazard assessment and prepare models to assess the impact of an ammonia and/or denaturant release into the surrounding area. The program will be presented at one or more public meetings. In addition, it is likely that we will have to comply with the prevention requirements under OSHA’s Process Safety Management Standard. These requirements are similar to the RMP requirements. The RMPs should be filed before use.

EPA

Even if we receive all Iowa environmental permits for construction and operation of the plant, we will also be subject to oversight activities by the EPA. There is always a risk that the EPA may enforce certain rules and regulations differently than Iowa’s environmental administrators. Recent cases have upheld the EPA’s right to conduct oversight of state air programs such as Iowa’s. Iowa or EPA rules are subject to change, and any such changes could result in greater regulatory burdens.

Expected Timing of Permitting and Consequences of Delay or Failure

Our acquisition of many of the various required permits is time sensitive. Adverse consequences could result from any delay or failure to get a specific permit. Without the air pollution construction permits, we will be unable to begin construction. It is anticipated that the air pollution construction permit applications will be filed four months prior to the beginning of construction. We anticipate that if granted the air pollution construction and operation permit, we will commence construction thereafter, assuming we successfully complete the offering and secure our debt financing. Once granted, the permit is valid indefinitely until the plant is modified or there is a process change that changes air emissions. We must complete an application for the required Storm Water Discharge Permit prior to commencement of plant operations. In addition, we must have in place a pollution prevention plan submitted before operations. We must complete our Spill Prevention Control and Countermeasure plan at or near the time of commencement of operations. We must obtain a high capacity water withdrawal permit before it begins operations. There is no assurance that this permit will be granted. We must obtain an Alcohol Fuel Producer’s Permit, post an operations bond, and file certain information with the ATTTB before we begin operations. There is no assurance that this Permit will be granted. Without the air pollution construction permit, the waste water discharge permit, the various storm water discharge permits, water withdrawal permit, spill prevention control and countermeasures plan, and alcohol fuel producer’s permit, we will be unable to begin or continue operations.

Nuisance

Even if we receive all EPA and Iowa environmental permits for construction and operation of the plant, we may be subject to the regulations on emissions by the EPA. Ethanol production has been known to produce an odor to which surrounding residents could object, and may also increase dust in the area due to our operations and the transportation of grain to the plant and ethanol and distillers dried grains from the plant. Such activities could subject us to nuisance, trespass or similar claims by employees or property owners or residents in the vicinity of the plant. To help minimize the risk of nuisance claims based on odors related to the production of ethanol and its byproducts, we intend to install a thermal oxidizer in the plant. See “BUSINESS — Thermal Oxidizer.” Nonetheless, any such claims, or increased costs to address complaints, may reduce our cash flows and have a negative impact on our financial performance. In addition, we anticipate installing a dust collection system to limit the emission of dust.

We are not currently involved in any litigation involving nuisance claims.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our operating agreement provides that our board of directors will be comprised of no fewer than seven and no more than 17 members.  We currently have 12 directors on our board of directors.  Our operating agreement provides that as long as LSCP, LLLP is a Class A member and owns at least 5% of the issued and outstanding units (Class A units and Class B units combined) of ARCP, LSCP, LLLP will appoint all the directors of ARCP.  Until such time as LSCP, LLLP is no longer a Class A member or owns less than 5% of the issued and outstanding units (Class A units and Class B units combined) of ARCP and subject to the special right of appointment for certain Class B members, LSCP, LLLP will maintain control of our board of directors and the remaining members of ARCP will have no recourse if our project suffers delays due to financing or construction.

If at any time LSCP, LLLP is no longer a Class A member or holds less than 5% of the issued and outstanding units (Class A units and Class B units combined) of ARCP, then commencing at the first annual meeting after LSCP, LLLP is no longer a Class A member or holds less than 5% of the issued and outstanding units of ARCP, the Class B members shall elect directors for staggered terms of three years according to our operating agreement.  The operating agreement provides for a staggered board of directors where, prior to the expiration of the terms of the appointed directors, the appointed directors shall conduct a lottery to separately identify the director positions to be elected by Class B members and shall classify each such director position as a Group I (serving one year), Group II

(serving two years) or Group III (serving three years).  All successor directors of Group I, Group II or Group III shall serve for three years.

Our board will have no independent directors as defined by the North American Securities Administrators Association. Accordingly, any contracts or agreements we enter into, including those with Fagen, Inc., will not be approved by independent directors since there are none at this time. We do not believe that this will pose a problem, however, because the directors’ investment interest in our plant is directly adverse to Fagen, Inc.’s interest in its contracts. We believe these adverse interests constitute sufficient protection to justify our lack of independent directors.

Identification of Directors, Executive Officers and Significant Employees

The following table shows the directors and officers of Akron Riverview Corn Processors, LLC as of the date of this prospectus:

Board Member	Position with the Company
Ron Wetherell	Director and Chairman
Myron Pingel	Director and Vice Chairman
Tim Ohlson	Director and Secretary
Daryl Haack	Director
Darrell Downs	Director
Verdell Johnson	Director
Dale Arends	Director
Vince Davis	Director
Doug Lansink	Director
Steve Core	Director
Rex Roehl	Director
Marty Lyons	Director
Steve Roe	President and Chief Executive Officer
Gary Grotjohn	Treasurer and Chief Financial Officer

Business Experience of Directors and Officers

The following is a brief description of the business experience and background of our officers and directors.

Ron Wetherell, Chairman and Director – Age 62

Mr. Wetherell was appointed by LSCP, LLLP and has served on the board of the Company since its inception.  For the past five years, Mr. Wetherell has owned and operated a number of Cherokee County businesses including a repair shop that has grown into Wetherell Manufacturing Co., a designer and manufacturer of farm implements, hydraulic cylinders, and truck utility bodies, and Wetherell Cable TV which services seven separate communities in northwest Iowa.  In 1992, he was elected to the Cherokee County Board of Supervisors and was recently elected to his fourth term.  He is currently serving his second year as chairman of the board of supervisors.  Ron also serves on the board of directors for Little Sioux Corn Processors, LLC, a public reporting company; Siouxland Ethanol, LLC, a public reporting company; and Soy Energy, LLC, a non-public reporting company.

Mr. Wetherell currently serves as Chairman of the Company.  Pursuant to our operating agreement, Mr. Wetherell was appointed to the board of directors by LSCP, LLLP and will serve at the discretion of LSCP, LLLP as long as LSCP, LLLP is a Class A member and owns at least 5% of the issued and outstanding units (Class A units and Class B units combined), or until the earlier death, resignation, removal or disqualification of such director.

Myron Pingel, Vice Chairman and Director – Age 67

Mr. Pingel was appointed by LSCP, LLLP and has served on the board of the Company since its inception.  For the past five years, Mr. Pingel has farmed north of Aurelia and operated a grain and livestock farm.  Myron currently serves as a director for Twin Valley Producers Network farrowing group, a non-public reporting company and Little Sioux Corn Processors, LLC, a public reporting company.

Mr. Pingel currently serves as our Vice Chairman.  Pursuant to our operating agreement, Mr. Pingel was appointed to the board of directors by LSCP, LLLP and will serve at the discretion of LSCP, LLLP as long as LSCP, LLLP is a Class A member and owns at least 5% of the issued and outstanding units (Class A units and Class B units combined), or until the earlier death, resignation, removal or disqualification of such director.

Tim Ohlson, Secretary and Director – Age 56

Mr. Ohlson was appointed by LSCP, LLLP and has served on the board of the Company since its inception.   For the past five years, Mr. Ohlson has operated a grain and livestock farm north of Meriden.  Tim is active in the Cherokee County Farm Bureau and been a board member of CML Telephone for 26 years.  Tim also serves on the board of directors of Little Sioux Corn Processors, LLC, a public reporting company.

Mr. Ohlson currently serves as Secretary for the Company.  Pursuant to our operating agreement, Mr. Ohlson was appointed to the board of directors by LSCP, LLLP and will serve at the discretion of LSCP, LLLP as long as LSCP, LLLP is a Class A member and owns at least 5% of the issued and outstanding units (Class A units and Class B units combined), or until the earlier death, resignation, removal or disqualification of such director.

Dale Arends, Director – Age 52

Mr. Arends was appointed by LSCP, LLLP and has served on the board of the Company since its inception.  Since 1979, Dale has been engaged in farming.  In addition, he is the president and a director of Newell Improvement Corporation.  As president, Dale actively manages 16 subsidized income housing units.  He also serves as director and president of Raccoon Valley Bio-Diesel, LLC, a non-public reporting company and is on the board of Little Sioux Corn Processors, LLC, a public reporting company.

Pursuant to our operating agreement, Mr. Arends was appointed to the board of directors by LSCP, LLLP and will serve at the discretion of LSCP, LLLP as long as LSCP, LLLP is a Class A member and owns at least 5% of the issued and outstanding units (Class A units and Class B units combined), or until the earlier death, resignation, removal or disqualification of such director.

Daryl Haack, Director – Age 62

Mr. Haack was appointed by LSCP, LLLP and has served on the board of the Company since its inception.  During the past five years, Mr. Haack has farmed approximately 900 crop acres in O’Brien County generally dedicated to corn and soybeans.  In addition, Daryl is president of the board of directors of Granpa Pork, a small swine-finishing corporation.  The swine-finishing corporation is not a publicly reporting company.  He also serves as a director for the National Corn Growers Association.  Daryl also serves on the board of directors of Soy Energy, LLC, a non-public reporting company and Little Sioux Corn Processors, LLC, a public reporting company.

Pursuant to our operating agreement, Mr. Haack was appointed to the board of directors by LSCP, LLLP and will serve at the discretion of LSCP, LLLP as long as LSCP, LLLP is a Class A member and owns at least 5% of the issued and outstanding units (Class A units and Class B units combined), or until the earlier death, resignation, removal or disqualification of such director.

Doug Lansink, Director – Age 49

Mr. Lansink was appointed by LSCP, LLLP and has served on the board of the Company since its inception.  For the past five years, Mr. Lansink has operated a livestock and grain farm in Ida County.  Doug also serves on the board of directors of Soy Energy, LLC, a non-public reporting company and Little Sioux Corn Processors, LLC, a public reporting company.

Pursuant to our operating agreement, Mr. Lansink was appointed to the board of directors by LSCP, LLLP and will serve at the discretion of LSCP, LLLP as long as LSCP, LLLP is a Class A member and owns at least 5% of the issued and outstanding units (Class A units and Class B units combined), or until the earlier death, resignation, removal or disqualification of such director.

Verdell Johnson, Director – Age 70

Mr. Johnson was appointed by LSCP, LLLP and has served on the board of the Company since its inception.  During the past five years, Mr. Johnson has owned and operated a livestock and grain farm in Cherokee County.  He is a current Cherokee County Farm Bureau director.   Verdell also serves on the board of directors of Little Sioux Corn Processors, LLC, a public reporting company.

Pursuant to our operating agreement, Mr. Johnson was appointed to the board of directors by LSCP, LLLP and will serve at the discretion of LSCP, LLLP as long as LSCP, LLLP is a Class A member and owns at least 5% of the issued and outstanding units (Class A units and Class B units combined), or until the earlier death, resignation, removal or disqualification of such director.

Darrell Downs, Director – Age 69

Mr. Downs was appointed by LSCP, LLLP and has served on the board of the Company since its inception.  From June 1995 through June 2005, Mr. Downs was employed as a marketing manager by a regional seed company.  Darrell is also on the board of directors for Little Sioux Corn Processors, a public reporting company; Siouxland Ethanol, LLC a public reporting company; and Soy Energy, LLC, a non-public reporting company.

Pursuant to our operating agreement, Mr. Downs was appointed to the board of directors by LSCP, LLLP and will serve at the discretion of LSCP, LLLP as long as LSCP, LLLP is a Class A member and owns at least 5% of the issued and outstanding units (Class A units and Class B units combined), or until the earlier death, resignation, removal or disqualification of such director.

Vincent Davis, Director – Age 55

Mr. Davis was appointed by LSCP, LLLP and has served on the board since its inception.  For the past ten years, Mr. Davis has served as an Iowa Farm Bureau Federation regional manager in region 10, which encompasses five counties in west central Iowa.   Prior to serving as the IFBF regional manager, he served as Iowa Soybean Association field representative for over 10 years.  Mr. Davis also serves on the board of directors of Little Sioux Corn Processors, LLC, a public reporting company.

Pursuant to our operating agreement, Mr. Davis was appointed to the board of directors by LSCP, LLLP and will serve at the discretion of LSCP, LLLP as long as LSCP, LLLP is a Class A member and owns at least 5% of the issued and outstanding units (Class A units and Class B units combined), or until the earlier death, resignation, removal or disqualification of such director.

Rex Roehl, Director -  Age 56

Mr. Roehl was appointed by LSCP, LLLP and has served on the board since its inception.  Since December 2005, Mr. Roehl has been employed by Indeck Energy Services, Inc. as Manager of Business Development where he is responsible for analyzing business opportunities and managing projects in which Indeck is involved.  Prior to his employment with Indeck, Mr. Roehl was employed with Edison Mission from December 1999 through May 2006 where he managed contracts and performed financial analysis.  Mr. Roehl is also on the board of directors of Little Sioux Corn Processors, LLC, a public reporting company and Midwest Agri-Energy Production LLC, a non-public reporting company.

Pursuant to our operating agreement, Mr. Roehl was appointed to the board of directors by LSCP, LLLP and will serve at the discretion of LSCP, LLLP as long as LSCP, LLLP is a Class A member and owns at least 5% of the issued and outstanding units (Class A units and Class B units combined), or until the earlier death, resignation, removal or disqualification of such director.

Steve Core, Director – Age 56

Mr. Core was appointed by LSCP, LLLP and has served on the board since its inception.  Mr. Core is an employee of Fagen, Inc., where he serves as Vice President of Project Development and works on new ethanol plant construction.  Mr. Core has worked for Fagen, Inc. since 2002.  From 1994 through 2002, Steve served as general manager of Corn Plus, a Winnebago, Minnesota ethanol producer that produced 44 million gallons of ethanol annually.  Steve is also a member of the Minnesota Ethanol Coalition and the Corn Growers Association.  Mr. Core also serves on the board of directors of Homeland Energy Solutions, LLC, Little Sioux Corn Processors, LLC, Golden Grain Energy, LLC, Lincolnland Agri-Energy, LLC and Granite Falls Energy, LLC.   He received his Associates of Applied Sciences in Agricultural Business degree in 1970 from Eastern Iowa Community College.

Pursuant to our operating agreement, Mr. Core was appointed to the board of directors by LSCP, LLLP and will serve at the discretion of LSCP, LLLP as long as LSCP, LLLP is a Class A member and owns at least 5% of the issued and outstanding units (Class A units and Class B units combined), or until the earlier death, resignation, removal or disqualification of such director.

Marty Lyons, Director – Age 50

Mr. Lyons was appointed by LSCP, LLLP has served on our board since its inception For the past five years, Mr. Lyons has been employed by Archer Daniels Midland Company and is currently the vice-president and director of ADM’s Ethanol Sales group, which includes management of ADM’s domestic and international fuel, beverage and industrial ethanol marketing and sales efforts.  Mr. Lyons also serves on the board of directors of Little Sioux Corn Processors, LLC, a public reporting company.

Pursuant to our operating agreement, Mr. Lyons was appointed to the board of directors by LSCP, LLLP and will serve at the discretion of LSCP, LLLP as long as LSCP, LLLP is a Class A member and owns at least 5% of the issued and outstanding units (Class A units and Class B units combined), or until the earlier death, resignation, removal or disqualification of such director.

Steve Roe, President and Chief Executive Officer – Age 53

Mr. Roe is our President and chief Executive Officer.  In accordance with our operating agreement, the board of directors appointed Mr. Roe to the position of President and Chief Executive Officer of ARCP.  Pursuant to our operating agreement, the office of president of ARCP is responsible for day-to-day plant management.  In May 2002, Mr. Roe was hired by Little Sioux as its general manager.  He has since been made President and Chief Executive Officer.  Prior to joining Little Sioux in 2002, Mr. Roe was a manager for Cargill, Inc. in Lincoln, Nebraska.  Mr. Roe will serve in such capacity until he resigns or is removed by the board of directors.  Mr. Roe also serves as the Chief Executive Officer of Little Sioux Corn Processors, LLC, the general partner of LSCP, LLLP.

Gary Grotjohn, Chief Financial Officer – Age 56

Mr. Gary Grotjohn is our Chief Financial Officer.  In accordance with our operating agreement, the board of directors appointed Gary Grotjohn to the position of Chief Financial Officer.  In addition to his employment with ARCP, Mr. Grotjohn has been employed by LSCP, LLLP as its controller and Chief Financial Officer since 2003.  Prior to joining LSCP, LLLP, Mr. Grotjohn worked as a financial analyst for Land O’Lakes, Inc. for over 20 years.  Mr. Grotjohn will serve as controller and Chief Financial Officer of ARCP until he resigns or is removed by the board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of our units as of the date of this prospectus, by each person or entity known by us to be the beneficial owner of more than five percent of the outstanding units:

Title of Class	Name and Address	Amount and nature of beneficial owner(3)	Percent of Class
Class A Membership Unit	LSCP, LLLP(1) 4808 F Avenue Marcus, Iowa 51035	27,500 Class A units	100%

(1)  The directors and officers of Little Sioux, the general partner of LSCP, LLLP have voting and investment control over the securities held. The directors and officers of Little Sioux are Ron Wetherell, Myron Pingel, Tim Ohlson, Daryl Haack, Darrell Downs, Verdell Johnson, Dale Arends, Vince Davis, Doug Lansink, Steve Core, Marty Lyons, Rex Roehl Steve Roe & Gary Grotjohn.

Security Ownership of Management

As of the date of this prospectus, our directors and officers indirectly own membership units as follows:

UNITS BENEFICIALLY OWNED BY DIRECTORS AND OFFICERS

				Percentage of Total After the Offering
Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Owner	Percent of Class Prior to Offering	Maximum Units Sold in Offering	Minimum Units Sold in Offering
Class A Membership Units	Ron Wetherell(2)	27,500 units	100%	21.56%	28.20%
Class A Membership Units	Myron Pingel(2)	27,500 units	100%	21.56%	28.20%
Class A Membership Units	Tim Ohlson(2)	27,500 units	100%	21.56%	28.20%
Class A Membership Units	Daryl Haack(2)	27,500 units	100%	21.56%	28.20%
Class A Membership Units	Darrell Downs(2)	27,500 units	100%	21.56%	28.20%
Class A Membership Units	Verdell Johnson(2)	27,500 units	100%	21.56%	28.20%
Class A Membership Units	Dale Arends(2)	27,500 units	100%	21.56%	28.20%
Class A Membership Units	Vince Davis(2)	27,500 units	100%	21.56%	28.20%
Class A Membership Units	Doug Lansink(2)	27,500 units	100%	21.56%	28.20%
Class A Membership Units	Steve Core(2)	27,500 units	100%	21.56%	28.20%
Class A Membership Units	Rex Roehl(2)	27,500 units	100%	21.56%	28.20%
Class A Membership Units	Marty Lyons(2)	27,500 units	100%	21.56%	28.20%
Class A Membership Units	Steve Roe(3)	27,500 units	100%	21.56%	28.20%
Class A Membership Units	Gary Grotjohn(3)	27,500 units	100%	21.56%	28.20%
Total			100%	21.56%	28.20%

(1)   Except where otherwise indicated, the address of the beneficial owner is deemed to be the same address as the Company.

(2)   Director of Little Sioux Corn Processors, the general partner of our founding member, LSCP, LLLP, and indirectly control the Class A units issued to LSCP, LLLP.

(3)   Executive officer of Little Sioux Corn Processors, the general partner of our founding member, LSCP, LLLP, and indirectly control the Class A units issued to LSCP, LLLP.

Beneficial ownership is determined in accordance with SEC rules and generally includes holding voting and investment power with respect to the securities.

EXECUTIVE COMPENSATION

Ron Wetherell is currently serving as our Chairman and Myron Pingel is currently serving as our Vice Chairman. Tim Ohlson is our Secretary. Steve Roe is our President and Chief Executive Officer and Gary Grotjohn is our Treasurer and Chief Financial Officer.

We presently do not compensate Mr. Wetherell, Mr. Pingel or Mr. Ohlson for their service as officers; however, we may implement officer compensation policies in the future.

We do not pay an annual salary to our Chief Executive Officer, Steve Roe, and Chief Financial Officer, Gary Grotjohn.

Currently, our directors and officers are not compensated for attending board meetings but we may decide to provide reimbursement to each of our directors for attending meetings in the future.  We expect that any director compensation will be a reasonable amount based on the standards in the industry.

Employment Agreements

We currently have no employment agreements with our executive officers.

Reimbursement of Expenses

We reimburse our officers and directors for expenses incurred in connection with their service to the Company. Our reimbursement policy is to reimburse our officers and directors for out-of-pocket expenses.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our operating agreement provides that none of our directors or officers will be personally liable to us or our members for monetary damages for a breach of their fiduciary duty. This could prevent both us and our unit holders from bringing an action against any director for monetary damages arising out of a breach of that director’s fiduciary duty or grossly negligent business decisions. This provision does not affect possible injunctive or other equitable remedies to enforce a director’s duty of loyalty for acts or omissions not taken in good faith, involving willful misconduct or a knowing violation of the law, or for any transaction from which the director derived an improper financial benefit. It also does not eliminate or limit a director’s liability for participating in unlawful payments or distributions or redemptions, or for violations of state or federal securities laws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is contrary to public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

Under Iowa law, no member or director will be liable for any of our debts, obligations or liabilities solely because he or she is a member or director. In addition, Iowa law permits, and our operating agreement contains, extensive indemnification provisions which require us to indemnify any officer or director who was or is party, or who is threatened to be made a party to a current or potential legal action because he or she is our director or officer. We must also indemnify against expenses, including attorney fees, judgments, claims, costs and liabilities actually and reasonably incurred by these individuals in connection with any legal proceedings, including legal proceedings based upon violations of the Securities Act of 1933 or state securities laws. This provision does not affect possible injunctive or other equitable remedies to enforce a director’s or officer’s duty of loyalty for acts or omissions not taken in good faith, involving negligence, willful misconduct, or a knowing violation of the law .  Our indemnification obligations may include criminal or other proceedings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since our inception, we have entered into transactions with related parties. Our directors are appointed by Little Sioux Corn Processors, the general partner of our founding member, LSCP, LLLP.  As such, we currently do not have outside directors or unaffiliated unit holders to evaluate related party transactions.

None of our directors or officers receive compensation or anything of value from ARCP for their services to ARCP.  LSCP, LLLP received 27,500 Class A units from ARCP in exchange for initially capitalizing ARCP.  As directors and officers of Little Sioux Corn Processors, the general partner of LSCP, LLLP, our directors and officers indirectly own the Class A units issued to LSCP, LLLP for its initial capital contribution.

All of the members of our board of directors are appointed by Little Sioux Corn Processors, the general partner of LSCP, LLLP.

All of our initial directors are involved with another ethanol plant near Marcus, Iowa called Little Sioux.  Our chairman, Ron Wetherell is currently serving as chairman of Little Sioux and is on the board of directors of Soy Energy, a development-stage biodiesel plant near Marcus, Iowa.  Our vice chairman, Myron Pingel, serves as vice chairman of Little Sioux and our secretary, Tim Ohlson, currently serves as secretary for Little Sioux.  Directors Daryl Haack, Darrell Downs and Doug Lansink also serve as directors for Little Sioux and Soy Energy, LLC, a biodiesel plant near Marcus, Iowa.  Dale Arends, a director, also serves on the board of directors for Little Sioux and is President of the board of directors for Raccoon Valley Biodiesel, LLC, a development-stage biodiesel plant near Storm Lake, Iowa. Rex Roehl and Marty Lyons also serve as directors of Little Sioux.  Finally, in addition to Little Sioux, Steve Core serves on the board of directors of Golden Grain Energy, LLC, Homeland Energy Solutions, LLC, Lincolnland Agri-Energy, LLC and Granite Falls Energy, LLC. These directors’ current relationships with Little Sioux and other plants will impose substantial demand on the time these directors will be able to devote to us. Thus, if these directors are not able to devote the necessary time to ensure the success of our project, you could lose all or a substantial part of your investment. In addition, certain directors on our board are presently engaged in business and other activities which impose substantial demand on the time and attention of such directors. Because our operating agreement allows LSCP, LLLP to appoint our directors while it owns at least 5% of our issued and outstanding units (Class A units and Class B units combined) and Little Sioux is the general partner of LSCP, LLLP, you should not purchase units unless you are willing to entrust all aspects of our management to our board of directors.

Due to the proximity of ARCP and Little Sioux, it is possible that we will compete with Little Sioux for corn supply. However, it is possible that there may be advantages due to various synergies between ARCP and Little Sioux, such as resource pooling, cost sharing and purchasing and marketing discounts.  There is no guarantee or assurance that we will enter into such an arrangement with Little Sioux or that such an arrangement will produce benefits for ARCP. We do not have any agreement or arrangement concerning Little Sioux or any other ethanol project at this time. We will continue to monitor and evaluate these opportunities as they present themselves to determine if participation in any other project is in our best interests.  We believe that any agreement or arrangement we might enter into with Little Sioux will be on terms no less favorable to ARCP than ARCP would obtain from an unaffiliated third party.

We entered into a Management Agreement with Twin Rivers, a wholly-owned subsidiary of LSCP, LLLP.

On May 30, 2007, we entered into a management agreement with Twin Rivers, a wholly-owned subsidiary of LSCP, LLLP to direct, supervise, operate, maintain and manage our plant.  Twin Rivers will also perform all services necessary for the construction, equipping, start-up and operation of our plant.  We will lease approximately 40 employees from Twin Rivers.  All of our directors are currently appointed by LSCP, LLLP and are therefore, not disinterested directors.  We believe that the terms of our agreement with Twin Rivers are as favorable to us as those generally available from unaffiliated third parties.  However, a majority of disinterested directors did not approve the agreement with Twin Rivers.  We believe that all future transactions with Twin Rivers will be no less favorable to us than those generally available from unaffiliated third parties.

One of Our Directors is an Employee of Fagen, Inc.

We have entered into a non-binding letter of intent with Fagen, Inc. in connection with the design, construction and operation of the proposed plant. Fagen, Inc. currently has an ownership interest of approximately 22% in LSCP, LLLP.  In addition, one of our directors, Steven H. Core, serves as an employee for Fagen, Inc. We believe that the terms of our agreement with Fagen, Inc. are as favorable to us as those generally available from unaffiliated third parties.  However, a majority of disinterested directors approved the agreement with Fagen, Inc.  We believe that all future transactions with Fagen, Inc. will be no less favorable to us than those generally available from unaffiliated third parties and will be approved by a majority of disinterested directors.

PLAN OF DISTRIBUTION

Before purchasing any units, an investor must execute a subscription agreement, a promissory note and security agreement and sign our operating agreement. The subscription agreement will contain, among other provisions, an acknowledgement that the investor received a prospectus, such as this, and that the investor agrees to be bound by our operating agreement. All subscriptions are subject to approval by our directors and we reserve the right to reject any subscription agreement.

The Offering

We are offering, on a best efforts basis, a maximum of 100,000 units and a minimum of 70,000 units at a purchase price of $1,000 per unit. You must purchase a minimum of twenty-five units to participate in the offering. You may purchase additional units in one unit increments. Our board of directors determined the offering price for the units arbitrarily, without any consultation with third parties. The offering price of the units is not, therefore, based on customary valuation or pricing techniques for new issuances. We anticipate that the following directors and officers will sell our units in our offering, without the use of an underwriter: Myron Pingel,

Tim Ohlson, Verdell Johnson, Vince Davis, Steve Roe and Gary Grotjohn. We will not pay commissions to our officers and directors for these sales. These officers and directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. We are exempt from broker-dealer registration with the NASD.

Our minimum offering amount is $70,000,000 and our maximum offering amount is $100,000,000. The offering will end no later than [twelve months from the effective date of this registration statement]. If we sell the maximum number of units prior to [twelve months from the effective date of this registration statement], the offering will end on or about the date the maximum number of units is sold. We may choose to end the offering any time prior to [twelve month date], after we sell the minimum number of units. If we abandon the project for any reason, we will terminate the offering. Even if we successfully close the offering by selling the minimum number of units by [one year date], we may still be required to return the offering proceeds to investors if we are unable to satisfy the conditions for releasing funds from escrow, which include our receipt of a written debt financing commitment. After the offering, there will be 127,500 units issued and outstanding if we sell the maximum number of units offered in this offering and 97,500 units issued and outstanding if we sell the minimum number of units offered in this offering. This includes 27,500 Class A units issued to LSCP, LLLP in exchange for initially capitalizing ARCP.

Our directors and officers will be allowed to purchase the units that are being offered. These units may be purchased for the purpose of satisfying the minimum amount of units required to close the offering. Units purchased by these individuals and entities will be subject to the same restrictions regarding transferability as described in this prospectus and our operating agreement, and will, therefore, be purchased for investment, rather than resale.

You should not assume that we will sell the $70,000,000 minimum only to unaffiliated third party investors. We may sell units to affiliated or institutional investors that may acquire enough units to influence the manner in which we are managed. These investors may influence our business in a manner more beneficial to them than to other investors.

The sale of the specified minimum, while necessary to the business operations of the issuer, is not designed as a protection to investors, to indicate that their investment decision is shared by other unaffiliated investors.  Because there may be substantial purchases by affiliates of the issuer, or other persons who will receive fees or other compensation or gain dependent upon the success of the offering, no individual investor should place any reliance on the sale of the specified minimum as an indication of the merits of this offering.  Each investor must make his own investment decision as to the merits of this offering.

We currently plan to register the offering in the states of Iowa, Nebraska and South Dakota. We may also offer or sell our units in other states in reliance on exemptions from the registration requirements of the laws of those other states. However, we may not generally solicit investors in any jurisdictions other than Iowa, Nebraska and South Dakota. This limitation may result in the offering being unsuccessful.

In the event that a material change to the offering occurs after effectiveness of the registration statement for this offering which we have filed with the Securities and Exchange Commission, and if we intend to continue the offering, we will file a post-effective amendment to the registration statement.  Changes in the material terms of this offering after the effectiveness of the registration statement for this offering may require us to terminate the offering or to give investors an opportunity to request the return of their subscriptions or to confirm their subscriptions after notice of the change.  Material changes may include the following: (1) an extension of the offering beyond [one year from the effective date of this registration statement]; (2) a change in the offering price for the units; (3) a change in the conditions required to be satisfied before subscriptions held in escrow can be released; and (4) a material change in the stated purpose for which the offering proceeds will be used.

We expect to incur offering expenses in the amount of approximately $5,240,000 to complete this offering.  This includes $5,000,000 we have budgeted in the event we decide to use a placement agent.

Suitability of Investors

Investing in the units offered hereby involves a high degree of risk. Accordingly, the purchase of units is suitable only for persons of substantial financial means that have no need for liquidity in their investments and can bear the economic risk of loss of any investment in the units. Units will be sold only to persons that meet these and other requirements. You cannot invest in this offering unless you meet the following suitability test: (1) You have annual income from whatever source of at least $65,000 and you have a net worth of at least $65,000 exclusive of home, furnishings and automobiles; or (2) you have a net worth of at least $175,000 exclusive of home, furnishings and automobiles. For married persons, the tests will be applied on a joint husband and wife basis regardless of whether the purchase is made by one spouse or the husband and wife jointly.

Even if you represent that you meet the suitability standards set forth above, the board of directors reserves the right to reject any subscription for any reason, including if the board determines that the units are not a suitable investment for you.

You must make certain written representations in the subscription agreement, including that you:

•                  have received a copy of our prospectus and the exhibits thereto;

•                  have been informed that our units are sold in reliance upon a federal securities registration; Iowa, Nebraska and South Dakota securities registrations; and exemptions from securities registrations in various other states, and that you understand that our units can only be sold to a person meeting requirements of suitability;

•                  have been informed that the securities purchased have not been registered under the securities laws of any state other than the states of Iowa, Nebraska and South Dakota, and that we are relying in part upon your representations;

•                  have been informed that the securities subscribed for have not been approved or disapproved by the Iowa, Nebraska and South Dakota securities departments or any other regulatory authority;

•                  intend to purchase the units for investment and not for resale;

•                  understand that there is no present market for our units and that there are significant restrictions on the transferability of our units;

•                  have been encouraged to seek the advice of your legal counsel and accountants or other financial advisers with respect to investor-specific tax and/or other considerations relating to the purchase and ownership of our units;

•                  have received a copy of our operating agreement and understand that upon closing the escrow, you and the membership units will be bound by the operating agreement;

•                  understand that our units are subject to substantial restrictions on transfer and that in order to sell the units an investor must sell or distribute them pursuant to the terms of the operating agreement, and the requirements of the Securities Act of 1933, as amended, and applicable state securities laws;

•                  meet the suitability test outlined in the agreement and is capable of bearing the economic risk of the investment, including the possible total loss of the investment;

•                  understand that we will place a restrictive legend on any certificate representing any unit;

•                  understand that we may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units;

•                  may not transfer or assign the subscription agreement, or any of your interest herein;

•                  has written your correct taxpayer identification number on the subscription agreement;

•                  are not subject to back up withholding either because you have not been notified by the Internal Revenue Service (“IRS”) that you are subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified you that you are no longer subject to backup;

•                  understand that execution of the attached promissory note and security agreement will allow us to pursue the obligor for payment of the amount due thereon by any legal means, including, but not limited to, acquisition of a judgment against the obligor in the event that the subscriber defaults; and

•                  acknowledge that we may retain possession of certificates representing the units subscribed for to perfect our security interest in those units.

We will rely on these representations and others in determining whether you have knowledge of the material terms and nature of the investment and have evaluated the risks and merits of an investment, so that we can determine whether investment is suitable for you. If we accept your subscription, we will use the information you give us in the subscription agreement for company purposes, such as tax reporting. We will use the representations regarding taxpayer information to defend ourselves if questioned by the Internal Revenue Service about your taxes. Also, if you do not fulfill your obligations under the promissory note and security agreement, we will use the applicable representations from your subscription agreement against you to show that you understood that we can take legal action for payment under the promissory note and security agreement, and/or retain possession of your membership certificate to perfect any security interest we have in the units. Finally, if you seek legal action to attempt to force us to allow an action prohibited by our operating agreement, we will use the applicable representation in your subscription agreement as evidence that you understood that you would be bound by the restrictions and provisions of the operating agreement, including the restrictions on transfers of our units.

Subscription Period

The offering must close upon the earlier occurrence of (1) our acceptance of subscriptions for units equaling the maximum amount of $100,000,000; or (2) [twelve months from the effective date of this registration statement]. However, we may close the offering any time prior to [twelve months from the effective date of this registration statement] upon the sale of the minimum aggregate offering amount of $70,000,000. If we abandon the project for any reason prior to [twelve month date], we will terminate the offering and return funds to investors. Even if we successfully close the offering by selling at least the minimum number of units prior to [one year date], the offering proceeds will remain in escrow until we satisfy the conditions for releasing funds from escrow, including our receipt of a written debt financing commitment. We may admit members to ARCP and continue to offer any remaining units to reach the maximum number to be sold until the offering closes. We reserve the right to cancel or modify the offering, to reject subscriptions for units in whole or in part and to waive conditions to the purchase of units. Additionally, in our sole discretion, we may also determine that it is not necessary to sell all available units. If we sell subscriptions for all of the available units, we have the discretion to reject any subscriptions, in whole or in part, for any reason.

This offering may be terminated for a variety of reasons, most of which are discussed in detail in the section entitled “RISK FACTORS.” In the event of termination of this offering prior to its successful closing, funds invested with us will be returned with interest, less escrow fees. Your proportional share of the escrow fees will be based on the amount of your investment and how long the investment was held in the escrow account compared to all of the other investments. If the amount of the escrow fees exceeds the amount of interest earned, we will use our seed capital proceeds to pay the remaining amount of escrow fees. The principal amount of your investment will not be used to pay escrow fees. If the offering is terminated prior to its successful closing, we intend to return your investment by the close of the next business day or as soon as possible after the termination of the offering.

If you subscribe for the purchase of units, you may not withdraw your subscription at any time, either before or after we accept it. If the offering is successful, the interest earned on the escrow account will be used to cover the escrow agent’s fees. Any remaining interest will go to ARCP. However, if we do not accept your subscription, we will promptly return your entire investment to you, plus nominal or no interest, less escrow fees. This means that from the date of your investment, you may earn a nominal rate of return on the money you deposit with us in escrow. If escrow fees exceed interest, investments may be returned without interest, but you will receive no less than the purchase price you paid for the units.

Subscription Procedures

Before purchasing any units, you must complete the subscription agreement included as Exhibit C to this prospectus, draft a check payable to “                                                  , Escrow Agent for Akron Riverview Corn Processors, LLC” in the amount of not less than 10% of the amount due for the units for which subscription is sought, which amount will be deposited in the escrow account; sign a full recourse promissory note and security agreement for the remaining 90% of the total subscription price; and deliver to us these items and an executed copy of the signature page of our operating agreement. In the subscription application, an investor must make representations to us concerning, among other things, that he or she has received our prospectus and any supplements, agrees to be bound by the operating agreement and understands that the units are subject to significant transfer restrictions. The subscription application also requires information about the nature of your desired ownership, your state of residence, and your taxpayer identification or Social Security Number. If you subscribe as an individuals or jointly with an individual, we will also require you to indicate your occupation and the occupation of the joint subscriber, if any. We encourage you to read the subscription agreement carefully.

Anytime after we receive subscriptions for the minimum amount of the offering, we may mail written notice to our investors that full payment under the promissory note is due within 20 days. We will deposit funds paid in satisfaction of the promissory notes into our escrow account where they will be held until we satisfy the conditions for releasing funds from escrow. Unpaid amounts will accrue interest at a rate of 12% per year and each investor will agree to reimburse us for amounts we must spend to collect the outstanding balance. In the event that a subscriber defaults on the promissory note, we intend to pursue that defaulting subscriber for payments of the amount due by any legal means, including, but not limited to, retention of the initial 10% payment and acquisition of a judgment against the subscriber.

If you subscribe to purchase units after we have received subscriptions for the aggregate minimum offering amount of $70,000,000, you will be required to pay the full purchase price immediately upon subscription.

Rather than accepting or rejecting subscriptions as we receive them, we might not determine whether to accept or reject subscriptions until after we have received applications totaling at least $70,000,000 from investors or until a future date near the end of this offering. If we accept your subscription and meet the conditions for releasing funds from escrow, your subscription will be credited to your capital account in accordance with our operating agreement and we will issue to you a membership unit certificate signifying the ownership of your membership units. If we reject your subscription, we will return your subscription, check, and signature page promptly.

If you are deemed the beneficial owners of 5% or more of our issued and outstanding units you may have reporting obligations under Section 13 and Section 16 of the Securities and Exchange Act. If you anticipate being a beneficial owner of 5% or more of our outstanding units you should consult legal counsel to determine what filing and reporting obligations may be required under the federal securities laws.

Escrow Procedures

Proceeds from subscriptions for the units will be deposited in an interest-bearing escrow account that we plan to establish with                                             , as escrow agent, under a written escrow agreement, such as the one attached hereto as Exhibit 4.3.

We expect that we will not release funds from the escrow account until specific conditions are satisfied. We expect those conditions to be (1) cash proceeds from unit sales deposited in the escrow account equals or exceeds the minimum offering amount of $70,000,000, exclusive of interest; (2) we obtain a written debt financing commitment for debt financing ranging from approximately $82,500,100 to $112,500,100, less any grants and/or tax increment financing we are awarded; (3) we elect, in writing, to terminate the escrow agreement; 4) an affidavit prepared by our escrow agent has been sent to the states in which we have registered units stating that the conditions set out in (1), (2) and (3) have been met; and (5) in each state in which consent is required, the state securities commissioners have consented to release of the funds on deposit. Upon satisfaction of these conditions, the anticipated escrow agreement will terminate, and the escrow agent will likely disburse the funds on deposit, including interest, to us to be used in accordance with the provisions set out in this prospectus. We anticipate that the escrow account may continue for up to one year after the effective date of this registration statement to allow us to collect the 90% balance due under the promissory notes.

We will terminate our anticipated escrow account and promptly return your investment to you if we terminate the offering prior to the ending date or if we have not sold the minimum number of units (70,000) and received the initial 10% minimum offering amount ($7,000,000) in cash prior to [one year from the effective date of this registration statement]. Similarly, we anticipate that if the cash in our escrow account does not equal or exceed the minimum offering amount of $70,000,000 at the end of the one-year period, the escrow account will terminate and we will promptly return your investment. In either case requiring us to return your investment to you, you will earn nominal interest on your investment, however we will also deduct your proportional share of escrow agent fees from the interest earned. In the event we return the investments to the investors, we anticipate that we will pay our escrow bank a fee for 1099 filings, plus a transaction fee per subscriber and a 1099 filing fee per subscriber. Your proportional share of the fees will be based on amount of the investment and time the investment was held in escrow compared to all other investments. The principal amount of your investment will not be used to pay escrow fees. Any escrow fees exceeding interest earned will be paid from seed capital funds.

Even if we are successful in releasing funds from escrow, we may allow the offering to continue until [one year from date of effectiveness of this prospectus] or the sale of the maximum number of units. For its service as escrow agent, we will pay an administration fee and will reimburse the bank for expenses incurred in administering our escrow account.

Delivery of Unit Certificates

If we satisfy the conditions for releasing funds from escrow, we will issue certificates for the units subscribed in the offering upon such release. Unless otherwise specifically provided in the subscription agreement, we will issue certificates for any subscription signed by more than one subscriber as joint tenants with full rights of survivorship. We will imprint the certificates with a conspicuous legend referring to the restrictions on transferability and sale of the units. See “DESCRIPTION OF MEMBERSHIP UNITS — Restrictive Legend on Membership Certificates.”

Summary of Promotional and Sales Material

In addition to and apart from this prospectus, we may use certain sales material in connection with this offering. The material may include a brochure, internet website, question-and-answer booklet, speech for public seminars, invitations to seminars, news articles, public advertisements and audio-visual materials. In certain jurisdictions, such sales materials may not be available. This offering is made only by means of this prospectus and other than as described herein, we have not authorized the use of any other sales material. Although the information contained in such sales materials does not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered as a part of this prospectus or of the registration statement of which this prospectus is a part, or as incorporated in this prospectus or the registration statement by reference.

DESCRIPTION OF MEMBERSHIP UNITS

We are offering one class of securities. If we accept your subscription agreement, you will be both a holder of Class B units and a member of the limited liability company. As a Class B unit holder, you will be entitled to certain economic rights, such as the right to the distributions that accompany the units. As a member of the limited liability company, you will be entitled to certain other rights, such as the right to vote at our member meetings. If your membership in the company is terminated or if you transfer your units without the company’s approval, the role of unit holder may be separated from the role of member. The separation of such roles may include the loss of certain rights, such as voting rights. See “Separable Interests” below for greater detail about the loss of membership.

Membership Units

Ownership rights in us are evidenced by units. There are two classes of membership units in ARCP:  Class A units and Class B units. Each Class A unit and Class B units represents a pro rata ownership interest in our capital, profits, losses and distributions. Unit holders who are also members have the right to vote and participate in our management as provided in the operating agreement. We maintain a membership register at our principal office setting forth the name, address, capital contribution and number of units held by each member.

Restrictive Legend on Membership Certificate

We will place restrictive legends on your membership certificate or any other document evidencing ownership of our units. The language of the legend will be similar to the following:

THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED.  SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, AND NO ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF WILL BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH APPLICABLE FEDERAL AND STATE LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

Voting Limitations

Each member is entitled to one vote per unit owned. Members may vote units in person or by proxy at a meeting of the unit holders, on all matters coming before a member vote. Members do not have cumulative voting or pre-emptive rights.

Separable Interests

Although we are managed by our directors, our operating agreement provides that certain transactions, such as amending our operating agreement or dissolving the company, require member approval. Each member has the following rights:

•                  To receive a share of our profits and losses;

•                  To receive distributions of our assets, if and when declared by our directors;

•                  To participate in the distribution of our assets in the event we are dissolved or liquidated;

•                  To access information concerning our business and affairs at our place of business as set forth in our Operating Agreement; and

•                  To vote on matters coming before a vote of the members.

Our operating agreement provides that if your membership is terminated, regardless of whether you transfer your units or we admit a substitute member, then you will lose all your rights to vote your units and the right to access information concerning our business and affairs at our place of business. Under our operating agreement, information that will be available exclusively to members includes state and federal tax returns and a current list of the names, addresses and capital account information of each member and unit holder. This information is available upon request by a member for purposes reasonably related to that person’s interest as a member. In addition, a member’s use of this information is subject to certain safety, security and confidentiality procedures established by us.

Unit holders who have only economic rights in our units but not voting rights will continue to have the right to a share of our profits and losses and the right to receive distributions of our assets and to participate in the distribution of our assets in the event we are dissolved or liquidated. Unit holders will also have access to company information that is periodically submitted to the Securities and Exchange Commission. See “DESCRIPTION OF BUSINESS.”

If you are an individual, you will cease to be a member upon your death or if you have been declared incompetent by a court of law. If you are a corporation, trust, limited liability company, or partnership, you will cease to be a member at the time your existence is terminated. If you are an estate, then your membership will terminate when the fiduciary of the estate distributes all of your units. Accordingly, it is possible to be a unit holder of ARCP, but not a member.

If you transfer your units, and the transfer is permitted by the operating agreement, or has been approved by the board of directors, then the transferee will be admitted as a new member of ARCP only if the transferee:

•                  Agrees to be bound by our operating agreement;

•                  Pays or reimburses us for legal, filing and publication costs that we incur relating to admitting such transferee as a new member, if any;

•                  Delivers, upon our request, any evidence of the authority such person or entity has to become a member of Akron Riverview Corn Processors; and

•                  Delivers, upon our request, any other materials needed to complete transferee’s transfer.

The board of directors, in its discretion, may prohibit the transferee from becoming a member if he or she does not comply with these requirements.

Distributions

Distributions are payable at the discretion of our board of directors, subject to the provisions of the Iowa Limited Liability Company Act, our operating agreement and the requirements of our creditors. Our board has no obligation to distribute profits, if any, to members. We have not declared or paid any distributions on our units. Iowa law prohibits us from making distributions to our members if the fair market value of our assets would be less than our liabilities after the distribution.

Unit holders are entitled to receive distributions of cash or property if and when a distribution is declared by our directors. Distributions will be made to investors in proportion to the number of units investors own as compared to all of our units that are then issued and outstanding. Our directors have the sole authority to authorize distributions based on available cash (after payment of expenses and resources), however, we will attempt to distribute an amount approximating the additional federal and state income tax attributable to investors as a result of profits allocated to investors.

We do not expect to generate revenues until the proposed plant is operational. After operation of the proposed plant begins, we anticipate, subject to any loan covenants or restrictions with our senior and subordinated lenders, distributing a portion of our net cash flow to our members in proportion to the units held and in accordance with our operating agreement. By net cash flow, we mean our gross cash proceeds received less any portion, as determined by our directors in their sole discretion, used to pay or establish reserves for our expenses, debt payments, capital improvements, replacements and contingencies. Our board may elect to retain future profits to provide operational financing for the plant, debt retirement and possible plant expansion or other business expansion opportunities.

We do not know the amount of cash that we will generate, if any, once we begin operations. At the start, we will generate no revenues and do not expect to generate any operating revenue until the proposed ethanol plant is operating fully. Cash distributions are not assured, and we may never be in a position to make distributions. Whether we will be able to generate sufficient cash flow from our business to make distributions to members will depend on numerous factors, including:

•                  Successful and timely completion of construction since we will not generate any revenue until our plant is constructed and operational;

•                  Required principal and interest payments on any debt and compliance with applicable loan covenants which will reduce the amount of cash available for distributions;

•                  Our ability to operate our plant at full capacity which directly impacts our revenues;

•                  Adjustments and amounts of cash set aside for reserves and unforeseen expenses; and

•                  State and federal regulations and subsidies, and support for ethanol generally which can impact our profitability and the cash available for distributions.

Capital Accounts and Contributions

The purchase price paid for our Class B units constitutes a capital contribution for purposes of becoming a unit holder and will be credited to your capital account. As a Class B unit holder, your capital account will be increased according to your share of our profits and other applicable items of income or gain specially allocated to you pursuant to the special allocation rules described below. In addition, we will increase your capital account for the amount of any of our liabilities that are assumed by you or are secured by any property which we distribute to you. We will decrease your capital account for your share of our losses and other applicable items of expenses or losses specially allocated to you pursuant to the special allocation rules described below. We will also decrease your capital account in an amount equal to the value of any property we distribute to you. In addition, we will decrease your capital account for the amount of any of your liabilities that are assumed by us or are secured by property you have contributed to us. In the event you transfer your units and we have approved such transfer, then your capital account, to the extent it relates to the units transferred, will be transferred to the transferee. Our operating agreement does not require you to make additional capital contributions to us. Interest will not accrue on your capital contributions, and you have no right to withdraw or be repaid your capital contributions made to us.

Allocation of Profits and Losses

Except as otherwise provided in the special allocation rules described below, profits and losses that we recognize will be allocated to you in proportion to the number of units you hold. Our profits and losses will be determined by our directors on either a daily, monthly, quarterly or other basis permitted under the Internal Revenue Code, as amended, and corresponding Treasury Regulations.

Special Allocation Rules

The amount of profits and losses that we allocate to you is subject to a number of exceptions referred to as special allocations. These include special allocations required by the Internal Revenue Code and Treasury Regulations aimed at highly leveraged limited liability companies that allocate taxable losses in excess of a unit holder’s actual capital contributions. Our operating agreement also requires that our directors make offsetting special allocations in any manner they deem appropriate that, after such offsetting allocations are made, each unit holder’s capital account balance is equal to the capital account balance that that unit holder would have had if special allocations required by the Internal Revenue Code and Treasury Regulations were not made to that unit holder’s capital account.

Restrictions on Transfers of Units

The units will be subject to certain restrictions on transfers pursuant to our operating agreement. In addition, transfers of units may be restricted by state securities laws. As a result, investors may not be able to liquidate their investments in the units and therefore may be required to assume the risks of investing in us for an indefinite period of time. Investment in us should be undertaken only by those investors who can afford an illiquid investment.

We have restricted the ability to transfer units to ensure that the Internal Revenue Service does not deem ARCP to be a “publicly traded partnership” which results in corporate taxation. Under our operating agreement, no transfer may occur without the approval of the board of directors. Further, the board of directors will only permit transfers that fall within “safe harbors” contained in the publicly traded partnership rules under the Internal Revenue Code, to include the following:

•                  Transfers by gift to the member’s spouse and/or descendants;

•                  Transfers upon the death of a member;

•                  Certain other transfers provided that for the applicable tax year, the transfers in the aggregate do not exceed two percent of the total outstanding units; and

•                  Transfer through a Qualified Matching Service.

Transfers made through a Qualified Matching Service are limited to no more than 10 percent of the total outstanding units during a tax year. The 10 percent limit does not include private transfers, which are not limited in number, but does include certain other transfers subject to the two percent limit.

Any transfer in violation of the publicly traded partnership requirements or our operating agreement will be null and void. Furthermore, there is no public or other market for these securities. We do not anticipate such a market will develop.

The units are unsecured equity interests in ARCP and are subordinate in right of payment to all of our current and future debt. In the event of our insolvency, liquidation, dissolution or other winding up of our affairs, all of our debts, including winding-up expenses, must be paid in full before any payment is made to the unit holders. There is no assurance that there would be any remaining funds for distribution to the unit holders, after the payment of all of our debts.

SUMMARY OF OUR OPERATING AGREEMENT

Binding Nature of the Agreement

We will be governed primarily according to the provisions of our operating agreement and the Iowa Limited Liability Company Act. Among other items, our operating agreement contains provisions relating to the election of directors, restrictions on transfers, member voting, and other company governance matters. If you invest in ARCP, you will be bound by the terms of this agreement.  Except as otherwise provided, our operating agreement may not be amended without the approval of the affirmative vote of the holders of a majority of the units constituting a quorum, represented either in person or by proxy or mail ballot, at any regular or special meeting of the members.

Special Right of Appointment of Directors for LSCP, LLLP

LSCP, LLLP owns all issued and outstanding Class A units of ARCP.  Subject to the special right of appointment for certain Class B members, as long as LSCP, LLLP is a Class A member and owns at least 5% of the issued and outstanding units (Class A units and Class B units combined) in the Company, LSCP, LLLP will appoint all directors to our board of directors.   Subject to the special right

of appointment for certain Class B members, this means that owners of Class B units will be unable to appoint directors or control the management of ARCP.

Special Right of Appointment of Directors for Certain Class B Members

Certain Class B members who purchase a minimum of 15,000 Class B units for a total investment of $15,000,000 in this registered offering will be entitled to appoint one (1) director to the board of directors.  A Class B member who purchases 40,000 Class B units for a total investment of $40,000,000 will be entitled to appoint two (2) Directors to our board of directors.  An appointed director will serve at the discretion of the appointing member.  At such time as the Class B member owning a minimum of 15,000 Class B units no longer owns at least 15,000 Class B units, the Class B member ceases to have the special right of appointment.  At such time as a Class B member who purchases a minimum of 40,000 Class B units in this offering no longer owns at least 40,000 Class B units, but owns at least 15,000 Class B units, the Class B member will only be entitled to appoint one director.  If the Class B member with a special right of appointment owns less than 15,000 Class B units at any time, the special right of appointment for that Class B member ceases.  Subject to this appointment rights, this means that owners of Class B units will be unable to appoint directors or control the management of ARCP.

Management

The number of initial directors of ARCP shall be a minimum of seven (7) and a maximum of seventeen (17). Information about our current directors, their business experience, and their terms are set out in further detail in “DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS.” See “DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS” for information regarding the election of our directors beginning with the first annual or special meeting after the plant is substantially operational.

Currently, all our directors are appointed by LSCP, LLLP.  Subject to special right of appointment for Class B members purchasing a minimum of 15,000 Class B units in this registered offering, as long as LSCP, LLLP is a Class A member and owns at least 5% of all the issued and outstanding units (Class A units and Class B units combined), LSCP, LLLP will appoint all the directors of ARCP.  Class B members who purchase a minimum of 15,000 Class B units for a minimum investment of $15,000,000 in this registered offering will be permitted to appoint one (1) director to the board of directors.  Class B members who purchase 40,000 Class B units for a minimum investment of $40,000,000 in this registered offering will be permitted to appoint two (2) directors to the board of directors.  All other Class B members will not be entitled to elect directors until such time as LSCP, LLLP is not a Class A member or does not own at least 5% of the issued and outstanding units (Class A units and Class B units combined) of ARCP.

Subject to the special appointment rights of certain Class B members, at such time as LSCP, LLLP is no longer a Class A member or does not hold at least 5% of the issued and outstanding units (Class A units and Class B units combined), Class B members shall elect directors by plurality vote.  This means that nominees receiving the greatest number of votes relative to the votes cast for their competitors shall be elected as directors.  Members are not allowed to cumulate their votes in electing directors.  The special right of appointment for certain Class B members will only cease if the Class B member holds less than the required minimum of 15,000 Class B units in order to appoint one (1) director or 40,000 Class B units to appoint two (2) directors to our board of directors.  Thus, even if LSCP, LLLP is no longer a Class A member and owns less than 5% of all issued and outstanding units (Class A units and Class B units combined), certain Class B members may still have the right to appoint directors to the board of directors.

At such time as Class B members are entitled to elect directors, nominations for directors may be made by the nominating committee of the board of directors or by the board of directors as a whole. Members may also nominate candidates for our board by giving advance written notice to ARCP with information about the nominee and the nominating member. Any board nomination made by a member must be accompanied by a nominating petition signed by unit holders representing at least five percent of our outstanding units.

No matter may be submitted to the members for approval without the prior approval of the board of directors. This means that the board of directors controls virtually all of our affairs.

Our operating agreement is unlike the articles of incorporation or bylaws of typical public companies whose shares trade on NASDAQ or a stock exchange. Our units do not trade on an exchange and we are not governed by the rules of NASDAQ or a stock exchange concerning company governance.

The directors must elect a chairman who will preside over any meeting of the board of directors, and a vice-chairman who shall assume the chairman’s duties in the event the chairman is unable to act.

According to our operating agreement, the directors may not take certain actions without the consent of the members. See “SUMMARY OF OUR OPERATING AGREEMENT — Members’ Meetings and Other Members’ Rights.”

Replacement of Directors

See “DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS” for a description of the staggering of the terms of our directors beginning with the first member meeting after LSCP, LLLP is no longer a Class A member or owns less than 5% of all issued and outstanding units (Class A units and Class B units combined) of ARCP.

Replacement directors may be nominated either by the board of directors or by the members upon timely delivery of a petition signed by investors holding at least five percent of the outstanding units, provided that the members also meet other requirements, all of which are described in our operating agreement. In order for a petition to be considered timely, it must be delivered to our secretary not less than 120 calendar days before the date of our proxy statement released to Unit Holders in connection with the previous year’s annual meeting. However, if we did not hold an annual meeting the previous year or the date of the current year’s annual meeting is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time, as determined by the board of directors, before the we begin to print and mail its proxy materials for the annual meeting.

Members’ Meetings and Other Members’ Rights

There will be an annual meeting of members at which the board of directors will give our annual company report. Members will address any appropriate business. In addition, members owning an aggregate of 30 percent of the units may demand in writing that the board call a special meeting of members for the purpose of addressing appropriate member business. The board of directors may also call a special meeting of members at any time.

Member meetings shall be at the place designated by the board or members calling the meeting. Members of record will be given notice of member meeting neither more than 60 days nor less than 5 days in advance of such meetings.

In order to take action at a meeting, members holding at least 30 percent of the outstanding units must be represented in person, by proxy or by mail ballot. Voting by proxy or by mail ballot shall be permitted on any matter if it is authorized by our directors. Each Class A member is entitled to one (1) vote for each Class A unit registered in the name of such member.  The votes accorded to Class A members are in addition to the votes such Class A member shall be entitled to cast by virtue of holding Class B units.

Assuming a quorum is present, members take action by a vote of the majority of the units represented at the meeting (in person, by proxy or by mail ballot) and entitled to vote on the matter, unless the vote of a greater or lesser proportion or numbers is otherwise required by our operating agreement or by the Iowa Limited Liability Company Act. Our operating agreement requires the vote of a greater number of units on the following matters:

•                  the affirmative vote of a 75 percent majority in interest is necessary to dissolve, wind up and liquidate the Company;

•                  a proposed amendment to the operating agreement requires the affirmative vote of a majority of the membership voting interests constituting the quorum, except the unanimous approval of the membership voting interests held by Class A members and a majority of the membership voting interests held by Class B members is required in the following circumstances:

•                  the amendment or repeal of section 5.1 of the operating agreement to change the management of the company to something other than management by the board of directors;

•                  the amendment or repeal of section 5.2 of the operating agreement to change the number of total directors of the Company;

•                  the amendment or repeal of section 5.3 of the operating agreement to change how directors are appointed by LSCP, LLLP or elected by Class B members if LSCP, LLLP no longer has the right to appoint all members of the board of directors of the Company;

•                  no amendment to the operating agreement shall be approved without the consent of members holding at least two-thirds (2.3) of the units adversely affected if such amendment would modify the limited liability of a member or alter the Membership Economic Interest of a Member.

There are no other instances where the vote of a greater or lesser proportion or number is otherwise required by the Iowa Limited Liability Company Act.

Additionally, according to our operating agreement, the directors may not take the following actions without the unanimous consent of the members:

•                  cause or permit Akron Riverview Corn Processors to engage in any activity that is inconsistent with our purposes;

•                  knowingly act in contravention of the operating agreement or act in a manner that would make it impossible for us to carry on our ordinary business, except as otherwise provided in the operating agreement;

•                  possess our property or assign rights in specific company property other than for our purpose; or

•                  cause us to voluntarily take any action that would cause our bankruptcy.

In addition, without the consent of a majority of the membership voting interests the directors do not have the authority to cause the company to:

•                  merge, consolidate, exchange or otherwise dispose of at one time, all or substantially all of our property, except for a liquidating sale of the property in connection with our dissolution;

•                  issue Class B units at a purchase price that is less than 30% of the purchase price offered to investors in the Company’s initial registered offering of Class B units;

•                  issue an aggregate number of Class B units that is greater than 125% of the maximum number of Class B units to be offered to investors in the Company’s initial registered offering of Class B units;

•                  issue any additional Class A units;

•                  authorize or allow a redemption of Class A units; or

•                  amend or change the Company’s Articles of Organization or authorize any action in contravention of the Articles of Organization or the operating agreement..

For the purpose of determining the members entitled to notice of or to vote at any members’ meeting, the date on which notice of the meeting is mailed (or otherwise delivered) or the date on which the resolution declaring the distribution is adopted, as the case may be, shall be the record date for determination of the members.

Members do not have dissenter’s rights. This means that in the event we merge, consolidate, exchange or otherwise dispose of all or substantially all of our property, unit holders do not have the right to dissent and seek payment for their units.

We will maintain our books, accountings and records at our principal office. A member may inspect them during normal business hours. Our books and accountings will be maintained in accordance with generally accepted accounting principles.

Unit Transfer Restrictions

A unit holder’s ability to transfer units is restricted under the operating agreement. Unit holders may not transfer their units prior to the date substantial operations commence unless such transfer is:

•                  To the investor’s administrator or trustee to whom such units are transferred involuntarily by operation of law, such as death; or

•                  Made without consideration to or in trust for the investor’s descendants or spouse.

At any time following the date substantial operations commence, investors may transfer their units to any person or organization only if the transfer meets certain conditions imposed by our operating agreement and the transfer:

•                  has been approved by our directors in writing and accordance with the terms of the operating agreement; or

•                  is made to any other member or to any affiliate or related party of another member or the transferring member.

Our operating agreement imposes the following conditions on transfers, all of which must be met prior to the board’s approval of a transfer:

•                  The transferring member and the proposed recipient of the units must execute and deliver the necessary paperwork and documents, including but not limited to, the signature page to our operating agreement;

•                  The transferring member and the proposed recipient must pay all reasonable costs and expenses incurred by us in connection with the transfer;

•                  The proposed recipient must provide us with his/her/its taxpayer identification number and other information reasonably required to permit us to file tax statements and returns;

•                  The transferring member or proposed recipient must provide us with a legal opinion letter stating that the units are either registered under the Securities Act of 1933, or exempt from registration; and

•                  The transferring member or proposed recipient must provide us with a legal opinion letter stating that the transfer will not cause the us to be an investment company under the Investment Company Act of 1940.

To maintain partnership tax status, the units may not be traded on an established securities market or readily tradable on a secondary market. We do not intend to list the units on the New York Stock Exchange, the NASDAQ Stock Market or any other stock exchange. To help ensure that a market does not develop, our operating agreement prohibits transfers without the approval of the directors. The directors will generally approve transfers so long as the transfers fall within “safe harbors” contained in the publicly traded partnership rules under the Internal Revenue Code. See DESCRIPTIONS OF MEMBERSHIP UNITS — Restrictions on Unit Transfers” for a description of the safe harbors.

If any person transfers units in violation of the publicly traded partnership rules or without our prior consent, the transfer will be null and void. These restrictions on transfer could reduce the value of an investor’s units.

Amendments

Our operating agreement may be amended by the affirmative vote of the holders of a majority of the units constituting a quorum, represented either in person or by proxy or mail ballot, at any regular or special meeting of the members. No amendment may modify the liability of a member, without that member’s consent.  The following provisions require the unanimous consent of the Class A Membership Voting Interests and a majority of the Membership Voting Interest held by the Class B members:

•                  the amendment or repeal of section 5.1 of the operating agreement to change the management of the company to something other than management by the board of directors;

•                  the amendment or repeal of section 5.2 of the operating agreement to change the number of total directors of the Company;

•                  the amendment or repeal of section 5.3 of the operating agreement to change how directors are appointed by LSCP, LLLP or elected by Class B members if LSCP, LLLP no longer has the right to appoint all members of the board of directors of the Company;

Dissolution

Our operating agreement provides that a voluntary dissolution of Akron Riverview Corn Processors may be affected only upon the prior approval of a 75 percent super majority of all units entitled to vote.

FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS

This section of the prospectus describes the material federal income tax risks and consequences of your participation in Akron Riverview Corn Processors. No information regarding state and local taxes is provided. Each prospective member should consult his or her own tax advisor concerning the impact that his or her investment in Akron Riverview Corn Processors may have on his or her federal income tax liability and the application of state and local income and other tax laws to his or her investment in Akron Riverview Corn Processors. Although we will furnish unit holders with such information regarding Akron Riverview Corn Processors as is required for income tax purposes, each unit holder will be responsible for preparing and filing his or her own tax returns.

The following discussion of the tax aspects of an investment in our units is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Department regulations (“Regulations”), and administrative rulings and judicial decisions interpreting the Code. Significant uncertainty exists regarding certain tax aspects of limited liability companies. Such uncertainty is due, in part, to continuing changes in federal tax law that have not been fully interpreted through regulations or judicial decisions. Tax legislation may be enacted in the future that will affect Akron Riverview Corn Processors and a unit holder’s investment in Akron Riverview Corn Processors. Additionally, the interpretation of existing law and regulations described here may be challenged by the Internal Revenue Service during an audit of our information return. If successful, such a challenge likely would result in adjustment of a unit holder’s individual return.

The tax opinion contained in this section and the opinion attached as exhibit 8.1 to the registration statement constitute the opinion of our tax counsel, Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C., regarding our classification for federal income tax purposes and the taxation of investors on their allocable share of the Company’s income, gains, losses and deductions recognized by the Company without regard to cash distributions. An opinion of legal counsel represents legal counsel’s professional judgment regarding the subject matter of the opinion, but it is not an undertaking to defend any indicated result should that result be challenged by the Internal Revenue Service.  This opinion is in no way binding on the Internal Revenue Service or on any court of law.

The statements and legal conclusions contained in this section regarding federal income tax consequences of owning our units as a result of our partnership tax classification are the opinions of our tax counsel. The tax consequences to us and our members are highly dependent on matters of fact that may occur at a future date. This section is based on the assumptions and qualifications stated or referenced in this section. No rulings have been or will be requested from the Internal Revenue Service concerning any of the tax matters we describe. Accordingly, you should know that the opinion of our tax counsel is in no way binding on the Internal Revenue Service or any court of law. The Internal Revenue Service or a court may disagree with the following discussion or with any of the positions taken by us for federal income tax reporting purposes, and the opinion of our tax counsel may not be sufficient for an investor to use for the purpose of avoiding penalties relating to a substantial understatement of income tax under Section 6662(d). See “FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS — Interest on Underpayment of Taxes; Accuracy-Related Penalties; Negligence Penalties” below.

Investors are urged to consult their own tax advisors with specific reference to their own tax and financial situations, including the application and effect of state, local and other tax laws, and any possible changes in the tax laws after the date of this prospectus. This section is not to be constructed as a substitute for careful tax planning.

Partnership Status

Under Treasury regulations, known as “check-the-box” regulations, an unincorporated entity such as a limited liability company will be taxed as a partnership unless the entity is considered a publicly traded limited partnership or the entity affirmatively elects to be taxed as a corporation.  We will not elect to be taxed as a corporation and will endeavor to take steps as are feasible and advisable to avoid classification as a publicly traded limited partnership. Congress has shown no inclination to adopt legislation that would jeopardize the tax classification of the many entities that have acted in reliance on the check-the-box regulations.  It is the opinion of Brown, Winick, Graves, Gross, Baskerville and Schoenebaum, P.L.C. that we will be treated as a partnership for federal income tax purposes. This means that we will not pay any federal income tax and the unit holders will pay tax on their shares of our net income.

As a partnership, if we fail to qualify for partnership taxation, we would be treated as a “C corporation” for federal income tax purposes. As a C corporation, we would be taxed on our taxable income at corporate rates, currently at a maximum rate of 35%. Distributions would generally be taxed again to unit holders as corporate dividends. In addition, unit holders would not be required to report their shares of our income, gains, losses or deductions on their tax returns until such are distributed. Because a tax would be imposed upon us as a corporate entity, the cash available for distribution to unit holders would be reduced by the amount of tax paid, in which case the value of the units would be reduced.

Publicly Traded Partnership Rules

To qualify for taxation as a partnership, we cannot be a publicly traded partnership under Section 7704 of the Internal Revenue Code. Generally, Section 7704 provides that a partnership will be classified as a publicly traded partnership and will be taxed as a corporation if its interests are:

•                  Traded on an established securities market; or

•                  Readily tradable on a secondary market or the substantial equivalent.

Although there is no legal authority on whether a limited liability company is subject to these rules, in the opinion of our counsel, it is probable that we are subject to testing under the publicly traded partnership rules because we elected to be classified and taxed as a partnership.

We will seek to avoid being treated as a publicly traded partnership. Under Section 1.7704-1(d) of the Treasury Regulations, interests in a partnership are not considered traded on an established securities market or readily tradable on a secondary market unless the partnership participates in the establishment of the market or the inclusion of its interests in a market, or the partnership recognizes any transfers made on the market by redeeming the transferor partner or admitting transferee as a partner.

We do not intend to list the units on the New York Stock Exchange, the NASDAQ Stock Market or any other stock exchange. In addition, our operating agreement prohibits any transfer of units without the approval of our directors. Our directors intend to approve transfers that fall within safe harbor provisions of the Treasury Regulations, so that we will not be classified as a publicly traded partnership. These safe harbor provisions generally provide that the units will not be treated as readily tradable on a secondary market, or the substantial equivalent, if the interests are transferred:

•                  In “private” transfers;

•                  Pursuant to a qualified matching service; or

•                  In limited amounts that satisfy a 2% test.

Private transfers include, among others:

•                  Transfers by gifts in which the transferee’s tax basis in the units is determined by reference to the transferor’s tax basis in the interests transferred;

•                  Transfers at death, including transfers from an estate or testamentary trust;

•                  Transfers between members of a family as defined in Section 267(c)(4) of the Internal Revenue Code;

•                  Transfers from retirement plans qualified under Section 401(a) of the Internal Revenue Code or an IRA; and

•                  “Block transfers.” A block transfer is a transfer by a unit holder and any related persons as defined in the Internal Revenue Code in one or more transactions during any thirty-calendar-day period of units that in the aggregate represents more than two percent of the total interests in partnership capital or profits.

Transfers through a qualified matching service are also disregarded in determining whether interests are readily tradable. A matching service is qualified only if:

•                  It consists of a computerized or printed system that lists customers’ bid and/or ask prices in order to match unit holders who want to sell with persons who want to buy;

•                  Matching occurs either by matching the list of interested buyers with the list of interested sellers or through a bid and ask process that allows interested buyers to bid on the listed interest;

•                  The seller cannot enter into a binding agreement to sell the interest until the 15th calendar day after his interest is listed, which time period must be confirmable by maintenance of contemporaneous records;

•                  The closing of a sale effectuated through the matching service does not occur prior to the 45th calendar day after the interest is listed;

•                  The matching service displays only quotes that do not commit any person to buy or sell an interest at the quoted price (nonfirm price quotes), or quotes that express an interest in acquiring an interest without an accompanying price (nonbinding indications of interest), and does not display quotes at which any person is committed to buy or sell an interest at the quoted price;

•                  The seller’s information is removed within 120 days of its listing and is not reentered into the system for at least 60 days after its deletion; and

•                  The sum of the percentage interests transferred during the entity’s tax year, excluding private transfers, cannot exceed ten percent of the total interests in partnership capital or profits.

In addition, interests are not treated as readily tradable if the sum of the percentage of the interests transferred during the entity’s tax year, excluding private transfers, do not exceed two percent of the total interests in partnership capital or profits. We expect to use a combination of these safe harbor provisions to avoid being treated as a publicly traded partnership.

After we commence operations, we may decide to implement a qualified matching service in order to provide a mechanism for our members to transfer limited quantities of our membership units. A qualified matching service typically involves the use of a computerized or printed listing system that lists customers’ bids and/or ask prices to match members who want to dispose of their membership interests with persons who want to buy such interests. If we decide to do so, in addition to the tax laws described above, we must also comply with securities laws and rules regarding exemption from registration as a broker-dealer. Alternatively, we may determine to use an alternative trading service to handle qualified matching service matters for us. If we manage a qualified matching service ourselves, we will not undertake activities that are allowed by the tax laws, if such activities would disqualify us for exemption from registration as a broker-dealer. For example, while the tax rules allow interested buyers and interested sellers to locate each other via a qualified matching service, we could not directly participate in the match making without registering as a broker-dealer. We have no intention of registering as a broker-dealer. Therefore, among other restrictions, we must not have any involvement in matching interested buyers with interested sellers. This may make it difficult for our members to find buyers for their units.

Tax Treatment of our Operation; Flow-Through Taxable Income and Loss; Use of Fiscal Year

We will pay no federal income tax. Instead, as unit holders, investors will be required to report on their income tax return their allocable share of the income, gains, losses and deductions we have recognized without regard to whether they receive cash distributions.

Because we will be taxed as a partnership, we will have our own taxable year that is separate from the taxable years of our unit holders. Unless a business purpose can be established to support a different taxable year, a partnership must use the “majority interest taxable year” which is the taxable year that conforms to the taxable year of the holders of more than 50% of its interests. In this case, the majority interest taxable year is our fiscal year ending September 30.

Tax Consequences to Our Unit Holders

As a unit holder, for your taxable year with which or within which our taxable year ends you will be required to report on your own income tax return, your distributive share of our income, gains, losses and deductions regardless of whether you receive any cash distributions. To illustrate, a unit holder reporting on a calendar year basis will include his or her share of our fiscal year 2007 taxable income or loss on his or her 2007 income tax return. A unit holder with a June 30 tax year end will report his share of our 2007 taxable income or loss on his income tax return for the fiscal year ending June 30, 2008. We will provide each unit holder with an annual Schedule K-1 indicating such holder’s share of our income, loss and separately stated components.

Tax Treatment of Distributions

Distributions made by us to a unit holder will not be taxable to the unit holder for federal income tax purposes as long as distributions do not exceed the unit holder’s basis in his units immediately before the distribution. Cash distributions in excess of unit basis, which is unlikely to occur, are treated as gain from the sale or exchange of the units under the rules described below for unit dispositions.

Initial Tax Basis of Units and Periodic Basis Adjustments

Under Section 722 of the Internal Revenue Code, investors’ initial basis in the units investors purchase will be equal to the sum of the amount of money investors paid for investors’ units. Here, an investor’s initial basis in each unit purchased will be $1,000.

An investor’s initial basis in the units will be increased to reflect the investor’s distributive share of our taxable income, tax-exempt income, gains and any increase in the investor’s share of recourse and qualified non-recourse indebtedness. If the investor makes additional capital contributions at any time, the adjusted basis of the investor’s units will be increased by the amount of any cash contributed or the adjusted basis in any property contributed if additional units are not distributed to investors.

The basis of an investor’s units will be decreased, but not below zero, by:

•                  The amount of any cash we distribute to the investors;

•                  The basis of any other property distributed to the investor;

•                  The investor’s distributive share of losses and nondeductible expenditures that are “not properly chargeable to capital account;” and

•                  Any reduction in the investor’s share of certain items of our debt.

The unit basis calculations are complex. A member is only required to compute unit basis if the computation is necessary to determine his tax liability, but accurate records should be maintained. Typically, basis computations are necessary at the following times:

•                  The end of a taxable year during which we suffered a loss, for the purpose of determining the deductibility of the member’s share of the loss;

•                  Upon the liquidation or disposition of a member’s interest, or

•                  Upon the non-liquidating distribution of cash or property to an investor, in order to ascertain the basis of distributed property or the taxability of cash distributed.

Except in the case of a taxable sale of a unit or Akron Riverview Corn Processors’ liquidation, exact computations usually are not necessary. For example, a unit holder who regularly receives cash distributions that are less than or equal to his or her share of our taxable income will have a positive unit basis at all times. Consequently, no computations are necessary to demonstrate that cash distributions are not taxable under Section 731(a)(1) of the Internal Revenue Code. The purpose of the basis adjustments is to keep track of a member’s tax investment in us, with a view toward preventing double taxation or exclusion from taxation of income items upon ultimate disposition of the units.

Deductibility of Losses; Basis, At-Risk and Passive Loss Limitations

A unit holder may deduct losses allocated to him, subject to a number of restrictions. An investor’s ability to deduct any losses we allocate to the investor is determined by applying the following three limitations dealing with basis, at-risk and passive losses:

•                  Basis. An investor may not deduct an amount exceeding the investor’s adjusted basis in the investor’s units pursuant to Internal Revenue Code Section 704(d). If the investor’s share of our losses exceed the investor’s basis in the investor’s units at the end of any taxable year, such excess losses, to the extent that they exceed the investor’s adjusted basis, may be carried over indefinitely and deducted to the extent that at the end of any succeeding year the investor’s adjusted basis in the investor’s units exceeds zero.

•                  At-Risk Rules. Under the “at-risk” provisions of Section 465 of the Internal Revenue Code, if an investor is an individual taxpayer, including an individual partner in a partnership, or a closely-held corporation, the investor may deduct losses and tax credits from a trade or business activity, and thereby reduce the investor’s taxable income from other sources, only to the extent the investor is considered “at risk” with respect to that particular activity. The amount an investor is considered to have “at risk” includes money contributed to the activity and certain amounts borrowed with respect to the activity for which the investor may be liable.

•                  Passive Loss Rules. Section 469 of the Internal Revenue Code may substantially restrict an investor’s ability to deduct losses and tax credits from passive activities. Passive activities include activities conducted by pass-through entities, such as a limited liability company, certain partnerships or S corporations, in which the taxpayer does not materially participate. Losses from passive activities are deductible only to the extent of the taxpayer’s income from other passive activities. Passive activity losses that are not deductible may be carried forward and deducted against future passive activity income or may be deducted in full upon disposition of a unit holder’s entire interest in us to an unrelated party in a fully taxable transaction. It is important to note that “passive activities” do not include dividends and interest income that normally is considered to be “passive” in nature. For unit holders who borrow to purchase their units, interest expense attributable to the amount borrowed will be aggregated with other items of income and loss from passive activities and subjected to the passive activity loss limitation. To illustrate, if a unit holder’s only passive activity is our limited liability company, and if we incur a net loss, no interest expense on the related borrowing would be deductible. If that unit holder’s share of our taxable income were less than the related interest expense, the excess would be nondeductible. In both instances, the disallowed interest would be suspended and would be deductible against future passive activity income or upon disposition of the unit holder’s entire interest in our limited liability company to an unrelated party in a fully taxable transaction.

Passive Activity Income

If we are successful in achieving our investment and operating objectives, investors may be allocated taxable income from us. To the extent that an investor’s share of our net income constitutes income from a passive activity, as described above, such income may be offset by the investor’s net losses and credits from investments in other passive activities.

Alternative Minimum Tax

Individual taxpayers are subject to an “alternative minimum tax” if such tax exceeds the individual’s regular income tax. Alternative minimum taxable income is the taxpayer’s adjusted gross income increased or decreased by the amount of certain preference items and other adjustments.  We may generate certain preference items. Depending on a member’s other items of income, gain, loss, deduction and credit, the impact of the alternative minimum tax on a member’s overall federal income tax liability may vary from no impact to a substantial increase in tax. Accordingly, each prospective investor should consult with his tax advisor regarding the impact of an investment in Akron Riverview Corn Processors on the calculation of his alternative minimum tax, as well as on his overall federal income tax liability.

Allocations of Income and Losses

Your distributive share of our income, gain, loss or deduction for federal income tax purposes is determined in accordance with our operating agreement. Under Section 704(b) of the Internal Revenue Code, however, the Internal Revenue Service will respect our allocation, or a portion of it, only if it either has “substantial economic effect” or is in accordance with the “partner’s interest in the partnership.” If the allocation or portion thereof contained in our operating agreement does not meet either test, the Internal Revenue Service may reallocate these items in accordance with its determination of each member’s economic interest in us. Treasury Regulations contain guidelines as to whether partnership allocations have substantial economic effect. The allocations contained in the operating agreement comply with the Treasury Regulations’ test for having substantial economic effect. New unit holders will be allocated a proportionate share of income or loss for the year in which they became unit holders. The operating agreement permits our directors to select any method and convention permissible under Internal Revenue Code Section 706(d) for the allocation of tax items during the time any person is admitted as a unit holder. In addition, the operating agreement provides that upon the transfer of all or a portion of a unit holder’s units, other than at the end of the fiscal year, the entire year’s net income or net loss allocable to the transferred units will be apportioned between the transferor and transferee.

Tax Consequences Upon Disposition of Units

Gain or loss will be recognized on a sale of our units equal to the difference between the amount realized and the unit holder’s basis in the units sold. The amount realized includes cash and the fair market value of any property received plus the member’s share of certain items of our debt. Although unlikely, since certain items of our debt are included in an investor’s basis, it is possible that an investor could have a tax liability upon the sale of the investor’s units that exceeds the proceeds of sale.

Gain or loss recognized by a unit holder on the sale or exchange of a unit held for more than one year will be taxed as long-term capital gain or loss, except to the extent the amount realized on the sale or exchange is attributable to unrealized receivables or inventory owned by us, in which case such amount realized will not be treated as realized from the sale of a capital asset and will give rise to ordinary gain or loss. Unrealized receivables are defined under Internal Revenue Code Section 751(c) to include receivables not previously included in income under the company’s method of accounting and certain items of depreciation recapture. We will assist those members that sell units in determining that portion of the amount realized that is attributable to unrealized receivables or inventory of our company.

Effect of Tax Code Section 754 Election on Unit Transfers

In the event a unit holder transfers his or her units, at the time of the transfer, it is probable that the adjusted basis of each unit holder in his or her units, “outside basis,” initially will equal his or her proportionate share of our adjusted basis in our assets, “inside basis.” Over time, however, it is probable that changes in unit values and cost recovery deductions will cause the value of a unit to differ materially from the unit holder’s proportionate share of the inside basis. Section 754 of the Internal Revenue Code permits a partnership to make an election that allows a transferee who acquires units either by purchase or upon the death of a unit holder to adjust his or her share of the inside basis to fair market value as reflected by the unit price in the case of a purchase or the estate tax value of the unit in the case of an acquisition upon death of a unit holder. Once the amount of the transferee’s basis adjustment is determined, it is allocated among our various assets pursuant to Section 755 of the Internal Revenue Code.

A Section 754 election is beneficial to the transferee when his or her outside basis is greater than his or her proportionate share of the entity’s inside basis. In this case, a special basis calculation is made solely for the benefit of the transferee that will determine his or her cost recovery deductions and his or her gain or loss on disposition of property by reference to his or her higher outside basis. The Section 754 election will be detrimental to the transferee if his outside basis is less than his or her proportionate share of inside basis.

If we make a Section 754 election, Treasury Regulations require us to make the basis adjustments. In addition, these regulations place the responsibility for reporting basis adjustments on us. We must report basis adjustments by attaching statements to our partnership returns. In addition, we are required to adjust specific partnership items in light of the basis adjustments. Consequently, amounts reported on the transferee’s Schedule K-1 are adjusted amounts.

Transferees are subject to an affirmative obligation to notify us of their bases in acquired interests. To accommodate concerns about the reliability of the information provided, we are entitled to rely on the written representations of transferees concerning either the amount paid for the partnership interest or the transferee’s basis in the partnership interest under Section 1014 of the Internal Revenue Code, unless clearly erroneous.

Our operating agreement provides our directors with authority to determine whether or not a Section 754 election will be made. Depending on the circumstances, the value of units may be affected positively or negatively by whether or not we make a Section 754 election. If we decide to make a Section 754 election, the election will be made on a timely filed partnership income tax return and is effective for transfers occurring in the taxable year of the return in which the election is made. Once made, the Section 754 election is irrevocable unless the Internal Revenue Service consents to its revocation.

Our Dissolution and Liquidation may be Taxable to Investors, Unless our Properties are Distributed In-Kind

Our dissolution and liquidation will involve the distribution to investors of the assets, if any, remaining after payment of all of our debts and liabilities. Upon dissolution, investors’ units may be liquidated by one or more distributions of cash or other property. If investors receive only cash upon the dissolution, gain would be recognized by investors to the extent, if any, that the amount of cash received exceeds investors’ adjusted bases in investors’ units. We will recognize no gain or loss if we distribute our own property in a dissolution event. However, since our primary asset will likely be the ethanol plant, it is unlikely that we will make a distribution in kind.

Reporting Requirements

The IRS requires a taxpayer who sells or exchanges a membership unit to notify us in writing within 30 days, or for transfers occurring on or after December 16 of any year, by January 15 of the following year. Although the IRS reporting requirement is limited to Section 751(a) exchanges, it is more likely than not that a transfer of a unit will constitute a Section 751(a) exchange which requires notification. The written notice required by the IRS must include the names and addresses of both parties to the exchange, the identifying numbers of the transferor, and if known, of the transferee, and the exchange date. Currently the IRS imposes a penalty of $50 for failure to file the written notice unless reasonable cause can be shown.

Tax Information to Members

We will annually provide each member with a Schedule K-1 (or an authorized substitute). Each member’s Schedule K-1 will set out the holder’s distributive share of each item of income, gain, loss, deduction or credit to be separately stated. Each member must report all items consistently with Schedule K-1 or, if an inconsistent position is reported, must notify the IRS of any inconsistency by filing Form 8062 “Notice of Inconsistent Treatment or Administrative Adjustment Request” with the original or amended return in which the inconsistent position is taken.

Audit of Income Tax Returns

The Internal Revenue Service may audit our income tax returns and may challenge positions taken by us for tax purposes and may seek to change our allocations of income, gain, loss and deduction to investors. If the IRS were successful in challenging our allocations in a manner that reduces loss or increases income allocable to investors, investors may have additional tax liabilities. In addition, such an audit could lead to separate audits of an investor’s tax returns, especially if adjustments are required, which could result in adjustments on an investors’ tax returns. Any of these events could result in additional tax liabilities, penalties and interest to investors, and the cost of filing amended tax returns.

Generally, investors are required to file their tax returns in a manner consistent with the information returns filed by us, such as Schedule K-1, or investors may be subject to possible penalties, unless they file a statement with their tax returns describing any inconsistency. In addition, we will select a “tax matters member” who will have certain responsibilities with respect to any Internal Revenue Service audit and any court litigation relating to us. Investors should consult their tax advisors as to the potential impact these procedural rules may have on them.

Prior to 1982, regardless of the size of a partnership, adjustments to a partnership’s items of income, gain, loss, deduction or credit had to be made in separate proceedings with respect to each partner individually. Because a large partnership sometimes had many partners located in different audit districts, adjustments to items of income, gains, losses, deductions or credits of the partnership had to be made in numerous actions in several jurisdictions, sometimes with conflicting outcomes. The Tax Equity and Fiscal Responsibility Act of 1982 (“TEFRA”) established unified audit rules applicable to all but certain small partnerships. These rules require the tax treatment of all “partnership items” to be determined at the partnership, rather than the partner, level. Partnership items are those items that are more appropriately determined at the partnership level than at the partner level, as provided by regulations. Since we will be taxed as a partnership, the TEFRA rules are applicable to our members and us.

The Internal Revenue Service may challenge the reporting position of a partnership by conducting a single administrative proceeding to resolve the issue with respect to all partners. But the Internal Revenue Service must still assess any resulting deficiency against each of the taxpayers who were partners in the year in which the understatement of tax liability arose. Any partner of a partnership can request an administrative adjustment or a refund for his own separate tax liability. Any partner also has the right to participate in partnership-level administrative proceedings. A settlement agreement with respect to partnership items binds all parties to the settlement. The TEFRA rules establish the “Tax Matters Member” as the primary representative of a partnership in dealings with the Internal Revenue Service. The Tax Matters Member must be a “member-manager” which is defined as a company member who, alone or together with others, is vested with the continuing exclusive authority to make the management decisions necessary to conduct the business for which the organization was formed. In our case, this would be a member of the board of directors who is also a unit holder of the company. Our operating agreement provides for board designation of the Tax Matters Member. Currently, Gary Grotjohn is serving as our Tax Matters Member. The Internal Revenue Service generally is required to give notice of the beginning of partnership-level administrative proceedings and any resulting administrative adjustment to all partners whose names and addresses are furnished to the Internal Revenue Service.

Interest on Underpayment of Taxes; Accuracy-Related Penalties; Negligence Penalties

If we incorrectly report an investor’s distributive share of our net income, such may cause the investor to underpay his taxes. If it is determined that the investor underpaid his taxes for any taxable year, the investor must pay the amount of taxes he underpaid plus interest on the underpayment and possibly penalties from the date the tax was originally due. Under recent law changes, the accrual of interest and penalties may be suspended for certain qualifying individual taxpayers if the IRS does not notify an investor of amounts owing within 18 months of the date the investor filed his income tax return. The suspension period ends 21 days after the Internal Revenue Service sends the required notice. The rate of interest is compounded daily and is adjusted quarterly.

Under Section 6662 of the Internal Revenue Code, penalties may be imposed relating to the accuracy of tax returns that are filed. A 20% penalty is imposed with respect to any “substantial understatement of income tax” and with respect to the portion of any underpayment of tax attributable to a “substantial valuation misstatement” or to “negligence.” All those penalties are subject to an exception to the extent a taxpayer had reasonable cause for a position and acted in good faith.

The Internal Revenue Service may impose a 20% penalty with respect to any underpayment of tax attributable to negligence. An underpayment of taxes is attributable to negligence if such underpayment results from any failure to make a reasonable attempt to comply with the provisions of the Code, or any careless, reckless, or intentional disregard of the federal income tax rules or regulations. In addition, regulations provide that the failure by a taxpayer to include on a tax return any amount shown on an information return is strong evidence of negligence. The disclosure of a position on the taxpayer’s return will not necessarily prevent the imposition of the negligence penalty.

State and Local Taxes

In addition to the federal income tax consequences described above, investors should consider the state and local tax consequences of an investment in us. This prospectus makes no attempt to summarize the state and local tax consequences to an investor. Investors are urged to consult their own tax advisors regarding state and local tax obligations.

LEGAL MATTERS

The validity of the issuance of the units offered and the validity of the disclosure relating to the material federal income tax consequences of owning and disposing of the units offered will be passed upon for us by Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C., 666 Grand Avenue, Suite 2000, Des Moines, Iowa  50309-2510.

We are not a party to any pending legal proceedings.

EXPERTS

Boulay, Heutmaker, Zibell & Co., PLLP, an independent registered public accounting firm, has audited our financial statements at February 28, 2007, as set forth in their report appearing in this prospectus and registration statement. We have included our February 28, 2007 audited financial statements in the prospectus and elsewhere in this registration statement in reliance on the report from Boulay, Heutmaker, Zibell & Co., PLLP, given on their authority as experts in accounting and auditing.

TRANSFER AGENT

We will serve as our transfer agent and registrar.

ADDITIONAL INFORMATION

This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the Commission. The registration statement and the exhibits and schedules thereto filed with the Commission may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the Commission at 100 F Street, NE, Washington, D.C. 20549. The Commission also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

As of effectiveness of our registration statement, we will be required to file periodic reports with the Securities and Exchange Commission (“SEC”) pursuant to Section 15 of the Securities Exchange Act of 1934. Our quarterly reports will be made on Form 10-QSB, and our annual reports are made on Form 10-KSB. As of the date of this prospectus, our filings will be made pursuant to Regulation S-B for small business filers. We will also make current reports on Form 8-K. Except for our duty to deliver audited annual financial statements to our members pursuant to our operating agreement, we are not required to deliver an annual report to security holders and currently have no plan to do so. However, each filing we make with the SEC is immediately available to the public for inspection and copying at the Commission’s public reference facilities and the web site of the Commission referred to above or by calling the SEC at 1-800-SEC-0330.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Akron Riverview Corn Processors, LLC

Marcus, Iowa

We have audited the accompanying balance sheet of Akron Riverview Corn Processors, LLC (a development stage company), as of February 28, 2007, and the related statements of operations, changes in members’ equity, and cash flows for the period from inception (November 27, 2006) to February 28, 2007.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Akron Riverview Corn Processors, LLC (a development stage company) as of February 28, 2007, and the results of its operations and its cash flows for the period from inception (November 27, 2006) to February 28, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P.

Certified Public Accountants

Minneapolis, Minnesota

June 18, 2007

AKRON RIVERVIEW CORN PROCESSORS, LLC

(A Development Stage Company)

Balance Sheet

February 28, 2007

Assets

Non-Current Assets
Land options	$50,000
Deferred offering costs	46,823

Total Assets	$96,823

Liabilities and Members’ Equity

Current Liabilities
Accounts payable	$98,848

Commitments and Contingencies

Members’ Equity
Members’ equity, 27,500 Class A units outstanding	19,999,900
Units subscribed receivable	19,686,695
313,205
Deficit accumulated during the development stage	(315,230)
Total members’ equity (deficit)	(2,025)

Total Liabilities and Members’ Equity	$96,823

See Notes to the Financial Statements

AKRON RIVERVIEW CORN PROCESSORS, LLC
(A Development Stage Company)

Statement of Operations

Period from Inception (November 27, 2006) to February 28, 2007

Revenue	$—

Operating Expenses
Professional fees	217,643
General and administrative expenses	97,587
Total operating expenses	315,230

Net loss	$(315,230)

Weighted average units outstanding	296

Net loss per unit	$(1,064.97)

See Notes to the Financial Statements

AKRON RIVERVIEW CORN PROCESSORS, LLC
(A Development Stage Company)

Statement of Changes in Members’ Equity

Period from Inception (November 27, 2006) to February 28, 2007

Balance - Inception, November 27, 2006	$—

Member contributions, 15,000 Class A units at $666.66 per unit	9,999,900
Member contributions, 12,500 Class A units at $800 per unit	10,000,000
Less units subscribed receivable	(19,686,695)
Units subscribed	313,205

Net loss	(315,230)

Balance - February 28, 2007	$(2,025)

See Notes to the Financial Statements

AKRON RIVERVIEW CORN PROCESSORS, LLC

(A Development Stage Company)

Statement of Cash Flows

Period from Inception (November 27, 2006) to February 28, 2007

Cash Flows from Operating Activities
Net loss during the development stage	$(315,230)
Adjustments to reconcile net loss to cash from operating activities:
Collection of subscribed units in exchange for services provided	263,205
Change in liabilities
Accounts payable	52,025
Net cash provided by operating activities	—

Net change in Cash and Equivalents	—

Cash and Equivalents– Beginning of Period	—

Cash and Equivalents – End of Period	$—

Supplemental Disclosure of Noncash Investing and Financing Activities
Deferred offering costs in accounts payable	$46,823
Collection of subscribed units in exchange for land options	$50,000

See Notes to the Financial Statements

AKRON RIVERVIEW CORN PROCESSORS, LLC

(A Development Stage Company)

Notes to the Financial Statements

February 28, 2007

Note 1:  Nature of Business

Akron Riverview Corn Processors, LLC (an Iowa Limited Liability Company) was formed on November 27, 2006 to have a perpetual life.  The Company was organized to pool investors for a 100 million gallon per year (MMGY) ethanol plant to be located in Plymouth County Iowa.  In addition, the Company intends to produce and sell distillers grains as co-products of ethanol production.  Construction is expected to begin in the year 2007.  As of February 28, 2007, the Company is in the development stage with its efforts being principally devoted to organizational activities, project feasibility activities, and obtaining debt and equity financing.

Note 2:  Summary of Significant Accounting Policies

Fiscal Reporting Period

The Company has adopted a fiscal year ending September 30 for reporting financial operations.

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash and equivalents.

Deferred Offering Costs

The Company defers the costs incurred to raise equity financing until that financing occurs.  At such time that the issuance of new equity occurs, these costs will be netted against proceeds received; or if the financing does not occur, they will be expensed.

Pre-construction Costs

The Company has incurred substantial consulting, permitting, and other pre-construction services related to building its plant facilities.  Due to the substantial current uncertainties regarding the Company’s ability to proceed with the ultimate facility construction until the Company has raised debt and equity financing, the Company expenses these pre-construction costs as incurred.

Income Taxes

Akron Riverview Corn Processors, LLC is treated as a partnership for federal and state income tax purposed, and generally does not incur income taxes.  Instead its earnings and losses are included in the income tax returns of its members.  Therefore, no provision or liability for federal or state income taxes has been included in these financial statements.

Recently Issued Accounting Pronouncements

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157 (SFAS 157), Fair Value Measurements.  SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.  The statement is effective for financial statements issued for fiscal years beginning after November 15, 2007.  The Company is currently evaluating the effect that the adoption of SFAS 157 will have, if any, on its results of operations, financial position and related disclosures, but does not expect it to have a material impact on the financial statements.

In February 2007, the FASB issued Statement of Financial Accounting Standards No. 159, (SFAS 159), The Fair Value Option for Financial Assets and Financial Liabilities” which included an amendment of FASB Statement 115. This statement provides companies with an option to report selected financial assets and liabilities at fair value. This statement is effective for fiscal years beginning after November 15, 2007 with early adoption permitted. The Company is in the process of evaluating the effect, if any, that the adoption of SFAS No. 159 will have on its results of operations and financial position.

Note 3:  Development Stage Enterprise

The Company was formed on November 27, 2006 to have a perpetual life.

Note 4:  Members’ Equity

On February 27, 2007, the Company entered into a subscription agreement with LSCP, LLLP (Little Sioux Corn Processors, LLC is the general partner of LSCP, LLLP), in which the Company accepted a subscription agreement for $19,999,900 in exchange for 15,000 Class A units at $666.66 per unit and 12,500 Class A units at $800 per unit, totaling 27,500 Class A units.  The Company has two classes of membership units, Class A and B, with each unit representing a pro rata ownership interest in the Company’s capital, profits and losses, and distributions.  Class B unit holders will not be able to elect board members of the Company unless the Class B unit holder holds at least 15,000 units.  The Company’s Board is currently identical to the Boards of LSCP, LLLP and Little Sioux Corn Processors, LLC.

The subscription agreement provided that certain costs paid for by LSCP, LLLP on behalf of the Company would reduce cash contributions.  For the period ended February 28, 2007, the Company received services of approximately $263,000, paid for by LSCP, LLLP and valued at actual cost from unrelated third party vendors and consultants, which reduced cash contributions required under the subscription agreement.  The Company has a subscription receivable at February 28, 2007 for approximately $19,687,000.

The Company is in the process of filing a Form SB-2 Registration Statement with the Securities and Exchange Commission (SEC).  The offering will be for a minimum of 70,000 and up to 100,000 Class B units for sale at $1,000 per unit.  Offering proceeds will be held in escrow until the earliest of the receipt of $70,000,000 or more in cash proceeds, one year from the effective date of the registration statement, or termination of the offering.  The Company anticipates funding the development of the ethanol plant by raising total equity of at least approximately $90,000,000 and securing financing for up to approximately $112,500,000, less any grants received.  The amount of debt financing needed depends on the amount of equity raised in the offering.

Note 5:  Commitments and Contingencies

Design Build Letter of Intent

The total cost of the project, including the construction of the ethanol plant and start-up expenses, is expected to approximate $202,500,000.  The Company signed a letter of intent in March 2007 with a general contractor, a related party, to design and build the ethanol plant at a total contract price of approximately $129,505,000.  The contract price is subject to changes based on corresponding changes to the Construction Cost Index (CCI), published by Engineering News-Record magazine, from January 2007 (7879.58).  The estimated contract price has increased by approximately $2,102,000 based on increases in the CCI in August 2007 to 8,007.48.  The Company budgeted a reserve for potential increases in the CCI of approximately $7,800,000.  The contract price is also subject to a 0.50% surcharge for each calendar month that has passed between January 2007 and the month in which a valid Notice to Proceed is given.  The total increase due to changes caused by the CCI and the 0.50% surcharge is limited to 6%.  The letter of intent terminates on November 5, 2007, unless a valid Notice to Proceed has been accepted by the Design-Builder.  The termination date may be extended upon mutual written agreement.  A non-refundable commitment fee of $500,000 has been paid (through funds provided by LSCP, LLLP) with the signing of the letter of intent which will be credit towards the contract price should the Company choose to execute the design build agreement.  The general contractor is an investor in LSCP, LLLP.

The Company entered into a Phase I and Phase II engineering services agreement with an affiliate of the general contractor.  In exchange for the performance of certain engineering and design services, the Company has agreed to pay $185,000, which will be credited against the total design-build cost.  The Company will also be required to pay certain reimbursable expenses per the agreement.

Land Options

The Company obtained two land options on the intended site of the ethanol plant in Plymouth County, Iowa to purchase approximately 300 acres of land.  The land options were contributed as part of the subscription agreement described in Note 4 and valued at the cost of the options fees paid, which was $50,000.  The land options give the Company the right to purchase the land for approximately $4,500,000 until June 19, 2007 with the option fees being applied to the final purchase price. On June 18, 2007, the Company exercised both land options and is in the process of finalizing the land purchase. As part of the land option agreements, the Company, through funds provided by LSCP, LLLP, paid rent for the two sites for the 2007 crop year of approximately $56,000, which was expensed.

Consulting Contracts

In October 2006, the Company, through LSCP, LLLP, entered into an agreement with an unrelated party to provide geotechnical exploration of the proposed site for the ethanol facility.  Services include soil borings and laboratory testing of samples to determine the site requirements for the potential ethanol facility.  Estimated costs for these services are approximately $36,000 plus reimbursement for certain expenses.

In December 2006, the Company entered into an agreement with an unrelated party to provide consulting services to obtain air quality and storm water permits prior to the commencement of construction activities.  Fees for the services are estimated to approximate $30,000.

In March 2007, the Company entered into an agreement with an unrelated party for land design and surveying.  The fees for the services are billed on an hourly basis, with the total amount estimated at approximately $24,000.

Marketing Agreement

In March 2007, the Company entered into a marketing agreement with an unrelated party to purchase all of the distillers dried grains with solubles (DDGS) the Company expects to ship by railcar.  The buyer agrees to pay the Company a percentage of the selling price, subject to a minimum and maximum amount per ton.  The agreement commences when the Company begins producing DDGS and continues for one year initially and is terminable thereafter by either party with four months notice.

Management Agreement

In May 2007, the Company entered into a management agreement with a subsidiary of LSCP, LLLP to operate and manage the plant.  The agreement requires an annual management fee of $420,000 and an annual incentive bonus of 3% of the Company’s net income up to $1,500,000.  The management fee is negotiable six months after operations commence and yearly thereafter.  The agreement begins when the Company hires a plant manager which cannot be earlier than 180 days prior to commencement of operations and continues for five years with an automatic renewal for an additional five year term unless terminated by either party.

AKRON RIVERVIEW CORN PROCESSORS, LLC

(A Development Stage Company)

Condensed Balance Sheet-Unaudited

March 31, 2007

Assets

Non-Current Assets
Land options	$50,000
Builder commitment fee	500,000
Deferred offering costs	116,909

Total Assets	$666,909

Liabilities and Members' Equity

Current Liabilities
Accounts payable	$86,072

Commitments and Contingencies

Members’ Equity
Members’ equity, 27,500 Class A units outstanding	19,999,900
Less subscription receivable	(19,056,332)
Units subscribed	943,568
Deficit accumulated during the development stage	(362,731)
Total members' equity	580,837

Total Liabilities and Members’ Equity	$666,909

See Notes to the Financial Statements

AKRON RIVERVIEW CORN PROCESSORS, LLC

(A Development Stage Company)

Condensed Statement of Operations-Unaudited

Period from Inception (November 27, 2006) to March 31, 2007

Revenue	$—

Operating Expenses
Professional fees	264,675
General and administrative expenses	98,056
Total operating expenses	362,731

Net loss	$(362,731)

Weighted average units outstanding	7,040

Net loss per unit	$(51.52)

See Notes to the Financial Statements

AKRON RIVERVIEW CORN PROCESSORS, LLC

(A Development Stage Company)

Condensed Statement of Cash Flows-Unaudited

Period from Inception (November 27, 2006) to March 31, 2007

Cash Flows from Operating Activities
Net loss during the development stage	$(362,731)
Adjustments to reconcile net loss to cash from operating activities:
Collection of subscribed units in exchange for services provided	320,954
Change in liabilities
Accounts payable	41,777
Net cash provided by operating activities	—

Net change in Cash and Equivalents	—

Cash and Equivalents– Beginning of Period	—

Cash and Equivalents – End of Period	$—

Supplemental Disclosure of Noncash Investing and Financing Activities
Collection of subscribed units in exchange for land options	$50,000
Collection of subscribed units in exchange for builder commitment fee	$500,000
Collection of subscribed units in exchange for deferred offering costs	$72,614
Deferred offering costs in accounts payable	$44,295

See Notes to the Financial Statements

AKRON RIVERVIEW CORN PROCESSORS, LLC

(A Development Stage Company)

Notes to the Condensed Financial Statements-Unaudited

March 31, 2007

Note 1:  Nature of Business

Akron Riverview Corn Processors, LLC (an Iowa Limited Liability Company) was formed on November 27, 2006 to have a perpetual life.  The Company was organized to pool investors for a 100 million gallon per year (MMGY) ethanol plant to be located in Plymouth County Iowa.  In addition, the Company intends to produce and sell distillers grains as co-products of ethanol production.  Construction is expected to begin in the year 2007.  As of March 31, 2007, the Company is in the development stage with its efforts being principally devoted to organizational activities, project feasibility activities, and obtaining debt and equity financing.

Note 2:  Summary of Significant Accounting Policies

Basis of Presentation

These condensed financial statements and related notes should be read in conjunction with the financial statements and notes included in the Company’s audited financial statements for the period ended February 28, 2007.

The condensed interim financial statements are unaudited.  These statements include all adjustments (consisting of normal recurring accruals) that we considered necessary to present a fair statement of the results of operations, financial position, and cash flows.  The results reported in these condensed financial statements should not be regarded as necessarily indicative of results that may be expected for the entire year.

Fiscal Reporting Period

The Company has adopted a fiscal year ending September 30 for reporting financial operations.

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and Equivalents

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash and equivalents.

Deferred Offering Costs

The Company defers the costs incurred to raise equity financing until that financing occurs.  At such time that the issuance of new equity occurs, these costs will be netted against proceeds received; or if the financing does not occur, they will be expensed.

Pre-construction Costs

The Company has incurred substantial consulting, permitting, and other pre-construction services related to building its plant facilities.  Due to the substantial current uncertainties regarding the Company’s ability to proceed with the ultimate facility construction until the Company has raised debt and equity financing, the Company expenses these pre-construction costs as incurred.

Recently Issued Accounting Pronouncements

Management has reviewed recently issued, but not yet effective, accounting pronouncements and does not expect the implementation of these pronouncements to have a significant effect on the Company’s financial statements.

Note 3:  Members’ Equity

On February 27, 2007, the Company entered into a subscription agreement with LSCP, LLLP (Little Sioux Corn Processors, LLC is the general partner of LSCP, LLLP), in which the Company accepted a subscription agreement for $19,999,900 in exchange for 15,000 Class A units at $666.66 per unit and 12,500 Class A units at $800 per unit, totaling 27,500 Class A units.  The Company has a subscription receivable at March 31, 2007 for approximately $19,056,000.  The Company has two classes of membership units, Class A and B, with each unit representing a pro rata ownership interest in the Company’s capital, profits and losses, and distributions.  Class B unit holders will not be able to elect board members of the Company unless the Class B unit holder holds at least 15,000 units.  The Company’s Board is currently identical to the Boards of LSCP, LLLP and Little Sioux Corn Processors, LLC.

The subscription agreement provided that certain costs paid for by LSCP, LLLP on behalf of the Company would reduce cash contributions.  For the period ended March 31, 2007, the Company received services of approximately $394,000, paid for by LSCP, LLLP and valued at actual cost from unrelated third party vendors and consultants, which reduced cash contributions required under the subscription agreement.  The Company has a subscription receivable at March 31, 2007 for approximately $19,056,000.

The Company is in the process of filing a Form SB-2 Registration Statement with the Securities and Exchange Commission (SEC).  The offering will be for a minimum of 70,000 and up to 100,000 Class B units for sale at $1,000 per unit.  Offering proceeds will be held in escrow until the earliest of the receipt of $70,000,000 or more in cash proceeds, one year from the effective date of the registration statement, or termination of the offering.  The Company anticipates funding the development of the ethanol plant by raising total equity of at least approximately $90,000,000 and securing financing for up to approximately $112,500,000, less any grants received.  The amount of debt financing needed depends on the amount of equity raised in the offering.

Note 4:  Commitments and Contingencies

Design Build Letter of Intent

The total cost of the project, including the construction of the ethanol plant and start-up expenses, is expected to approximate $202,500,000.  The Company signed a letter of intent in March 2007 with a general contractor, a related party, to design and build the ethanol plant at a total contract price of approximately $129,505,000.  The contract price is subject to changes based on corresponding changes to the Construction Cost Index (CCI), published by Engineering News-Record magazine, from January 2007 (7879.58).  The estimated contract price has increased by approximately $2,102,000 based on increases in the CCI in August 2007 to 8,007.48.  The Company budgeted a reserve for potential increases in the CCI of approximately $7,800,000.  The contract price is also subject to a 0.50% surcharge for each calendar month that has passed between January 2007 and the month in which a valid Notice to Proceed is given.  The total increase due to changes caused by the CCI and the 0.50% surcharge is limited to 6%.  The letter of intent terminates on November 5, 2007, unless a valid Notice to Proceed has been accepted by the Design-Builder.  The termination date may be extended upon mutual written agreement.  A non-refundable commitment fee of $500,000 has been paid with the signing of the letter of intent which will be credit towards the contract price should the Company choose to execute the design build agreement.  The general contractor is an investor in LSCP, LLLP.

The Company entered into a Phase I and Phase II engineering services agreement with an affiliate of the general contractor.  In exchange for the performance of certain engineering and design services, the Company has agreed to pay $185,000, which will be credited against the total design-build cost.  The Company will also be required to pay certain reimbursable expenses per the agreement.

Land Options

The Company obtained two land options on the intended site of the ethanol plant in Plymouth County, Iowa to purchase approximately 300 acres of land.  The land options were contributed as part of the subscription agreement described in Note 3 and valued at the cost of the options fees paid, which was $50,000.  The land options give the Company the right to purchase the land for approximately $4,500,000 until June 19, 2007 with the option fees being applied to the final purchase price.  On June 18, 2007, the Company exercised both land options and is the process of finalizing the land purchase. In addition, the Company paid rent for the two sites for the 2007 crop year of approximately $56,000, which was expensed.

Consulting Contracts

In October 2006, the Company, through LSCP, LLLP, entered into an agreement with an unrelated party to provide geotechnical exploration of the proposed site for the ethanol facility.  Services include soil borings and laboratory testing of samples to determine the site requirements for the potential ethanol facility.  Estimated costs for these services are approximately $36,000 plus reimbursement for certain expenses.

In December 2006, the Company entered into an agreement with an unrelated party to provide consulting services to obtain air quality and storm water permits prior to the commencement of construction activities.  Fees for the services are estimated to approximate $30,000.

In March 2007, the Company entered into an agreement with an unrelated party for land design and surveying.  The fees for the services are billed on an hourly basis, with the total amount estimated at approximately $24,000.

Marketing Agreement

In March 2007, the Company entered into a marketing agreement with an unrelated party to purchase all the distillers dried grains with soluble (DDGS) the Company expects to ship by railcar.  The buyer agrees to pay the Company a percentage of the selling price, subject to a minimum and maximum amount per ton.  The agreement commences when the Company begins producing DDGS and continues for one year initially and is terminable thereafter by either party with four months notice.

Management Agreement

In May 2007, the Company entered into a management agreement with a subsidiary of LSCP, LLLP to operate and manage the plant.  The agreement requires an annual management fee of $420,000 and an annual incentive bonus of 3% of the Company’s net income up to $1,500,000.  The management fee is negotiable six months after operations commence and yearly thereafter.  The agreement begins when the Company hires a plant manager which cannot be earlier than 180 days prior to commencement of operations and continues for five years with an automatic renewal for an additional five year term unless terminated by either party.

Appendix A

ARTICLES OF ORGANIZATION

OF

AKRON RIVERVIEW CORN PROCESSORS, LLC

TO THE SECRETARY OF STATE

OF THE STATE OF IOWA:

Pursuant to Section 301 of the Iowa Limited Liability Company Act (the “Act”), the undersigned hereby forms the limited liability company by adopting the following Articles of Organization (the “Articles”) for such limited liability company.

ARTICLE I

The name of the limited liability company is Akron Riverview Corn Processors, LLC (the “Company”).

ARTICLE II

The street address of the initial registered office of the Company in the State of Iowa is 666 Grand Avenue, Suite 2000, Des Moines, Polk County, Iowa 50309, and the name of its initial registered agent at such address is William E. Hanigan.

ARTICLE III

The street address of the principal office of the Company in the State of Iowa is 4808 F Avenue Marcus, IA 51035.

ARTICLE IV

The duration of the Company shall be perpetual unless dissolved as provided in the operating agreement of the Company.

ARTICLE V

The management of the Company shall be vested in its managers who shall be selected in the manner described in the operating agreement of the Company.  The members of the Company are not agents of the Company for the purpose of its business or affairs or otherwise.  No manager, member, agent, employee, or any other person shall have any power or authority to bind the Company in any way except as may be expressly authorized by the operating agreement of the Company or unless authorized to do so by the managers of the Company.

ARTICLE VI

Section 6.1.  A manager of this Company shall or a member with whom management of the Company is vested shall not be personally liable to the Company or its members for monetary damages for breach of fiduciary duty as a manager, except for (i) the amount of a financial benefit received by a manager or member to which the manager or member is not entitled; (ii) an intentional infliction of harm on the limited liability company or its members; (iii) a violation of Iowa Code Section 490A.807 (limitations governing distribution); or an intentional violation of criminal law.

Section 6.2.  Each person who is or was a member or manager of the Company (and the heirs, executors, personal representatives, administrators, or successors of such person) who was or is made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a member or manager of the Company or is or was serving at the request of the Company as a member or manager, director, officer, partner, trustee, employee or agent of another limited liability company, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (“Indemnitee”), shall be indemnified and held harmless by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended.  In addition to the indemnification conferred in this Article, the Indemnitee shall also be entitled to have paid directly by the Company the expenses reasonably incurred in defending any such proceeding against such Indemnitee in advance of its final disposition, to the fullest extent authorized by applicable law, as the same exists or may hereafter be amended.  The right to indemnification conferred in this Article shall be a contract right.

Section 6.3.  The Company may, by action of the manager(s), provide indemnification to such of the officers, employees and agents of the Company to such extent and to such effect as the manager(s) shall determine to be appropriate and authorized by applicable law.

Section 6.4.  The rights and authority conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the articles of organization or operating agreement of the Company, agreement, vote of members or disinterested manager(s), or otherwise.

Section 6.5.  Any repeal or amendment of this Article by the members of the Company shall not adversely affect any right or protection of a member, manager, or officer existing at the time of such repeal or amendment.

Dated:  November 27, 2006.

FILED
IOWA
SECRETARY OF STATE	/s/ Amy R. Piepmeier
11-27-06	Amy R. Piepmeier, Organizer
10:23am
W507571
[Bar Code]

A-2

Appendix B

OPERATING AGREEMENT

OF

AKRON RIVERVIEW CORN PROCESSORS, LLC

Dated:  Effective November 27, 2006

OPERATING AGREEMENT

OF

AKRON RIVERVIEW CORN PROCESSORS, LLC

OPERATING AGREEMENT

OF

AKRON RIVERVIEW CORN PROCESSORS, LLC

THIS OPERATING AGREEMENT (the “Agreement”) is entered into effective as of the 27th_day of November, 2006, by and among Akron Riverview Corn Processors, LLC, an Iowa limited liability company (the “Company”), each of the Persons identified as Members on attached Exhibit “A,” and any other Persons that may from time-to-time be subsequently admitted as Members of the Company in accordance with the terms of this Agreement.  Capitalized terms used but not otherwise defined herein shall have the meaning set forth in Section 1.10.

In consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.  THE COMPANY

1.1           Formation.  The Company was formed as an Iowa limited liability company by filing Articles of Organization with the Iowa Secretary of State on November 27, 2006.

1.2           Name.  The name of the Company shall be “Akron Riverview Corn Processors, LLC,” and all business of the Company shall be conducted in such name.

1.3           Purposes; Powers.  The nature of the business and purposes of the Company are to:  (i) own, construct, operate, lease, finance, contract with, and/or invest in ethanol production and by-product production facilities; (ii) process feedstock into ethanol and related by-products, and market such ethanol and by-products; and (iii) engage in any other business and investment activity in which a Iowa limited liability company may lawfully be engaged, as determined by the Directors.  The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to, and in furtherance of, the purposes of the Company as set forth in this Section 1.3 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Directors pursuant to Article V of this Agreement.

1.4           Principal Place of Business.  The Company shall continuously maintain a principal place of business in either the State of Iowa, at such location as the Directors may determine.  The initial principal place of business of the Company shall be at 4808 F Avenue Marcus, IA 51035, or elsewhere as the Directors may determine.  Any documents required by the Act to be kept by the Company shall be maintained at the Company’s principal place of business.

1.5           Term.  The term of the Company commenced on the date the Articles were filed with the Iowa Secretary of State, and shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in Article X of this Agreement.

1.6           Registered Agent.  The Company shall continuously maintain a registered office and a registered agent for service of process in the State of Iowa and in any other state in which it is required by law to do so.  The name and address of the Company’s initial Registered Agent in Iowa shall be William E. Hanigan, 666 Grand Avenue, Suite 2000, Des Moines, IA 50309.

1.7           Title to Property.  All Property owned by the Company shall be owned by the Company as an entity and not in the name of any Member, and no Member shall have any ownership interest in such Property, except as a Member of the Company.  Each Member’s interest in the Company shall be personal property for all purposes.

1.8           Payment of Individual Obligations.  The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member.

1.9           Independent Activities; Transactions With Affiliates.  The Directors shall be required to devote such time to the business and affairs of the Company as may be necessary to manage and operate the Company, and shall be free to serve any other Person or enterprise in any capacity that they deem appropriate in their discretion.  Subject to any confidentiality agreements with or for the benefit of the Company, neither this Agreement nor any activity undertaken pursuant hereto shall:  (i) prevent any Member or Director or their Affiliates from engaging in whatever activities they choose, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Company or any other Member; or (ii) require any Member or Director to permit the Company or any other Director or Member or their Affiliates to participate in any such activities.  As a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes and renounces any such right or claim of participation.  To the extent permitted by applicable law and subject to the provisions of this Agreement, the Directors are hereby authorized to cause the Company to purchase Property from, sell Property to, or otherwise deal with, any Member (including any Member who is also a Director), or any Affiliate of any Member; provided that any such purchase, sale or other transaction shall be made on terms and conditions which are no less favorable to the Company than if the sale, purchase or other transaction had been entered into with an independent third party.

1.10         Definitions.  Capitalized words and phrases used in this Agreement have the following meanings:

(a)           “Act” means the Iowa Limited Liability Company Act, as amended from time to time, or any corresponding provisions of any succeeding law.

(b)           “Adjusted Capital Account Deficit” means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:  (i) crediting to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the next to the last sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and (ii) debiting to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations.  The foregoing definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

(c)           “Affiliate” means, with respect to any Person or entity:  (i) any Person directly or indirectly controlling, controlled by or under common control with such Person or entity; (ii) any officer, director, general partner, member or trustee of any such Person or entity; or (iii) any Person or entity who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence.  For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect a majority of the directors, managers, or persons exercising similar authority with respect to such Person or entities.

(d)           “Agreement” means the Company’s Operating Agreement, as amended from time to time.

(e)           “Articles” means the Company’s Articles of Organization on file with the Iowa Secretary of State’s Office, as amended from time to time.

(f)            “Assignee” means a transferee of Units who is not admitted as a Substitute Member pursuant to Section 9.8 of this Agreement.

(g)           “Capital Account” means the separate capital account maintained for each Unit Holder in accordance with Section 2.3 of this Agreement.

(h)           “Capital Contributions” means, with respect to any Member, the amount of money (US Dollars), and the initial Gross Asset Value of any assets or property other than money, contributed by the Member or such Member’s predecessors in interest to the Company, (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752) with respect to the Units held or purchased by such Member, including additional Capital Contributions.

(i)            “Class A Member” means any Person:  (i) whose name is set forth as such on Exhibit “A” attached hereto or as it may be amended from time to time, or who has become a Class A Member pursuant to the terms of this Agreement; and (ii) who is the owner of one or more Class A Units and has not ceased to be a Member pursuant to the terms of this Agreement.  “Class A Members” means all such Persons.

(j)            “Class B Member” means any Person:  (i) whose name is set forth as such on Exhibit “A” attached hereto or as it may be amended from time to time, or who has become a Class B Member pursuant to the terms of this Agreement; and (ii) who is the owner of one or more Class B Units and has not ceased to be a Member pursuant to the terms of this Agreement.  “Class B Members” means all such Persons.

(k)           “Class A Unit” means a Unit having all of the rights and obligations as all other Units, and having those additional rights with respect to the appointment of Directors as set forth in Section 5.3 hereof, and subject to any specific limitations set forth elsewhere herein.

(l)            “Class B Unit” means all Units other than Class A Units.

(m)          “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

(n)           “Company” means Akron Riverview Corn Processors, LLC, an Iowa limited liability company.

(o)           “Company Minimum Gain” has the meaning given the term “partnership minimum gain” in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

(p)           “Debt” means:  (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by notes, bonds or other instruments; (ii) obligations as lessee under capital leases; (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company, whether or not the Company has assumed or become liable for the obligations secured thereby; (iv) any obligation under any interest rate swap agreement; (v) accounts payable; and (vi) obligations, contingent or otherwise, under direct or indirect guarantees of indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v), above.  Notwithstanding the foregoing, however, Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company’s business and are not delinquent or are being contested in good faith by appropriate proceedings.

(q)           “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Directors.

(r)            “Director” means any Person who:  (i) is appointed or elected as a Director pursuant to Article V of this Agreement or who has otherwise become a Director pursuant to the terms of this Agreement; and (ii) has not ceased to be a Director pursuant to the terms of this Agreement.  “Directors” means all such Persons.  For purposes of the Act, the Directors shall be deemed to be the “managers” (as such term is defined and used in the Act) of the Company.

(s)           “Dissolution Event” shall have the meaning set forth in Section 10.1 of this Agreement.

(t)            “Effective Date” means November 27, 2006.

(u)           “Facilities” means the ethanol and by-product production facilities to be constructed and operated by the Company.

(v)           “Fiscal Year” means:  (i) any twelve-month period commencing on October 1 and ending on September 30; and (ii) the period commencing on the immediately preceding October 1 and ending on the date on which all Property is distributed to the Unit Holders pursuant to Article X of this Agreement, or, if the context requires, any portion of a Fiscal Year for which an allocation of Profits or Losses or a distribution is to be made.  The Directors may establish a different Fiscal Year so long as the Fiscal Year chosen is not contrary to the Code or any provision of any state or local tax law.

(w)          “GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

(x)            “Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:  (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Directors, provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 2.1 of this Agreement shall be as set forth in such Section; (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Directors as of the following times: (A) upon the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) upon the distribution by the Company to a Member of more than a de minimis amount of Company Property as consideration for an interest in the Company; and (C) upon the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the Directors reasonably determine that such adjustment is necessary to reflect the relative economic interests of the Members in the Company; (iii) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Directors; and (iv) The Gross Asset Values of Company assets shall be increased or decreased, as applicable, to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Profits” and “Losses” or Section 3.3(c) of this Agreement; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).  If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv) of this paragraph, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

(y)           “Issuance Items” has the meaning set forth in Section 3.3(h) of this Agreement.

(z)            “Liquidation Period” has the meaning set forth in Section 10.6 of this Agreement.

(aa)         “Liquidator” has the meaning set forth in Section 10.8 of this Agreement.

(bb)         “Member” means any Person:  (i) whose name is set forth as such on Exhibit “A” attached hereto as it may be amended from time to time, or who has become a Member pursuant to the terms of this Agreement; and (ii) who is the owner of one or more Units and has not ceased to be a Member pursuant to the terms of this Agreement.  “Members” means all such Persons, and includes without limitation, all Class A Members and all Class B Members.

(cc)         “Membership Economic Interest” means collectively, a Member’s share of “Profits” and “Losses,” the right to receive distributions of the Company’s assets, and the right to information concerning the business and affairs of the Company as required by the Act.  The Membership Economic Interest of a Member is quantified by the unit of measurement referred to herein as “Units.”

(dd)         “Membership Interest” means collectively, the Membership Economic Interest and the Membership Voting Interest.

(ee)         “Membership Voting Interest” means collectively, a Member’s right to vote as set forth in this Agreement or as required by the Act.

(ff)           “Net Cash Flow” means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for Company expenses, debt payments, capital improvements, replacements and contingencies, all as reasonably determined by the Directors.  “Net Cash Flow” shall not be reduced by Depreciation, amortization, cost recovery deductions or similar allowances, but shall be increased by any reductions of reserves previously established.

(gg)         “Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

(hh)         “Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

(ii)           “Officer” means any Person who:  (i) is appointed as an Officer pursuant to Section 5.16 of this Agreement or who has otherwise become an Officer pursuant to the terms of this Agreement; and (ii) has not ceased to be an Officer pursuant to the terms of this Agreement.  “Officers” mean all such Persons.

(jj)           “Permitted Transfer” has the meaning set forth in Section 9.2 of this Agreement.

(kk)         “Person” means any individual, general or limited partnership, joint venture, limited liability company, corporation, trust, estate, association, nominee or other entity.

(ll)           “Profits and Losses” mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication): (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses”

shall be added to such taxable income or loss; (ii) Any expenditures of the Company described in Code Section 705(a)(2)(b) or treated as Code Section 705(a)(2)(b) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss; (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value above, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value; (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation; (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Unit Holder’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and (vii) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Sections 3.3 and 3.4 of this Agreement shall not be taken into account in computing Profits or Losses.  The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and 3.4 of this Agreement shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

(mm)       “Property” means all real and personal property owned or acquired by the Company (including cash), and any improvements thereto, and shall include both tangible and intangible property.

(nn)         “Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.

(oo)         “Regulatory Allocations” has the meaning set forth in Section 3.4 of this Agreement.

(pp)         “Related Party” means the adopted or birth relatives of any Person and such Person’s spouse (whether by marriage or common law), if any, including without limitation great-grandparents, grandparents, parents, children (including stepchildren and adopted children), grandchildren, and great-grandchildren thereof, and such Person’s (and such Person’s spouse’s) brothers, sisters, and cousins and their respective lineal ancestors and descendants, and any other ancestors and/or descendants, and any spouse of any of the foregoing, each trust created for the exclusive benefit of one or more of the foregoing, and the successors, assigns, heirs, executors, personal representatives and estates of any of the foregoing.

(qq)         “Securities Act” means the Securities Act of 1933, as amended.

(rr)           “Tax Matters Member” has the meaning set forth in Section 7.4 of this Agreement.

(ss)         “Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, to voluntarily or involuntarily transfer, give, sell, exchange, assign, pledge, bequeath, hypothecate or otherwise dispose of.

(tt)           “Unit” means an ownership interest in the Company issued in consideration of a Capital Contribution made as provided in Article II of this Agreement, and “Units” includes, without limitation, all Class A Units and all Class B Units.

(vv)         “Unit Holder” means any Person who is the owner of one or more Units.  “Unit Holders” means all such Persons.

(ww)       “Unit Holder Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Regulations.

(xx)          “Unit Holder Nonrecourse Debt Minimum Gain” means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

(yy)         “Unit Holder Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

(zz)          “Unit Holder Register” means the register maintained by the Company at its principal office or by the Company’s duly appointed agent, setting forth the name, address and Capital Contributions of each Unit Holder (or such Unit Holder’s predecessors in interest), and the number of Units, certificate number(s) and date of issuance of Units issued to each Unit Holder, which register shall be modified from time to time as additional Units are issued and as Units are Transferred pursuant to this Agreement.

ARTICLE II.  CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

2.1           Initial Capital Contributions.  The name, address, Capital Contribution and Units quantifying the Membership Interest of each of the Members shall be set forth on the Unit Holder Register.

2.2           Additional Capital Contributions; Additional Units.  No Unit Holder shall be obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than any unpaid amounts on such Unit Holder’s original Capital Contributions, and no Units shall be subject to any calls, requests or demands for capital.  Subject to Section 5.6, additional Units may be issued in consideration of Capital Contributions as agreed to between the Directors and the Persons acquiring such Units.

2.3           Capital Accounts.  A Capital Account shall be maintained for each Unit Holder in accordance with the following provisions:

(a)           To each Unit Holder’s Capital Account there shall be credited:  (i) such Unit Holder’s Capital Contributions; (ii) such Unit Holder’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Sections 3.3 and 3.4 of this Agreement; and (iii) the amount of any Company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder;

(b)           To each Unit Holder’s Capital Account there shall be debited:  (i) the amount of money and the Gross Asset Value of any Property distributed to such Unit Holder pursuant to any provision of this Agreement; (ii) such Unit Holder’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Sections 3.3 and 3.4 of this Agreement; and (iii) the amount of any liabilities of such Unit Holder assumed by the Company or which are secured by any Property contributed by such Unit Holder to the Company;

(c)           In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and

(d)           In determining the amount of any liability for purposes of subparagraphs (a) and (b) above, Code Section 752(c) and any other applicable provisions of the Code and Regulations shall be taken into account.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent therewith.  In the event the Directors  determine that it is prudent to modify the manner in which Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unit Holders), are computed in order to comply with such Regulations, the Directors may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Article X of this Agreement upon the dissolution of the Company.  The Directors also shall:  (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unit Holders and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q); and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

ARTICLE III.  ALLOCATIONS

3.1           Profits.  After giving effect to the special allocations in Sections 3.3 and 3.4 of this Agreement, Profits for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

3.2           Losses.  After giving effect to the special allocations in Sections 3.3 and 3.4 of this Agreement, Losses for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

3.3           Special Allocations.  The following special allocations shall be made in the following order:

(a)           Minimum Gain Chargeback.  Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article III, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unit Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto.  The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations.  This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(b)           Unit Holder Minimum Gain Chargeback.  Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article III, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any Fiscal Year, each Unit Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Unit Holder Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4).  Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto.  The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations.  This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

(c)           Qualified Income Offset.  In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit as soon as practicable, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article III have been tentatively made as if this Section 3.3(c) were not in the Agreement.

(d)           Gross Income Allocation.  In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of:  (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement; and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, then in such circumstance each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article III have been made as if Sections 3.3(c) and 3.3(d) were not in this Agreement.

(e)           Nonrecourse Deductions.  Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated among the Members in proportion to Units held.

(f)            Unit Holder Nonrecourse Deductions.  Any Unit Holder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

(g)           Section 754 Adjustments.  To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Unit Holder in complete liquidation of such Unit Holder’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(h)           Allocations Relating to Taxable Issuance of Company Units.  Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Unit Holder (the “Issuance Items”) shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Unit Holder shall be equal to the net amount that would have been allocated to each such Unit Holder if the Issuance Items had not been realized.

3.4           Regulatory Allocations.  The allocations set forth in Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), 3.3(g) and 3.5 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations.  It is the intent of the Unit Holders that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4.  Therefore, notwithstanding any other provision of this Article III (other than the Regulatory Allocations), the Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner they determine appropriate so that, after such offsetting allocations are made, each Unit Holder’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Unit Holder would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 3.1, 3.2, and 3.3(h).

3.5           Loss Limitation.  Losses allocated pursuant to Section 3.2 of this Agreement shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year.  In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2 of this Agreement, the limitation set forth in this Section 3.5 shall be applied on a Unit Holder by Unit Holder basis and Losses not allocable to any Unit Holder as a result of such limitation shall be allocated to the other Unit Holders in accordance with the positive balances in such Unit Holder’s Capital Accounts so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

3.6           Other Allocation Rules.

(a)           For purposes of determining Profits, Losses and any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Directors using any permissible method under Code Section 706 and the Regulations thereunder.

(b)           The Unit Holders are aware of the income tax consequences of the allocations made by this Article III and hereby agree to be bound by the provisions of this Article III in reporting their shares of Company income and loss for income tax purposes.

(c)           Solely for purposes of determining a Unit Holder’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Unit Holders’ aggregate interests in Company Profits shall be deemed to be as provided in the Capital Accounts.  To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Directors shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder.

(d)           Profits and Losses to the Unit Holders shall be allocated among the Unit Holders in the ratio which each Unit Holder’s Units bears to the total number of Units issued and outstanding.

3.7           Tax Allocations; Code Section 704(c).  In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value.  In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value in Section 1.10(t) of this Agreement, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.  Any elections or other decisions relating to such allocations shall be made by the Directors in any manner that reasonably reflects the purpose and intention of this Agreement.  Allocations pursuant to this Section 3.7 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

3.8           Tax Credit Allocations.  All income tax credits with respect to the Company’s property or operations shall be allocated among the Members in accordance with their respective Membership Interests for the Fiscal Year during which the expenditure, production, sale or other event giving rise to such credits occurs.  This Section 3.8 is intended to comply with the applicable tax credit allocation principles of Regulations Section 1.704-1(b)(4)(ii) and shall be interpreted consistently therewith.

ARTICLE IV.  DISTRIBUTIONS

4.1           Net Cash Flow.  Subject to the terms and conditions of any applicable loan covenants and restrictions, the Directors, in their sole discretion, shall make distributions of Net Cash Flow, if any, to the Unit Holders in proportion to Units held.  In determining Net Cash Flow, the Directors shall endeavor to provide for cash distributions at such times and in such amounts as will permit the Unit Holders to make timely payment of income taxes.

4.2           Amounts Withheld.  All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Unit Holders shall be treated as amounts paid or distributed, as the case may be, to the Unit Holders with respect to which such amount was withheld pursuant to this Section 4.2 for all purposes under this Agreement.  The Company is authorized to withhold from payments and distributions, or with respect to allocations, to the Unit Holders and to pay over to any federal, state, local or foreign government, any amounts required to be so withheld, and shall allocate any such amounts to the Unit Holders with respect to which such amount was withheld.

4.3           Limitations on Distributions.  The Company shall make no distributions to the Unit Holders except as provided in this Article IV and in Article X of this Agreement.  Notwithstanding any other provision, no distribution shall be made if not permitted to be made under the Act.

ARTICLE V.  MANAGEMENT

5.1           Directors.  Except as otherwise provided in this Agreement or required by law, the Directors shall direct the business and affairs and exercise all of the powers of the Company, and shall adopt such policies, rules, regulations and actions as they deem advisable.  Subject to Section 5.6 of this Agreement and any other express provisions of this Agreement to the contrary, the business and affairs of the Company shall be managed by and under the direction of the Directors and not by the Members.

Notwithstanding any other provision in this Agreement to the contrary, the amendment or repeal of this Section 5.1 or the adoption of any provision inconsistent herewith shall require the unanimous approval of the Membership Voting Interests held by the Class A Members and a majority of the Membership Voting Interests held by the Class B Members.

5.2           Number of Total Directors.  The number of Directors of the Company shall be a minimum of seven (7) and a maximum of seventeen (17).  All Directors will be required to execute a confidentiality agreement in form and substance reasonably satisfactory to the Company with and for the benefit of the Company prior to becoming a Director.  At any annual or special meeting, the Class A Members may increase or decrease the number of Directors last approved and may change from a variable range to a fixed number or visa versa by unanimous vote of the Membership Voting Interests held by the Class A Members.  In the event that LSCP, LLLP is no longer a Class A Member of the Company, then the Class B Members may increase or decrease the number of Directors last approved and may change from a variable range to a fixed number or visa versa by majority vote of the Membership Voting Interests held by the Class B Members at any annual or special meeting.

Notwithstanding any other provision in this Agreement to the contrary, the amendment or repeal of this Section 5.2 or the adoption of any provision inconsistent herewith shall require the unanimous approval of the Membership Voting Interests held by the Class A Members and a majority of the Membership Voting Interests held by the Class B Members.

5.3                                 Appointment of Directors; Election of Directors.

(a)           Appointed Directors.

(i)            Directors Appointed by LSCP, LLLP.  So long as LSCP, LLLP is a Class A Member and holds no less than 5% of the issued and outstanding Units of the Company, LSCP, LLLP shall be entitled to appoint all Directors subject to Section (a)(ii) below.  Each Director appointed by LSCP, LLLP under this Section shall serve indefinitely at the pleasure of the LSCP, LLLP until a successor is appointed, or until the earlier death, resignation, or removal of such Director by LSCP, LLLP.  The initial Directors appointed by LSCP, LLLP shall include the individuals set forth on Exhibit “B” attached hereto.  Any Director appointed under this Section may be removed for any reason by LSCP, LLLP, upon written notice to the Directors, which notice shall designate and appoint a successor Director to fill the vacancy.  Any vacancy in a Director’s position shall be filled within thirty (30) days of its occurrence by LSCP, LLLP.  In the event that LSCP, LLLP is no longer a Class A Member of the Company or holds less than 5% of the issued and outstanding Units of the Company, then the term of any Directors appointed by LSCP, LLLP shall terminate at the next annual meeting of the Members following the date LSCP, LLLP is no longer a Class A Member of the Company or holds less than 5% of the issued and outstanding Units of the Company, and the Directors appointed by LSCP, LLLP shall be replaced as under Section 5.3(b).  For so long as LSCP, LLLP holds 5% or more of the issued and outstanding Units of the Company, LSCP, LLLP may appoint any number of Directors to the Company’s Board of Directors to ensure that a majority of the Directors are at all times appointed by LSCP, LLLP.

(ii)           Directors Appointed by Other Members.

(A)          Appointment Rights.  Each Member purchasing at least 15,000 and no more than 39,999 Units from the Company in the Company’s initial offering registered with the Securities and Exchange Commission shall be entitled to appoint one (1) Director to the Company’s Board of Directors; and each Member purchasing 40,000 or more Units from the Company in the Company’s initial offering registered with the Securities and Exchange Commission shall be entitled to appoint two (2) Directors to the Company’s Board of Directors.

(B)           Term of Appointed Directors/Vacancy.  Each Director appointed by an appointing Member pursuant to this Section 5.3(a)(ii) shall serve indefinitely at the pleasure of the appointing Member until a successor is appointed, or until the earlier death, resignation, or removal of such Director by the appointing Member.  Any vacancy in an appointed Director’s position shall be filled within thirty (30) days of its occurrence by the Member holding the right of appointment, except as otherwise consented to by the Board of Directors, in its sole discretion.  The appointment right of a Member failing to fill a vacancy pursuant to the preceding sentence hereof shall be automatically extinguished.

(C)           Transfer of Appointment Rights.  Upon the consent of the Board of Directors in its sole discretion, a Member holding the right to appoint one (1)  Director to the Company’s Board of Directors pursuant to this Section may transfer the right to appoint one (1) Director to a single transferee in connection with the transfer of 15,000 or more Units, all of which were acquired from the Company in the Company’s initial offering registered with the Securities and Exchange Commission.  Upon the consent of the Board of Directors in its sole discretion, the right to appoint two (2) Directors to the Company’s Board of Directors pursuant to this Section may be transferred: (i)  to a single transferee in connection with the transfer of 40,000 or more Units, all of which were acquired from the Company in the Company’s initial offering registered with the Securities and Exchange Commission; or (ii) to no more than two (2) transferees in connection with the transfer of 15,000 or more Units to the first transferee, and 25,000 or more Units to the second transferee.  Notwithstanding the foregoing, a Member who holds the right to appoint two (2) Directors to the Company’s Board of Directors pursuant to this Section 5.3(a)(ii) may transfer the right to appoint one (1) Director in connection with the transfer of 15,000 or more Units to a single transferee, and retain the right to appoint one (1) Director to the Company’s Board of Directors so long as that Member continues to hold 25,000 or more Units, all of which were acquired from the Company in the Company’s initial offering registered with the Securities and Exchange Commission; provided that upon one or more transfers resulting in the ownership by the appointing Member or that Member’s transferee of fewer than 25,000 such Units, the right of appointment associated with those Units shall be extinguished.

(D)          Limitation of Appointment Rights. Subject to Section 5.3(a)(i) hereof, no Member shall be entitled to directly, or indirectly with the Member’s Affiliates and/or Related Parties, appoint more than two (2) Directors to the Company’s Board of Directors.

(b)           Election of Directors.

(i)                                     Commencing with the first annual meeting of the Members following the date LSCP, LLLP is no longer a Class A Member of the Company or holds less than 5% of the issued and outstanding Units of the Company, and at each annual meeting of the Members thereafter, the Class B Members shall elect Directors for staggered terms of three (3) years (except as hereafter provided with respect to the initial terms of Group I and Group II Directors) and until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of any such Director. Prior to expiration of their terms, the appointed Directors shall conduct a lottery to separately identify the Director positions to be elected by Class B Members at the first annual meeting following the date on which LSCP, LLLP is no longer a Class A Member of the Company, and shall so classify each such Director position as Group I, Group II or Group III, with such classification to serve as the basis for the staggering of terms among the elected Directors. The term of Group I Directors shall expire first (initial term of one (1) year with successors elected to three (3) year terms thereafter), followed by those of Group II Directors (initial term of two (2) years with successors elected to three (3) year terms thereafter), and then Group III Directors (initial and subsequent terms of three (3) years). If at any time the number of Directors is changed as provided in this Article V, the number of Group I, Group II and Group III Directors shall be adjusted, as necessary, so that approximately one-third (1/3) of the Directors are elected at each annual meeting of the Members.  Nominees for open Director positions shall be elected by a plurality vote of the Members so that the nominees receiving the greatest number of votes relative to the votes cast for their competitors shall be elected as Directors.   Members shall not be allowed to cumulate their votes in electing Directors.

(ii)                                  Prior to the first annual meeting of the Members following the date LSCP, LLLP is no longer a Class A Member of the Company or holds less than 5% of the issued and outstanding Units of the Company, one or more nominees for Director positions up for election shall be named by the then current Directors appointed by LSCP,LLLP or by a nominating committee established by such Directors.

With respect to all elections of Directors occurring thereafter, one or more nominees for Director positions up for election shall be named by the then current Directors or by a nominating committee established by the Directors. Nominations for Directors may also be made by any Class B Member entitled to vote in the election of Directors. Any Class B Member that intends to nominate a Person for election as a Director may do so only if written notice of such Class B Member’s intent to make such nomination is given not less than sixty (60) nor more than ninety (90) days prior to the annual meeting of the Company at which such elections are to be held. Each such notice shall set forth: (i) the name and address of the Class B Member who intends to make the nomination; (ii) a representation that the Class B Member is a holder of record of Class B Units entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the Person specified in the notice; (iii) the name, age, address and principal occupation/employment of each nominee; (iv) a description of all arrangements or understandings between the Class B Member and each nominee and any other Person(s) pursuant to which such nominations are to be made; (v) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (vi) the consent of each nominee to serve as a Director if so elected; and (vii) a nominating petition signed and dated by the holders of at least five percent (5%) of the then outstanding Class B Units and clearly setting forth the proposed nominee as a candidate for the Director’s seat to be filled.

The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company. The presiding Officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

(iii)                               The amendment or repeal of this Section or the adoption of any provision inconsistent therewith shall require the approval of a majority of the Membership Voting Interests held by the Class B Members represented at a meeting of the Members (in person, by proxy, or by mail ballot).

(c)           Vacancies.  Any vacancy in a Director seat elected under Section 5.3(b) may be filled by the affirmative vote of a majority of the remaining Directors.  A Director elected to fill a vacancy shall be elected for the unexpired term of such Director’s predecessor in office.  Any vacancy to be filled by reason of any increase in the number of Directors shall be filled by election at an annual or special meeting of the Members called for that purpose.

(d)           Notwithstanding any other provision in this Agreement to the contrary, the amendment or repeal of this Section 5.3 or the adoption of any provision inconsistent herewith shall require the unanimous approval of the Membership Voting Interests held by the Class A Members and a majority of the Membership Voting Interests held by the Class B Members.

5.4           Authority of Directors.  Subject to the limitations and restrictions set forth in this Agreement and the Act, the Directors shall direct the management of the business and affairs of the Company and shall have all of the rights and powers which may be possessed by a “manager” under the Act including, without limitation, the right and power to do or perform, and the further right and power by resolution to delegate to the Officers or such other Persons as the Directors deem appropriate, the right and power to do or perform, the following:

(a)                 Conduct the business and carry on the operations of the Company, and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country, which may be necessary or convenient to effect any or all of the purposes for which the Company is organized;

(b)                 Open any bank accounts or trading accounts necessary for the operation of the Company;

(c)                 Acquire by purchase, lease or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(d)                 Operate, maintain, finance, improve, construct, own, operate, sell, convey, assign, mortgage and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

(e)                 Execute any and all agreements, contracts, documents, certifications and instruments necessary or convenient in connection with the management, maintenance and operation of the business and affairs of the Company, including executing amendments to this Agreement and the Articles in accordance with the terms of this Agreement, both as Directors and where permitted, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Directors;

(f)                  Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge or other lien on any Company assets;

(g)                 Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract or other instrument purporting to convey or encumber any or all of the Company assets;

(h)                 Prepay in whole or in part, refinance, increase, modify or extend any liabilities affecting the assets of the Company and in connection therewith, execute any extensions or renewals of encumbrances on any or all of such assets;

(i)                   Care for and distribute funds to the Members by way of cash income, return of capital or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company and this Agreement;

(j)                   Contract on behalf of the Company for the employment and services of employees and independent contractors, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;

(k)                 Engage in any kind of activity and perform and carry out contracts of any kind necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;

(l)                   Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement or the Articles, as may be necessary or appropriate to accomplish the purposes of the Company;

(m)                Institute, prosecute, defend, settle, compromise and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or the

Directors or Officers in connection with activities arising out of, connected with, or incidental to this Agreement, and engage counsel or others in connection therewith;

(n)                 Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, government district or municipality or of any instrumentality of any of them;

(o)                 Agree with any Person as to the form and other terms and conditions of such Person’s Capital Contribution to the Company and cause the Company to issue Membership Interests and Units in consideration for such Capital Contribution;  and

(p)                 Indemnify Members, Directors or Officers, or former Members, Directors or Officers, and to make any other indemnification that is authorized by this Agreement in accordance with, and to the fullest extent permitted by, the Act.

5.5                 Director as Agent.  Notwithstanding the power and authority of the Directors to manage the business and affairs of the Company, no Director shall have authority to act as agent for the Company for the purposes of its business (including the execution of any instrument on behalf of the Company) unless the Directors have authorized the Director to take such action.

5.6                 Restrictions on Authority of Directors.

(a)                 Notwithstanding any provision in this Agreement to the contrary, the Directors shall not have authority to, and they covenant and agree that they shall not, do any of the following acts without the unanimous consent of the Members:

(i)                                     Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in Section 1.3 of this Agreement;

(ii)                                  Knowingly engage in any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

(iii)                               Possess Company Property, or assign rights in specific Company Property, for other than a Company purpose; or

(iv)                              Cause the Company to voluntarily take any action that would cause a bankruptcy of the Company.

(b)                 The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without the consent of a majority of the Membership Voting Interests:

(i)                                     Issue Class B Units at a purchase price that is less than thirty percent (30%) of the purchase price offered to investors in the Company’s initial registered offering of Class B Units filed with the Securities Exchange Commission;

(ii)                                  Issue an aggregate number of Class B Units that is greater than one hundred fifty percent (150%) of the maximum number of Class B Units to be offered to investors in the Company’s initial registered offering of Class B Units;

(iii)                               Issue any additional Class A Units;

(iv)                              Sell or otherwise dispose of all or substantially all of the Company property, real or personal, other than in the ordinary course of business;

(v)                                 Merge or consolidate the Company with any Person;

(vi)                              Authorize or allow a redemption of Class A Units;

(vii)                           Amend or change the Company’s Articles of Organization or authorize any action in contravention of the Articles of Organization or this Agreement

The actions specified herein as requiring the consent of the Members shall be in addition to any actions by the Director that are specified in the Act as requiring the consent or approval of the Members.  Unless otherwise required by this Agreement or the Act, any such required consent or approval may be given by a vote of a majority of the Membership Voting Interests.

5.7                 Meetings.  A regular meeting of the Directors shall be held, without other notice than this Section, immediately after, and at the same place as, the annual meeting of the Members.  Additionally, the Directors may, by resolution, prescribe the time and place for holding regular meetings and may provide that such resolution constitutes notice thereof.  If the Directors do not prescribe the time and place for the holding of regular meetings, such regular meetings shall be held at the time and place specified in the notice of each such regular meeting.  Unless otherwise prescribed by statute, special meetings may be called by, or at the request of, the President/CEO or one-third (1/3) or more of the Directors.  The Directors may designate any location as the place of any regular or special meeting.  If no designation is made, the place of meeting shall be the principal office of the Company.

5.8                 Notice.  Notice shall be given to each Director with respect to any special meeting of the Directors, stating the date, time and place of the meeting.  Such notice shall be given at least two (2) days prior thereto and shall be in writing, unless oral notice is reasonable under the circumstances.  If mailed, such notice shall be deemed to be delivered on the earlier of five (5) days after deposit in the U.S. mail addressed to the Director’s address as shown on the Company’s records with postage prepaid, or upon receipt.  Any Director may waive notice of any meeting.  Except as provided in the next sentence, the waiver must be in writing, signed by the Director entitled to notice, and filed with the minutes relating to the action taken.  A Director’s attendance at a meeting shall constitute a waiver of notice of such meeting, except where such Director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors need be specified in the notice or waiver of notice of such meeting.

5.9                 Conduct of Meeting.  All Directors, to the extent possible, shall personally attend all Directors meetings.  However, any Director may participate in any regular or special meeting by any means of communication by which all Directors participating may simultaneously hear each other during the meeting.  A Director participating in a meeting by this means is deemed to be present in person.

5.10              Quorum.  A majority of the Directors shall constitute a quorum for the transaction of business.  If less than a quorum is represented at a meeting, the Directors represented may adjourn the meeting and reschedule it for a later date without further notice.  At such adjourned and rescheduled meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting.  Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of Directors to leave less than a quorum.

5.11              Manner of Acting; Informal Action.  Except as otherwise provided in this Agreement, the act of a majority of the Directors at a meeting at which a quorum is present shall be the act of the Directors.  Unless otherwise provided by law, any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all Directors entitled to vote with respect the subject matter thereof.

5.12              Presumption of Assent.  A Director present at a meeting shall be presumed to have assented to action taken, unless the dissent of such Director is entered in the minutes of the meeting or unless such Director files a written dissent to such action with the other Directors before the adjournment thereof or forwards such dissent by mail to the other Directors immediately after the adjournment thereof.  Such right to dissent shall not apply to a Director who voted in favor of an action.

5.13              Committees; Authority.  The Directors may create such committees as the Directors deem appropriate, and appoint such persons, who need not be Directors, to serve on them; provided, however, that each committee must have at least two (2) or more Directors as members.  The creation of a committee, and the appointment of persons to serve on it, must be approved by a majority of the Directors.  The procedural requirements for Board meetings under this Article V shall also apply to committee meetings.  Board committees may exercise only those aspects of the Directors’ authority which are expressly conferred by the Directors by express resolution.  Notwithstanding the foregoing, however, a committee may not, under any circumstances:  (i) apportion or authorize distributions; (ii) approve or propose any action for which the Act requires Member approval; (iii) elect Officers; (iv) fill vacancies on the Board or on any of its committees; (v) adopt, amend, or repeal the Articles or this Agreement; (vi) approve a plan of merger; (vii) authorize or approve the reacquisition of Units, except according to a formula or method prescribed by the Directors; or (ix) authorize or approve the issuance or sale or contract for sale of Units or determine the designation and relative rights, preferences, and limitations of a class or series of Units.

5.14              Voting; Potential Financial Interest.  No Director shall be disqualified from voting on any matter solely by reason of such Director’s (or his/her Affiliate’s) potential financial interest in the outcome of such vote, provided that the nature of such potential financial interest was reasonably disclosed at the time of such vote.

5.15              Duties and Obligations of Directors.  The Directors shall cause the Company to conduct its business and operations separate and apart from that of any Director or any Director’s Affiliates.  The Directors shall take all actions which may be necessary or appropriate:  (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Iowa and each other jurisdiction in which such existence is necessary to protect the limited liability of Members or to enable the Company to conduct the business in which it is engaged; and (ii) for the accomplishment of the Company’s purposes, including the acquisition, development, maintenance, preservation, and operation of Company Property in accordance with the provisions of this Agreement and applicable laws and regulations.  Each Director shall have the duty to discharge the foregoing duties in good faith, in a manner the Director believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances.  The Directors shall be under no other fiduciary duty to the Company or the Members to conduct the affairs of the Company in a particular manner.

5.16              Officers.  The officers of the Company shall be appointed by the Directors and shall include a Chairman, Vice Chairman, a President/Chief Executive Officer, a Vice-President, a Secretary, Chief Financial Officer, and such other Officers and assistant Officers as the Directors shall determine.  One person may simultaneously hold more than one office.  The Officers’ terms shall be specified by the Directors.  If no term is specified, they shall hold office until the first meeting of the Directors held after the next annual meeting of the Members.  If the appointment of Officers shall not be made at such meeting, such appointment shall be made as soon thereafter as is convenient.  Each Officer shall hold office until the officer’s successor is duly appointed and qualified, until the Officer’s death, or until the

Officer resigns or is removed by the Directors.  The designation of a specified term does not grant to an Officer any contract rights; and unless otherwise provided in a signed contract with the Company, Officers will be “at-will employees” subject to removal by the Directors at any time, with or without cause.

Any officer may resign at any time by giving written notice to the Chairman, President/CEO or the Secretary.  Unless otherwise noted in the notice, the resignation shall be effective upon receipt.

The Officers, and their duties and responsibilities shall be as follows:

(a)                 Chairman and Vice Chairman of the Board of Directors.  The Directors shall appoint a Chairman of the Board of Directors and may appoint one or more Vice Chairmen of the Board of Directors.  Unless provided otherwise by a resolution adopted by the, the Chairman shall preside at meetings of the Members and the Directors; shall see that all orders and resolutions of the Directors are carried into effect; may maintain records of and certify proceedings of the Directors and Members; and shall perform such other duties as may from time to time be prescribed by the Directors.  The Vice Chairman shall, in the absence or disability of the Chairman, perform the duties and exercise the powers of the Chairman and shall perform such other duties as the Directors or the Chairman may from time to time prescribe. The Directors may designate more than one Vice Chairmen, in which case the Vice Chairmen shall be designated by the Directors so as to denote which is most senior in office.

(b)                 President/Chief Executive Officer (“CEO”).  The President/CEO shall be the principal executive officer of the Company and shall, subject to Directors’ control, generally supervise and control the Company’s business, affairs, operations and property of the Company, and generally supervise its Vice Presidents and CFO.  In general, the President/CEO shall have all authority incident to the office of President/CEO and shall have such other authority and perform such other duties as may from time to time be assigned by the Board of Directors or by any duly authorized committee of directors or by the Chairman of the Board of Directors.  The President/CEO shall have the power to fix the compensation of officers whose compensation is not fixed by the Board of Directors or a committee thereof and also to engage, discharge, determine the duties and fix the compensation of all employees and agents of the Company necessary or proper for the transaction of the business of the Company.  Until provided otherwise by a resolution of the Directors, the Chairman shall also act as the interim President/CEO of the Company (herein referred to as the “President”; the titles of President and CEO shall constitute a reference to one and the same office and Officer of the Company), and the Chairman may exercise the duties of the office of Chairman using any such designations.  The Directors shall appoint someone other than the Chairman as the President/CEO of the Company not later than the commencement of operations of the Facilities.  If the President/CEO is not also the Chairman of the Board, then the President/CEO shall report to the Chairman of the Board or the Vice Chairman, as the case may be.

(c)                 The Vice President(s).  The Directors may appoint one or more Vice Presidents for the Company.  The Vice President (or in the event there be more than one, the appropriate Vice President, as designated by the Directors, or in the absence of any designation, then in the order of appointment) shall perform the duties of the President/CEO in the event of the President/CEO’s absence, death, inability or refusal to act.  When so acting, a Vice President shall have all of the powers, and be subject to all of the restrictions upon, the President/CEO.  In addition, Vice Presidents shall perform such other duties as may be prescribed by this Agreement or by the Directors or the President/CEO from time to time.

(d)                 The Secretary.  The Secretary shall:  (i) attend all meetings of the Directors and of the Members and keep the minutes of the Director and Member meetings; (ii) when so directed by the Directors or other person or person authorized to call such meetings, shall see that all notices of meetings of the Members and of meetings of the Directors are duly given in accordance with this Agreement and as required by law; (iii) serve as the custodian of the Company’s records; (iv) when requested or required, certify all proceedings of the Directors and of the Members and authenticate any other Company records; (v) keep and maintain the Unit Holder Register and the Unit transfer books of the Company; and

(vi) perform all duties incident to the office of Secretary and such other duties and have such other powers as may be prescribed by this Agreement or by the Chairman or Directors from time to time.

(e)                 The Chief Financial Officer (“CFO”).  Unless provided otherwise by a resolution adopted by the Directors, the CFO of the Company shall be the Treasurer.  The CFO shall:  (i) have charge and custody of, and be responsible for, all funds and securities of the Company; (ii) keep accurate financial records for the Company, including receiv and give receipts for moneys due and payable to the Company, endorse and deposit all such moneys, drafts, and checks in the name of and to the credit of the Company in such banks, trust companies or other depositories as shall be selected in accordance with this Agreement, and disburse Company funds and issue checks and drafts in the name of the Company as ordered by the Directors and President/CEO; (iv) render to the President/CEO and the Directors, whenever requested, an account of all such transactions as CFO and of the financial condition of the Company; and (v) generally perform all duties incident to the office of Treasurer/CFO and such other duties as may be prescribed by this Agreement or by the Directors or the President/CEO from time to time.

(f)                  Other Assistants and Acting Officers.  The Directors shall have the power to appoint any Person to act as assistant to any Officer, or to perform the duties of such Officer, whenever for any reason it is impracticable for such officer to act personally.  Any such assistant or acting Officer shall have the power to perform all the duties of the office to which he or she is appointed to be an assistant, or as to which he or she is appointed to act, except as such power may be otherwise defined or restricted by the Directors.  Additionally, unless prohibited by a resolution of the Directors, any Officer may delegate in writing some or all of the duties and powers of such Officer’s position to other Persons.  An Officer who delegates the duties or powers of an office remains subject to the standard of conduct for such Officer with respect to the discharge of all duties and powers so delegated.

5.17              Delegation.  Unless prohibited by a resolution of the Directors, the President/CEO, CFO, Vice President and Secretary (individually, an “Officer” and collectively, “Officers”) may delegate in writing some or all of the duties and powers of such Officer’s management position to other Persons.  An Officer who delegates the duties or powers of an office remains subject to the standard of conduct for such Officer with respect to the discharge of all duties and powers so delegated.

5.18              Compensation; Reimbursement of Expenses.  The Directors shall have authority to establish reasonable compensation of all Directors for services to the Company as Directors, Officers or otherwise.  Except as otherwise approved by or pursuant to a policy approved by the Directors, no Member, Director or Officer shall be reimbursed for any expenses incurred by such Member, Director or Officer on behalf of the Company.  Notwithstanding the foregoing, by resolution by the Directors, the Directors may be paid as reimbursement therefor, their expenses, if any, of attendance at each meeting of the Directors.  In addition, the Directors, by resolution, may approve from time to time, the salaries and other compensation packages of the Officers of the Company, and no Officer shall be prevented from receiving a salary due to the fact that such Officer is also a Director.

5.19              Execution of Instruments.  All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Company shall be signed on behalf of the Company by:  (i) the Chairman; (ii) the President/CEO; or (iii) such other Officers or Persons who may be authorized to do so by specific resolution of the Directors.

5.20              Limitation of Liability; Indemnification.  To the maximum extent permitted under the Act and other applicable law, no Member or Director of this Company shall be personally liable for any debt, obligation or liability of this Company merely by reason of being a Member or Director or both. No Director of this Company shall be personally liable to this Company or its Members for monetary damages for a breach of fiduciary duty by such Director; provided that this provision shall not eliminate or limit the liability of a Director for any of the following: (i) receipt of an improper financial benefit to which the Director is not entitled; (ii) liability for receipt of distributions in violation of the Articles, this

Agreement, or Section 17-76,110 of the Act; (iii) a knowing violation of law; or (iv) acts or omissions involving fraud, bad faith or willful misconduct.  To the maximum extent permitted under the Act and other applicable law, the Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, save and hold harmless, and pay all judgments and claims against each Director or officer or director of such Director relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Director, officer, or director in connection with the business of the Company, including reasonable attorneys’ fees incurred by such Director, officer, or director in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, including all such liabilities under federal and state securities laws as permitted by law. To the maximum extent permitted under the Act and other applicable law, in the event of any action by a Unit Holder against any Director, including a derivative suit, the Company shall indemnify, save harmless, and pay all costs, liabilities, damages and expenses of such Director, including reasonable attorneys’ fees incurred in the defense of such action. Notwithstanding the foregoing provisions, no Director shall be indemnified by the Company to the extent prohibited or limited (but only to the extent limited) by the Act. The Company may purchase and maintain insurance on behalf of any Person in such Person’s official capacity against any liability asserted against and incurred by such Person in or arising from that capacity, whether or not the Company would otherwise be required to indemnify the Person against the liability.

ARTICLE VI.  MEMBERSHIP UNITS; MEMBERS

6.1                 Membership Units.  A Member’s Membership Interest in the Company shall be designated in Units.  There shall be two classes of Units in the Company:  Class A Units and Class B Units.  The Class A Units and Class B Units shall have no par value and shall have identical rights, obligations and privileges, except as otherwise provided in this Agreement.  The Company shall have a first lien on the Units of any Member for any debt or liability owed by such Member to the Company.  Additional and different classes of Membership Interests represented by different Units may be created and issued to new or existing Members on such terms and conditions as the Directors may determine.  Such additional and different classes may have different rights, powers and preferences (including, without limitation, voting rights and distribution preferences), which may be superior to those of existing Members.  Except as otherwise provided in Article XI of this Agreement, Members shall have no preemptive rights to acquire additional or newly created Units.

6.2                 Certificates; Surrender for Transfer.  Certificates representing Units shall be in such form as shall be determined by the Directors, in their discretion.  If a certificate is lost, destroyed or mutilated, a new one may be issued upon such terms and indemnity to the Company as the Directors may prescribe.  No new certificate shall be issued until the former certificate for a like number of Units has been surrendered and canceled.

6.3                 Members.  Each Person who desires to become a Member must complete and execute a signature page to this Agreement in the form of Exhibit “C” attached hereto and such other documents as may be required by the Directors.  Membership Interests and Units of the Members shall be set forth on Exhibit “A” to this Agreement, as amended from time to time.

6.4                 Additional Members.  No Person shall become a Member without the approval of the Directors.  The Directors may refuse to admit any Person as a Member in their sole discretion.  Any such admission must comply with the requirements described in this Agreement and will be effective only after such Person has executed and delivered to the Company such documentation as determined by the Directors to be necessary and appropriate to effect such admission.

6.5                                 Members’ Voting Rights.  Members shall have voting rights as set forth below:

(a)                 Each Class A Member shall be entitled to one (1) vote for each Class A Unit registered in the name of such Member (as shown in the Unit Holder Register) as to any matter for which such Member is entitled to vote under this Agreement or the Act.  Class A Members do not have cumulative voting rights as to any matter.  The votes accorded to a Class A Member under this paragraph shall be in addition to the votes such Class A Member shall be entitled to cast by virtue of holding Class B Units.  Except as otherwise expressly provided for in this Agreement, Class A Members shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way.

(b)                 The Class B Members are entitled to vote only upon:

(i)                                     election of directors under the circumstances set forth in Section 5.3(a);

(ii)                                  any matter set forth in Section 5.6(b) requiring the consent of a majority of the Membership Voting Interests; and

(ii)                 a proposed dissolution of the Company pursuant to Section 10.1.

For purposes of voting on matters for which Class B Members are entitled to vote, each Class B Member shall have one (1) vote for each Class B Unit registered in the name of such Member as shown in the Membership Register.  Class B Members do not have cumulative voting rights as to any matter.  Except as provided by law, on any matter upon which the Class B Members are entitled to vote, the Class B Members shall vote together with the Class A Members as a single class, and not as a separate class.  The votes accorded to a Class B Member under this paragraph shall be in addition to the votes such Class B Member shall be entitled to cast by virtue of holding Class A Units.  Except as otherwise expressly provided for in this Agreement, Class B Members shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way.

6.6                 Member Meetings.  Beginning with the fiscal year ending in calendar year 2008, or sooner as determined by the Directors, and each Fiscal Year thereafter, an annual meeting of the Members shall be held within one hundred eighty (180) days of the close of the Company’s Fiscal Year, at a time and date determined by the Directors.  Special meetings of the Members, for any purpose(s) described in the meeting notice, may be called by the Directors, and shall be called by the Directors at the request of not less than thirty percent (30%) of all Members.  A call by the Members for a special meeting shall be in writing, signed by the persons calling for the same, addressed and delivered to the Secretary, and shall state the time and purpose(s) of such meeting.

6.7                 Place of Meeting.  The Directors, or in the absence of action by the Directors, the President/CEO, may designate any place as the place for any meeting of the Members, unless by written consents, a majority of all Members entitled to vote at the meeting designate a different place for the holding of such meeting.  If no designation is made by the Directors, the President/CEO or by unanimous action of the Members, the place of meetings shall be at the principal office of the Company.

6.8                 Conduct of Meetings.  Subject to the discretion of the Directors, the Members may participate in any Member meeting by means of telephone conference or similar means of communication by which all participants in the meeting can hear and be heard by all other participants.

6.9                 Notice.  Written notice stating the place and time of any annual or special Member meeting shall be delivered in accordance with Section 11.1 not less than five (5) nor more than sixty (60) days prior to the meeting date, to each Member of record entitled to vote at such meeting as of the close of business on the day before said notice is delivered.  A Member may waive the notice of meeting required hereunder as provided in Section 6.12 hereof.

6.10              Contents of Notice.  The notice of each Member meeting shall include a description of the purpose(s) for which the meeting is called.  If a purpose of any Member meeting is to consider:  (i) a proposed amendment to or restatement of the Articles requiring Member approval; (ii) a proposed amendment or restatement of this Operating Agreement requiring Member approval; (iii) a plan of merger or share exchange; (iv) the sale, lease, exchange or other disposition of all, or substantially all of the Company’s Property; (v) the dissolution of the Company; or (vi) removal of a Director, then the notice must so state and must be accompanied, as applicable, by a copy or summary of the (1) amendment(s) to the Articles, (2) amendment(s) to the Operating Agreement, (3) plan of merger or share exchange, (4) documents relating to the transaction for the disposition of all the Company’s Property, and/or (5) plan and Articles of Dissolution.

6.11              Adjourned Meetings. If any Member meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place, if the new date, time and place is announced at the meeting before adjournment; provided that, if a new record date for the adjourned meeting is or must be fixed, then notice must be given to new Members as of the new record date.

6.12              Waiver of Notice.  Whenever any notice is required to be given to any Member under the Act, the Articles or this Agreement, a waiver in writing, signed by such Member shall be deemed equivalent to the giving of such notice.  Furthermore, a Member’s attendance at a meeting waives any objection that the Member might otherwise raise based on lack of notice or defective notice, unless the Member:  (i) objects at the outset of the meeting; or (ii) in the case of an objection claiming that consideration of a particular matter is not within the purposes described in the meeting notice, objects at the time such matter is presented, and in either case, thereafter does not participate in the meeting.

6.13              Fixing of Record Date.  For purposes of determining the Members entitled to notice of, or to vote at, any Member meeting or any adjournment thereof, or for purposes of determining the Members entitled to receive payment of any distribution, or in order to make a determination of the Members for any other purpose, the Directors may provide that the Unit Transfer books shall be closed for a stated period, not to exceed sixty (60) days.  If the Unit Transfer books shall be closed for such purpose, such books shall be closed for at least ten (10) days immediately preceding such meeting.  In lieu of closing the Unit Transfer books, the Directors may fix in advance a date as the record date for any such determination of Members, such date in any case to be not more than sixty (60) days, and in case of a meeting of Members not less than ten (10) days, prior to the date on which the particular action requiring such determination is to be taken.  If the Unit Transfer books are not closed and no record date is fixed for the determination, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring a dividend is adopted, as the case may be, shall be the record date for such determination.  When a determination of Members entitled to vote at any meeting of the Members has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Directors fix a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

6.14              Quorum and Proxies.  The presence (in person or by proxy or mail ballot) of Members representing at least thirty percent (30%) of the Membership Voting Interests is required for the transaction of business relating to a matter at a meeting of the Members.  Voting by proxy or by mail ballot shall be permitted on any matter if authorized by the Directors.

6.15              Voting; Action by Members.  If a quorum is present, the affirmative vote a majority of the Membership Voting Interests, represented at the meeting and entitled to vote on the matter (including Units represented in person, by proxy or by mail ballot when authorized by the Directors) shall constitute the act of the Members, unless the vote of a greater or lesser proportion or numbers is otherwise required by this Agreement.

6.16              Termination of Membership.  If for any reason the membership of a Member is terminated as provided in this Agreement or the Act, the Member whose membership has terminated loses all Membership Voting Interests and shall be considered merely an unadmitted Assignee of the Membership Economic Interest owned before the termination of membership, having only the rights provided for unadmitted Assignees in Section 9.7 hereof.

6.17              Continuation of the Company.  The Company shall not be dissolved upon the occurrence of any event that is deemed to terminate the continued membership of a Member, but rather the Company shall continue without dissolution, and its affairs shall not be required to be wound up.

6.18              No Member Right of Redemption or Return of Capital.  Except as otherwise provided in this Agreement or the Act, no Member or transferee of any Member shall have any right to demand or receive a return of his/her/its Capital Contribution or to require the redemption of his/her/its Units.

6.19              Waiver of Dissenters Rights.  To the fullest extent permitted by the Act, each Member hereby disclaims, waives and agrees not to assert:  (i) any dissenters’ or similar rights under the Act; (ii) any right to require partition or appraisal of the Company or of any of its assets, or to cause the sale of any Company Property; or (iii) any right to maintain any action for partition or to compel any sale with respect to such Member’s Units, or with respect to any Company Property.

6.20              Loans.  Any Member or Affiliate may, with the consent of the Directors, lend or advance money to the Company, in which case the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company but rather shall be a debt due from the Company, repayable out of the Company’s cash, and shall bear interest at a rate not in excess of the prime rate established, from time to time, by any major bank selected by the Directors for loans to its most creditworthy commercial borrowers, plus four percent (5%) per annum.  If a Director or an Affiliate of a Director is the lending Member, the rate of interest and the terms and conditions of such loan shall be no less favorable to the Company than if the lender had been an independent third party.  None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company.

ARTICLE VII.  ACCOUNTING, BOOKS AND RECORDS

7.1                 Accounting, Books and Records.  The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP.  The books and records shall reflect all Company transactions and shall be appropriate and adequate for the Company’s business.  The Company shall maintain at its principal place of business:  (i) a current list of the full name and last known address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Units of each Member and Assignee; (ii) the full name and address of each Director; (iii) a copy of the Articles and any and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed; (iv) copies of the Company’s federal, state and local income tax and information returns and reports, if any, for the six (6) most recent taxable years; (v) a copy of this Agreement and any and all amendments hereto, together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments hereto have been executed; and (vi) copies of the financial statements of the Company, if any, for the six (6) most recent Fiscal Years.  The Company shall use the accrual method of accounting in the preparation of its financial reports and for tax purposes and shall keep its books and records accordingly.

7.2                 Delivery to Members and Inspection.  Any Member or such Member’s designated representative shall have reasonable access during normal business hours to the information and documents kept by the Company pursuant to Section 7.1 of this Agreement.  The rights granted to a Member pursuant to this Section 7.2 are expressly subject to compliance by such Member with the safety, security and confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be amended from time to time.  Upon the request of any Member for purposes reasonably related to such Member’s interest as a Member, the Directors shall promptly deliver to the requesting Member, at the expense of the requesting Member, a copy of the information required to be maintained under Section 7.1 of this Agreement.  Each Member has the right, upon reasonable request for purposes reasonably related to such Member’s interest as a Member and for proper purposes, to:  (i) inspect and copy during normal business hours any of the Company records described in Section 7.1 of this Agreement; and (ii) obtain from the Directors, promptly after their becoming available, copies of the Company’s federal, state and local income tax and information returns for each Fiscal Year.  Each Assignee shall have the right to information regarding the Company only to the extent required by the Act.

7.3                 Reports.  The CFO of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company’s accountants.  The Company shall cause to be delivered to each Member the financial statements listed below, prepared, in each case (other than with respect to Member’s Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied.  Delivery of the financial statements shall occur as soon as practicable following the end of each Fiscal Year (and in any event not later than ninety (90) days after the end of such Fiscal Year), and at such time as distributions are made to the Unit Holders pursuant to Article X of this Agreement following the occurrence of a Dissolution Event.  The financial statements shall consist of a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Unit Holders’ Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company’s external auditors, who shall be a registered independent accounting firm with the Public Company Accounting Oversight Board, and in each case setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements).  Public access to the financial statements through either the Company’s or the Securities and Exchange Commission’s website shall constitute delivery pursuant to this Section 7.3.

7.4                 Tax Matters.  The Directors shall, without any further consent of the Unit Holders being required (except as specifically required herein), make any and all elections for federal, state, local and foreign tax purposes as the Directors shall determine appropriate and shall have the right and authority to represent the Company and the Unit Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax matters or otherwise affect the rights of the Company and the Unit Holders.  The Directors shall designate a Person to be specifically authorized to act as the “Tax Matters Member” under the Code and in any similar capacity under state or local law; provided, however, that the Directors shall have the authority to designate, remove and replace the Tax Matters Member who shall act as the tax matters partner within the meaning of and pursuant to Regulations Sections 301.6231(a)(7)-1 and -2 or any similar provision under state or local law.  Necessary tax information shall be delivered to each Unit Holder as soon as practicable after the end of each Fiscal Year, but not later than three (3) months after the end of each Fiscal Year.

ARTICLE VIII.  AMENDMENTS

8.1                 Amendments.  Amendments to this Agreement may be proposed by the Directors or any Member.  Following any such proposal, the Directors shall submit to the Members a verbatim statement of any proposed amendment (provided that counsel for the Company shall have approved of the same in writing as to form), and the Directors shall include therewith a recommendation as to the proposed amendment.  The Directors shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate.  A proposed amendment shall be adopted and be effective as an amendment to this Agreement only if approved by the affirmative vote of the Members as provided in Section 6.15 above.  Notwithstanding any provision of this Section 8.1 to the contrary, this Agreement shall not be amended without the consent of Members holding at least two-thirds (2/3) of the Units adversely affected if such amendment would modify the limited liability of a Member, or alter the Membership Economic Interest of a Member.

ARTICLE IX.  TRANSFERS

9.1                 General Restrictions on Transfers.  Except as otherwise permitted by this Agreement, no Member shall Transfer all or any portion of such Member’s Units.  In the event that any Member pledges or otherwise encumbers all or any part of such Member’s Units as security for the payment of a Debt pursuant to Section 9.2 hereof, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Agreement and all other agreements governing the rights and obligations of Unit Holders in the event such pledgee or secured party becomes a Unit Holder hereunder.  In the event such pledgee or secured party becomes the Unit Holder hereunder pursuant to the exercise of such party’s rights under such pledge or hypothecation agreement, such pledgee or secured party, and any transferee or purchaser of the Units held by such pledgee or secured party, shall not have any Membership Voting Interest attached to such Units unless and until the Directors have approved in writing and admitted as a Member hereunder, such pledgee, secured party, transferee or purchaser of such Units.

9.2                 Permitted Transfers; Conversion of Class A Units Upon Transfer.  Subject to the conditions and restrictions set forth in this Article IX, a Unit Holder may:  (a) at any time Transfer all or any portion of such Unit Holder’s Units (i) to the transferor’s administrator or trustee to whom such Units are Transferred involuntarily by operation of law; (ii) without consideration to or in trust for the spouse or descendants of a Member; or (iii) with the written consent of a majority of the directors, pledge the Member’s Units as security for the payment of a debt incurred in connection with the purchase of the Member’s Units from the Company; and (b) at any time following the date on which substantial operations of the Facilities commence, Transfer all or any portion of such Unit Holder’s Units (i) to any Person approved by by a majority of the Directors, in writing, or (ii) to any Affiliate or Related Party of such Unit Holder.  Any such Transfer set forth in this Section 9.3 and meeting the conditions set forth in Section 9.4 below is referred to herein as a “Permitted Transfer.”  Notwithstanding any provision in this Agreement to the contrary, upon the Transfer of any Class A Units, exclusive of one or more pledges by the Class A Unit Holder for the purpose of obtaining debt financing, such Units shall automatically and immediately be converted to Class B Units for all purposes under this Agreement.

9.3                 Conditions Precedent to Permitted Transfers.  A Transfer shall not be treated as a Permitted Transfer under Section 9.2 above unless and until the Directors have approved such Transfer as set forth in Section 9.2 and all of the following conditions have been satisfied:

(a)                 Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company such documents and instruments of Transfer as may be necessary or appropriate in the opinion of counsel to the Company to affect such Transfer.  In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company.  In all cases, the transferor and/or transferee shall pay all reasonable costs and expenses connected with the Transfer and the admission of the Transferee as a Member and incurred as a result of such Transfer, including but not limited to, legal fees and costs.

(b)                 The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Units Transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns.  The Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any Transferred Units until it has received such information.

(c)                 Except in the case of a Transfer of any Units involuntarily by operation of law, either (i) such Units shall be registered under the Securities Act, and any applicable state securities laws, or (ii) the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.

(d)                 Except in the case of a Transfer of Units involuntarily by operation of law, the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer will not cause the Company to be deemed to be an “investment company” under the Investment Company Act of 1940.

(e)                 Unless otherwise approved by the Directors and Members representing in the aggregate a 75% majority of the Membership Voting Interests, no Transfer of Units shall be made except upon terms which would not, in the opinion of counsel chosen by the Directors, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company.  If the immediate Transfer of such Unit would, in the opinion of such counsel, cause a termination within the meaning of Section 708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Member shall be entitled to (or required, as the case may be):  (i) immediately Transfer only that portion of its Units as may, in the opinion of such counsel, be Transferred without causing such a termination; and (ii) enter into an agreement to Transfer the remainder of its Units, in one or more Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination.  The purchase price for the Units shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the aggregate Units being Transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer.  In the case of a Transfer by one Member to another Member, the deferred purchase price shall be deposited in an interest-bearing escrow account unless another method of securing the payment thereof is agreed upon by the transferor Member and the transferee Member(s).

(f)                  No notice or request initiating the procedures contemplated by this Section 9.3 may be given by any Member after a Dissolution Event has occurred.  No Member may sell all or any portion of its Units after a Dissolution Event has occurred.

(g)                 No Person shall Transfer any Unit if, in the determination of the Directors, such Transfer would cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.

The Directors shall have the authority to waive any legal opinion or other condition required in this Section 9.3 other than the Member approval requirement set forth in Section 9.3(e).

9.4                 Prohibited Transfers.  Any purported Transfer of Units that is not a Permitted Transfer shall be null and void and of no force or effect whatsoever; provided that, if the Company is required to recognize a Transfer that is not a Permitted Transfer (or if the Directors, in their sole discretion, elect to recognize a Transfer that is not a Permitted Transfer):  (i) the transferee’s rights shall be strictly limited to the transferor’s Membership Economic Interests associated with such Units; and (ii) the Company may offset against such Membership Economic Interests (without limiting any other legal or equitable rights of the Company) any debts, obligations or liabilities for damages that the transferor or transferee may have to the Company.  In the case of a Transfer or attempted Transfer of Units that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer shall indemnify and hold harmless the Company and the other Members from all cost, liability and damage that such parties may incur (including, without limitation, incremental tax liabilities, attorneys’ fees and expenses) as a result thereof.

9.5                 No Dissolution or Termination.  The Transfer of Units pursuant to the terms of this Article IX shall not dissolve or terminate the Company.  No Member shall have the right to have the Company dissolved or to have such Member’s Capital Contribution returned except as provided in this Agreement.

9.6                 Prohibition of Assignment.  Notwithstanding the foregoing provisions of this Article IX, no Transfer of Units may be made if the Units sought to be sold, exchanged or Transferred, when added to the total of all other Units sold, exchanged or Transferred within the period of twelve (12) consecutive months prior thereto, would result in the termination of the Company under Section 708 of the Code.  In the event of a Transfer of any Units, the Members will determine, in their sole discretion, whether or not the Company will elect pursuant to Section 754 of the Code (or corresponding provisions of future law) to adjust the basis of the assets of the Company.

9.7                 Rights of Unadmitted Assignees.  A Person who acquires Units but who is not admitted as a Substitute Member pursuant to Section 9.8 of this Agreement shall be entitled only to the Membership Economic Interests with respect to such Units in accordance with this Agreement, and shall not be entitled to the Membership Voting Interests with respect to such Units.  In addition, such Person shall have no right to any information or accounting of the affairs of the Company except as required by the Act, shall not be entitled to inspect the books or records of the Company, and shall not have any of the other rights of a Member under the Act or this Agreement.

9.8                 Admission of Substitute Members.   As to Permitted Transfers, a transferee of Units shall be admitted as a substitute Member provided that such transferee has complied with the following provisions:

(a)                 The transferee shall, by written instrument in form and substance reasonably satisfactory to the Directors, agree to be bound by all of the terms and provisions of this Agreement, and assume the obligations of the transferor Member hereunder with respect to the Transferred Units.

(b)                 The transferee shall pay for or reimburse the Company for all reasonable legal, filing and publication costs incurred in connection with the admission of the transferee as a Member; and

(c)                 Except in the case of a Transfer involuntarily by operation of law, if required by the Directors, the transferee shall deliver to the Company evidence of his/her/its authority to become a Member.

(d)                 The transferee and transferor shall each execute and deliver such other instruments as the Directors reasonably deem necessary or appropriate in connection with such Transfer.

9.9                 Representations Regarding Transfers.  Each Member hereby covenants and agrees with the Company for the benefit of the Company and all Members, that:  (i) it is not currently making a market in Units and will not in the future make a market in Units; (ii) it will not Transfer its Units on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the IRS or the Treasury Department that may be promulgated or published thereunder); and (iii) in the event such Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Units (commonly referred to as “matching services”) as being a secondary market or the substantial equivalent thereof, no Member will Transfer any Units through a matching service that is not approved in advance by the Company.  Each Member further agrees that it will not Transfer any Units to any Person unless such Person first agrees to be bound by this Article IX.

Each Member hereby represents and warrants to the Company and the Members that such Member’s acquisition of Units hereunder is made as principal for such Member’s own account and not for resale or distribution of such Units.  Each Member further hereby agrees that the following legend, as the same may be amended by the Directors in their sole discretion, may be placed upon any counterpart of this Agreement, the Articles, or any other document or instrument evidencing ownership of Units:

THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED.  SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, AND NO ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF WILL BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE FEDERAL AND STATE LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

9.10              Distributions And Allocations In Respect of Transferred Units.  If any Units are Transferred during any Fiscal Year in compliance with the provisions of this Article IX, Profits, Losses, each item thereof, and all other items attributable to the Transferred Units for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Directors.  All distributions on or before the date of such Transfer shall be made to the transferor and all distributions thereafter shall be made to the transferee.  Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer to be effective not later than the first day of the month following the month in which all documents to effectuate the Transfer have been executed and delivered to the Company, provided that, if the Company does not receive a notice stating the date such Units were Transferred and such other information as the Directors may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the person or entity who, according to the books and records of the Company, was the owner of the Units on the last day of such Fiscal Year.  Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 9.0, whether or not the Directors or the Company has knowledge of any Transfer of any Units.

9.11              Additional Members.  Additional Members may be admitted from time to time upon the approval of the Directors, and in accordance with such terms and conditions, as the Directors may determine.  All Members acknowledge that the admission of additional Members may result in a dilution of a Member’s Membership Interest.  Prior to admission as a Member, a prospective Member shall agree in writing to be bound by this Agreement shall and execute and deliver to the Company an Addendum to this Agreement in the form of Exhibit “C” attached hereto. Upon the execution of such Addendum, such additional Member shall be deemed to be a party to this Agreement as if such additional Member had executed this Agreement on the original date hereof, and shall be bound by all of the provisions set forth herein.

ARTICLE X.  DISSOLUTION AND WINDING UP

10.1                           Dissolution.  The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each a “Dissolution Event”):  (i) the affirmative vote of a 75% majority of the Membership Voting Interests to dissolve, wind up and liquidate the Company; or (ii) the entry of a decree of judicial dissolution pursuant to the Act.  The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

10.2                           Winding Up.  Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Members; and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, winding up of the Company’s business and affairs.  Notwithstanding any provision in this Agreement to the contrary, the Members acknowledge and agree that all covenants and obligations set forth this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 10.2 and Articles of Dissolution have been filed pursuant to the Act.  The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company.  The Liquidator shall take full account of the Company’s liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 10.8 of this Agreement), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order:  (i) first, to creditors (including Members and Directors who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made; and (ii) second, except as provided in this Agreement, to Members in satisfaction of liabilities for distributions pursuant to the Act; (iii) third, the balance, if any, to the Unit Holders in accordance with the positive balance in their Capital Accounts calculated after making the required adjustment set forth in clause (ii)(C) of the definition of Gross Asset Value in Section 1.10 of this Agreement, after giving effect to all contributions, distributions and allocations for all periods.

10.3                           Compliance with Certain Requirements of Regulations; Deficit Capital Accounts.  In the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article X to the Unit Holders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2).  If any Unit Holder has a deficit balance in such Member’s Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unit Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.  In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Unit Holders pursuant to this Article X may be:  (i) distributed to a trust established for the benefit of the Unit Holders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company, in which case the assets of any such trust shall be distributed to the Unit Holders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Unit Holders pursuant to Section 10.2 of this Agreement; or (b) withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the

Company, provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.

10.4                           Deemed Distribution and Recontribution.  Notwithstanding any other provision of this Article X, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company’s Debts and other liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up.

10.5                           Rights of Unit Holders.  Except as otherwise provided in this Agreement, each Unit Holder shall look solely to the Property of the Company for the return of such Unit Holder’s Capital Contribution and shall have no right or power to demand or receive Property other than cash from the Company.  If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Unit Holders shall have no recourse against the Company or any other Unit Holder or Directors.

10.6                           Allocations During Period of Liquidation.  During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unit Holders pursuant to Section 10.2 of this Agreement (the “Liquidation Period”), the Unit Holders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Article III of this Agreement.

10.7                           Character of Liquidating Distributions.  All payments made in liquidation of the interest of a Unit Holder shall be made in exchange for the interest of such Unit Holder in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Unit Holder in Company goodwill.

10.8                           The Liquidator.  The “Liquidator” shall mean a Person appointed by the Directors to oversee the liquidation of the Company.  Upon the consent of a majority of the Membership Voting Interests, the Liquidator may be the Directors.  The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Article X and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services.  The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator and any officers, directors, agents and employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys’ fees incurred in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, except to the extent such liability or damage is caused by fraud, intentional misconduct, or a knowing violation of the laws which was material to the cause of action.

10.9                           Forms of Liquidating Distributions.  For purposes of making distributions required by Section 10.2 of this Agreement, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.

ARTICLE XI.  MISCELLANEOUS

11.1                           Notices.  Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, received and effective for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is actually received, if sent by regular or certified mail, postage and charges prepaid; or (iii) if sent by facsimile, email, or other electronic transmission, when a Member has provided prior consent to electronic delivery of notices and when such transmission is electronically confirmed as having been successfully transmitted.  If sent by United States mail then the notice, payment, demand or communication must be addressed as follows, or to such other address as such Person may from time to time specify by notice to the Members and the Directors:  (a) If to the Company, to the address determined pursuant to Section 1.4 of this Agreement; (b) If to the Directors, to the address set forth on record with the Company; (c) If to a Unit Holder, either to the address set forth in the Unit Holder Register or to such other address that has been provided in writing to the Company.

11.2                           Binding Effect.  Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and the Members, and their respective heirs, representatives, successors, transferees, and assigns.

11.3                           Construction.  Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against the Company or any Member.

11.4                           Headings.  Article, Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision of this Agreement.

11.5                           Severability.  Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.  The preceding sentence of this Section 12.5 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.

11.6                           Incorporation By Reference.  Every recital, exhibit, schedule and appendix attached to this Agreement and referred to herein is hereby incorporated into this Agreement by reference unless this Agreement expressly provides otherwise.

11.7                           Variation of Terms.  All terms and variations thereof used in this Agreement shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the context may require.

11.8                           Governing Law.  The laws of the State of Iowa shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.

11.9                           Waiver of Jury Trial.  Each of the Members irrevocably waives, to the fullest extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the business and affairs of the Company.

11.10                     Counterpart Execution.  This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document.  All counterparts shall be construed together and shall constitute one agreement.

11.11                     Specific Performance.  Each Member acknowledges and agrees that the Company and the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms, and that monetary damages would not provide an adequate remedy in such event.  Accordingly, it is agreed that, in addition to any other remedy to which the Company and the non-breaching Members may be entitled hereunder, at law or in equity, the Company and the non-breaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and to specifically to enforce the terms and provisions of this Agreement.

11.12                     No Third Party Rights.  None of the provisions contained in this Agreement shall be deemed to be for the benefit of or enforceable by any third parties, including without limitation, any creditors of any Member or the Company.

IN WITNESS WHEREOF, the parties have executed, entered into and duly adopted this Operating Agreement of the Company as of the November 27, 2006.

AKRON RIVERVIEW CORN PROCESSORS, LLC

By:	/s/ Ronald Wetherell

Its:	Chairman

EXHIBIT “A”

Membership List

Name and Address of Class A Members	No. Class A Units

LSCP, LLLP 4808 F Ave., Marcus, Iowa 51035	27,500

TOTAL

Name and Address of Class B Members	No. Class B Units

TOTAL

EXHIBIT “B”

Initial Board of Directors

Name of Initial Board Members	Address of Initial Board Members

Daryl Haack	5985 390th St., Primghar, IA 51245

Verdell Johnson	991 490th St, Cleghorn, IA 51014

Doug Lansink	2360 Orchard Ave, Arthur, IA 51431

Vince Davis	P.O. Box 60, Newell, IA 50568

Darrell Downs	405 Ridgeway Drive, Marcus, IA 51035

Myron Pingel, Vice Chairman	2237 490th St, Aurelia, IA 51005

Tim Ohlson, Secretary	4687 L Ave, Meriden, IA 51037

Ron Wetherell, Chairman	302 S. Oak Dr, Cleghorn, IA 51014

Dale Arends	2130 580th Street, Newell, IA 50568

Marty Lyons	PO Box 1470, Decatur, IL 62526

Rex Roehl	600 N. Buffalo Grove Rd., Buffalo Grove, IL 60089

Steve Core	501 W Highway 212, Granite Falls, MN 56241

EXHIBIT “C”

MEMBER SIGNATURE PAGE

ADDENDUM TO THE

OPERATING AGREEMENT

OF AKRON RIVERVIEW CORN PROCESSORS, LLC

The undersigned does hereby warrant, represent, covenant and agree that:  (i) the undersigned, as a condition to becoming a Member in Akron Riverview Corn Processors, LLC, has received a copy of the Operating Agreement dated November 27, 2006, and, if applicable, all amendments and modifications thereto; (ii) the undersigned shall be subject to and comply with all terms and conditions of such Operating Agreement in all respects, as if the undersigned had executed said Operating Agreement on the original date thereof; and (iii) the undersigned is and shall be bound by all of the provisions of said Operating Agreement from and after the date of execution of this Addendum.

	Individuals:		Entities:

	Name of Individual Member (Please Print)		Name of Entity (Please Print)

	Signature of Individual		Print Name and Title of Officer

	Name of Joint Individual Member (Please Print)		Signature of Officer

Signature of Joint Individual Member

With respect to this Member Signature Page, the Member’s Class of Membership Units is Class:
(Identify)	A ☐	B ☐

Agreed to and Accepted on Behalf of the
Company and its Members:

AKRON RIVERVIEW CORN PROCESSORS, LLC

By:

Its:

Appendix C

AKRON RIVERVIEW CORN PROCESSORS, LLC

SUBSCRIPTION AGREEMENT

Limited Liability Company Membership Units

$1,000 per Unit

Minimum Investment of 25 Units ($25,000)

1 Unit Increments Thereafter ($1,000)

The undersigned subscriber (“Subscriber”), desiring to become a member Akron Riverview Corn Processors, LLC (“ARCP”), an Iowa limited liability company, with its principal place of business at 4808 F Avenue, Marcus, Iowa 51035 hereby subscribes for the purchase of membership units of ARCP, and agrees to pay the related purchase price, identified below.

A.            SUBSCRIBER INFORMATION.   Please print your individual or entity name and address.  If we accept your subscription, the units will be titled in the name of the subscriber as it appears below.  Joint subscribers should provide both names.  Your name and address will be recorded exactly as printed below.  Please provide your home, business and/or mobile telephone number.  If desired, please also provide your e-mail address.

1.	Subscriber’s Printed Name
2.	Title, if applicable
3.	Subscriber’s Address
Street
City, State, Zip Code
4.	E-mail Address
5.	Home Telephone Number
6.	Business Telephone Number
7.	Mobile Telephone Number

B.            NUMBER OF UNITS PURCHASED. You must purchase at least 25 units.  The minimum number of units to be sold is 70,000 and the maximum number of units to be sold in the offering is 100,000.

Unit(s)

C.                                     PURCHASE PRICE.  Indicate the dollar amount of your investment (minimum investment is $25,000).

Total Purchase Price	=	1st Installment	+	2nd Installment
($1,000 per unit multiplied by number of units)		(10% of Total Purchase Price)		(90% of Total Purchase Price)

1.	=	2.	+	3.

D.            GENERAL INSTRUCTIONS FOR SUBSCRIBERS:

You should read the Prospectus dated [DATE OF EFFECTIVENESS] (the “Prospectus”) in its entirety including the exhibits for a complete explanation of an investment in ARCP.

INSTRUCTIONS IF YOU ARE SUBSCRIBING PRIOR TO THE COMPANY’S RELEASE OF FUNDS FROM ESCROW:  If you are subscribing prior to the Company’s release of funds from escrow, you must follow the instructions contained in paragraphs 1 through 5 below:

1.             Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Operating Agreement attached to this Subscription Agreement as Exhibit A.

2.             Immediately provide a personal (or business) check for the first installment of ten percent (10%) of your investment amount.  The check should be made payable to “                                      , escrow agent for ARCP, LLC.”  You will determine this amount in box C.2 on page 1 of this Subscription Agreement.

3.            Execute the Promissory Note and Security Agreement on page 7 of this Subscription Agreement evidencing your commitment to pay the remaining ninety percent (90%) due for the units.  The Promissory Note and Security Agreement is attached to this Subscription Agreement and grants ARCP, LLC a security interest in your units.

4.             Deliver the original executed documents referenced in paragraphs 1 and 3 of these instructions, together with a personal or business check as described in Paragraph 2 of these instructions to:

Akron Riverview Corn Processors, LLC

c/o LSCP, LLLP

4808 F Avenue

Marcus, Iowa 51035

5.            Within 20 days of written notice from ARCP that your subscription has been accepted, you must remit an additional personal (or business) check for the second installment of ninety percent (90%) of your investment amount made payable to “                                        , escrow agent for Akron Riverview Corn Processors, LLC” in satisfaction of the Promissory Note and Security Agreement.  You will determine this amount in box C.3 on page 1 of this Subscription Agreement.  You must deliver this check to the same address set forth above in paragraph 4 within twenty (20) days of the date of ARCP’s written notice. If you fail to pay the second installment pursuant to the Promissory Note and Security Agreement, ARCP shall be entitled to retain your first installment and to seek other damages, as provided in the Promissory Note and Security Agreement.  This means that if you are unable to pay the 90% balance of your investment amount within 20 days of our notice, you may have to forfeit the 10% cash deposit.

Your funds will be placed in ARCP’s escrow account at                                           .  The funds will be released to ARCP or returned to you in accordance with the escrow agreement described in the Prospectus.  ARCP, in its sole discretion, may reject or accept part or all of your subscription.  If ARCP rejects your subscription, your Subscription Agreement and investment will be promptly returned to you, plus nominal interest, less escrow fees.  ARCP may defer consideration of the acceptance or rejection of your subscription until a future date near the end of this offering.

INSTRUCTIONS IF YOU ARE SUBSCRIBING AFTER THE COMPANY’S RELEASE OF FUNDS FROM ESCROW:  If you are subscribing after the Company’s release of funds from escrow, you must follow the instructions contained in paragraphs 1 through 3 below:

1.             Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Operating Agreement attached to this Subscription Agreement as Exhibit A.

2.             Immediately provide your personal (or business) check for the entire amount of your investment (as determined in box C.1 on page 1) made payable to “Akron Riverview Corn Processors, LLC.”

3.             Deliver the original executed documents referenced in paragraph 1 of these instructions, together with your personal or business check as described in paragraph 2 to:

Akron Riverview Corn Processors, LLC

c/o LSCP, LLLP

4808 F Avenue

Marcus, Iowa 51035

If you are subscribing after we have released funds from escrow and we accept your investment, your funds will be immediately at-risk as described in the Prospectus.  ARCP may, in its sole discretion, reject or accept part or all of your subscription.  If ARCP rejects your subscription, your Subscription Agreement and investment will be returned to you promptly.  ARCP may defer consideration of the acceptance or rejection of your subscription until a future date near the end of this offering.

You may direct your questions to any of our directors or officers listed below or to ARCP c/o LSCP, LLLP at (712) 376-2800.

NAME	POSITION	PHONE NUMBER
Steve Roe	Chief Executive Officer	(712) 376-2800
Gary Grotjohn	Chief Financial Officer	(712) 376-2800
Myron Pingel	Vice Chairman and Director	(712) 225-2167
Tim Ohlson	Secretary and Director	(712) 443/8816
Verdell Johnson	Director	(712) 436-2215
Vince Davis	Director	(712) 299-1212

E.             Additional Subscriber Information.  Subscriber, named above, certifies the following under penalties of perjury:

1.                                       Form of Ownership.  Check the appropriate box (one only) to indicate form of ownership. If the subscriber is a Custodian, Corporation, Partnership or Trust, please provide the additional information requested.

☐	Individual
☐	Joint Tenants with Right of Survivorship (Both signatures must appear on page 6.)
☐	Corporation, Limited Liability Company or Partnership (Corporate Resolution, Operating Agreement or Partnership Agreement must be enclosed.)
☐	Trust
Trustee’s Name:
Trust Date:
☐	Other: Provide detailed information in the space immediately below.

2.                                       Subscriber’s Taxpayer Information.  Check the appropriate box if you are a non-resident alien, a U.S. Citizen residing outside the United States, and/or subject to backup withholding.  All individual subscribers should provide their Social Security Numbers.  Trusts should provide the trust’s taxpayer identification number.  Custodians should provide the minor’s Social Security Number.  Other entities should provide the entity’s taxpayer identification number.

☐ Check box if you are a non-resident alien
☐ Check box if you are a U.S. citizen residing outside of the United States
☐ Check this box if you are subject to backup withholding

Subscriber’s Social Security No.
Joint Subscriber’s Social Security No.
Taxpayer Identification No.

3.                                       Member Report Address.  If you would like duplicate copies of member reports sent to an address that is different than the address identified in section A, please complete this section.

Address:

4.                                       State of Residence.

State of Principal Residence:
State where driver’s license is issued:
State where resident income taxes are filed:

State(s) in which you have maintained your principal residence during the past three years:

a.	b.	c.

5.                                       Suitability Standards.  You cannot invest in ARCP unless you meet one of the following suitability tests (a or b) set forth below.  Please review the suitability tests and check the box next to the following suitability test that you meet.  For husbands and wives purchasing jointly, the tests below will be applied on a joint basis.

a.  ☐                   I (We) have annual income from whatever source of at least $45,000 and a net worth of at least $45,000, exclusive of home, furnishings and automobiles; or

b.  ☐                  I (We) have a net worth of at least $100,000, exclusive of home, furnishings and automobiles.

6.                                       Subscriber’s Representations and Warranties.  You must read and certify your representations and warranties by placing your initials where indicated and by signing and dating this Subscription Agreement.  Joint subscribers are also required to initial and sign as indicated.

(Initial here) (Joint initials) By signing below the subscriber represents and warrants to ARCP that he, she or it:

a. has received a copy of ARCP’s Prospectus dated [DATE OF EFFECTIVENESS] and the exhibits thereto;

b.             has been informed that the units of ARCP are offered and sold in reliance upon a federal securities registration; state registrations in Iowa, Nebraska and South Dakota; and exemptions from securities registrations in various other states, and understands that the units to be issued pursuant to this subscription agreement can only be sold to a person meeting requirements of suitability;

c.             has been informed that the securities purchased pursuant to this Subscription Agreement have not been registered under the securities laws of any state other than Iowa, Nebraska and South Dakota and that ARCP is relying in part upon the representations of the undersigned Subscriber contained herein;

d.             has been informed that the securities subscribed for have not been approved or disapproved by the SEC, or the Iowa, Nebraska and South Dakota Securities Departments or any other regulatory authority, nor has any regulatory authority passed upon the accuracy or adequacy of the Prospectus;

e.             intends to acquire the units for his/her/its own account without a view to public distribution or resale and that he/she/it has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any units or any portion thereof to any other person;

f.              understands that there is no present market for ARCP’s membership units, that the membership units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions on the transferability of the membership units;

g.             has been encouraged to seek the advice of his legal counsel and accountants or other financial advisers with respect to investor-specific tax and/or other considerations relating to the purchase and ownership of units;

h.             has received a copy of the ARCP Operating Agreement, dated November 27, 2006, and understands that upon closing the escrow by ARCP, the subscriber and the membership units will be bound by the provisions of the Operating Agreement which contains, among other things, provisions that restrict the transfer of membership units;

i.              understands that the units are subject to substantial restrictions on transfer under certain tax and securities laws along with restrictions in the ARCP Operating Agreement, and agrees that if the membership units or any part thereof are sold or distributed in the future, the subscriber shall sell or distribute them pursuant to the terms of the Operating Agreement, and the requirements of the Securities Act of 1933, as amended, and applicable tax and securities laws;

j. meets the suitability test marked in Item E.5 above and is capable of bearing the economic risk of this investment, including the possible total loss of the investment;

k.             understands that ARCP will place a restrictive legend on any certificate representing any unit containing substantially the following language as the same may be amended by the Directors of ARCP in their sole discretion:

THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED.  SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, AND NO ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF WILL BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE FEDERAL AND STATE LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

l.              understands that, to enforce the above legend, ARCP may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units;

m. may not transfer or assign this Subscription Agreement, or any of the subscriber’s interest herein without the prior written consent of ARCP;

n. has written his, her, or its correct taxpayer identification number under Item E.2 on this Subscription Agreement;

o.             is not subject to back up withholding either because he, she or it has not been notified by the Internal Revenue Service (“IRS”) that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he is no longer subject to backup withholding (Note this clause (o) should be crossed out if the backup withholding box in Item E.2 is checked);

p.             understands that execution of the attached Promissory Note and Security Agreement will allow ARCP or its assigns to pursue the obligor for payment of the amount due thereon by any legal means, including, but not limited to, acquisition of a judgment against the obligor in the event that the subscriber defaults on that Promissory Note and Security Agreement; and

q. acknowledges that ARCP may retain possession of certificates representing subscriber’s units to perfect its security interest in those units.

Signature of Subscriber/Joint Subscriber:

Date:

Individuals:	Entities:

Name of Individual Subscriber (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Subscriber (Please Print)	Signature of Officer

Signature of Joint Individual Subscriber

ACCEPTANCE OF SUBSCRIPTION BY AKRON RIVERVIEW CORN PROCESSORS, LLC:

Akron Riverview Corn Processors, LLC hereby accepts Subscriber’s subscription for                        units.

Dated this           day of                                     , 200     .

Akron Riverview Corn Processors, LLC

By:

Its:

PROMISSORY NOTE AND SECURITY AGREEMENT

Date of Subscription Agreement:                                                                       , 200    .

$1,000 per Unit

Minimum Investment of 25 Unit ($25,000); Units Sold in 1 Unit Increments Thereafter ($1,000 each)

Number of Units Subscribed

Total Purchase Price ($10,000 per unit multiplied by number of units subscribed)

( )	Less Initial Payment (10% of Principal Amount)

Principal Balance

FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of Akron Riverview Corn Processors, LLC, an Iowa limited liability company (“ARCP”), at its principal office located at 4808 F Avenue, Marcus, Iowa 51035, or at such other place as required by ARCP, the Principal Balance set forth above in one lump sum to be paid without interest within 20 days following the call of the ARCP Board of Directors, as described in the Subscription Agreement.  In the event the undersigned fails to timely make any payment owed, the entire balance of any amounts due under this full recourse Promissory Note and Security Agreement shall be immediately due and payable in full with interest at the rate of 12% per annum from the due date and any amounts previously paid in relation to the obligation evidenced by this Promissory Note and Security Agreement may be forfeited at the discretion of ARCP.

The undersigned agrees to pay to ARCP on demand, all costs and expenses incurred to collect any indebtedness evidenced by this Promissory Note and Security Agreement, including, without limitation, reasonable attorneys’ fees.  This Promissory Note and Security Agreement may not be modified orally and shall in all respects be governed by, construed, and enforced in accordance with the laws of the State of Iowa.

The provisions of this Promissory Note and Security Agreement shall inure to the benefit of ARCP and its successors and assigns, which expressly reserves the right to pursue the undersigned for payment of the amount due thereon by any legal means in the event that the undersigned defaults on obligations provided in this Promissory Note and Security Agreement.

The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Promissory Note and Security Agreement.

The undersigned grants to ARCP, and its successors and assigns (“Secured Party”), a purchase money security interest in all of the undersigned’s membership units of ARCP now owned or hereafter acquired. This security interest is granted as non-exclusive collateral to secure payment and performance on the obligation owed Secured Party from the undersigned evidenced by this Promissory Note and Security Agreement. The undersigned further authorizes Secured Party to retain possession of certificates representing such membership units and to take any other actions necessary to perfect the security interest granted herein.

Dated:	, 200 .

OBLIGOR/DEBTOR:		JOINT OBLIGOR/DEBTOR:

Printed or Typed Name of Obligor		Printed or Typed Name of Joint Obligor

By:		By:
	(Signature)	(Signature)

Officer Title if Obligor is an Entity

Address of Obligor

Exhibit A

MEMBER SIGNATURE PAGE

ADDENDUM TO THE

OPERATING AGREEMENT

OF AKRON RIVERVIEW CORN PROCESSORS, LLC

The undersigned does hereby warrant, represent, covenant and agree that:  (i) the undersigned, as a condition to becoming a Member in Akron Riverview Corn Processors, LLC, has received a copy of the Operating Agreement dated November 27, 2006, and, if applicable, all amendments and modifications thereto; (ii) the undersigned shall be subject to and comply with all terms and conditions of such Operating Agreement in all respects, as if the undersigned had executed said Operating Agreement on the original date thereof; and (iii) the undersigned is and shall be bound by all of the provisions of said Operating Agreement from and after the date of execution of this Addendum.

Individuals:	Entities:

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member

With respect to this Member Signature Page, the Member’s Class of Membership Units is Class:

(Identify)                A  ☐                       B  ☐

Agreed to and Accepted on Behalf of the

Company and its Members:

AKRON RIVERVIEW CORN PROCESSORS, LLC

By:

Its:

MINIMUM 70,000 UNITS
MAXIMUM 100,000 UNITS

PROSPECTUS

                                       [Effective Date], 2007

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, units only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the units or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

Through and including                                 , (the 90th day after the effective date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Directors and officers of Akron Riverview Corn Processors may be entitled to benefit from the indemnification provisions contained in Akron Riverview Corn Processors’ operating agreement and the Iowa Limited Liability Company Act. The general effect of these provisions is summarized below.

Our operating agreement provides that to the maximum extent permitted under the Iowa Limited Liability Company Act and any other applicable law, no member or director of Akron Riverview Corn Processors, LLC shall be personally liable for any debt, obligation or liability of Akron Riverview Corn Processors merely by reason of being a member or director or both. No director of Akron Riverview Corn Processors shall be personally liable to Akron Riverview Corn Processors or its members for monetary damages for a breach of fiduciary duty by such director; provided that the provision shall not eliminate or limit the liability of a director for the following: (1) receipt of an improper financial benefit to which the director is not entitled; (2) liability for receipt of distributions in violation of the articles of organization, operating agreement, or the Illinois Limited Liability Company Act; (3) a knowing violation of law; or (4) acts or omissions involving fraud, bad faith or willful misconduct. To the maximum extent permitted under the Iowa Limited Liability Company Act and other applicable law, Akron Riverview Corn Processors, its receiver, or its trustee (however in the case of a receiver or trustee only to the extent of Company property) is required to indemnify, save, and hold harmless and pay all judgments and claims against each director relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such director or officer in connection with the business of Akron Riverview Corn Processors. The indemnification includes reasonable attorneys’ fees incurred by a director or officer in connection with the defense of any action based on covered acts or omissions. Attorneys’ fees may be paid as incurred, including those for liabilities under federal and state securities laws, as permitted by law. To the maximum extent permitted by law, in the event of an action by a unit holder against any director, including a derivative suit, we must indemnify, hold harmless and pay all costs, liabilities, damages and expenses of the director, including attorneys’ fees incurred in the defense of the action. Notwithstanding the foregoing provisions, no director shall be indemnified by Akron Riverview Corn Processors in contradiction of the Iowa Limited Liability Company Act. Akron Riverview Corn Processors may purchase and maintain insurance on behalf of any person in his or her official capacity against any liability asserted against and incurred by the person arising from the capacity, regardless of whether Akron Riverview Corn Processors would otherwise be required to indemnify the person against the liability.

Generally, under Iowa law, a member or manager is not personally obligated for any debt or obligation of Akron Riverview Corn Processors solely because they are a member or manager of Akron Riverview Corn Processors. However, Iowa law allows a member or manager to agree to become personally liable for any or all debts, obligations, and liabilities if the operating agreement provides. Our operating agreement provides that no member or director of Akron Riverview Corn Processors shall be personally liable for any debt, obligation or liability solely by reason of being a member or director or both.

The principles of law and equity supplement the Illinois Limited Liability Company Act, unless displaced by particular provisions of the Act.

There is no pending litigation or proceeding involving a director, officer, employee or agent of Akron Riverview Corn Processors as to which indemnification is being sought. Akron Riverview Corn Processors is not aware of any other threatened litigation that may result in claims for indemnification by any director, officer, member, manager, employee or agent.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

Securities and Exchange Commission registration fee	$3,070
Legal fees and expenses	50,000
Consulting Fees	5,000,000
Accounting fees	25,000
Printing expenses	50,000
Blue Sky Filing Fees	22,000
Advertising	89,530
Total	$5,240,000

* All of the above items except the registration fee and blue sky filing fees are estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

During the time period beginning with the formation of Akron Riverview Corn Processors, LLC on November 27, 2006 and ending on March 31, 2007, we issued and sold 27,500 Class A units to our founders at a purchase price of $666.66 per unit for the first 15,000 and $800 per unit for 12,500 Class A units, without registering the units with the Securities and Exchange Commission. Sales to our founders occurred on February 27, 2007. These sales were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) and Rule 506 of the Securities Act of 1933 as transactions by an issuer not involving a public offering. No underwriting discounts or commissions were paid in these transactions and we conducted no general solicitation in connection with the offer or sale of the securities. The purchaser of the securities, LSCP, LLLP, made representations to us regarding their status as accredited investors as defined in Regulation D, or as an investor with such knowledge and experience in financial and business matters that it were capable of evaluating the merits and risks of the investment (alone or with a purchaser representative), and its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. Appropriate legends were affixed to unit certificates and instruments issued in such transactions. LSCP, LLLP was provided a Unit Purchase and Subscription Agreement containing all material information concerning our company and the offering. The purchase by LSCP, LLLP was made with non-cash proceeds from LSCP, LLLP of $943,568, consisting of $393,568 in services, $50,000 in land options which were assigned to us by LSCP, LLLP, and $500,000 paid to Fagen, Inc. by LSCP, LLLP on our behalf for our letter of intent payment, plus a promissory note for $19,056,332.

ITEM 27. EXHIBITS.

3.1           Articles of Organization of Akron Riverview Corn Processors, LLC filed as part of the Registrant’s registration statement on Form SB-2 and incorporated by reference herein.

3.2           Operating Agreement of the registrant filed as part of the Registrant’s registration statement on Form SB-2 and incorporated by reference herein.

4.1           Form of Membership Unit Certificate filed as part of Pre-Effective Amendment No. 1 to the Registrant’s registration statement on Form SB-2 and incorporated by reference herein.

4.2           Form of Subscription Agreement of registrant filed as part of Pre-Effective Amendment No. 1 to the Registrant’s registration statement on Form SB-2 and incorporated by reference herein.

4.3           Unit Purchase and Subscription Agreement for LSCP, LLLP filed as part of the Registrant’s registration statement on Form SB-2 and incorporated by reference herein.

4.4           Form of Escrow Agreement filed as part of the Registrant’s registration statement on Form SB-2 and incorporated by reference herein.

5.1           Form of Opinion of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. as to certain securities matters filed as part of Pre-Effective Amendment No. 1 to the Registrant’s registration statement on Form SB-2 and incorporated by reference herein.

8.1           Form of Opinion of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. as to certain tax matters filed as part of Pre-Effective Amendment No. 1 to the Registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.1         Letter of Intent dated March 7, 2007 between Akron Riverview Corn Processors, LLC and Fagen, Inc. filed as part of the Registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.2         Award Letter from Iowa Department of Economic Development dated February 22, 2007 regarding Financial Assistance Program Awards. filed as part of Pre-Effective Amendment No. 1 to the Registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.3         Letter of Proposal for Environmental Permitting Support for Iowa Air Permits dated November 30, 2006 from Air Resource Specialists filed as part of the Registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.4         Letter of Proposal for Environmental Permitting Support for Storm Water and Waste Water Discharge dated December 6, 2006 from Air Resources Specialists filed as part of Pre-Effective Amendment No. 1 to the Registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.5         Letter Agreement dated October 23, 2006 between Certified Testing Services, Inc. and Little Sioux Corn Processors filed as part of the Registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.6         Assignment of Real Estate Option Agreement dated March 20, 2007 between Akron Riverview Corn Processors, LLC and LSCP, LLLP filed as part of the Registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.7         Assignment of Real Estate Option Agreement dated March 20, 2007 between Akron Riverview Corn Processors, LLC and LSCP, LLLP filed as part of the Registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.8         Distillers Grains Marketing Agreement dated March 20, 2007 between Akron Riverview Corn Processors, LLC and Commodity Specialists Corporation filed as part of Pre-Effective Amendment No. 2 to Registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.9         Phase I and Phase II Engineering Services Agreement dated March 21, 2007 between Akron Riverview Corn Processors, LLC and Fagen Engineering, LLC filed as part of Pre-Effective Amendment No. 1 to the Registrant’s registration statement on Form SB-2 and incorporated by reference herein.*

10.10       Letter of Proposal for Professional Services accepted March 27, 2007 between Akron Riverview Corn Processors, LLC and Yaggy Colby Associates filed as part of Pre-Effective Amendment No. 1 to the Registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.11       Work Cancellation Form dated April 25, 2007 between Akron Riverview Corn Processors, LLC and Air Resources Specialists, Inc. filed as part of Pre-Effective Amendment No. 1 to the Registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.12       Management and Operational Services Agreement dated May 30, 2007 between Akron Riverview Corn Processors, LLC and Twin Rivers Management Co., LLC filed as part of Pre-Effective Amendment No. 1 to the Registrant’s registration statement on Form SB-2 and incorporated by reference herein.

23.1         Consent of Boulay, Heutmaker, Zibell & Co., P.L.L.P. dated August 3, 2007 filed as part of this Pre-Effective Amendment No. 3 to Registrant’s registration statement on Form SB-2.

23.2         Consent of PRX Geographic, Inc. dated April 2, 2007 filed as part of Pre-Effective Amendment No. 1 to Registrant’s registration statement on Form SB-2 and incorporated by reference herein.

* Portions omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

ITEM 28. UNDERTAKINGS.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)    Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)   Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)  Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)   To deem, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the registered securities which remain unsold at the end of the offering.

(4)   For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, to undertake that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)   any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)  any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Pre-Effective Amendment No. 3 to Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Marcus, State of Iowa on August 2, 2007.

AKRON RIVERVIEW CORN PROCESSORS, L.L.C.

Date:	August 2, 2007	/s/ Stephen Roe
Stephen Roe
President
(Principal Executive Officer)

Date:	August 2, 2007	/s/ Gary Grotjohn
Gary Grotjohn
Treasurer
(Principal Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date:	August 2, 2007	/s/ Stephen Roe
Stephen Roe
President
(Principal Executive Officer)

Date:	August 2, 2007	/s/ Gary Grotjohn
Gary Grotjohn
Treasurer
(Principal Financial and Accounting Officer)

Date:	August 2, 2007	/s/ Ronald Wetherell
Ronald Wetherell
Chairman and Director

Date:
Myron Pingel
Vice Chairman and Director

Date:
Timothy Ohlson
Secretary and Director

Date:	August 2, 2007	/s/ Vince Davis
Vince Davis, Director

Date:	August 2, 2007	/s/ Darrell Downs
Darrell Downs, Director

Date:	August 2, 2007	/s/ Daryl Haack
Daryl Haack, Director

Date:
Verdell Johnson, Director

Date:	August 2, 2007	/s/ Doug Lansink
Doug Lansink, Director

Date:	August 2, 2007	/s/ Dale Arends
Dale Arends, Director

Date:	August 2, 2007	/s/ Rex Roehl
Rex Roehl, Director

Date:
Marty Lyons, Director

Date:	August 2, 2007	/s/ Steve Core
Steve Core, Director

INDEX TO EXHIBITS

3.1           Articles of Organization of Akron Riverview Corn Processors, LLC filed as part of the Registrant’s registration statement on Form SB-2 and incorporated by reference herein.

3.2           Operating Agreement of the registrant filed as part of the Registrant’s registration statement on Form SB-2 and incorporated by reference herein.

4.1           Form of Membership Unit Certificate filed as part of Pre-Effective Amendment No. 1 to the Registrant’s registration statement on Form SB-2 and incorporated by reference herein.

4.2           Form of Subscription Agreement of registrant filed as part of Pre-Effective Amendment No. 1 to the Registrant’s registration statement on Form SB-2 and incorporated by reference herein.

4.3           Unit Purchase and Subscription Agreement for LSCP, LLLP filed as part of the Registrant’s registration statement on Form SB-2 and incorporated by reference herein.

4.4           Form of Escrow Agreement filed as part of the Registrant’s registration statement on Form SB-2 and incorporated by reference herein.

5.1           Form of Opinion of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. as to certain securities matters filed as part of Pre-Effective Amendment No. 1 to the Registrant’s registration statement on Form SB-2 and incorporated by reference herein.

8.1           Form of Opinion of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. as to certain tax matters filed as part of Pre-Effective Amendment No. 1 to the Registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.1         Letter of Intent dated March 7, 2007 between Akron Riverview Corn Processors, LLC and Fagen, Inc. filed as part of the Registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.2         Award Letter from Iowa Department of Economic Development dated February 22, 2007 regarding Financial Assistance Program Awards. filed as part of Pre-Effective Amendment No. 1 to the Registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.3         Letter of Proposal for Environmental Permitting Support for Iowa Air Permits dated November 30, 2006 from Air Resource Specialists filed as part of the Registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.4         Letter of Proposal for Environmental Permitting Support for Storm Water and Waste Water Discharge dated December 6, 2006 from Air Resources Specialists filed as part of Pre-Effective Amendment No. 1 to the Registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.5         Letter Agreement dated October 23, 2006 between Certified Testing Services, Inc. and Little Sioux Corn Processors filed as part of the Registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.6         Assignment of Real Estate Option Agreement dated March 20, 2007 between Akron Riverview Corn Processors, LLC and LSCP, LLLP filed as part of the Registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.7         Assignment of Real Estate Option Agreement dated March 20, 2007 between Akron Riverview Corn Processors, LLC and LSCP, LLLP filed as part of the Registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.8         Distillers Grains Marketing Agreement dated March 20, 2007 between Akron Riverview Corn Processors, LLC and Commodity Specialists Corporation filed as part of Pre-Effective Amendment No. 2 to Registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.9         Phase I and Phase II Engineering Services Agreement dated March 21, 2007 between Akron Riverview Corn Processors, LLC and Fagen Engineering, LLC filed as part of Pre-Effective Amendment No. 1 to the Registrant’s registration statement on Form SB-2 and incorporated by reference herein.*

10.10       Letter of Proposal for Professional Services accepted March 27, 2007 between Akron Riverview Corn Processors, LLC and Yaggy Colby Associates filed as part of Pre-Effective Amendment No. 1 to the Registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.11       Work Cancellation Form dated April 25, 2007 between Akron Riverview Corn Processors, LLC and Air Resources Specialists, Inc. filed as part of Pre-Effective Amendment No. 1 to the Registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.12       Management and Operational Services Agreement dated May 30, 2007 between Akron Riverview Corn Processors, LLC and Twin Rivers Management Co., LLC filed as part of Pre-Effective Amendment No. 1 to the Registrant’s registration statement on Form SB-2 and incorporated herein by reference.

23.1         Consent of Boulay, Heutmaker, Zibell & Co., P.L.L.P. dated August 3, 2007 filed as part of this Pre-Effective Amendment No. 3 to Registrant’s registration statement on Form SB-2.

23.2         Consent of PRX Geographic, Inc. dated April 2, 2007 filed as part of Pre-Effective Amendment No. 1 to Registrant’s registration statement on Form SB-2 and incorporated by reference herein.

* Portions omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.